As filed with the Securities and Exchange Commission on August 19, 2021
Registration
No. 333-258506

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Owlet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7370	85-1615012
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
2500 Executive Parkway, Ste. 500
Lehi, Utah 84043
(844)
334-5330
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kurt Workman, Chief Executive Officer
2500 Executive Parkway, Ste. 500
Lehi, Utah 84043
(844)
334-5330
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Benjamin Potter
Ryan Maierson
Drew Capurro
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650)
328-4600

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	18,100,000(2)	$11.50(3)	$208,150,000	$22,709.17
Common Stock, par value $0.0001 per share	71,851,010(4)	$9.01(5)	$647,377,600.10	$70,628.90
Common Stock, par value $0.0001 per share	5,512,592(6)	$1.45(7)	$7,993,258.40	$872.07
Warrants to purchase Common Stock	6,600,000	—	—	—(8)
Total			$863,520,858.50	$94,210.14(9)

(1)
Pursuant to Rule 416 under the Securities Act (as defined below), this registration statement also covers any additional number of shares of Common Stock (as defined below) issuable upon stock splits, stock dividends or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement.

(2)
Consists of (a) 6,600,000 shares of Common Stock issuable upon the exercise of 6,600,000 Private Placement Warrants (as defined below) by the holders thereof and (b) 11,500,000 shares of Common Stock issuable upon the exercise of 11,500,000 Public Warrants (as defined below) by the holders thereof.

(3)	The price per share is based upon the exercise price per Warrant (as defined below) of $11.50 per share.
(4)
Represents the sum of (a) 58,883,010 shares of Common Stock issued in connection with the Merger described herein and (b) 12,968,000 shares of Common Stock issued to certain qualified institutional buyers and accredited investors in private placements consummated in connection with the Business Combination.

(5)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $9.01, which is the average of the high ($9.28) and low ($8.74) prices of the Common Stock on NYSE (as defined below) on August 17, 2021.

(6)	Consists of 5,512,592 shares of common stock reserved for issuance upon the exercise of options to purchase Common Stock.
(7)
Pursuant to Rule 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $1.45, which is the weighted average exercise price at which the options covered by this registration statement may be exercised.

(8)	In accordance with Rule 457(g), the entire registration fee for the Warrants is allocated to the shares of Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.
(9)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated August 19, 2021.
PROSPECTUS

Owlet, Inc.
Up to 77,363,602 Shares of Common Stock
Up to 6,600,000 Warrants
Up to 18,100,000 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to (i) the resale of 58,883,010 shares of common stock, par value $0.0001 per share (the “Common Stock”) issued in connection with the Merger (as defined below) by certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”), (ii) the resale of 12,968,000 shares of Common Stock issued in the PIPE Investment (as defined below) by certain of the Selling Securityholders, (iii) the issuance by us and resale of 5,512,592 shares of Common Stock reserved for issuance upon the exercise of options to purchase common stock, and (iv) the issuance by us of up to 18,100,000 shares of common stock upon the exercise of outstanding warrants to purchase our common stock (the “Warrants”). This prospectus also relates to the resale of up to 6,600,000 of our outstanding Warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of Sandbridge Acquisition Corporation, a Delaware corporation (“SBG” or “Sandbridge”), by the holders thereof. We will receive the proceeds from any exercise of any Warrants for cash.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Common Stock or Warrants in the section entitled “
Plan of Distribution
.”
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
Our Common Stock and Warrants are listed on the New York Stock Exchange (“NYSE”) under the symbols “OWLT” and “OWLT WS,” respectively. On August 18, 2021, the closing price of our Common Stock was $9.64 and the closing price for our Warrants was $1.07.
We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock and Private Placement Warrants. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock or Private Placement Warrants.

Our business and investment in our Common Stock and Warrants involve significant risks. These risks are described in the section titled “
Risk Factors
” beginning on page 6 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                .

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. We will not receive any proceeds from the sale by the Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of the Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.
We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “
Where You Can Find More Information
.”
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “
Risk Factors
” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.
We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable
®
,
™
and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.
On July 15, 2021 (the “Closing Date”), we consummated the previously announced merger pursuant to that certain Business Combination Agreement, dated as of February 15, 2021 (the “Business Combination Agreement”), by and among the Company (formerly known as Sandbridge Acquisition Corporation), Owlet Baby Care, Inc. (formerly known as Owlet Baby Care Inc.) (“Old Owlet”), and Project Olympus Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub merged with and into Old Owlet, with Old Owlet becoming our wholly owned subsidiary (the “Business Combination” and, collectively with the other transactions described in the Business Combination Agreement, the “Transactions”). On the Closing Date, and in connection with the closing of the Transactions (the “Closing”), we changed our name to Owlet, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “
Risk Factors
.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•	the impact of the COVID-19 pandemic on our business, financial condition and results of operations;

•	our ability to realize the benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably;

•	legal proceedings, regulatory disputes, and governmental inquiries;

•	privacy and data protection laws, privacy or data breaches, or the loss of data;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

•	any defects in new products or enhancements to existing products;

•	our ability to continue to develop new products and innovations to meet constantly evolving customer demands;

•	our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product;

•	our ability to hire, retain, manage and motivate employees, including key personnel;

•	our ability to enhance future operating and financial results;

•	changes in and our compliance with laws and regulations applicable to our business;

•	our ability to upgrade and maintain our information technology systems;

•	our ability to acquire and protect intellectual property;

•	our ability to successfully deploy the proceeds from the Business Combination; and

•	our ability to raise financing in the future.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by the
COVID-19
pandemic. Additionally, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.
You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY
This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 6 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Common Stock or Warrants.
Overview
Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Our digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. We believe that every parent deserves peace of mind and the opportunity to feel their well-rested best. We also believe that every child deserves to live a long, happy, and healthy life, and are working to develop products to help further those beliefs.
Our ecosystem of digital parenting solutions, including our connected anchor product, the Owlet Smart Sock, is helping to transform modern parenting by providing parents data-driven insights into their children’s well-being in the comfort of their own home. We believe that by developing in-home
pediatric monitoring and analytics technologies, we can not only provide parents with peace of mind about their children, but also create future applications that have the potential to decrease infant death due to Sudden Unexplained Infant Death (SUID) and Sudden Infant Death Syndrome (SIDS) and opportunistically detect infant ailments such as respiratory syncytial virus (RSV) and supraventricular tachycardia (SVT).
With Owlet, parents can better navigate the journey of parenthood, rest easier and have greater peace of mind. Based on the United Nations global population estimates of children aged zero to five and prices of our current products and our estimates for prices of products in development, we estimate the total addressable market for our existing products to be $21 billion, and that the total addressable market for our existing and pipeline products will reach an estimated $81 billion by 2025. We believe the opportunity ahead of us is significant, and that increased parental engagement in childcare, the consumerization of pulse oximetry, and telehealth adoption are key trends accelerating growth in our target markets.
Background
We were incorporated as Sandbridge Acquisition Corporation on June 23, 2020. On July 15, 2021, we closed the Business Combination with Old Owlet, as a result of which Old Owlet became a wholly-owned subsidiary of ours, and we changed our name to Owlet, Inc. While we are the legal acquirer of Old Owlet in the Business Combination, Old Owlet is deemed to be the accounting acquirer, and the historical consolidated financial statements of Old Owlet became the predecessor of the Company upon the Closing of the Transactions.
At the effective time of the Business Combination (the “Effective Time”), each share of Old Owlet preferred stock and common stock issued and outstanding immediately prior to the Effective Time converted into the right to receive approximately 2.053 shares of our Common Stock. In addition, each share of our Class B common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time converted into one share of Common Stock (of which 2,807,500 shares are subject to certain vesting conditions).
On February 15, 2021, in connection with the execution of the Business Combination Agreement, SBG entered into subscription agreements (collectively, the “Subscription Agreements”) with certain parties subscribing for shares of SBG’s Class A common stock, par value $0.0001 per share (“SBG Class A Common Stock,” and such parties, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and SBG agreed to sell to the Subscribers, an aggregate of 12,968,000 shares of SBG Class A Common Stock, for a purchase price of $10.00 per share and at an aggregate purchase price of $129,680,000. Immediately prior to the closing of the Business Combination, we issued and sold 12,968,000 shares of our Common Stock to the Subscribers for aggregate gross proceeds to us of $129,680,000 (the “PIPE Investment”).

The rights of holders of our Common Stock and Warrants are governed by our second amended and restated certificate of incorporation (the “certificate of incorporation”), our amended and restated bylaws (the “bylaws”), and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Warrants, the Warrant Agreement, dated as of September 14, 2020, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). See the section titled “
Description of Our Securities
.”
Risk Factors
Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include the following:

•
We have a limited operating history and have grown significantly in a short period of time. We need to continue to increase the size of our organization and, if unable to manage our growth effectively, our business could be materially and adversely affected.

•	We have a history of net losses and may not achieve or maintain profitability in the future.

•
If the U.S. Food and Drug Administration (“
FDA
”) or any other governmental authority were to require marketing authorization or similar certification for the Owlet Smart Sock, or for any other product that we sell and which Owlet does not believe requires such marketing authorization or certification, we could be subject to regulatory enforcement action and/or required to cease selling or recall the product pending receipt of marketing authorization from the FDA or marketing authorization or similar certification from such other governmental authority, which can be a lengthy and time-consuming process, harm financial results and have long-term negative effects on our operations.

•
We are required to obtain and maintain marketing authorizations from the FDA for any products intended to be and/or classified as medical device products in the United States, which can be a lengthy and time-consuming process, and a failure to do so on a timely basis, or at all, could severely harm our business.

•	We currently rely on sales of our Owlet Smart Sock technologies and related products for the majority of our revenue and expect to continue to do so for the foreseeable future.

•	A substantial portion of our sales comes through a limited number of channel partners and resellers.

•
We currently rely on a single manufacturer for the assembly of the Owlet Smart Sock and a single manufacturer for the assembly of the Owlet Cam and expect to rely on limited manufacturers for future products. If we encounter manufacturing problems or delays, we may be unable to promptly transition to alternative manufacturers and our ability to generate revenue will be limited.

•	If we are unable to obtain key materials and components from sole or limited source suppliers, we will not be able to deliver our products to customers.

•
If we are unable to adequately protect our intellectual property rights, or if we are accused of infringing on the intellectual property rights of others, our competitive position could be harmed or we could be required to incur significant expenses to enforce or defend our rights or to pay damages.

•
We rely significantly on information technology (“IT”) and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could lead to misappropriation of confidential or otherwise protected information and harm our business and our ability to operate our business effectively.

•	We face the risk of product liability claims and the amount of insurance coverage held now or in the future may not be adequate to cover all liabilities we might incur.

•	Increased expansion into international markets will expose us to additional business, political, regulatory, operational, financial and economic risks.

•
We may be required to obtain and maintain regulatory authorizations in order to commercialize our products in international markets, and failure to obtain regulatory authorizations in relevant foreign jurisdictions may prevent us from marketing medical device products abroad.

•	Customer or third-party complaints or negative reviews or publicity about us or our products and services could harm our reputation and brand.

•
Some of our products and services are in development or have been recently introduced into the market and may not achieve market acceptance, which could limit our growth and adversely affect our business, financial condition and results of operations.

•
We may acquire other businesses or form other joint ventures or make investments in other companies or technologies but have no experience in doing so. These types of transactions could negatively affect our operating results, dilute our stockholders’ ownership, increase debt, lead to significant expense or cause us to lose focus on core operations.

•
We have identified material weaknesses in our internal control over financial reporting and we may identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, which may result in material misstatements of our consolidated financial statements, cause us to fail to meet our periodic reporting obligations or cause our access to the capital markets to be impaired.

•	We may need to raise additional capital in the future in order to execute our strategic plan, which may not be available on terms acceptable to us, or at all.

•	Our business, financial condition, results of operations and growth may be impacted by the effects of the COVID-19 pandemic.
Corporate Information
We were incorporated under the laws of the state of Delaware on June 23, 2020 under the name Sandbridge Acquisition Corporation. Upon the closing of the Business Combination, we changed our name to Owlet, Inc. Our Common Stock and Warrants are listed on NYSE under the symbols “OWLT” and “OWLT WS,” respectively. Our principal executive offices are located at 2500 Executive Parkway, Ste. 500, Lehi, Utah 84043, and our telephone number is (844)
334-5330.
Our website address is
www.owletcare.com
. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Emerging Growth Company
As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•
the option to present only two years of audited financial statements and only two years of related “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•
exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of Sandbridge’s initial public offering. However, if (i) our annual gross revenue exceeds $1.07 billion, (ii) we issue more than $1.0 billion of non-convertible
debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in
Rule 12b-2
under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates
of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.
Smaller Reporting Company
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation
S-K.
Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates
exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates
exceeds $700 million as of the prior June 30.

THE OFFERING

Shares of Common Stock offered by us	23,612,592 shares issuable upon exercise of Warrants and options.

Shares of Common Stock offered by the Selling Securityholders	71,851,010 shares.

Shares of Common Stock outstanding prior to the exercise of all Warrants and options referenced above	112,750,800 shares (as of August 16, 2021).

Shares of Common Stock outstanding assuming the exercise of all Warrants and options referenced above	136,363,392 shares (as of August 16, 2021).

Warrants offered by the Selling Securityholders	6,600,000 Warrants.

Warrants outstanding	18,100,000 Warrants (as of August 16, 2021).

Exercise price per share pursuant to the Warrants	$11.50

Use of proceeds	We will not receive any proceeds from the sale of shares by the Selling Securityholders. We will receive the proceeds from any exercise of the Warrants for cash, which we intend to use for general corporate and working capital purposes. See “
Use of Proceeds
” on page 51 for additional information.

Risk factors	You should carefully read the “Risk Factors” beginning on page 6 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock or Warrants.

NYSE symbol for our Common Stock	“OWLT”

NYSE symbol for our Warrants	“OWLT WS”

RISK FACTORS
You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Common Stock or Warrants. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock and Warrants could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.
Risks Related to Our Business and Operations
We have a limited operating history and have grown significantly in a short period of time. We will need to continue to increase the size of our organization and, if we fail to manage our growth effectively, our business could be materially and adversely affected.
We were organized in 2014 and began selling our Owlet Smart Sock in 2015 and our Owlet Cam in 2018. Accordingly, we have a limited operating history, which makes an evaluation of our future prospects difficult. Our operating results have fluctuated in the past, and we expect our future quarterly and annual operating results to fluctuate as we focus on increasing the demand for our products and services. We may need to make business decisions that could adversely affect our operating results, such as modifications to our pricing strategy, business structure or operations.
In addition, we have experienced recent rapid growth and anticipate further growth. For example, our revenue increased from $49.8 million for the year ended December 31, 2019 to $75.4 million for the year ended December 31, 2020, and from $33.2 million for the six months ended June 30, 2020 to $46.8 million for the six months ended June 30, 2021. The number of our full-time employees increased from 99 as of December 31, 2019 to 111 as of December 31, 2020 and to 167 as of June 30, 2021.
This growth has placed significant demands on our management, financial, operational, technological and at the time of other resources, and we expect that our growth will continue to place significant demands on our management and other resources and will require us to continue developing and improving our operational, financial and other internal controls. Our need to effectively execute our growth strategy requires that we:

•	manage our commercial operations effectively;

•	identify, recruit, retain, incentivize and integrate additional employees;

•	provide adequate training and supervision to maintain our high-quality standards and preserve our culture and values;

•	manage our internal development and operational efforts effectively while carrying out our contractual obligations to third parties; and

•	continue to improve our operational, financial and management controls, reports systems and procedures.
Continued growth increases the challenges involved in addressing these goals in a cost-effective or timely manner, or at all. If we do not effectively manage our growth, we may not be able to execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy customer requirements or maintain high-quality product offerings, which could have a material adverse effect on our business, financial condition and results of operations.
We are highly dependent on our senior management, other key officers, our engineers and field sales team, and may be increasingly dependent on sales representatives and clinical specialists for the sale of any medical devices we may market, if approved. We face significant competition for talent from other healthcare, technology and high-growth companies, which include both large enterprises and privately-held companies. To attract top talent, we have had to offer, and believe we will need to continue to offer, highly competitive compensation packages before we can validate the productivity of those employees. In addition, we may not be able to hire new employees quickly enough to meet our needs and fluctuations in the price of our common stock may make it more difficult or costly to use equity compensation to motivate, incentivize and retain our employees.
We have a history of net losses, and we may not achieve or maintain profitability in the future.
We have incurred net losses since inception. For the years ended December 31, 2019 and 2020, we incurred net losses of $17.9 million and $10.5 million, respectively, and in the six months ended June 30, 2020 and 2021, we incurred net losses of $3.2 million and $13.2 million, respectively. As a result of our ongoing losses, as of June 30, 2021, we had an accumulated deficit of $84.9 million. Since inception, we have spent significant funds on organizational and start-up
activities, to recruit key managers and employees, to develop our products, services and connected nursery ecosystem, to develop our manufacturing know-how
and customer support resources and for research and development. The net losses we incur may fluctuate significantly from quarter to quarter and may increase as a result of the
COVID-19
pandemic, such as its impact on logistics and other supply chain costs.
We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including increasing expenses as we continue to grow our business. We expect our operating expenses to increase significantly over the next several years as we continue to hire additional personnel, expand our operations and infrastructure, and continue to develop and expand our products and services. In addition to the expected costs to grow our business, we also expect to incur additional legal, accounting, and other expenses as a newly public company. These investments may be more costly than we expect, and if we do not achieve the benefits anticipated from these investments, or if the realization of these benefits is delayed, they may not result in increased revenue or growth in our business. If our growth rate were to decline significantly or become negative, it could adversely affect our financial condition and results of operations. If we are not able to achieve or maintain positive cash flow in the long term, we may require additional financing, which may not be available on favorable terms or at all or which would be dilutive to our stockholders. If we are unable to successfully address these risks and challenges as we encounter them, our business, results of operations, and financial condition would be adversely affected. Our failure to achieve or maintain profitability could negatively impact the value of our Common Stock and Warrants.
We currently rely on sales of our Owlet Smart Sock technologies and related products for the majority of our revenue and expect to continue to do so for the foreseeable future.
We are highly dependent upon the continued success and market acceptance of the Owlet Smart Sock and related technologies that serve as the basis of our primary product offerings. Continued market acceptance will depend upon our continuing to provide evidence that our products and services add value in care-giving activities. If caregivers do not prefer our Owlet Smart Sock over competing products and services, they may not buy our products and services in sufficient quantities to enable us to generate revenue growth from the sale of these products and services.
If the FDA or any other governmental authority were to require marketing authorization or similar certification for the Owlet Smart Sock, or for any other product that we sell and which Owlet does not believe requires such marketing authorization or certification, we could be subject to regulatory enforcement action and/or required to cease selling or recall the product pending receipt of marketing authorization from the FDA or marketing authorization or similar certification from such other governmental authority, which can be a lengthy and time-consuming process, harm financial results and have long-term negative effects on our operations.
We currently sell the Owlet Smart Sock, which we market for use by parents of healthy babies to provide peace of mind, and for which we have not sought or obtained any marketing authorization from the FDA or similar authorization, approval, or certification from any other governmental authority. In response to inquiries from the FDA and regulatory authorities in other jurisdictions regarding the marketing of the Owlet Smart Sock, we have communicated our belief that the Owlet Smart Sock is not a medical device and does not require marketing authorization from the FDA or similar marketing authorization or certification from such other regulatory authorities. However, the FDA and certain regulatory authorities have expressed they do not agree with that conclusion and could require us to obtain marketing authorization, such as a clearance or approval, or other certification to continue to sell the product. For example, the Medicines and Healthcare products Regulatory Agency, the regulatory authority responsible for the UK medical device market, has asserted that the Owlet Smart Sock requires certification and subsequent registration as a medical device in the UK, but has indicated they it allow us to continue to market the Owlet Smart Sock until May 2022 without such certification or registration. Obtaining authorization to sell the Owlet Smart Sock as a medical device is a time-consuming and costly process and we may be precluded from selling the Owlet Smart Sock if we are required to obtain marketing authorization, such as a clearance or approval, or other certification. If granted, a marketing authorization could require conditions to sale, for example, a prescription requirement. If the FDA or other regulatory authorities require such marketing authorization, including clearance or approval, or other certification for the Owlet Smart Sock, or for any other product that we sell and which we do not believe requires such marketing authorization or certification, we could be subject to regulatory enforcement action and/or required to cease selling or recall the product in the corresponding jurisdiction pending receipt of such marketing authorization or certification, which can be a lengthy and time-consuming process. In addition, we may be required to modify the product’s functionality or limit our marketing claims for the product, whether or not we obtain such marketing authorization or other required certification. In any such event, our business could be substantially harmed.
We currently rely on a single manufacturer for the assembly of our Owlet Smart Sock and a single manufacturer for the assembly of our Owlet Cam. We will likely rely on single manufacturers for future products we may develop. If we encounter manufacturing problems or delays, we may be unable to promptly transition to alternative manufacturers and our ability to generate revenue will be limited.
We have no manufacturing capabilities of our own. We currently rely on a single manufacturer located in Thailand, Benchmark, for the manufacture of our Owlet Smart Sock. Additionally, we currently rely on a separate single manufacturer located in China, Shenzhen Aoni Electronic, for the manufacture of our Owlet Cam. We expect to rely on limited manufacturers for future products we may develop. For example, we have relied upon and expect to continue to rely upon a single manufacturer for the supply of the Owlet Band, a product that we are developing and may commercially launch in the future. For us to be successful, our contract manufacturers must be able to provide us with products in substantial quantities, in compliance with regulatory requirements, in accordance with agreed upon specifications, at acceptable costs and on a timely basis. While our existing manufacturers have generally met our demand requirements on a timely basis in the past, their ability and willingness to continue to do so going forward may be limited for several reasons, including our relative importance as a customer of each manufacturer or their respective ability to provide assembly services to manufacture our products, which may be affected by the
COVID-19
pandemic or other natural or
man-made
disasters. Earthquakes are of particular significance since our headquarters are located in an earthquake-prone area. We are also vulnerable to damage from other types of disasters, including power loss, attacks from extremist or terrorist organizations, epidemics, communication failures, fire, floods and similar events. Furthermore, our manufacturing agreements can be terminated by our contract manufacturers without cause by giving us prior notice of six months or less. The facilities and the manufacturing equipment used to produce our products would be difficult to replace and could require substantial time to repair if significant damage were to result from any of these occurrences. An interruption in our commercial operations could occur if we encounter delays or difficulties in securing these manufactured products for any reason and we cannot obtain an acceptable substitute.
Any transition to a new contract manufacturer, or any transition of products between existing manufacturers, could be time-consuming and expensive, may result in interruptions in our operations and product delivery, could affect the performance specifications of our products, could require that we modify the design of our products, or could require clearance or approval by the FDA depending on the nature of the product and the changes associated with the transition to the new manufacturer. If we are required to change a contract manufacturer, we will be required to verify that the new manufacturer maintains facilities, procedures and operations that comply with our quality standards and applicable regulatory requirements, which could further impede our ability to manufacture our products in a timely manner. We may not be able to identify and engage alternative contract manufacturers on similar terms or without delay. Furthermore, our contract manufacturers could require us to move to a different production facility. The occurrence of any of these events could harm our ability to meet the demand for our products in a timely and cost-effective manner, which could have a material adverse effect on our business, financial condition and results of operations.

The manufacture of our products is complex and requires the integration of a number of components from several sources of supply. Our contract manufacturers must manufacture and assemble these complex products in commercial quantities in compliance with regulatory requirements and at an acceptable cost. Our products, in particular the Owlet Smart Sock, require significant expertise to manufacture, and our contract manufacturers may encounter difficulties in scaling up production of our products, including problems with quality control and assurance, component supply shortages, increased costs, shortages of qualified personnel, the long lead time required to develop additional facilities for purposes of testing our products or difficulties associated with compliance with local, state, federal and foreign regulatory requirements. Manufacturing or quality control problems may arise in connection with the scale-up
of the manufacture of our products. If we are unable to obtain a sufficient supply of product, maintain control over product quality and cost or otherwise adapt to anticipated growth, or if we underestimate growth, we may not have the capability to satisfy market demand, and our business and reputation in the marketplace will suffer. Conversely, if demand for our products decreases, we may have excess inventory, which could result in inventory write-offs that would have a material adverse effect on our business, financial condition and results of operations. We may also encounter defects in materials or workmanship, which could lead to a failure to adhere to regulatory requirements. Any defects could delay operations at our contract manufacturers’ facilities, lead to regulatory fines or halt or discontinue manufacturing indefinitely. Any of these outcomes could have a material adverse effect on our business, financial condition and results of operations.
If we are unable to obtain key materials and components from sole or limited source suppliers, we will not be able to deliver our products to customers.
We are currently devoting substantial resources to the development of new or advanced products, such as the Owlet BabySat, the Owlet
Over-the-Counter
(“OTC”) Smart Sock and Owlet Band, and services, such as the development of our software platform, and intend to continue to do so. However, we may not be able to complete development on a timely basis, or at all. In addition, some of our products in development, such as the Owlet BabySat, Owlet OTC Smart Sock and Owlet Band, may be regulated by the FDA or foreign regulatory agencies as medical devices, which may require marketing authorization or similar certification from applicable regulatory authorities, including marketing authorization from the FDA, prior to commercialization. Our products and services, particularly those needing to meet FDA or other regulatory standards, may have higher manufacturing costs than legacy products and services, which could negatively impact our gross margins and operating results during these stages, without guarantees we will be able to successfully commercialize any such products.
If we successfully develop such products and services, we must still successfully manage their introductions to the market. Products and services that are not well-received by the market may lead to excess inventory and discounting of our existing products and services. Inventory levels in excess of consumer demand may result in inventory write-downs or write-offs and the sale of inventory at discounted prices may affect our gross margin and could impair the strength of our brand. Reserves and write-downs for rebates, promotions and excess inventory are recorded based on our forecast of future demand. Actual future demand could be less than our forecast, which may result in additional reserves and write-downs in the future, or actual demand could be stronger than our forecast, which may result in increased shipping costs and a reduction to previously recorded reserves and write-downs in the future and increase the volatility of our operating results.
Introductions of new or advanced products and services could also adversely impact the sales of our existing products and services to consumers. For instance, the introduction or announcement of new or advanced products and services may shorten the life cycle of our existing products or reduce demand, thereby reducing any benefits of successful product or service introductions and potentially leading to challenges in managing write-downs or write-offs of inventory of existing products and services.
We have in the past experienced challenges managing the inventory of our products, which has led and may in the future lead to increased shipping costs for air freight in order to fulfill customer orders in a timely manner, which has affected our gross margin and could impair the strength of our brand.

Adapting our production capacities to evolving patterns of demand is expensive, time-consuming and subject to significant uncertainties. We may not be able to adequately predict consumer trends and may be unable to adjust our production in a timely manner.
We market our products directly to consumers in the United States and a select number of international countries. If demand increases, we will be required to increase production proportionally. Adapting to changes in demand inherently lags behind the actual changes because it takes time to identify the change the market is undergoing and to implement any measures taken as a result. Finally, capacity adjustments are inherently risky because there is imperfect information, and market trends may rapidly intensify, ebb or even reverse. We have in the past not always been, and may in the future not be, able to accurately or timely predict trends in demand and consumer behavior or to take appropriate measures to mitigate risks and exploit opportunities resulting from such trends. Any inability in the future to identify or to adequately and effectively react to changes in demand could have a material adverse effect on our business, financial condition and results of operations.
Some of our products and services are in development or have been recently introduced into the market and may not achieve market acceptance, which could limit our growth and adversely affect our business, financial condition and results of operations.
Our portfolio of products and services continues to expand, and we are investing significant resources to enter into, and in some cases create, new markets for these products and services. We are continuing to invest in sales and marketing resources to achieve market acceptance of these products and services, but our technologies may not achieve general market acceptance.
The degree of market acceptance of these products and services will depend on a number of factors, including:

•	perceived benefits from our products and services;

•	perceived cost effectiveness of our products and services;

•	perceived safety and effectiveness of our products and services;

•	our ability to obtain any required marketing authorizations for our products and services and the label requirements of any approvals we may obtain;

•	reimbursement available through government and private healthcare programs for using some of our products and services; and

•	introduction and acceptance of competing products and services or technologies.
If our products and services do not gain market acceptance or if our customers prefer our competitors’ products and services, our potential revenue growth would be limited, which would adversely affect our business, financial condition and results of operations.
If we are unable to successfully develop and effectively manage the introduction of new products and services, our business may be adversely affected.
We must successfully manage introductions of new or advanced products, such as the Owlet BabySat, Owlet OTC Smart Sock and Owlet Band, and services, such as the development of our software platform. Development of new products and services requires the expenditure of considerable time and resources, but we may not be able to successfully develop and introduce such products on a timely basis, or at all. Products and services that are not well-received by the market may lead to excess inventory and discounting of our existing products and services. Inventory levels in excess of consumer demand may result in inventory write-downs or write-offs and the sale of inventory at discounted prices, may affect our gross margin and could impair the strength of our brand. Reserves and write-downs for rebates, promotions and excess inventory are recorded based on our forecast of future demand.

Actual future demand could be less than our forecast, which may result in additional reserves and write-downs in the future, or actual demand could be stronger than our forecast, which may result in increased shipping costs and a reduction to previously recorded reserves and write-downs in the future and increase the volatility of our operating results.
Introductions of new or advanced products and services could also adversely impact the sales of our existing products and services to consumers. For instance, the introduction or announcement of new or advanced products and services may shorten the life cycle of our existing products or reduce demand, thereby reducing any benefits of successful product or service introductions and potentially leading to challenges in managing write-downs or write-offs of inventory of existing products and services. In addition, some of our products may be regulated by the FDA or foreign regulatory agencies as medical devices, which may require marketing authorization from the FDA or similar marketing authorization or certification from other applicable regulatory authorities prior to commercialization. New products and services, particularly those needing to meet FDA or other regulatory standards, may have higher manufacturing costs than legacy products and services, which could negatively impact our gross margins and operating results. Accordingly, if we fail to effectively manage introductions of new or advanced products and services, our business may be adversely affected.
We have in the past experienced challenges managing the inventory of our products, which has led and may in the future lead to increased shipping costs for air freight in order to fulfill customer orders in a timely manner, which has affected our gross margin and could impair the strength of our brand.
A substantial portion of our sales comes through a limited number of retailers.
Historically, we have relied on a limited number of retailers for a substantial portion of our total sales. For example, sales through our top five retail customers represented 60.1% of our revenue for the year ended December 31, 2020 and 70.5% for the six months ended June 30, 2021. These retailers work with us on a non-exclusive
basis. If we are unable to establish, maintain or grow these relationships over time, or if these relationships grow more slowly than we anticipate, we are likely to fail to recover these costs and our operating results will suffer. The loss of any significant retail customer, whether or not related to our business or our products or services, could have an impact on the growth rate of our revenue as we work to obtain new retail customers or replacement relationships. Contracts with retailers may typically be terminated or renegotiated before their term expires for various reasons, subject to certain conditions. For example, after a specified period, certain of our contracts are terminable for convenience by such retailers, subject to a notice period. Additionally, certain contracts may be terminated immediately by the retailer if we go bankrupt or if we fail to comply with certain specified laws. Any renegotiation of the commercial agreements may result in less favorable economic terms for us. Retailers may also consolidate their operations, reducing the overall number of locations in which they sell our products and services. Historically, we have had retail customers declare bankruptcy and stop operations, negatively affecting our sales and business.
In order to grow our business, we anticipate that we will continue to depend on our relationships with third parties, including our retailers. Identifying retailers, and negotiating and documenting relationships with them, requires significant time and resources. Our competitors may be effective in providing incentives to third parties to favor their products or services. If we are unsuccessful in establishing, or maintaining or strengthening our relationships with third parties, our ability to compete in the marketplace or to grow our revenue could be impaired and our results of operations may suffer. Even if we are successful, these relationships may not result in increased customer use of our services or increased revenue.
The size and expected growth of our addressable market has not been established with precision and may be smaller than we estimate.
Our estimates of the addressable market for our current products and services and future products and services are based on a number of internal and third-party estimates and assumptions, including birth rate, income levels and demographic profiles. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct. In addition, the statements in this prospectus relating to, among other things, the expected growth in the market for baby products and services are based on a number of internal and third-party estimates and assumptions and may prove to be inaccurate. For example, although we expect that the number of births will continue to increase, those trends could shift and the number of births could decrease. Furthermore, even if the birth rate increases as we expect, technological or medical advances could provide alternatives to our products and services and reduce demand. As a result, our estimates of the addressable market for our current or future products and services may prove to be incorrect. If the actual number of consumers who would benefit from our products and services, the price at which we can sell future products and services or the addressable market for our products and services is smaller than we estimate, it could have a material adverse effect on our business, financial condition and results of operations.
We spend significant amounts on advertising and other marketing campaigns to acquire new customers, which may not be successful or cost effective.
We market our products and services through a mix of digital and traditional marketing channels. These include paid search, digital display advertising, email marketing, affiliate marketing, and select print advertising. We also leverage our database of prospects and customers to further drive customer acquisition and referrals. We spend significant amounts on advertising and other marketing campaigns to acquire new customers, and we expect our marketing expenses to increase in the future as we continue to spend significant amounts to acquire new customers and increase awareness of our products and services. While we seek to structure our marketing campaigns in the manner that we believe is most likely to encourage consumers to use our products and services, we may fail to identify marketing opportunities that satisfy our anticipated return on marketing spend as we scale our investments in marketing, accurately predict customer acquisition, or fully understand or estimate the conditions and behaviors that drive consumer behavior. Further, state, federal and foreign laws and regulations governing the privacy and security of personal information are evolving rapidly and could impact our ability to identify and market to potential and existing customers. If federal, state, or local laws governing our marketing activities become more restrictive or are interpreted by governmental authorities to prohibit or limit these activities, our ability to attract new customers and retain customers would be affected and our business could be materially harmed. In addition, any failure, or perceived failure, by us, to comply with any federal, state, or foreign laws or regulations governing our marketing activities could adversely affect our reputation, brand, and business, and may result in claims, proceedings, or actions against us by governmental entities, consumers, suppliers or others or other liabilities or may require us to change our operations and/or cease using certain marketing strategies. If any of our marketing campaigns prove less successful than anticipated in attracting new customers, we may not be able to adequately recover our marketing spend, and our rate of customer acquisition may fail to meet market expectations, either of which could have a material adverse effect on our business, financial condition and results of operations. Our marketing efforts may not result in increased sales of our products and services.
Further, web and mobile browser developers, such as Apple, Microsoft or Google, have implemented and may continue to implement changes, including requiring additional user permissions, in their browser or device operating system that impair our ability to measure and improve the effectiveness of advertising of our products and services. Such changes include limiting the use of first-party and third-party cookies and related tracking technologies, such as mobile advertising identifiers, and other changes that limit our ability to collect information that allows us to attribute consumer actions on advertisers’ websites to the effectiveness of advertising campaigns run by us. For example, Apple launched its Intelligent Tracking Prevention (“ITP”) feature in its Safari browser. ITP blocks some or all third-party cookies by default on mobile and desktop and ITP has become increasingly restrictive over time. Apple’s related Privacy-Preserving Ad Click attribution, intended to preserve some of the functionality lost with ITP, would limit cross-site and cross-device attribution, prevent measurement outside a narrowly-defined attribution window, and prevent ad re-targeting
and optimization. Similarly, Google recently announced that it plans to stop supporting third-party cookies in its Google Chrome browser. Further, Apple announced certain changes, including introducing an AppTrackingTransparency framework that will limit the ability of mobile applications to request an iOS device’s advertising identifier and may also affect our ability to track consumer actions.
In addition, we believe that building a strong brand and developing and achieving broad awareness of our brand is critical to achieving market success. If any of our brand-building activities prove less successful than anticipated in attracting new customers, we may not be able to recover our brand-building spend, and our rate of customer acquisition may fail to meet market expectations, either of which could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our brand-building efforts will result in increased sales of our products and services.

If we are unable to continue to drive consumers to our website, it could adversely affect our revenue.
Many consumers find our website by searching for baby products and services through internet search engines or from word-of-mouth
and personal recommendations. A critical factor in attracting visitors to our website is how prominently we are displayed in response to search queries. Accordingly, we use search engine marketing as a means to provide a significant portion of our customer acquisition. Search engine marketing includes both paid website visitor acquisition on a cost-per-click
basis and visitor acquisition on an unpaid basis, often referred to as organic or algorithmic search.
One method we employ to acquire visitors via organic search is commonly known as search engine optimization (“SEO”). SEO involves developing our website in a way that enables the website to rank high for search queries for which our website’s content may be relevant. We also rely heavily on favorable recommendations from our existing customers to help drive traffic to our website. If our website is listed less prominently or fails to appear in search result listings for any reason, it is likely that we will attract fewer visitors to our website, which could adversely affect our revenue.
Our success depends substantially on our reputation and brand, which could be harmed by customer or third-party complaints or negative reviews or publicity about our company or our products and services.
Our success is dependent in large part upon our ability to maintain and enhance our reputation and brand. Brand value can be severely damaged even by isolated incidents, particularly if the incidents receive considerable negative publicity or result in litigation. Some of these incidents may relate to actions taken (or not taken) with respect to social, environmental, and community outreach initiatives, the personal conduct of individuals actually, or perceived to be associated, with our brand, and our growth or rebranding strategies. We are heavily dependent on customers who use our products and services, in particular our Owlet Smart Sock, to provide good reviews and word-of-mouth
recommendations to contribute to the growth of our brand and reputation. Customers who are dissatisfied with their experiences with our products and services or services may post negative reviews. We may also be the subject of blog, forum or other media postings that include statements that create negative publicity. If the FDA or other regulatory body makes public its determination that any of our products is a medical device that is not in compliance with applicable requirements, or takes some other public action such as issuing a public enforcement action or recommending or mandating a recall, customers may react negatively and stop purchasing or recommending our products or services. Any negative reviews or publicity, whether real or perceived, disseminated by word-of-mouth,
by the general media, by electronic or social networking means or by other methods, could harm our reputation and brand and could severely diminish consumer confidence in our products and services.
Operations in international markets will expose us to additional business, political, regulatory, operational, financial and economic risks.
Further expanding our business to attract customers in countries other than the United States is a key element of our long-term business strategy. International operations expose us and our representatives, agents and distributors to risks inherent in operating in foreign jurisdictions, and such exposure will increase as our international presence and activities increase. These risks include:

•	the imposition of additional U.S. and foreign governmental controls or regulations;

•	the imposition of costly and lengthy new export licensing requirements;

•	the imposition of requirements to maintain data and the processing of that data on servers located within the United States or in foreign countries;

•	a shortage of high-quality employees, sales people and distributors;

•	the loss of any key personnel that possess proprietary knowledge, or who are otherwise important to our success in certain international markets;

•	changes in duties and tariffs, license obligations and other non-tariff barriers to trade;

•	the imposition of new trade restrictions;

•	the imposition of restrictions on the activities of foreign agents, representatives and distributors;

•	compliance with or changes in foreign tax laws, regulations and requirements and economic and trade sanctions programs;

•	evolution in regulatory landscapes, such as on account of the United Kingdom (“UK”) leaving the European Union (“EU”), and uncertainties that arise from such evolution;

•	pricing pressure;

•	changes in foreign currency exchange rates;

•	laws and business practices favoring local companies;

•	political instability and actual or anticipated military or political conflicts;

•	financial and civil unrest worldwide;

•	outbreaks of illnesses, pandemics or other local or global health issues;

•	natural or man-made disasters;

•	the inability to collect amounts paid by foreign government customers to our appointed foreign agents;

•	longer payment cycles, increased credit risk and different collection remedies with respect to receivables; and

•	difficulties in enforcing or defending intellectual property rights.
In addition, we purchase a portion of our raw materials and components from international sources. The sale and shipment of our products and services across international borders, as well as the purchase of materials and components from international sources, subject us to extensive U.S. and foreign governmental trade regulations, including those related to conflict minerals. Compliance with such regulations is costly and we could be exposed to potentially significant penalties if we are found not to be in compliance with such regulations. Any failure to comply with applicable legal and regulatory obligations could impact us in a variety of ways that include, but are not limited to, significant criminal, civil and administrative penalties, including imprisonment of individuals, fines and penalties, denial of export privileges, seizure of shipments, restrictions on certain business activities, and exclusion or debarment from government contracting. Also, the failure to comply with applicable legal and regulatory obligations could result in the disruption of our shipping, manufacturing and sales activities. Any material decrease in our international sales would adversely affect our business, financial condition and results of operations.
In June 2016, the UK held a referendum pursuant to which voters elected to leave the EU, commonly referred to as Brexit. The UK formally withdrew from the EU and ratified a trade and cooperation agreement governing its future relationship with the EU. The agreement, which is being applied provisionally from January 1, 2021 until it is ratified by the European Parliament and the Council of the European Union, addresses trade, economic arrangements, law enforcement, judicial cooperation and a governance framework including procedures for dispute resolution, among other things. Because the agreement merely sets forth a framework in many respects and will require complex additional bilateral negotiations between the UK and the EU as both parties continue to work on the rules for implementation, significant political and economic uncertainty remains about how the precise terms of the relationship between the parties will differ from the terms before withdrawal. Brexit has created additional uncertainties that may ultimately result in new regulatory costs and challenges for medical device companies and increased restrictions on imports and exports throughout Europe, which could adversely affect our ability to conduct and expand our operations in Europe and which may have an adverse effect on our business, financial condition and results of operations. Additionally, Brexit may increase the possibility that other countries may decide to leave the EU in the future.
We face and expect to face increasing competition from other companies, many of which have substantially greater resources than we do. If we do not successfully develop and commercialize enhanced or new products and services that remain competitive with products and services or alternative technologies developed by others, we could lose revenue opportunities and customers, and our ability to grow our business would be impaired, adversely affecting our financial condition and results of operations.
We expect the industry in which we operate will continue to evolve and may be significantly affected by new product introductions and other market activities of industry participants. Certain potential competitors have substantially greater capital resources, larger product portfolios, larger user bases, larger sales forces and greater geographic presence, and have built relationships with retailers and distributors that may be more effective than ours. Our products and services face additional competition from companies developing products and services for use with third-party monitoring systems, as well as from companies that currently market similar products and services of their own, and may face further pressure from technology companies that have not historically operated in our industry.
Continuing technological advances and new product introductions within the home-use
childcare electronics and service industry place our products and services at risk of obsolescence. Our long-term success depends upon the development and successful commercialization of new products and services, new or improved technologies and additional applications for our existing technologies, including products or applications that may be subject to the oversight of the FDA or comparable foreign regulatory authorities and could require marketing authorization by the FDA or similar marketing authorization or certification from comparable foreign regulatory authorities. The research and development process is time-consuming and costly and may not result in products and services or applications that we can successfully commercialize.
If we do not successfully adapt our products and services and applications, we could lose revenue opportunities and customers. Furthermore, in the event any of our products is regulated as a medical device and obtains marketing authorization from the FDA or similar marketing authorization or certification from comparable foreign regulatory authorities, one or more of our competitors may develop products that compete. For example, in the U.S., if any of our products is regulated as a medical device that is subject to and that obtains 510(k) clearance, competitors may develop products that the FDA determines are substantially equivalent to our products and may use our products as predicate devices to obtain regulatory clearances for their competing products.

Our business, financial condition, results of operations and growth may be impacted by the effects of the
COVID-19
pandemic.
The
COVID-19
pandemic may negatively impact our operations and revenues and overall financial condition by harming the ability or willingness of customers to pay for our products and services due to macro-economic conditions resulting from the pandemic or the operations of manufacturers, suppliers and other third parties with which we do business. These challenges will likely continue for the duration of the pandemic, which is uncertain, and the macro-economic effects of the pandemic will likely continue far beyond the duration of the pandemic.
Numerous state and local jurisdictions have imposed, and others in the future may impose,
“shelter-in-place”
orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of
COVID-19.
Although the governor of Utah, where our headquarters are located, has not issued any
“shelter-in-place”
or “stay at home” orders, such orders could be instituted as the
COVID-19
pandemic continues or worsens. We have taken a number of precautionary measures to manage our resources and mitigate the adverse impact of the pandemic, which is intended to help minimize the risk to our employees, customers, and the communities in which we operate. Employees at our headquarters and certain other employees have been asked to work from home where possible, with only limited access given to employees to work in the office when necessary. For roles that require employees to be on-site,
we are providing protective equipment, practicing social distancing and increasing sanitizing standards. As the
COVID-19
pandemic continues, other potential disruptions may include delays by applicable state or federal regulatory bodies in processing potential submissions to that regulatory body, delays in product development efforts and additional government requirements or other incremental mitigation efforts that may further impact our capacity to manufacture, sell and support the use of our Owlet technologies. In addition, even after
“shelter-in-place”
orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of
COVID-19
are lifted, we may continue to experience disruptions to our business.
While the potential economic impact brought by and the duration of
COVID-19
may be difficult to assess or predict, the widespread pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, affecting our ability to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of
COVID-19
could materially affect our business and the value of our common stock. The
COVID-19
pandemic has also resulted in a significant increase in unemployment in the United States which may continue even after the pandemic subsides. The occurrence of any such events may lead to reduced disposable income which could adversely affect the number of our products and services sold after the pandemic has subsided. Further, although we have experienced growth in our sales volume during the
COVID-19
pandemic, this and any other favorable impacts we have experienced in connection with the pandemic may subside, and the ultimate effect of
COVID-19
on our sales volume and other results of operations could differ substantially from our expectations and our experience to date.
We are involved, and may become involved in the future, in disputes and other legal or regulatory proceedings that, if adversely decided or settled, could materially and adversely affect our business, financial condition and results of operations.
We are, and may in the future become, party to litigation, regulatory proceedings or other disputes. In general, claims made by or against us in disputes and other legal or regulatory proceedings can be expensive and time-consuming to bring or defend against, requiring us to expend significant resources and divert the efforts and attention of our management and other personnel from our business operations. These potential claims may include but are not limited to personal injury and class action lawsuits, intellectual property claims and regulatory investigations relating to the advertising and promotional claims about our products and services and employee claims against us based on, among other things, discrimination, harassment or wrongful termination. Any one of these claims, even those without merit, may divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. Any adverse determination against us in these proceedings, or even the allegations contained in the claims, regardless of whether they are ultimately found to be without merit, may also result in settlements, injunctions or damages that could have a material adverse effect on our business, financial condition and results of operations.

We rely significantly on IT and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our business and our ability to operate our business effectively.
Increased global cybersecurity vulnerabilities, cybersecurity threats, and sophisticated and targeted cybersecurity attacks pose a risk to the security of our systems and networks, including the confidentiality, availability and integrity of any underlying information and data, and those of our users, customers, partners, suppliers and third-party service providers. Attacks upon IT systems are increasing in their frequency, levels of persistence, sophistication and intensity, and are being conducted by sophisticated and organized groups and individuals with a wide range of motives and expertise. For example, we have been and in the future may be the target of phishing and other scams and attacks. We have not always been successful in detecting these attacks, and while we have not experienced any material loss or material expense relating to these cybersecurity attacks or other information security breaches, there can be no assurance that we will not suffer additional attacks or incur material financial consequences or expense in the future. Depending on the nature of the attack, a successful attack may also bring into question our internal control over financial reporting. As a result of the
COVID-19
pandemic, we may also face increased cybersecurity risks due to our reliance on internet technology and the number of our employees who are working remotely, which may create additional opportunities for cybercriminals to exploit vulnerabilities.
Cybersecurity attacks in particular are evolving and because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations due to a loss of our trade secrets and confidential information, negative publicity and damage to our reputation, loss of customers, loss of or delay in market acceptance of our products and services, loss of competitive position, loss of revenue or liability for damages or other similar disruptions. As a result, there can be no assurance that our protective measures will prevent or detect security breaches that could have a significant impact on our business, reputation, financial condition and results of operations.
Our ability to effectively manage and maintain our internal business information, and to ship products and provide services to customers and invoice them on a timely basis, depends significantly on our enterprise resource planning system and other information systems. Portions of our IT systems may experience interruptions, delays or cessations of service or produce errors in connection with ongoing systems implementation work. In addition, interfaces between our products and services and our customers’ computer networks could provide additional opportunities for cybersecurity attacks on us and our customers. The failure of these systems to operate or integrate effectively with other internal, customer, supplier or third-party service provider systems and to protect the underlying IT system and data integrity, including from cyberattacks, intrusions or other breaches or unauthorized access of these systems, or any failure by us to remediate any such attacks or breaches, may also result in damage to our reputation or competitiveness, delays in product fulfillment and reduced efficiency of our operations, and could require significant capital investments to remediate any such failure, problem or breach, all of which could adversely affect our business, financial condition and results of operations.
Any disruption of service at our third-party data and call centers or other cloud infrastructure services could interrupt or delay our ability to deliver our services to our customers.
Because our products and services are used by caregivers to monitor infants, it is critical that our products and services be accessible without interruption or degradation of performance. Customers may become dissatisfied by any system failure that interrupts our ability to provide our services to them. Sustained or repeated system failures would reduce the attractiveness of our products or services to customers. Moreover, negative publicity arising from these types of disruptions could damage our reputation and may adversely impact use of our products and services.
We currently host our products and services, serve our customers and support our operations in the United States primarily from third-party data and call centers and other cloud-based services. For example, we rely on cloud services and bespoke software services provided by Ayla Networks for our Owlet Smart Sock product to support the transfer of data to the cloud and back to us and the user. Additionally, we rely on the data transfer services of ThroughTek to enable video viewing access for the Owlet Cam. We do not have control over the operations of the services or the facilities of any of those providers. These facilities are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures and similar events. The occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice, or other unanticipated problems could result in lengthy interruptions in our services. The facilities also could be subject to break-ins,
computer viruses, sabotage, intentional acts of vandalism and other misconduct. We may not be able to easily switch our cloud operations to another cloud provider if there are disruptions or interference with such providers.
None of our third-party cloud-based providers has an obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew our agreements with these providers on commercially reasonable terms, if our agreements with our providers are prematurely terminated, or if in the future we add additional cloud-based providers, we may experience costs or downtime in connection with the transfer to, or the addition of, new providers. If these providers were to increase the cost of their services, we may have to increase the price of our products and services, and our operating results may be materially adversely affected.
We are subject to a number of risks related to the credit extended by our manufacturing providers.
Our manufacturers extend credit to us and may revoke that credit. We use that credit to scale operations and increase production of our products. If our manufacturers revoke our credit, it could adversely affect our ability to meet demand for our products and adversely affect our business, financial condition and results of operations.
We are subject to a number of risks related to the credit card and debit card payments we accept.
We accept payments through credit and debit card transactions. For credit and debit card payments, we pay interchange and other fees, which may increase over time. An increase in those fees may require us to increase the prices we charge and would increase our operating expenses, either of which could have a material adverse effect on our business, financial condition and results of operations.
If we or our processing vendors fail to maintain adequate systems for the authorization and processing of credit and debit card transactions, it could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if these systems fail to work properly and, as a result, we do not charge our customers’ credit or debit cards on a timely basis, or at all, it could have a material adverse effect on our business, financial condition and results of operations.
The payment methods that we offer also subject us to potential fraud and theft by criminals, who are becoming increasingly more sophisticated in exploiting weaknesses that may exist in the payment systems. If we fail to comply with applicable rules or requirements for the payment methods we accept, or if payment-related data is compromised due to a breach, we may be liable for significant costs incurred by payment card issuing banks and other third parties or subject to fines and higher transaction fees, or our ability to accept or facilitate certain types of payments may be impaired. In addition, our customers could lose confidence in certain payment types, which may result in a shift to other payment types or potential changes to our payment systems that may result in higher costs. If we fail to adequately control fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher card-related costs, each of which could have a material adverse effect on our business, financial condition and results of operations.
We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it more difficult for us to comply. We are subject to the Payment Card Industry Data Security Standard (“PCI DSS”) issued by the PCI Council, which includes guidelines with regard to the security policies and practices we should adopt regarding the physical and electronic storage, processing and transmission of cardholder data. Compliance with the PCI DSS and implementing related procedures, technology and information security measures requires significant resources and ongoing attention, and any security incident involving cardholder data could subject us to significant penalties and liability. Failure to comply with this standard may violate payment card association operating rules, federal and state laws and regulations and the terms of our contracts with payment processors. Any failure to comply fully also may subject us to fines, penalties, damages and civil liability, and may result in the loss of our ability to accept credit and debit card payments. Further, there is no guarantee that such compliance will prevent illegal or improper use of our payment systems or the theft, loss or misuse of data pertaining to credit and debit cards, cardholders and transactions.

If we are unable to maintain our chargeback rate or refund rates at acceptable levels, our processing vendor may increase our transaction fees or terminate its relationship with us. Any increases in our credit and debit card fees could harm our results of operations, particularly if we elect not to raise our rates for our products and services to offset the increase. The termination of our ability to process payments on any major credit or debit card would significantly impair our ability to operate our business.
We may need to raise additional capital in the future in order to execute our strategic plan, which may not be available on terms acceptable to us, or at all.
We have experienced recurring losses from operations and negative cash flows from operations, and we expect to continue operating at a loss for the foreseeable future. As of June 30, 2021, we had an accumulated deficit of $84.9 million and cash and cash equivalents of $12.2 million. On July 15, 2021, we completed the Business Combination and received approximately $135.0 million in combined net proceeds from the Business Combination and PIPE Investment. We estimate the available cash as of June 30, 2021, together with the proceeds received from the Business Combination and PIPE Investment, will be sufficient to meet our projected operating requirements for at least the next twelve months from the date the unaudited condensed consolidated financial statements were available for issuance.
Even after the Business Combination, we may need additional funding to fund our operations, but additional funds may not be available to us on acceptable terms on a timely basis, if at all. We may seek funds through borrowings or through additional rounds of financing, including private or public equity or debt offerings, or by other means. Our future capital requirements will depend on many factors, including:

•	the timing, receipt and amount of sales from our current and future products and services;

•	the cost of manufacturing, either ourselves or through third party manufacturers, our products and services;

•	the cost and timing of expanding our sales, marketing and distribution capabilities;

•	the terms and timing of any other partnership, licensing and other arrangements that we may establish;

•	the costs and timing of securing regulatory approvals;

•	any product liability or other lawsuits related to our current or future products and services;

•	the expenses needed to attract, hire and retain skilled personnel;

•	the costs associated with being a public company;

•	the duration and severity of the COVID-19 pandemic and its impact on our business and financial markets generally;

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing our intellectual property portfolio; and

•	the extent to which we acquire or invest in businesses, products or technologies.
If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges, or unforeseen circumstances could be significantly limited, and our business, financial condition and results of operations could be materially adversely affected. We also could be required to seek funds through arrangements with partners or others that may require us to relinquish rights or jointly own some aspects of our technologies, products or services that we would otherwise pursue on our own.
Our loan and security agreement contains certain covenants and restrictions that may limit our flexibility in operating our business and any failure to satisfy those covenants and restrictions could adversely affect our business and financial condition.
Our loan and security agreement with Silicon Valley Bank (“SVB”) contains various affirmative and negative covenants and restrictions that limit our ability to engage in specific types of transactions, including:

•	conveying, selling, leasing, transferring, or otherwise disposing of certain assets;

•	consolidating, merging, selling or otherwise disposing of all or substantially all of our assets or acquiring all or substantially all of the capital stock or property of another person;

•	incurring specified types of additional indebtedness (including guarantees or other contingent obligations); and

•	paying dividends on, repurchasing or making distributions in respect of any capital stock or making other restricted payments, subject to specified exceptions.
In addition, under the loan and security agreement, we are required to satisfy and maintain certain financial ratios, including financial maintenance covenants. We obtained a waiver from SVB for a failure to maintain compliance with a financial covenant as of December 31, 2020, but cannot make assurances we will be able to satisfy these requirements in the future or, if we fail to satisfy these requirements, that will be able to negotiate a waiver or amendment with SVB as we have in the past. A breach of any of these ratios or covenants, including as a result of events beyond our control, would result in a default under the loan and security agreement. Upon the occurrence of an event of default, SVB could elect to declare all amounts outstanding under the loan and security agreement immediately due and payable, terminate all commitments to extend further credit and pursue legal remedies for recovery, all of which could adversely affect our business and financial condition. As of June 30, 2021, $15.0 million in aggregate principal amount was outstanding under the loan. See Note 4 to our accompanying unaudited condensed consolidated financial statements as of June 30, 2021 included in this prospectus.
Discontinuation, reform or replacement of the “Prime Rate,” as calculated and published by The Wall Street Journal, and other benchmark rates, or uncertainty related to the potential for any of the foregoing, may adversely affect our business.
Regulators have suggested reforming or replacing certain benchmark rates, and the discontinuation, reform or replacement of the Prime Rate or any other benchmark rates may have an unpredictable impact on contractual mechanics in the credit markets or cause disruption to the broader financial markets. Uncertainty as to the nature of such potential discontinuation, reform or replacement may also negatively impact interest expense related to borrowings under our loan and security agreement. Borrowings under our loan and security agreement bear interest either at the Prime Rate, or, if unavailable, at the rate announced by SVB as its prime rate in effect at its principal office in the State of California. We may in the future pursue amendments to our loan and security agreement to provide for a transition mechanism or other reference rate if the Prime Rate were discontinued, but we may not be able to reach agreement with our Lender on any such amendments. As a result, additional financing to replace any then-outstanding Prime Rate-based debt may be unavailable, more expensive or restricted by the terms of such outstanding indebtedness.
Changes in tax laws, including as a result of the 2020 United States presidential and congressional elections, may impact our future financial position and results of operations.
New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, or interpreted, changed, modified or applied adversely to us, any of which could adversely affect our business operations and financial performance. In particular, the recent presidential and congressional elections in the United States could result in significant changes in, and uncertainty with respect to, tax legislation, regulation and government policy directly affecting our business or indirectly affecting us because of impacts on our customers and suppliers. For example, the United States government may enact significant changes to the taxation of business entities including, among others, an increase in the corporate income tax rate, an increase in the tax rate applicable to the global intangible low-taxed
income and elimination of certain exemptions, and the imposition of minimum taxes or surtaxes on certain types of income. No specific United States tax legislation has been proposed at this time and the likelihood of these changes being enacted or implemented is unclear. We are currently unable to predict whether such changes will occur and, if so, the ultimate impact on our business. To the extent that such changes have a negative impact on us, our suppliers or our customers, including as a result of related uncertainty, these changes may materially and adversely affect our business, financial condition, results of operations and cash flows.
In addition, as we expand our business internationally, the application and implementation of existing, new or future international laws regarding indirect taxes (such as a Value Added Tax) could materially and adversely affect our business, financial condition and results of operations.
The applicability of sales, use and other tax laws or regulations on our business is uncertain. Adverse tax laws or regulations could be enacted or existing laws could be applied to us or our customers, which could subject us to additional tax liabilities and related interest and penalties, increase the costs of our products and adversely impact our business.
State, local and foreign tax jurisdictions have differing rules and regulations governing sales, use, value-added and other taxes, and these rules and regulations can be complex and are subject to varying interpretations that may change over time. Existing tax laws, statutes, rules, regulations, or ordinances could be interpreted, changed, modified, or applied adversely to us (possibly with retroactive effect).
One or more states, countries or other jurisdictions may seek to impose sales, use, value added or other tax collection obligations on us, including for past sales. A successful assertion by a state, country or other jurisdiction that we should have been or should be collecting additional sales, use, value added or other taxes on our products could, among other things, result in substantial tax liabilities for past sales, create significant administrative burdens for us, or otherwise harm our business, results of operations, and financial condition.
Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
We have incurred substantial net operating losses (“NOLs”) since inception, and we may not achieve profitability in the future. U.S. federal and certain state NOLs generated in taxable years beginning after December 31, 2017 are not subject to expiration. U.S. federal NOLs generally may not be carried back to prior taxable years except that, under the Coronavirus Aid, Relief and Economic Security (CARES) Act, U.S. federal NOLs generated in 2018, 2019 and 2020 may be carried back to each of the five taxable years preceding the taxable year in which the loss arises. Additionally, for taxable years beginning after December 31, 2020, the deductibility of U.S. federal NOLs is limited to 80% of our taxable income in such taxable year. NOLs generated in tax years before 2018 may still be used to offset future taxable income without regard to the 80% limitation, although they have the potential to expire without being utilized if we do not achieve profitability in the future. However, under the rules of Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change,” generally defined as a greater than 50 percentage point change (by value) in its equity ownership over a rolling three-year period, the corporation’s ability to use its pre-change
NOLs and other
pre-change
tax attributes to offset its post-change taxable income or taxes may be limited. The applicable rules generally operate by focusing on changes in ownership among stockholders considered by the rules as owning, directly or indirectly, 5% or more of the stock of a corporation, as well as changes in ownership arising from new issuances of stock by the corporation. If finalized, Treasury Regulations currently proposed under Section 382 of the Code may further limit our ability to utilize our pre-change
NOLs or other
pre-change
tax attributes if we undergo a future ownership change. We could experience one or more ownership changes in the future, including in connection with this Business Combination and as a result of future changes in our stock ownership, some of which may be outside our control. As a result, if we earn net taxable income, our ability to use our pre-change
NOL carryforwards to offset post-change taxable income may be subject to limitations. For these reasons, we may not be able to utilize a material portion of our NOLs and other tax attributes, which could adversely affect our future cash flows.
We have identified material weaknesses in our internal control over financial reporting and we may identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, which may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations or cause our access to the capital markets to be impaired.
In connection with the reissuance of our consolidated financial statements as of and for the fiscal year ended December 31, 2019, we identified material weaknesses in our internal control over financial reporting. The identified material weaknesses in our internal control over financial reporting continued to exist as of December 31, 2020 and June 30, 2021.
We did not design and maintain an effective control environment commensurate with our financial reporting requirements. Specifically, we did not maintain a sufficient complement of personnel with an appropriate degree of internal controls and accounting knowledge, experience, and training commensurate with our accounting and financial reporting requirements. This material weakness contributed to the following additional material weaknesses:

•
We did not design and maintain effective controls over the segregation of duties related to journal entries. Specifically, certain personnel have the ability to both create and post journal entries within the Company’s general ledger system. This material weakness did not result in any adjustments to the consolidated financial statements.

•
We did not design and maintain effective controls over the accounting for convertible preferred stock and warrant arrangements. Further, we did not design and maintain effective controls to verify the completeness and accuracy of sales returns and accrued sales tax. Each of these material weaknesses resulted in material adjustments to several account balances and disclosures in the consolidated financial statements as of and for the year ended December 31, 2019.

•
We did not design and maintain effective controls over IT general controls for information systems that are relevant to the preparation of our consolidated financial statements. Specifically, we did not design and maintain (i) program change management controls to ensure that IT program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately, (ii) user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate Company personnel, (iii) computer operations controls to ensure that critical batch jobs are monitored, and data backups are authorized and monitored, and (iv) testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements. This material weakness did not result in any adjustments to the consolidated financial statements.

Additionally, each of the material weaknesses described above could result in a misstatement of one or more account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.
We have not begun an implementation plan to remediate these material weaknesses. Once we begin an implementation plan, the remediation measures will be ongoing, and although not all inclusive, we expect the remediation measures to include hiring additional accounting and financial reporting personnel and implementing additional policies, procedures and controls, all of which will result in future costs for the Company.
To address these material weaknesses, we plan to take actions to improve our IT general controls, segregation of duties controls, period-end
financial reporting controls, and journal entry controls. However, the material weaknesses will not be considered remediated until our remediation plan has been fully implemented, the applicable controls operate for a sufficient period of time, and we have concluded, through testing, that the newly implemented and enhanced controls are operating effectively. At this time, we cannot predict the success of such efforts or the outcome of our assessment of the remediation efforts. Our efforts may not remediate these material weaknesses in our internal control over financial reporting, or that additional material weaknesses will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our consolidated financial statements that could result in a restatement of our consolidated financial statements, and could cause us to fail to meet our reporting obligations, any of which could diminish investor confidence in us and cause a decline in the price of our common stock. Additionally, ineffective internal controls could expose us to an increased risk of financial reporting fraud and the misappropriation of assets and subject us to potential delisting from the stock exchange on which we list or to other regulatory investigations and civil or criminal sanctions.
Additionally, on April 12, 2021, the staff of the SEC issued a statement regarding the accounting and reporting considerations for Warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Following the issuance of the SEC Statement, SBG concluded that it was appropriate to restate its previously issued audited financial statements as of and for the period ended December 31, 2020, and as part of such process, SBG identified a material weakness in its internal control over financial reporting. SBG’s management implemented changes in internal control over financial reporting during second quarter of 2021 designed to remediate a material weakness solely related to the presentation of the Company’s warrants as equity instead of liability. We will continue to expend a substantial amount of effort and resources, to identify and appropriately apply applicable accounting requirements to better evaluate and understand the nuances of the complex accounting standards that apply to our financial statements. Our plans also include increasing communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.
As a public company, we will be required pursuant to Section 404(a) of the Sarbanes-Oxley Act to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for each annual report on Form
10-K
to be filed with the SEC. This assessment will need to include disclosure of any material weaknesses identified by our management in internal control over financial reporting. Once we cease to be an emerging growth company, our independent registered public accounting firm will also be required, pursuant to Section 404(b) of the Sarbanes-Oxley Act, to attest to the effectiveness of our internal control over financial reporting in each annual report on Form
10-K
to be filed with the SEC. We will be required to disclose material changes made in our internal control over financial reporting on a quarterly basis. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, the stock exchange on which our securities are listed or other regulatory authorities, which would require additional financial and management resources. We have begun the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404, but we may not be able to complete our evaluation, testing and any required remediation in a timely fashion.
Risks Related to Regulation of Our Industry and Products
We are required to obtain and maintain marketing authorizations from the FDA for medical device products in the U.S., which can be a lengthy and time-consuming process, and a failure to do so on a timely basis, or at all, could severely harm our business.
We are developing certain products, including the Owlet BabySat and Owlet OTC Smart Sock, that we believe are regulated as medical devices. Certain other products we are developing, such as the Owlet Band, may also be regulated as medical devices depending on their intended use. We currently sell the Owlet Smart Sock, which we market for use by parents of healthy babies to provide peace of mind, and for which we have not sought or obtained any marketing authorization from the FDA or similar marketing authorizations or certifications from any other governmental authority. In response to inquiries from the FDA and regulatory authorities in other jurisdictions regarding the marketing of the Owlet Smart Sock, we have communicated our belief that the Owlet Smart Sock is not a medical device and does not require marketing authorization from the FDA or similar clearance, approval, certification, or other authorization from such other regulatory authorities. However, the FDA and other regulatory authorities have expressed they do not agree with that conclusion and could require us to obtain such marketing authorization, clearance, approval, and/or certification to continue to sell the product.
Medical devices are subject to extensive regulation in the United States by local government, state government and the federal government, including by the FDA. The FDA regulates virtually all aspects of a medical device’s design, development, testing, manufacturing, labeling, storage, record keeping, reporting, sale, promotion, distribution and shipping. In the United States, unless an exemption applies, any medical device that we seek to market in the U.S. must first undergo the FDA’s premarket review pursuant to the Federal Food, Drug, and Cosmetic Act (“FDCA”), and must receive the FDA’s marketing authorization either via clearance of a 510(k) premarket notification, de novo
classification, or approval of a premarket approval (“
PMA
”) application, depending on the type of device. In the 510(k) clearance process, before a device may be marketed, the FDA must determine that a proposed device is “substantially equivalent” to a legally-marketed “predicate” device. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data are sometimes required to support substantial equivalence.
In the PMA process, the FDA must determine that a proposed device is safe and effective for its intended use based, in part, on extensive data, including, but not limited to, technical, pre-clinical,
clinical trial, manufacturing and labeling data. The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices. However, some devices are automatically subject to the PMA pathway regardless of the level of risk they pose because they have not previously been classified into a lower risk class by the FDA. Manufacturers of these devices may request that the FDA review such devices in accordance with the de novo
classification procedure, which allows a manufacturer whose novel device would otherwise require the submission and approval of a PMA prior to marketing to request down-classification of the device on the basis that the device presents low or moderate risk. If the FDA agrees with the down classification, the applicant will then receive authorization to market the device. This device can then be used as a predicate device for future 510(k) submissions.
Modifications to products that are approved through a PMA application may require FDA approval. Similarly, certain modifications made to products cleared through a 510(k) premarket notification or de novo classification may require a new 510(k) clearance. The PMA approval, de novo classification, and the 510(k) clearance process can be expensive, lengthy and uncertain. The FDA’s 510(k) clearance process usually takes from three to 12 months, but can last longer. The process of obtaining a PMA is much more costly and uncertain than the 510(k) clearance process and generally takes from one to three years, or even longer, from the time the application is filed with the FDA. In addition, a PMA and de novo
classification generally require the performance of one or more clinical trials, and a 510(k) clearance sometimes requires clinical data to support clearance. Despite the time, effort and cost, any particular device may not be authorized for marketing by the FDA. Any delay or failure to obtain necessary marketing authorizations could harm our business.
Even if marketing authorization is granted, such marketing authorization may be limited to only certain indications for use. Medical devices may be marketed only for the indications of use for which they are authorized. Additionally, the FDA might not grant marketing authorizations on a timely basis, if at all, for products or new uses of existing products that are regulated as medical devices and that are determined to require such marketing authorization. In addition, even if FDA marketing authorization is obtained, if safety or effectiveness problems are later identified with any medical device products, we may need to initiate a product recall.
To support any submissions to the FDA seeking marketing authorizations, we may be required to conduct clinical testing of our product candidates. Such clinical testing must be conducted in compliance with FDA requirements pertaining to research with human subjects. Among other requirements, we must obtain informed consent from study subjects and approval by institutional review boards (“IRB”) before such studies may begin. We must also comply with other FDA requirements such as monitoring, record-keeping, reporting and the submission of information regarding certain clinical trials to a public database maintained by the National Institutes of Health. In addition, if the study involves a significant risk device, we are required to obtain the FDA’s approval of the study under an Investigational Device Exemption (“IDE”). Compliance with these requirements can require significant time and resources. If the FDA determines that we have not complied with such requirements, the FDA may refuse to consider the data to support our submissions seeking marketing authorization or may initiate enforcement actions.
Moreover, clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials may not be predictive of the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. A number of companies have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials. Our future clinical trial results may not be successful. We may also be delayed in our clinical trials, including as related to, among other things: obtaining authorization to initiate clinical trials; reaching agreement on acceptable terms with vendors, clinical trial sites, and contract research organizations; obtaining IRB approvals, recruiting subjects and having them complete the study; experiencing deviations from clinical trial protocols; and adding new clinical sites. We could encounter delays if a clinical trial is suspended or terminated due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. If we experience delays in the completion of, or termination of, any clinical trial of our medical device products we seek to develop, the commercial prospects of our proposed products will be harmed, and our ability to generate product revenues from any of these products will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow down our product development and jeopardize our ability to generate product sales and revenues.
The FDA’s interpretations of its laws and regulations are subject to change. If the FDA changes its policy or concludes that the marketing of any of our products is not in accordance with current policies, regulations or statutory requirements, or if the FDA changes its applicable policies or if changes are introduced to applicable laws or regulations, we may be required to seek clearance or approval for these products through the 510(k), de novo
classification or PMA processes, may not be permitted to continue marketing these products until marketing authorization is obtained, or may be the subject of regulatory enforcement actions.
We have relied and expect to continue to rely on third parties to conduct our nonclinical and clinical studies and perform other tasks for us. If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or comply with regulatory requirements, we may not be able to obtain marketing authorization or other required certifications to commercialize our medical device products and our business could be substantially harmed.
We have relied upon and plan to continue to rely upon third parties for execution of our nonclinical and clinical studies, and we control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol, legal, regulatory, and scientific standards and our reliance on third parties does not relieve us of our regulatory responsibilities. We and our third party contractors may be required to comply with Good Clinical Practice requirements, or GCPs, and Good Laboratory Practice requirements, or GLPs, which are regulations and guidelines enforced by the FDA and other regulatory authorities for the conduct of certain clinical and nonclinical studies, respectively. Regulatory authorities enforce these regulations through periodic inspections of study sponsors, principal investigators, study sites, and other contractors. If we or any of our third party contractors fail to comply with applicable regulations, the data generated in our studies may be deemed unreliable and the FDA and other regulatory authorities may require us to perform additional nonclinical and clinical studies before issuing any marketing authorizations or other certifications for any medical device products we seek to market. Upon inspection by a given regulatory authority, such regulatory authority may determine that our clinical studies do not comply with GCP regulations. Our or our third party contractors’ failure to comply with these regulations may require us to repeat clinical studies, which would delay or prevent any required marketing authorization or similar certification from being granted.

If any of our relationships with these third parties terminate, we may not be able to enter into arrangements with alternative third parties or do so on commercially reasonable terms. In addition, our contractors are not our employees, and except for remedies available to us under our agreements with them, we cannot control whether or not they devote sufficient time and resources to our development programs. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our protocols, regulatory requirements, or for other reasons, our studies may be extended, delayed, or terminated and we may not be able to obtain marketing authorizations or other required certifications to successfully commercialize our proposed medical device products. Third parties may also generate higher costs than anticipated. As a result, our results of operations and the commercial prospects for our proposed products would be harmed, our costs could increase, and our ability to generate revenue could be delayed.
We rely on third parties to manufacture our products. Failure of those third parties to provide us with sufficient quantities of our products, in compliance with applicable regulatory requirements, or to do so at acceptable quality levels or prices could adversely impact our business.
We do not currently have nor do we plan to acquire the infrastructure or capability internally to completely manufacture our commercial products or our development-stage products, and we lack the resources and the capability to manufacture any of our current or future products in the future. We do not control the manufacturing process of, and are completely dependent on, our contract manufacturing partners for compliance with applicable regulatory requirements for any medical device products we seek to market. For example, the FDA requires adherence to current good manufacturing practice requirements for medical devices, known as the Quality System Regulation, or QSR. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or others, our products may not be able to be lawfully marketed. In addition, we have no control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or a comparable foreign regulatory authority does not consider these facilities adequate for the manufacture of our products, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain marketing authorization or similar certification for or to market any medical device products we may seek to develop and commercialize.
We rely on third-party manufacturers to purchase from third-party suppliers the materials necessary to produce our products. There are a limited number of suppliers for raw materials that are used in the manufacture of our products and that we anticipate will be able to supply materials for the production of our future products, and there may be a need to assess alternate suppliers to prevent a possible disruption of the manufacture of the materials. We do not have any control over the process or timing of the acquisition of these raw materials by our manufacturers. If our manufacturers or we are unable to purchase these raw materials, the commercial launch of any medical device products we may seek to develop would be delayed or there would be a shortage in supply, which would impair our ability to generate revenues from the sale of such products, if authorized for marketing.
We expect to continue to depend on third-party contract manufacturers for the foreseeable future. We have not entered into long-term agreements with our current contract manufacturers or with any alternate suppliers, and we may be unable to enter into such an agreement or do so on commercially reasonable terms.
Regulatory reforms may impact our ability to develop and commercialize our products and services and technologies.
From time to time, legislation is drafted and introduced that could significantly change the regulatory frameworks governing our products and services.
In addition, regulations and guidance are often revised or reinterpreted by the government agency in ways that may significantly affect our business or products and services. We cannot predict the impact on our business of any legislation, regulations, or reinterpretations thereof that may be enacted or adopted in the future. However, future regulatory changes could make it more difficult for us to obtain or maintain any necessary marketing authorization for our products and services, or to develop and commercialize future medical devices and technologies.

We may be required to obtain and maintain regulatory authorizations, including clearances or approvals, or other certifications in order to commercialize our products in international markets. Failure to obtain such regulatory authorizations or certifications in relevant foreign jurisdictions may prevent us from marketing medical device products abroad.
We currently market and intend to continue to market our products and services internationally. We expect certain of our pipeline products to be regulated as medical devices, and we have received communications from certain regulatory authorities inquiring as to the regulatory status of our Owlet Smart Sock, and whether such product is regulated as a medical device in such jurisdictions. Outside of the U.S., we can generally market a medical device only if we receive a certification by an independent regulatory body (in the European Economic Area (“EEA”)) or a marketing authorization from other foreign regulatory authorities (and meet certain pre-marketing
requirements) and, in some cases, pricing approval, from the appropriate regulatory authorities. The path to market varies among international jurisdictions and may require additional or different product testing than required to obtain FDA marketing authorization. We may be unable to obtain foreign certifications or marketing authorizations on a timely basis, if at all, and we may also incur significant costs in attempting to obtain foreign certifications or marketing authorizations.
In addition, marketing authorization by the FDA does not ensure marketing authorization, including clearance or approval, or other certification by foreign regulatory authorities. However, a failure to obtain such marketing authorization by the FDA may have a negative impact on our ability to obtain any necessary marketing authorizations, including clearances or approvals, or similar certifications in foreign jurisdictions. Moreover, certifications or marketing authorizations from one foreign regulatory authority does not ensure certification or marketing authorization by any other foreign regulatory authority or by the FDA. If we fail to receive necessary certifications or marketing authorizations to commercialize our products in foreign jurisdictions on a timely basis, or at all, or if we later lose such certifications or marketing authorizations, our business, financial condition and results of operations could be adversely affected. Furthermore, foreign regulatory requirements may change from time to time, which could adversely affect our ability to market new products and services, or continue to market existing products and services, internationally.
Promotion of any medical devices using claims that are
off-label,
unsubstantiated, false or misleading could subject us to substantial penalties.
Obtaining FDA marketing authorization would permit us to promote the subject medical device only for the specific use(s) cleared or approved by the FDA. Use of a medical device outside its cleared or approved indications is known as
“off-label”
use. Although physicians may use any medical devices we market off-label
because the FDA does not restrict or regulate a physician’s choice of treatment within the practice of medicine, we are prohibited from marketing or promoting any medical devices for off-label
use. While we may pursue FDA marketing authorizations for certain indications for any medical devices we seek to market, the FDA may deny those requests, require additional expensive clinical data to support any additional indications or impose limitations on the intended use of any authorized product as a condition of marketing authorization. If the FDA determines that our products were promoted for off-label
use, or that false, misleading or inadequately substantiated promotional claims have been made by us or our commercial partners, it could request that we or our commercial partners modify those promotional materials or take regulatory or enforcement actions, including the issuance of an untitled letter or warning letter, injunction, seizure, civil fine and criminal penalties. While certain U.S. courts have held that truthful, non-misleading,
off-label
information is protected under the First Amendment under certain circumstances, the FDA continues to take the position that off-label
promotion is subject to enforcement action.
It is also possible that other federal, state or foreign enforcement authorities may take action if they consider our communications, including promotional or training materials, to constitute promotion of an uncleared, uncertified or unapproved use of a medical device. If not successfully defended, enforcement actions related to off-label
promotion could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In any such event, our reputation could be damaged, adoption of our products could be impaired and we could be subject to extensive fines and penalties.

Additionally, we must have adequate substantiation for the claims we make for our products and services. If any of our claims are determined to be false, misleading or deceptive, our products and services could be considered misbranded under the FDCA or in violation of the Federal Trade Commission Act. We could also face lawsuits from our competitors under the Lanham Act alleging that our marketing materials are false or misleading.
Foreign jurisdictions have their own laws and regulations concerning medical device marketing authorizations and certifications, including communications, claims and promotional or training materials surrounding those medical devices. Failure to comply with those laws and regulations could result in actions against us, including fines, penalties and exclusion from the market. Any such actions could adversely affect our ability to market new products and services or continue to market existing products and services in those jurisdictions.
If we or our suppliers fail to comply with ongoing regulatory requirements, or if we experience unanticipated problems with our products and services, these products and services could be subject to restrictions or withdrawal from the market. Our actual or perceived failure to comply with such obligations could harm our business, and changes in such regulations or laws could require us to modify our products and services or marketing or advertising efforts.
Our products and services, along with the manufacturing processes, labeling and promotional activities for our products and services, may be subject to continual review by the FDA, the U.S. Federal Trade Commission (“FTC”), the U.S. Consumer Product Safety Commission (“CPSC”) or other regulatory bodies, including their counterparts in international jurisdictions, depending on the product and whether such product is a medical device.
Failure by us or one of our suppliers to comply with statutes and regulations administered by any of these regulatory bodies that are applicable to any medical devices we market, or with any applicable statutes and regulations administered by other regulatory bodies, could result in, among other things, any of the following:

•	warning letters or untitled letters issued by the FDA or FTC and their counterparts in international jurisdictions;

•	litigation, fines, civil penalties, in rem forfeiture proceedings, injunctions, consent decrees and criminal prosecution;

•	import alerts and holds;

•	unanticipated expenditures to address or defend such actions;

•	delays in clearing or approving, or refusal to clear or approve, our products, where applicable;

•	withdrawals or suspensions of clearance or approval of our products or those of our third-party suppliers by the FDA or other regulatory bodies, where applicable;

•	product recalls or seizures;

•	adverse publicity;

•	orders for device repair, replacement or refund;

•	interruptions of production or inability to export to certain foreign countries; and

•	operating restrictions.
If any of these items were to occur, it would harm our reputation and adversely affect our business, financial condition and results of operations.
Changes in and failures to comply with U.S. and foreign privacy and data protection laws, regulations and standards may adversely affect our business, operations and financial performance.
The global data protection landscape is rapidly evolving, and we are or may become subject to numerous state, federal and foreign laws, requirements and regulations governing the collection, use, disclosure, retention, and security of health-related and other personal information, including information we collect about children and infants, their parents and other consumers who purchase our products and services, as well as information that we may now or in the future collect in connection with clinical trials in the U.S. and abroad. Implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, and we cannot yet determine the impact future laws, regulations, standards, or perception of their requirements may have on our business. This evolution may create uncertainty in our business, affect our ability to operate in certain jurisdictions or to collect, store, transfer, use and share personal information, necessitate the acceptance of more onerous obligations in our contracts, result in liability or impose additional costs on us. The cost of compliance with these laws, regulations and standards is high and is likely to increase in the future. Any failure or perceived failure by us to comply with federal, state or foreign laws or regulations, our internal policies and procedures, or our contracts governing our processing of personal information could result in negative publicity, government investigations and enforcement actions, claims by third parties and damage to our reputation, any of which could have a material adverse effect on our operations, financial performance and business.
As our operations and business grow, we may become subject to or affected by new or additional data protection laws and regulations and face increased scrutiny or attention from regulatory authorities. In the U.S., the Health Insurance Portability and Accountability Act (“HIPAA”) imposes, among other things, certain standards relating to the privacy, security, transmission and breach reporting of individually identifiable health information.
Certain states have also adopted comparable privacy and security laws and regulations, some of which may be more stringent than HIPAA. Such laws and regulations will be subject to interpretation by various courts and other governmental authorities, thus creating potentially complex compliance issues for us and our future customers and strategic partners.
In addition, California enacted the California Consumer Privacy Act (“CCPA”) on June 28, 2018, which took effect on January 1, 2020. The CCPA creates individual privacy rights for California consumers and increases the privacy and security obligations of entities handling certain personal data. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. The CCPA may increase our compliance costs and potential liability, and many similar laws have been proposed at the federal level and in other states. Further, the California Privacy Rights Act (“CPRA”) recently passed in California. The CPRA will impose additional data protection obligations on covered businesses, including additional consumer rights processes, limitations on data uses, new audit requirements for higher risk data, and opt outs for certain uses of sensitive data. It will also create a new California data protection agency authorized to issue substantive regulations and could result in increased privacy and information security enforcement. The majority of the provisions will go into effect on January 1, 2023, and additional compliance investment and potential business process changes may be required. In the event that we are subject to or affected by HIPAA, the CCPA, the CPRA or other domestic privacy and data protection laws, any liability from failure to comply with the requirements of these laws could adversely affect our financial condition.
We are also or may become subject to rapidly evolving data protection laws, rules and regulations in foreign jurisdictions. For example, the European Union General Data Protection Regulation (“GDPR”) went into effect in May 2018 and imposes strict requirements for processing the personal data of individuals within the EEA. The

GDPR imposes strict obligations on the ability to process health-related and other personal data of individuals within the EEA, including in relation to use, collection, analysis, and transfer (including cross-border transfer) of such personal data. The law is also developing rapidly and, in July 2020, the Court of Justice of the EU (“CJEU”) limited how organizations could lawfully transfer personal data from the EEA to the U.S. While the CJEU upheld the adequacy of the standard contractual clauses (a standard form of contract approved by the European Commission as an adequate personal data transfer mechanism), it made clear that reliance on them alone may not necessarily be sufficient in all circumstances. Use of the standard contractual clauses must now be assessed on a case-by-case
basis taking into account the legal regime applicable in the destination country, in particular applicable surveillance laws and rights of individuals and additional measures and/or contractual provisions may need to be put in place, however, the nature of these additional measures is currently uncertain. The CJEU went on to state that if a competent supervisory authority believes that the standard contractual clauses cannot be complied with in the destination country and the required level of protection cannot be secured by other means, such supervisory authority is under an obligation to suspend or prohibit that transfer. The European Commission has published revised standard contractual clauses for data transfers from the EEA: the revised clauses must be used for relevant new data transfers from September 27, 2021; existing standard contractual clauses arrangements must be migrated to the revised clauses by December 27, 2022. We will be required to implement the revised standard contractual clauses, in relation to relevant existing contracts and certain additional contracts and arrangements, within the relevant time frames. There is some uncertainty around whether the revised clauses can be used for all types of data transfers, particularly whether they can be relied on for data transfers to non-EEA
entities subject to the GDPR.
In addition, EU and EEA Member States may impose further obligations relating to the processing of genetic, biometric or health data, which could further add to our compliance costs and limit how we process this information. Companies that must comply with the GDPR face increased compliance obligations and risk, including more robust regulatory enforcement of data protection requirements and potential fines for noncompliance of up to €20 million or 4% of the annual global revenues of the noncompliant company, whichever is greater. Further, from January 1, 2021, we have to comply with the GDPR and also the UK GDPR (“UK GDPR”), which, together with the amended United Kingdom Data Protection Act 2018, retains the GDPR in UK national law. The UK GDPR mirrors the fines under the GDPR, e.g. fines up to the greater of €20 million (£17.5 million) or 4% of global turnover. The European Commission has adopted an adequacy decision in favor of the UK, enabling data transfers from EU member states to the UK without additional safeguards. However, the UK adequacy decision will automatically expire in June 2025 unless the European Commission re-assesses
and renews/extends that decision, and remains under review by the Commission during this period. The relationship between the UK and the EU in relation to certain aspects of data protection law remains unclear, and it is unclear how UK data protection laws and regulations will develop in the medium to longer term, and how data transfers to and from the UK will be regulated in the long term. Furthermore, other international jurisdictions, including Singapore, South Korea, China, Brazil, Mexico and Australia, have also implemented laws relating to data privacy and protection.
Although we work to comply with applicable laws, regulations and standards, our contractual obligations and other legal obligations, these requirements are evolving and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another or other legal obligations with which we must comply. Any failure or perceived failure by us or our employees, representatives, contractors, consultants, collaborators, or other third parties to comply with such requirements or adequately address privacy and security concerns, even if unfounded, could result in additional cost and liability to us, damage our reputation, and adversely affect our business and results of operations.
To the extent we market any medical devices or other healthcare products and services, our relationships with customers, physicians and third-party payors may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, and other healthcare laws and regulations. If we or our employees, independent contractors, consultants, commercial partners, or vendors violate these laws, we could face substantial penalties.
To the extent we market any medical devices or other healthcare products and services, our relationships with customers, physicians, and third-party payors may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, and other healthcare laws and regulations. These laws may impact, among other things, our proposed and future sales, marketing, and education programs. In particular, the promotion, sales and marketing of healthcare items and services is subject to extensive laws and regulations designed to prevent fraud, kickbacks, self-dealing, and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive, and other business arrangements. We may also be subject to federal, state and foreign laws governing the privacy and security of identifiable patient information. The U.S. healthcare laws and regulations that may affect our ability to operate include, but are not limited to:

•
the federal Anti-Kickback Statute, which prohibits, among other things, any person or entity from knowingly and willfully offering, paying, soliciting or receiving any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, the purchasing, leasing, ordering or arranging for the purchase, lease, or order of any item or service reimbursable under Medicare, Medicaid or other federal healthcare programs. The term “remuneration” has been broadly interpreted to include anything of value. A person or entity does not have to have actual knowledge of this statute or specific intent to violate it to have committed a violation;

•
federal civil and criminal false claims laws, including the federal civil False Claims Act, and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid, or other federal government programs that are false or fraudulent or knowingly making a false statement to improperly avoid, decrease or conceal an obligation to pay money to the federal government, including federal healthcare programs. In addition, the government may assert that claim includes items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the false claims statute;

•
HIPAA, which created new federal civil and criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, including private third-party payors and knowingly and willfully falsifying, concealing or covering up by any trick, scheme or device, a material fact or making any materially false, fictitious or fraudulent statements in connection with the delivery of, or payment for, healthcare benefits, items or services. Similar to the federal Anti-Kickback Statute, a person or entity does not have to have actual knowledge of this statute or specific intent to violate it to have committed a violation;

•
the federal Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, biologicals and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to CMS information related to payments or other transfers of value made to physicians, as defined by such law, certain other healthcare providers beginning in 2022 and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members;

•	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and

•	state and foreign equivalents of each of the healthcare laws described above, some of which may be broader in scope.
Because of the breadth of these laws and the narrowness of the statutory exceptions and regulatory safe harbors available, it is possible that some of our business activities, or any arrangements with physicians, could be subject to challenge under one or more of such laws. It is not always possible to identify and deter employee misconduct or business noncompliance, and the precautions we take to detect and prevent inappropriate conduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. Efforts to ensure that our business arrangements will comply with applicable healthcare laws may involve substantial costs. It is possible that governmental and enforcement authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If we or our employees, independent contractors, consultants, commercial partners and vendors violate these laws, we may be subject to investigations, enforcement actions or significant penalties, including the imposition of significant civil, criminal and administrative penalties, damages, disgorgement, monetary fines, imprisonment, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, additional reporting requirements or oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance
with these laws, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations. In addition, any regulatory approvals (as applicable) and commercialization of our products outside the United States will also likely subject us to foreign equivalents of the healthcare laws mentioned above, among other foreign laws. Any action against us for violation of these laws, even if we successfully defend against such action, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.
Expanding our commercial strategy based on third-party payor coverage and reimbursement may not be successful and will subject us to new risks, including, without limitation, changes in third-party payor coding, coverage and reimbursement rates for our products that obtain FDA authorization which could affect the adoption of such products and negatively impact our future revenue.
With respect to our current products, including the Owlet Smart Sock, Owlet Cam and Owlet Dream Lab, we utilize a direct-to-consumer
model where consumers purchase our products directly from us or one of our retailers. Currently, these products are not covered or reimbursed by any third-party payor. We are actively developing a strategy to enable healthcare providers to obtain reimbursement for products for which we successfully obtain FDA authorization, including the Owlet BabySat, or the services associated with such products. However, this new strategy may not be successful as payors may refuse to provide coverage and reimbursement for these products even if we obtain FDA authorization.
In the United States, healthcare providers who may purchase these products generally rely on third-party payors, including Medicare, Medicaid and private health insurance plans, to pay for all or a portion of the cost of our products. To contain costs of new technologies, governmental healthcare programs and third-party payors are increasingly scrutinizing new and existing medical devices by requiring extensive evidence of favorable clinical outcomes. To the extent we market any medical devices, are successful in obtaining FDA marketing authorization to the extent applicable, and third-party payors determine that our products are medically necessary and clinically effective, the resulting reimbursement payment rates might not be adequate or may require co-payments
that patients find unacceptably high. Third-party payors regularly update reimbursement amounts and may also revise the methodologies from time to time used to determine reimbursement amounts. This includes routine updates to payments to physicians for services provided. These updates could directly impact the demand for our products. Although we believe that healthcare providers may be able to bill third-party payors using existing Current Procedural Terminology (“CPT”) codes for the remote monitoring of patients using products for which we obtain FDA authorization, including the initial set-up
and patient education on the use of such products, their inability to obtain adequate reimbursement from third-party payors may adversely affect our business.
In addition, foreign jurisdictions have their own unique healthcare systems and regulation regimes that differ substantially from the U.S. and other international markets. Successfully navigating those regimes will require significant resources and may ultimately be unsuccessful. As a result, our financial performance could be harmed, our costs could increase, and our ability to generate revenue could be delayed.
Given the evolving nature of the healthcare industry and
on-going
healthcare cost reforms, the likelihood of success of our new commercial strategy is, and will continue to be, subject to changes in the level of third-party payor coverage and reimbursement for these products and services.

Legislative and regulatory changes in the healthcare industry could have a negative impact on our financial performance. Furthermore, our business, financial condition, results of operations and cash flows could be significantly and adversely affected by healthcare reform legislation in the U.S. or in potential key international markets.
Changes in the healthcare industry in the U.S. and abroad could adversely affect the demand for our potential medical devices and the way in which we conduct our business. For example, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “
ACA
”), enacted in 2010, required most individuals to have health insurance, established new regulations on health plans, created insurance-pooling mechanisms and reduced Medicare spending on services provided by hospitals and other providers. Since its enactment, there have been legislative, executive and judicial challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order initiating a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare. It is unclear how healthcare reform measures enacted by Congress or implemented by the Biden administration or other challenges to the ACA, if any, will impact the ACA or our business.
Any medical devices we market and related business activities would be subject to rigorous regulation by the FDA and other federal, state and international governmental authorities. These authorities and members of Congress have been increasing their scrutiny over the medical device industry. In recent years, Congress, the Department of Justice, the Office of Inspector General of the Department of Health and Human Services, and the Department of Defense have issued subpoenas and other requests for information to medical device manufacturers, primarily related to financial arrangements with healthcare providers, regulatory compliance and marketing and product promotional practices. Furthermore, certain state governments have enacted legislation to limit or increase transparency of interactions with healthcare providers, pursuant to which we are required by law to disclose payments and other transfers of value to healthcare providers licensed by certain states.
We anticipate that the government will continue to scrutinize the medical device industry closely, and any new regulations or statutory provisions could result in delays or increased costs during the periods of product development, clinical trials and regulatory review and marketing authorization, as applicable, as well as increased costs to assure compliance.
In Europe, the Medical Devices Regulation (2017/745 or “
MDR
”), which is directly applicable in all EEA Member States without the need for adoption of EEA Member State laws implementing them has established a uniform, transparent, predictable and sustainable regulatory framework across the EEA for medical devices and seeks to ensure a high level of safety and health while supporting innovation, among other things. The MDR became applicable on May 26, 2021. However, devices lawfully placed on the market pursuant to the existing EU Medical Devices Directive prior to May 26, 2021 may generally continue to be made available on the market or put into service until May 26, 2025. The new regulations among other things:

•	strengthen the rules on placing devices on the market and reinforce surveillance once they are available;

•	establish explicit provisions on manufacturers’ responsibilities for the follow-up of the quality, performance and safety of devices placed on the market;

•	improve the traceability of medical devices throughout the supply chain to the end-user or patient through a unique identification number;

•	set up a central database to provide patients, healthcare professionals and the public with comprehensive information on products available in the EU; and

•	strengthen the rules for the assessment of certain high-risk devices, such as implants, which may have to undergo an additional check by experts before they are placed on the market.
These modifications are likely to have an effect on the way we conduct our business in the EEA. For example, as a result of the transition towards the new regime, notified body review times have lengthened, and product future introductions or modifications could be delayed or canceled, which could adversely affect our ability to grow our business and our future products.
Our employees, consultants, sales agents, distributors and other commercial partners may engage in misconduct or other improper activities, including non-compliance
with regulatory standards and requirements.
We are exposed to the risk that our employees, consultants, sales agents, distributors and other commercial partners may engage in fraudulent or illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or other unauthorized activities that violate the regulations of the FDA and other U.S. healthcare regulators, as well as
non-U.S.
regulators, including those laws requiring the reporting of true, complete and accurate information to such regulators, manufacturing standards, healthcare fraud and abuse laws and regulations in the United States and abroad or laws that require the true, complete and accurate reporting of financial information or data. In particular, sales, marketing and business arrangements in the healthcare industry, including the sale of medical devices, are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. It is not always possible to identify and deter misconduct by our employees, sales agencies, distributors and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could result in the imposition of significant fines or other sanctions, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in government healthcare programs, contractual damages, reputational harm, diminished profits and future earnings and curtailment of operations. Whether or not we are successful in defending against such actions or investigations, we could incur substantial costs, including legal fees, and divert the attention of management in defending ourselves against any of these claims or investigations.
We may be subject to regulatory reporting requirements if our products and services cause or contribute to a death or serious injury or malfunction in a way that would likely cause or contribute to a death or serious injury, or in certain other scenarios, and we may need to initiate voluntary corrective actions such as the recall of our products.
Regulatory agencies in many countries require us to report potential safety issues with our products and services under a variety of circumstances. For example, the FDA’s Medical Device Reporting regulations require that for any medical device we market, we report when we become aware of information that reasonably suggests that the product may have caused or contributed to a death or serious injury, or has malfunctioned in a way that, if the malfunction were to recur, would likely cause or contribute to a death or serious injury. We may fail to report adverse events of which we become aware within the prescribed timeframe. We may also fail to recognize that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of the implant system. If we fail to comply with our reporting obligations, the FDA could take action, including warning letters, untitled letters, administrative actions, criminal prosecution, imposition of civil monetary penalties, revocation of our device clearance, seizure of our products or delay in clearance of future products. Similarly, under the CPSC consumer product reporting requirements, we are required to report to the CPSC any incident in which a CPSC-regulated product of ours creates an unreasonable risk of serious injury or death, contains a defect which could create a substantial product hazard, fails to comply with an applicable consumer product safety rule, or fails to comply with any other rule, regulation, standard or ban enforced by the CPSC. In addition, all manufacturers placing medical devices on the market in the EEA are legally required to immediately report any serious or potentially serious incidents involving products produced or sold by the manufacturer to the relevant authority in those jurisdictions where any such incident occurred. As to general consumer products, where manufacturers and distributors know or ought to know that a product that they have placed on the market poses risks to the consumer that are incompatible with the general safety requirements, they shall immediately inform the relevant authority in the relevant jurisdictions. The FDA, CPSC and similar foreign regulatory authorities have the authority to require the recall of our commercialized products under certain circumstances and depending on the type of product. For example, the FDA must find that there is a reasonable probability that a medical device would cause serious adverse health consequences or death in order to require a recall. The standard for ordering a mandatory recall may be different for each regulatory agency and in foreign jurisdictions. In addition, manufacturers may, under their own initiative, correct or remove a marketed product for any reason and under any circumstance, which may constitute a recall if the product violates applicable laws. A government-mandated or voluntary recall by us or by one of our distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues.
We may initiate certain field actions, such as a correction or removal of our products in the future. Any correction or removal initiated by us to reduce a health risk posed by a medical device, or to remedy a regulatory violation caused by the device that may present a risk to health, must be reported to the FDA. Other regulatory authorities may have similar reporting requirements. If the regulatory agency subsequently determines that a report was required for a correction or removal of our products that we did not believe required a report, we could be subject to enforcement actions.
Any recalls of our products or enforcement actions would divert managerial and financial resources and could have an adverse effect on our financial condition and results of operations. In addition, given our dependence upon consumer perceptions, any negative publicity associated with any recalls could materially and adversely affect our business, financial condition, results of operations and growth prospects.
We face the risk of product liability claims and the amount of insurance coverage we hold now or in the future may not be adequate to cover all liabilities we might incur.
Our products are predominantly used in the home and expose us to product liability claims and product recalls, including, but not limited to, those that may arise from off-label
use, malfunctions, design flaws or manufacturing defects related to our products or the use of our products with incompatible components or systems. In addition, as we continue to expand our product portfolio, we may enter or create new markets, including consumer markets, which may expose us to additional product liability risks. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranty. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in decreased demand for our current or future products, injury to our reputation, costs to defend the related litigation, a diversion of management’s time and our resources, substantial monetary awards to customers, regulatory investigations, product recalls, withdrawals or labeling, marketing or promotional restrictions, loss of revenue, and the inability to sell our current or any future products.
Our product liability insurance may not be sufficient to cover any or all damages for product liability claims that may be brought against us in the future. Furthermore, we may not be able to obtain or maintain insurance in the future at satisfactory rates or in adequate amounts to protect us against any product liability claims. Additionally, the laws and regulations regarding product liability are constantly evolving, both through the passage of new legislation at the state and federal levels and through new interpretations of existing legislation. As the legal and regulatory landscape surrounding product liability change, we may become exposed to greater liability than currently anticipated.
We may incur environmental and personal injury liabilities related to certain hazardous materials used in our operations.
Certain manufacturing processes for our products may involve the storage, use, generation and disposal of certain hazardous materials and wastes, including lead, silicone adhesives, solder and solder paste, sealants, epoxies and various solvents such as methyl ethyl ketone, acetone and isopropyl alcohol. As a result, we are subject to certain environmental laws, as well as certain other laws and regulations, which restrict the materials that can be used in our products or in our manufacturing processes. For example, products that we sell in Europe are subject to regulation in the EU markets under the Restriction of the Use of Hazardous Substances Directive (“RoHS”). RoHS prohibits companies from selling products that contain certain hazardous materials in EU Member States. In addition, the EU’s Registration, Evaluation, Authorization, and Restriction of Chemicals Regulation also restricts substances of very high concern in products. Compliance with such regulations may be costly and, therefore, we may incur significant costs to comply with these laws and regulations.
In addition, new environmental laws may further affect how we manufacture our products, how we use, generate or dispose of hazardous materials and waste, or further affect what materials can be used in our products. Any required changes to our operations may increase our manufacturing costs, detrimentally impact the performance of our products, add greater testing lead-times for product introductions or have other similar effects.
In connection with our research and manufacturing activities, we use, and our employees may be exposed to, materials that are hazardous to human health, safety or the environment. The risk of accidental injury to our employees or contamination from these materials cannot be eliminated, and we could be held liable for any resulting damages, the related liability for which could exceed our reserves. We do not specifically insure against environmental liabilities. If an enforcement action were to occur, our reputation and our business and financial condition may be harmed, even if we were to prevail or settle the action on terms favorable to us.
Changes to government immigration regulations may materially affect our workforce and limit our supply of qualified professionals, or increase our cost of securing workers.
We recruit professionals on a global basis and must comply with the immigration laws in the countries in which we operate, including the U.S. Some of our employees are working under Owlet-sponsored temporary work visas, including
H1-B
visas. Statutory law limits the number of new
H1-B
temporary work permit petitions that may be approved in a fiscal year. Furthermore, there is a possibility that the current U.S. immigration visa program may be significantly overhauled, and the number of
H1-B
visas available, as well as the process to obtain them, may be subject to significant change. Any resulting changes to this visa program could impact our ability to recruit, hire and retain qualified skilled personnel. If we are unable to obtain work visas in sufficient quantities or at a sufficient rate for a significant period of time, our business, operating results and financial condition could be adversely affected.
Changing laws and increasingly complex corporate governance and public disclosure requirements could have an adverse effect on our business and operating results.
Changing laws, regulations and standards relating to corporate governance and public disclosure and new regulations issued by the SEC and the NYSE have and will create additional compliance requirements for us. For example, the Dodd-Frank Act includes provisions regarding, among other things, advisory votes on named executive officer compensation and “conflict minerals” reporting. Complying with these rules and regulations has increased and will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business, financial condition and results of operations. We may also need to hire additional employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses. To maintain high standards of corporate governance and public disclosure, we have invested in, and intend to continue to invest in, reasonably necessary resources to comply with evolving standards.
In addition, stockholder litigation surrounding executive compensation and disclosure of executive compensation has increased with the passage of the Dodd-Frank Act. Furthermore, our stockholders may not continue to approve our advisory vote on named executive officer compensation that is required to be voted on by our stockholders annually pursuant to the Dodd-Frank Act. If we are involved in a lawsuit related to compensation matters or any other matters not covered by our directors’ and officers’ liability insurance, we may incur significant expenses in defending against such lawsuits, or be subject to significant fines or required to take significant remedial actions, each of which could adversely affect our business, financial condition and results of operations.

Changes in the regulation of the internet could adversely affect our business.
Laws, rules and regulations governing internet communications, advertising and
e-commerce
are dynamic, and the extent of future government regulation is uncertain. Federal and state regulations govern various aspects of our online business, including intellectual property ownership and infringement, trade secrets, the distribution of electronic communications, marketing and advertising, user privacy and data security, search engines and internet tracking technologies. Governmental authorities continue to evaluate the privacy implications inherent in the use of third-party “cookies” and other methods of online tracking for behavioral advertising and other purposes. In the U.S., federal and state governments have enacted, and may in the future enact, legislation or regulations impacting the ability of companies and individuals to engage in these activities, such as by regulating the level of consumer notice and consent required before a company can employ cookies or other electronic tracking tools or the use of data gathered with such tools. Additionally, some providers of consumer devices and web browsers have implemented, or announced plans to implement, limits on behavioral or targeted advertising and/or means to make it easier for internet users to prevent the placement of cookies or to block other tracking technologies, which could, if widely adopted, result in the decreased effectiveness or use of third-party cookies and other methods of online tracking, targeting or re-targeting.
The regulation of the use of these cookies and other current online tracking and advertising practices or a loss in our ability to make effective use of services that employ such technologies could increase our costs of operations and limit our ability to acquire new consumers on cost-effective terms and consequently, materially and adversely affect our business, financial condition and results of operations. Further, in the EU and the UK, regulators are increasingly focusing on compliance with requirements in the online behavioral advertising ecosystem, and current national laws that implement the ePrivacy Directive are highly likely to be replaced by an EU regulation known as the ePrivacy Regulation, which will significantly increase fines for non-compliance.
In the EU and the UK, informed consent is required for the placement of a cookie or similar technologies on a user’s device and for direct electronic marketing. The GDPR also imposes conditions on obtaining valid consent, such as a prohibition on pre-checked
consents and a requirement to ensure separate consents are sought for each type of cookie or similar technology. While the text of the ePrivacy Regulation is still under development, a recent European court decision and regulators’ recent guidance are driving increased attention to cookies and tracking technologies. If regulators start to enforce the strict approach in recent guidance, this could lead to substantial costs, require significant systems changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, adversely affect our margins, increase costs and subject us to additional liabilities.
Future taxation on the use of the internet or
e-commerce
transactions could also be imposed. Existing or future regulation or taxation could increase our operating expenses and expose us to significant liabilities. To the extent any such regulations require us to take actions that negatively impact us, they could have a material adverse effect on our business, financial condition and results of operations.
Risks Related to Our Intellectual Property
Our success depends in part on our proprietary technology, and if we are unable to obtain, maintain or successfully enforce our intellectual property rights, the commercial value of our products and services will be adversely affected, our competitive position may be harmed and we may be unable to operate our business profitably.
Our intellectual property includes the content of our website, our software code, our unregistered copyrights, our registered and unregistered trademarks, and our patents and patent applications. Our success and ability to compete depend in part on our ability to maintain and enforce existing intellectual property and to obtain, maintain and enforce further intellectual property protection for our products and services, both in the United States and in other countries. We attempt to protect our intellectual property rights through a combination of patent, trademark, copyright and trade secret laws, as well as licensing agreements and third-party and employee confidentiality and assignment agreements. Our intellectual property rights could also be challenged, invalidated, infringed or circumvented, or may not be sufficient to permit us to take advantage of current market trends or to otherwise provide competitive advantages. If we are unable to adequately protect our intellectual property rights or if they are challenged or otherwise prove ineffective, we may be required to undertake costly product redesign efforts or discontinue certain products, or our competitive position may be harmed.
We rely on our portfolio of issued and pending patent applications in the United States and other countries to protect our intellectual property and our competitive position. However, the patent positions of technology-based companies may involve complex legal and factual questions, and, therefore, the scope, validity and enforceability of any patent claims that we may obtain cannot be predicted with certainty. Accordingly, we cannot provide any assurances that any of our issued patents have, or that any of our currently pending or future patent applications that mature into issued patents will include, claims with a scope sufficient to protect our products and services. Our pending and future patent applications may not result in the issuance of patents or, if issued, may not issue in a form that will be advantageous to us. While we generally apply for patents in those countries where we intend to make, have made, use or sell patented products and services, we may not accurately predict all of the countries where patent protection will ultimately be desirable. If we fail to timely file for a patent, we may be precluded from doing so at a later date. Additionally, any patents issued to us may be challenged, narrowed, invalidated, held unenforceable or circumvented, or may not be sufficiently broad to prevent third parties from producing competing products and services similar in design to our products and services.
In recent years, the U.S. Supreme Court has ruled on several patent cases and several laws have been enacted that, in certain situations, potentially narrow the scope of patent protection available and weaken the rights of patent owners. We may not be successful in securing additional patents on commercially desirable improvements, that such additional patents will adequately protect our innovations or offset the effect of expiring patents, or that competitors will not be able to design around our patents. In addition, third parties may challenge our issued patents through procedures such as Inter-Partes Review (“IPR”). In many IPR challenges, the U.S. Patent and Trademark Office (“PTO”) cancels or significantly narrows issued patent claims. IPR challenges could increase the uncertainties and costs associated with the maintenance, enforcement and defense of our issued and future patents and could have a material adverse effect on our business, financial condition and results of operations.
We also utilize unpatented proprietary technology and
know-how
and often rely on confidentiality agreements and intellectual property assignment agreements with our employees, independent distributors and consultants to protect and transfer to us such unpatented proprietary technology and know-how.
However, such agreements may not be enforceable or may not provide meaningful protection for our proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, or in the event that our competitors discover or independently develop similar or identical designs or other proprietary information.
We rely on the use of common law copyrights with respect to the code, algorithms and trade secrets in our business and our products and services. Common law copyrights provide less protection than registered copyrights. Copyrights, common law or registered, do not generally prevent others from independently developing the same or similar code, algorithms or trade secrets, so our copyrights would not offer protection against our competitors to the extent they are able to independently generate similar code, algorithms or trade secrets as our own. Loss of rights in our copyrights could adversely affect our business, financial condition and results of operations.
We rely on the use of registered and common law trademarks with respect to the brand names of some of our products and services. Common law trademarks provide less protection than registered trademarks. If a third party were to register trademarks similar to our unregistered trademarks in a given jurisdiction, particularly outside the United States, our ability to continue using our unregistered trademarks in the applicable jurisdiction could be substantially restricted and we may be subject to potentially costly and burdensome claims for trademark infringement. Loss of rights in our trademarks could adversely affect our business, financial condition and results of operations.
If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our competitive position may be harmed.
We rely on our trademarks, logos, and trade names to distinguish our products and services from the products and services of our competitors, and have registered or applied to register many of these trademarks. There can be no assurance that our trademark applications will be approved. While we generally apply for trademarks in those countries where we intend to sell our products and services, we may not accurately predict all of the countries where registered trademarks will be desirable. We may also fail to register appropriate localized versions of our trademarks. If we fail to timely file for a trademark application in a country, we may be precluded from doing so at a later date and our ability to sell products and services using our existing brands in such countries could ultimately be restricted. Third parties may also oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products and services, which could result in loss of brand recognition, and could require us to devote resources to advertising and marketing new brands. Further, there can be no assurance that competitors will not infringe our trademarks or that we will have adequate resources to enforce our trademarks or will be successful in enforcing our trademarks. If competitors or other third parties use similar trademarks for similar products and services, the value and recognition of our brand and trademarks may be diluted or diminished.
We also license third parties to use our trademarks. In an effort to preserve our trademark rights, we enter into license agreements with these third parties, which govern the use of our trademarks and require our licensees to abide by quality control standards with respect to the goods and services that they provide under our trademarks.
Although we make efforts to monitor the use of our trademarks by our licensees, there can be no assurance that these efforts will be sufficient to ensure that our licensees abide by the terms of their licenses. In the event that our licensees fail to do so, our trademark rights could be diluted. Any of the foregoing could have a material adverse effect on our competitive position, business, financial condition, results of operations, and prospects.
We rely on third-party technology solutions, including software and software services, to support our IT infrastructure and in our products and services.
Both our IT infrastructure and our products and services leverage third-party technology solutions, software and software services. While much of this third-party technology is commercially available, off-the-shelf
technology procured on standard terms and conditions, we cannot be assured that the applicable vendors will continue to make this third-party technology available on the same terms and conditions. Because this technology has been integrated into our operations and may have been configured for our specific needs, replacement of such technology could result in substantial delay, additional costs, and possible business interruptions. In addition, if third-party vendors, including any cloud service providers, were to experience unplanned downtime, delays or other similar issues, our products, services and internal operations could be significantly and adversely impacted.
Increased use of social media could create or amplify the effects of negative publicity and adversely affect sales and operating results.
As part of our marketing efforts, we rely on search engine marketing and social media platforms to attract and retain customers. These efforts may not be successful, and pose a variety of other risks, including the improper disclosure of proprietary information, the posting of negative comments about our brand, the exposure of personally identifiable information, fraud, use of out-of-date
information or failure to comply with regulations regarding such practices. Negative or false commentary about us or our products or services may be posted on social media platforms and may harm our reputation or business and social media has also given users the ability to more effectively organize collective actions, such as boycotts, which could be taken against us or our products or services. Customers value readily available information and often act on such information without affording us an opportunity for redress or correction. The inappropriate use of social media vehicles, including a failure to abide by applicable laws and regulations, in the use of social media by us or our influencers, employees, contractors, suppliers, customers or other third parties associated or perceived to be associated with us could increase our costs, lead to litigation, fines or regulatory action or result in negative publicity that could damage our reputation. The occurrence of any such developments could have an adverse effect on our business results.
In addition, events reported in the media, including social media, whether or not accurate or involving us or our products or services, could create or amplify negative publicity for us or for the industry or market segments in which we operate. These and other types of social media risks could reduce demand for products and services offered by us and/or shift consumer preferences to competitors and could result in a decrease in customer demand for our products and services.

If we fail to execute enforceable invention assignment and confidentiality agreements with our employees and contractors involved in the development of intellectual property or are unable to protect the confidentiality of our trade secrets, the value of our products and services and our business and competitive position could be harmed.
In addition to patent protection, we also rely on protection of copyrights, trade secrets, know-how
and confidential and proprietary information. We generally enter into confidentiality and invention assignment agreements with our employees, consultants and third parties upon their commencement of a relationship with us. However, we may not enter into such agreements with all employees, consultants and third parties who have been involved in the development of our intellectual property and such agreements may not be enforceable in accordance with the terms in every jurisdiction where such employees, consultants or third parties reside or are employed. In addition, these agreements may not provide meaningful protection against the unauthorized use or disclosure of our trade secrets or other confidential information, and adequate remedies may not exist if unauthorized use or disclosure were to occur. The exposure of our trade secrets and other proprietary information would impair our competitive advantages and could have a material adverse effect on our business, financial condition and results of operations. In particular, a failure to protect our proprietary rights may allow competitors to copy our technology, which could adversely affect our pricing and market share. Further, other parties may independently develop substantially equivalent know-how
and technology.
In addition to contractual measures, we try to protect the confidential nature of our proprietary information using commonly accepted physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our products and services that we consider proprietary and a trade secret. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. Even though we use commonly accepted security measures, trade secret violations are often a matter of state law, and the criteria for protection of trade secrets can vary among different jurisdictions. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. We also have agreements with our employees, consultants and third parties that obligate them to assign their inventions to us, however these agreements may not be self-executing, not all employees or consultants may enter into such agreements, or employees or consultants may breach or violate the terms of these agreements, and we may not have adequate remedies for any such breach or violation. If any of our intellectual property or confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, it could have a material adverse effect on our competitive position, business, financial condition, results of operations, and prospects.
The laws of foreign countries may not adequately protect our intellectual property rights.
Intellectual property protection laws in foreign jurisdictions differ substantially from those in the U.S. If we fail to apply for intellectual property protection in foreign jurisdictions, or if we cannot adequately protect our intellectual property rights in these foreign jurisdictions, our competitors may be able to compete more effectively against us, which could adversely affect our competitive position, as well as our business, financial condition and results of operations.
If third parties claim that we infringe their intellectual property rights, we may incur liabilities and costs and may have to redesign or discontinue selling certain products and services.
Searching for existing third-party intellectual property rights and evaluating its applicability to our products and services can be a costly and time-consuming process. Such searches and evaluation may not reveal important intellectual property and our competitors may also have filed for patent protection, which may not be publicly available information, or claimed trademark rights that have not been revealed through our searches. We may not undertake such searches and evaluation of third-party intellectual property rights and, as a result, may not be aware of intellectual property rights that could be asserted against our products or services. In addition, some of our employees were previously employed at other consumer product, medical device and Internet of Things/smart device companies. We may be subject to claims that our employees have disclosed, or that we have used, trade secrets or other proprietary information of our employees’ former employers. Our efforts to identify and avoid infringing on third parties’ intellectual property rights may not always be successful. Any claims of patent or other intellectual property infringement against us, even those without merit, could:

•	be expensive and time-consuming to defend and result in payment of significant damages to third parties;

•	force us to stop making or selling products and services that incorporate the intellectual property;

•	require us to redesign, reengineer or rebrand our products and services, product candidates and technologies;

•	require us to enter into royalty agreements that would increase the costs of our products and services;

•	require us to indemnify third parties pursuant to contracts in which we have agreed to provide indemnification for intellectual property infringement claims;

•	divert the attention of our management and other key employees; and

•	result in our customers or potential customers deferring or limiting their purchase or use of the affected products and services impacted by the claims until the claims are resolved;
any of which could have a material adverse effect on our business, financial condition and results of operations. In addition, new patents obtained by our competitors could threaten the continued commercialization of our products and services in the market even after they have already been introduced.
We may become involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming and unsuccessful.
Third parties, including our competitors, could be infringing, misappropriating or otherwise violating our intellectual property rights. We do not regularly conduct monitoring for unauthorized use at this time. From time to time, we seek to analyze our competitors’ products and services, or seek to enforce our rights against potential infringement, misappropriation or violation of our intellectual property. However, the steps we have taken, or take in the future, to protect our proprietary rights may not be adequate to enforce our rights as against such infringement, misappropriation or violation of our intellectual property. We may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Any inability to meaningfully enforce our intellectual property rights could harm our ability to compete and reduce demand for our products and services.
We believe some of the new market entrants in our industry, including some of the world’s largest technology companies, may in the future infringe our intellectual property, and we may be required to engage in litigation to protect or enforce our intellectual property rights. An adverse result in any litigation proceeding could harm our business. In any lawsuit we bring to enforce our intellectual property rights, a court may refuse to stop the other party from using the technology at issue on grounds that our intellectual property rights do not cover the technology or actions in question. If we initiate legal proceedings against a third party to enforce a patent covering a product, the defendant could counterclaim that such patent is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace.
Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, or non-enablement.
Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the PTO, or made a misleading statement, during prosecution. Mechanisms for such challenges include re-examination,
post-grant review, IPR, interference proceedings, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in the revocation of, cancellation of, or amendment to our patents in such a way that they no longer cover our products and services, or any future products and services that we may develop.

The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a third party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our products and services. Such a loss of patent protection would have a material adverse impact on our business, financial condition, results of operations, and prospects.
Because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation. There could also be public announcements of the results of hearing, motions, or other interim developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of shares of our common stock. Even if we ultimately prevail, a court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may not be an adequate remedy. Furthermore, the monetary cost of such litigation and the diversion of the attention of our management could outweigh any benefit we receive as a result of the proceedings. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our business.
We may be subject to claims that we or our employees have misappropriated the intellectual property of a third party, including trade secrets or know-how,
or are in breach of
non-competition
or
non-solicitation
agreements with our competitors and third parties may claim an ownership interest in intellectual property we regard as our own.
Many of our employees and consultants were previously employed at or engaged by other companies, including our competitors or potential competitors. Some of these employees, consultants and contractors may have executed proprietary rights, non-disclosure
and
non-competition
agreements in connection with such previous employment. Although we try to ensure that our employees and consultants do not use the intellectual property, proprietary information, know-how
or trade secrets of others in their work for us, we may be subject to claims that we or these individuals have, inadvertently or otherwise, misappropriated the intellectual property or disclosed the alleged trade secrets or other proprietary information, of these former employers, competitors or other third parties. Additionally, we may be subject to claims from third parties challenging our ownership interest in or inventorship of intellectual property we regard as our own, based on claims that our agreements with employees or consultants obligating them to assign intellectual property to us are ineffective or in conflict with prior or competing contractual obligations to assign inventions to another employer, to a former employer, or to another person or entity. Litigation may be necessary to defend against claims, and it may be necessary or we may desire to enter into a license to settle any such claim; however, there can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all. If our defense to those claims fails, in addition to paying monetary damages or a settlement payment, a court could prohibit us from using technologies, features or other intellectual property that are essential to our products and services, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. An inability to incorporate technologies, features or other intellectual property that are important or essential to our products and services could have a material adverse effect on our business and competitive position, and may prevent us from selling our products and services. In addition, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against these claims, litigation could result in substantial costs and could be a distraction to management. Any litigation or the threat thereof may adversely affect our ability to hire employees or contract with independent sales representatives. A loss of key personnel or their work product could hamper or prevent our ability to commercialize our products and services, which could materially and adversely affect our business, financial condition, operating results, cash flows and prospects.

Our proprietary software may not operate properly, which could damage our reputation, give rise to claims against us, or divert application of our resources from other purposes, any of which could harm our business and operating results.
Proprietary software and hardware development is time-consuming, expensive and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we discover additional problems or design defects that prevent our proprietary software from operating properly. We have experienced product design issues in the past and continue to work to address those and anticipate additional concerns. If our services do not function reliably, malfunction, or fail to achieve customer expectations in terms of performance, customers could assert liability claims against us or attempt to cancel their contracts with us. This could damage our reputation and impair our ability to attract or maintain customers.
The software underlying our products and services is highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after our products and services have been used by our customers. Any real or perceived errors, failures, bugs or other vulnerabilities discovered in our products or services could result in negative publicity and damage to our reputation, loss of customers, loss of or delay in market acceptance of our products and services, loss of competitive position, loss of revenue or liability for damages, fines or regulatory actions, overpayments or underpayments, any of which could harm our enrollment rates. Similarly, any real or perceived errors, failures, design flaws or defects in our devices could have similar negative results. In such an event, we may be required or may choose to expend additional resources in order to help correct the problem. Such efforts could be costly, or ultimately unsuccessful. Even if we are successful at remediating issues, we may experience damage to our reputation and brand. There can be no assurance that provisions typically included in our agreements with partners that attempt to limit our exposure to claims would be enforceable or adequate or would otherwise protect us from liabilities or damages with respect to any particular claim. Even if unsuccessful, a claim brought against us by any customers or partners would likely be time-consuming and costly to defend and could seriously damage our reputation and brand.
Risks Related to Our Common Stock and Warrants
The price of our Common Stock and Warrants may be volatile.
The price of our Common Stock and Warrants may fluctuate due to a variety of factors, including:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products and services;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in our growth rates or our competitors’ growth rates;

•	developments regarding our patents or proprietary rights or those of our competitors;

•	ongoing legal proceedings;

•	commencement of, or involvement in, litigation involving the combined company;

•	our ability to raise additional capital as needed;

•	changes in our capital structure, such as future issuances of securities or the incurrence of new or additional debt;

•	the volume of shares of Common Stock available for public sale and the size of our public float;

•	additions and departures of key personnel;

•	concerns or allegations as to the safety or efficacy of our products and services;

•	sales of stock by us or members of our management team, our board of directors (the “Board”) or certain significant stockholders;

•	changes in stock market analyst recommendations or earnings estimates regarding our stock, other comparable companies or our industry generally; and

•
changes in financial markets or general economic conditions, including the effects of recession or slow economic growth in the U.S. and abroad, interest rates, fuel prices, international currency fluctuations, corruption, political instability, acts of war or terrorism, and the
COVID-19
pandemic or other public health crises.

These market and industry factors may materially reduce the market price of our Common Stock and Warrants regardless of our operating performance.
If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our Common Stock or Warrants, the price and trading volume of our Common Stock and Warrants could decline.
The trading market for our Common Stock and Warrants will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our Common Stock and Warrants would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or the performance of our Common Stock or Warrants, or if our operating results fail to meet the expectations of analysts, the price of our Common Stock and Warrants would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price and trading volume of our Common Stock and Warrants to decline.

Concentration of ownership among our existing directors, executive officers and principal stockholders may prevent new investors from influencing significant corporate decisions.
Our directors and executive officers and their affiliates beneficially own a significant amount of our Common Stock. Subject to any fiduciary duties owed to our other stockholders under Delaware law, these stockholders may be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Some of these persons or entities may have interests that are different from yours. For example, these stockholders may support proposals and actions with which you may disagree or which are not in your best interests. The concentration of ownership could delay or prevent a change in control of us, or otherwise discourage a potential acquirer from attempting to obtain control of us, which in turn could reduce the price of our stock.
In addition, these stockholders could use their voting influence to maintain our existing management and directors in office or support or reject other management and Board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.
We may acquire other businesses or form other joint ventures or make investments in other companies or technologies that could negatively affect our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expense.
We may pursue acquisitions of businesses and assets. We also may pursue strategic alliances and additional joint ventures that leverage our technology and industry experience to expand our offerings or distribution. We have no experience with acquiring other companies and limited experience with forming strategic partnerships. We may not be able to find suitable partners or acquisition candidates, and we may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business, and we could assume unknown or contingent liabilities. Any future acquisitions also could result in the incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a material adverse effect on our financial condition, results of operations and cash flows. Integration of an acquired company also may disrupt ongoing operations and require management resources that we would otherwise focus on developing our existing business. We may experience losses related to investments in other companies, which could have a material negative effect on our results of operations and financial condition. We may not realize the anticipated benefits of any acquisition, technology license, strategic alliance or joint venture. To finance any acquisitions or joint ventures, we may choose to issue shares of our common stock as consideration, which would dilute the ownership of our stockholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our common stock is low or volatile, we may not be able to acquire other companies or fund a joint venture project using our stock as consideration.
We also expect to continue to carry out internal strategic initiatives that we believe are necessary to grow our revenues and expand our business, both in the U.S. and abroad. For example, we have continued to invest in international expansion programs designed to increase our worldwide presence and take advantage of market expansion opportunities around the world. Although we believe our investments in these initiatives continue to be in the long-term best interests of Owlet and our stockholders, there are no assurances that such initiatives will yield favorable results for us. Accordingly, if these initiatives are not successful, our business, financial condition and results of operations could be adversely affected.
If these risks materialize, our stock price could be materially adversely affected. Any difficulties in the integration of acquired businesses or unexpected penalties, liabilities or asset impairments in connection with such acquisitions or investments could have a material adverse effect on our business, financial condition and results of operations.
The obligations associated with being a public company involve significant expenses and require significant resources and management attention, which may divert from our business operations.
We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal control over financial reporting. As a result, we will incur increased legal, accounting and other expenses that Old Owlet did not previously incur. Our entire management team and many of our other employees will need to devote substantial time to compliance and may not effectively or efficiently manage our transition into a public company.

In addition, the need to establish the corporate infrastructure demanded of a public company may also divert management’s attention from implementing our business strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal control over financial reporting, including IT controls, and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain our culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations. In addition, we cannot predict or estimate the amount of additional costs we may incur to comply with these requirements. We anticipate that these costs will materially increase our general and administrative expenses.
These rules and regulations result in our incurring legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our Board, on our Board committees or as executive officers.
As a public reporting company, we are subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or report them in a timely manner.
We are subject to the rules and regulations established from time to time by the SEC and NYSE. These rules and regulations require, among other things that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel.
In addition, as a public company, we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting.
Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, under certain circumstances, our loan and security agreement and any future debt or preferred securities or future debt agreements we may enter may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.
Our corporate documents and Delaware law contain provisions that could discourage, delay or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our Common Stock and Warrants.
Provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation and bylaws authorize our Board to issue up to 100 million shares of preferred stock. As a result, without further stockholder approval, our Board will have the authority to attach special rights, including voting and dividend rights, to this preferred stock, including pursuant to a stockholder rights plan. With these rights, preferred stockholders could make it more difficult for a third-party to acquire us. In addition, our certificate of incorporation and bylaws provide for a staggered Board, whereby directors serve for three-year terms, with one-third
of the directors coming up for reelection each year. A staggered Board will make it more difficult for a third-party to obtain control of our Board through a proxy contest, which may be a necessary step in an acquisition of us that is not favored by our Board.

We are also subject to anti-takeover provisions under the DGCL. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third-party from making a takeover offer and could delay or prevent a change in control of us. For purposes of these provisions, an “interested stockholder” generally means someone owning 15% or more of our outstanding voting stock or an affiliate of ours that owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in the DGCL.
We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Common Stock and Warrants less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we may follow reduced disclosure requirements and do not have to make all of the disclosures that public companies that are not emerging growth companies do. We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the date of the completion of the initial public offering of SBG; (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our Common Stock that is held by non-affiliates
exceeds $700.0 million as of the prior June 30th. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•
exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards; and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We may choose to take advantage of some, but not all, of the available exemptions for emerging growth companies. We cannot predict whether investors will find our Common Stock or Warrants less attractive if we rely on these exemptions. If some investors find our Common Stock or Warrants less attractive as a result, there may be a less active trading market for our Common Stock and Warrants and our share and Warrant price may be more volatile.
Our bylaws provide that the state or federal courts located within the State of Delaware are the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our bylaws provide that the state or federal courts located within the State of Delaware are the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on our behalf, (ii) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers or stockholders to our stockholders, (iii) any action, suit or proceeding asserting a claim against us arising pursuant to any provision of the DGCL, our bylaws, or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine. However, this choice of forum provision does not apply to (a) actions in which the Court of Chancery in the State of Delaware concludes that an indispensable party is not subject to the jurisdiction of Delaware courts, or (b) actions in which a federal court has assumed exclusive jurisdiction to a proceeding. This choice of forum provision is not intended to apply to any actions brought under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our bylaws also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the Securities Act). This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees or stockholders, which may discourage such lawsuits against us and our directors, officers and other employees or stockholders.
Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provision in our bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition and results of operations.
You may only be able to exercise the Public Warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.
The Warrant Agreement provides that in the following circumstances holders of Warrants who seek to exercise their Warrants will not be permitted to do so for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the shares of Common Stock issuable upon exercise of the Warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; (ii) if we have so elected and the shares of Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the Public Warrants for redemption. If you exercise your Public Warrants on a cashless basis, you would pay the Warrant exercise price by surrendering the Warrants for that number of shares of Common Stock equal to (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined in the next sentence) over the exercise price of the Warrants by (y) the Fair Market Value and (B) 0.361 per whole Warrant. The “Fair Market Value” is the average reported last sale price of the Common Stock as reported for the 10 trading day period ending on the trading day prior to the date on which the notice of exercise is received by the Warrant agent or on which the notice of redemption is sent to the holders of Warrants, as applicable. As a result, you would receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.

We may amend the terms of the Warrants in a manner that may have an adverse effect on holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants. As a result, the exercise price of your Warrants could be increased, the exercise period could be shortened and the number of shares of Common Stock purchasable upon exercise of a Warrant could be decreased, all without your approval.
Our Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or curing, correcting or supplementing any defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the interests of the registered holders of the Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the rights of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder of Public Warrants if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash or shares, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a Warrant.
Our Warrant Agreement designates the courts of the State of New York or the U.S. District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Warrants, which could limit the ability of Warrant holders to obtain a favorable judicial forum for disputes with us.
Our Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States are the sole and exclusive forum.
This
choice-of-forum
provision may limit a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.
We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.
We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, (a) at a price of $0.01 per Warrant, provided that the closing price of our Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day
period ending on the third trading day prior to the date on which we give proper notice of such redemption to the Warrant holders and provided certain other conditions are met, or (b) at a price of $0.10 per Warrant, provided that the closing price of our Common Stock equals or exceeds $10.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day
period ending on the third trading day prior to the date on which we give proper notice of such redemption to the Warrant holders and provided certain other conditions are met. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you to (i) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (iii) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by Sandbridge Acquisition Holdings LLC (the “Sponsor”) or its permitted transferees.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders.
The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, NYSE listing fees and fees and expenses of our counsel and our accountants.
We will receive the proceeds from any exercise of Warrants or options for cash. We intend to use the proceeds from any exercise of Warrants or options for cash for general corporate and working capital purposes.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board deems relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Sandbridge and Old Owlet adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of
Regulation S-X,
as amended by the final rule, Release
No. 33-10786
‘Amendments to Financial Disclosure about Acquired and Disposed Businesses.’
The historical financial information of Sandbridge was derived from the restated audited historical financial statements of Sandbridge for the period from June 23, 2020 (inception) to December 31, 2020, and from the unaudited historical condensed financial statements as of and for the six months ended June 30, 2021, respectively. The historical consolidated financial information of Old Owlet was derived from the unaudited condensed consolidated financial statements of Old Owlet as of and for the six months ended June 30, 2021 and from the audited consolidated financial statements for the full year ended December 31, 2020. This information should be read together with Sandbridge’s and Old Owlet’s financial statements and related notes, the section titled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” and other financial information included elsewhere in this prospectus.
The Business Combination is accounted for as a reverse recapitalization, in accordance with accounting principles generally accepted in the United States (‘‘U.S. GAAP’’). Under the guidance in ASC 805, Sandbridge is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of Old Owlet issuing stock for the net assets of Sandbridge, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations following the Business Combination will be those of Old Owlet.
Old Owlet is the accounting acquirer based on evaluation of the following facts and circumstances:

•	Old Owlet stockholders have the largest voting interest in the post-combination company;

•	the board of directors of the post-combination company has up to nine members, and Old Owlet has the ability to nominate the majority of the members of the board of directors;

•	Old Owlet management will continue to hold executive management roles for the post-combination company and be responsible for the day-to-day operations;

•	the post-combination company has assumed the Old Owlet name;

•	the post-combination company will maintain Old Owlet’s headquarters; and

•	the intended strategy of the post-combination entity will continue Old Owlet’s strategy of product development and market penetration.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the unaudited historical condensed balance sheet of Sandbridge and the historical consolidated unaudited balance sheet of Owlet on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited statement of operations of Sandbridge for the period from its inception on June 23, 2020 to December 31, 2020 and the historical consolidated audited statement of operations of Owlet for the year ended December 31, 2020 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the unaudited statement of operations of Sandbridge for the six months ended June 30, 2021 and the unaudited condensed consolidated statement of operations of Owlet for the six months ended June 30, 2021 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is for informational purposes only. It does not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The transaction accounting adjustments are based on the information currently available and the assumptions and estimates underlying the transaction accounting adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. Old Owlet will incur additional costs after the Business Combination in order to satisfy its obligations as an SEC reporting public company.
Description of the Business Combination
On February 15, 2021, Old Owlet entered into the Business Combination Agreement with Sandbridge and Merger Sub. Pursuant to the Business Combination Agreement, Merger Sub merged into Old Owlet, with Old Owlet surviving the Merger. Old Owlet became a wholly owned subsidiary of Sandbridge and Sandbridge was immediately renamed ‘‘Owlet, Inc.’’ Upon the consummation of the Business Combination, Old Owlet’s equityholders received or have the right to receive shares of Owlet common stock at a deemed value of $10.00 per share after giving effect to the exchange ratio based on the terms of the Business Combination Agreement (“the Exchange Ratio”). Accordingly, 90,791,573 shares of Owlet common stock immediately issued and outstanding at the Closing and 9,789,024 shares were reserved for the potential future issuance of Owlet common stock upon the exercise of Old Owlet stock options based on the following transactions contemplated by the Business Combination Agreement:

•
the cancellation of each issued and outstanding share of Old Owlet common stock (including shares of Old Owlet common stock resulting from the deemed conversion of Old Owlet redeemable convertible preferred stock and outstanding unvested restricted shares of Old Owlet common stock) and the conversion into the right to receive a number of shares of Owlet common stock shares equal to the Exchange Ratio;

•
the net share settlement of all outstanding Old Owlet warrants in accordance with their respective terms into the right to receive a number of shares of Owlet common stock equal to the Exchange Ratio; and

•
the conversion of all outstanding Old Owlet options into options exercisable for shares of Owlet common stock with the same terms except for the number of shares exercisable and the exercise price, each of which were adjusted using the Exchange Ratio.

Other Related Events in Connection with the Business Combination
Other related events in connection with the Business Combination are summarized below:

•	The issuance and sale of 12,968,000 shares of Sandbridge common stock at a purchase price of $10.00 per share for an aggregate purchase price of $129.7 million pursuant to the PIPE Investment.

•
Of the shares of Owlet common stock beneficially owned by the Sponsor as of the Closing, 1,403,750 shares will vest at such time as a $12.50 stock price level is achieved and 1,403,750 will vest at such time as a $15.00 stock price level is achieved, in each case, on or before the fifth anniversary of the Closing of the Business Combination. The ‘‘stock price level’’ will be considered achieved only (a) when the closing price of a share of Owlet common stock on the NYSE is greater than or equal to the applicable price for any 20 trading days within a 30 trading day period or (b) the price per share of Owlet common stock paid in certain change of control transactions following the Closing is greater than or equal to the applicable price. Founder shares subject to vesting pursuant to the above terms that do not vest in accordance with such terms shall be forfeited. As the vesting event has not yet been achieved, these shares of Owlet common stock, which are issued and outstanding, are treated as contingently recallable in the pro forma financial information.

•
The accounting treatment of the shares of Owlet common stock beneficially owned by the Sponsor but subject to vesting have been classified as equity. The private placement warrants and the public warrants have been accounted for as liabilities and will be remeasured to fair value at each balance sheet date in future reporting periods with changes in fair value recorded in the Owlet consolidated statement of operations.

•
The 2,807,500 shares of Owlet common stock represent shares of Owlet Common stock that the Sponsor received upon conversion of the Sandbridge Class B common stock outstanding prior to the Closing. These shares were previously included in Sandbridge’s equity as they are included in the 5,750,000 shares given to the Sponsor and related parties.

•
The 9,789,024 shares of Owlet common stock represent underlying outstanding Owlet option awards. These shares were previously included in Owlet’s equity and a portion of them were subject to cash settlement contingent on the successful completion of the Business Combination. The remaining amounts are vested and unvested options. The unaudited pro forma condensed combined financial information present that holders of options to purchase Old Owlet common stock elected to have 496,717 options cashed out in accordance with the Business Combination Agreement, rather than assumed by Owlet. These shares were settled with cash, and the underlying option awards have been recognized as liabilities at fair value with changes in fair value recorded in the Owlet consolidated statement of operations in the pro forma financials.

The following summarizes the pro forma shares of New Owlet common stock issued and outstanding immediately after the Business Combination:

		%
Owlet equityholders (1)	90,791,573	80.5%
Sandbridge’s public stockholders	3,241,227	2.9%
Sponsor & related parties (2)	5,750,000	5.1%
PIPE investors	12,968,000	11.5%

Pro Forma Owlet Common Stock at Closing	112,750,800	100.0%

(1)	Excludes 9,789,024 shares of Owlet common stock underlying outstanding Owlet option awards.
(2)
Represents the shares of Owlet common stock the Sponsor and the independent directors and an advisor of Sandbridge hold upon conversion of the Sandbridge Class B common stock at Closing. Of such shares, 2,807,500 shares of Owlet common stock are outstanding following the Closing but remain subject to price-based performance vesting terms as described above under “
Other Related Events in Connection with the Business Combination
”

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2021
(In thousands)

	Sandbridge (historical)	Owlet Baby Care Inc. (historical)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash	$470	$12,218	$230,096	(1)
			129,680	(2)
			(27,602)	(3)
			(197,588)	(13)
			(9,900)	(14)
					137,374
Receivables	—	17,394	—		17,394
Inventory	—	11,051	—		11,051
Capitalized transaction costs	—	4,019	(4,019)	(12)	—
Prepaids and other current assets	233	1,327	—		1,560

Total current assets	$703	$46,009	$120,667		$167,379

Cash and marketable securities held in trust account	$230,096	$—	$(230,096)	(1)	$—
Property and equipment, net	—	1,823	—		1,823
Intangibles, net	—	609	—		609
Internally developed software	—	204	—		204
Other noncurrent assets	—	183	—		183

Total assets	$230,799	$48,828	$(109,429)		$170,198

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$—	$19,434	$—		$19,434
Accrued expenses	4,768	12,449	—		17,217
Deferred revenue, current	—	1,663	—		1,663
Line of credit, net	—	16,287	—		16,287
Current portion of related party convertible notes payable	—	7,104	(7,104)	(7)	—
Current portion of long-term debt	—	4,000	—		4,000

Total current liabilities	$4,768	$60,937	$(7,104)		$58,601

Deferred rent, net of current portion	$—	$280	$—		$280
Long-term deferred revenue	—	168	—		168
Long-term debt, net	—	10,991	—		10,991
Preferred stock warrant liability	—	8,571	(8,571)	(8)	—
Warrant liability	25,340	—	—		25,340
Other long-term liabilities	—	13	—		13
Deferred underwriting fee payable	8,050	—	(8,050)	(3)	—

Total liabilities	$38,158	$80,960	$(23,725)		$95,393

Commitments and contingencies
Redeemable convertible series A and series A-1 preferred stock	$—	$23,652	$(23,652)	(9)	$—
Redeemable convertible series B and series B-1 preferred stock	$—	$23,536	$(23,536)	(9)	$—
Class A common stock subject to redemption	$187,641	$—	$(187,641)	(4)	$—

Stockholders’ equity (deficit)
Class A common stock	—	1	1	(2)
			2	(4)
			10	(5)
			1	(11)
			(9)	(10)
			(2)	(13)	4
Class B common stock	1	—	(1)	(11)	—
Additional paid-in capital	20,324	5,589	129,679	(2)
			(11,237)	(3)
			187,639	(4)
			(10)	(5)
			(15,325)	(6)
			7,104	(7)
			8,571	(8)
			1,000,000	(10)
			(999,991)	(10)
			47,188	(9)
			(4,019)	(12)
			(197,586)	(13)
			(1,059)	(14)	176,867
Accumulated deficit	(15,325)	(84,910)	15,325	(6)
			(8,315)	(3)
			(8,841)	(14)	(102,066)

Total stockholders’ equity (deficit)	$5,000	$(79,320)	$149,125		$74,805

Total liabilities and stockholders’ equity (deficit)	$230,799	$48,828	$(109,429)		$170,198

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2021
(In thousands, except per share amounts)

	For the Six Months Ended June 30, 2021	For the Six Months Ended June 30, 2021	For the Six Months Ended June 30, 2021
	Sandbridge (historical)	Owlet Baby Care Inc. (historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues		$46,849			$46,849
Cost of revenues		20,648			20,648

Gross profit		26,201			26,201
Operating expenses:
General and administrative	5,313	13,266			18,579
Sales and marketing		13,687			13,687
Research and development		7,949			7,949

Total operating expenses	5,313	34,902			40,215

Other income (expense):
Gain on loan forgiveness	—	2,098			2,098
Interest expense, net	—	(901)	604	(2A)	(297)
Preferred stock warrant liability mark to market	—	(5,578)	5,578	(3A)	—
Warrant liability mark to market	(1,810)				(1,810)
Loss on extinguishment of debt	—	(182)			(182)
Other income (expenses), net	45	79	(45)	(1A)	79
Stock option cash out liability mark to market expense	—	—	(8,841)	(5A)	(8,841)
Total other income (expense), net	(1,765)	(4,484)			(8,953)
Loss before income tax provision	(7,078)	(13,185)	(2,704)		(22,967)
Income tax provision	—	(7)		(4A)	(7)

Net loss	$(7,078)	$(13,192)	$(2,704)		$(22,974)

Net loss per share attributable to common stockholders, Class A redeemable common stock, basic and diluted .	$—	$(1.21)	$—		$(0.21)
Net income per share attributable to common stockholders, Class B non-redeemable common stock, basic and diluted	$(1.23)	$—	$—		$—
Weighted-average number of shares outstanding of Class A redeemable common stock used to compute net loss per share attributable to common stockholders, basic and diluted	23,000,000	10,901,698	70,291,602	5(A)	109,943,300

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020
(In thousands, except per share amounts)

	June 23, 2020 (inception to December 31, 2020	For the Year Ended December 31, 2020	For the Year Ended December 31, 2020
	Restated Sandbridge (historical)	Owlet Baby Care Inc. (historical)	Transaction Accounting Adjustments			Pro Forma Combined
Revenues		$75,403				$75,403
Cost of revenues		39,526				39,526

Gross profit		35,877				35,877
Operating expenses:
General and administrative	480	13,140				13,620
Sales and marketing		19,263				19,263
Research and development		10,465				10,465

Total operating expenses	480	42,868				43,348

Other income (expense):
Interest expense		(1,420)	434	(2A	)	(986)
Interest income		38				38
Preferred stock warrant liability mark to market		(1,952)	1,952	(3A	)	—
Warrant liability mark to market	(7,240)					(7,240)
Other income (expenses), net	(527)	(176)	(53)	(1A	)	(756)
Total other income (expense), net	(7,767)	(3,510)	2,333			(8,944)
Loss before income tax provision	(8,247)	(10,501)	2,333			(16,415)
Income tax provision		(20)		(4A	)	(20)

Net loss	$(8,247)	$(10,521)	$2,333			$(16,435)

Net loss per share attributable to common stockholders, Class A redeemable common stock, basic and diluted .	$—	$(0.98)	$—			$(0.15)
Net loss per share attributable to common stockholders, Class B non-redeemable common stock, basic and diluted	$(1.51)	$—	$—			$—
Weighted-average number of shares outstanding of Class A redeemable common stock used to compute net loss per share attributable to common stockholders, basic and diluted	23,000,000	10,693,984	70,814,233	5(A	)	109,943,300
Weighted-average number of shares outstanding of Class A and Class B non-redeemable common stock used to compute net loss per share attributable to common stockholders, basic and diluted.	5,435,083

Notes to the Unaudited Pro Forma Condensed Combined Financial Information
1. Basis of Presentation
The Business Combination was accounted as a reverse recapitalization in accordance with U.S. GAAP. Under the guidance in ASC 805, Sandbridge was treated as the ‘‘acquired’’ company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Old Owlet issuing stock for the net assets of Sandbridge, accompanied by a recapitalization whereby no goodwill or other intangible assets were recorded. Operations prior to the Business Combination are those of Old Owlet.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination and related transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021 reflects pro forma effect of the Business Combination and related transactions as if they had been completed on January 1, 2020. These periods are presented on the basis of Old Owlet as the accounting acquirer.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Sandbridge’s unaudited Condensed Balance Sheet as of June 30, 2021 and the related notes for the period ended June 30, 2021, included in this prospectus; and

•	Old Owlet’s unaudited Condensed Consolidated Balance Sheet as of June 30, 2021 and the related notes for the quarter ended June 30, 2021 included in this prospectus.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction, with the following:

•	Sandbridge’s audited Statement of Operations restated for the period from June 23, 2020 (inception) through December 31, 2020 included in this prospectus; and

•	Old Owlet’s audited Consolidated Statement of Operations for the year ended December 31, 2020 and the related notes included in this prospectus.
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction, with the following:

•	Sandbridge’s unaudited Condensed Statement of Operations for the six months ended June 30, 2021, and the related notes, included in this prospectus; and

•	Old Owlet’s unaudited Condensed Consolidated Statement of Operations for the six months ended June 30, 2021 and the related notes included in this prospectus.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the actual amounts recorded may differ materially from the information presented.
The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Owlet’s financial condition and results of operations upon the closing of the Business Combination. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Owlet believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
One-time
direct and incremental transaction costs incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Owlet’s additional capital. The final accounting of the Business Combination, including transaction costs, will be finalized by Owlet and reported in the first reporting period following the Closing.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Sandbridge and Owlet.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786
‘‘Amendments to Financial Disclosures about Acquired and Disposed Businesses.’’ Release
No. 33-10786
replaces the existing transaction accounting adjustment criteria with simplified requirements to depict the accounting for the transaction (‘‘Transaction Accounting Adjustments’’), operations and financial position of the registrant as an autonomous entity (“Autonomous Entity Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (‘‘Management’s Adjustments’’). Owlet has elected not to present Management’s Adjustments in the unaudited pro forma condensed combined financial information. Sandbridge and Owlet did not have any historical relationship prior to the Business Combination. Accordingly, no transaction accounting adjustments were required to eliminate activities between the companies.
2. Accounting Policies
On July 15, 2021, the Business Combination was consummated, as such, management of Owlet, Inc. has begun performing a comprehensive review of the two entities’ accounting policies, including the accounting for the warrants initially issued as part of Sandbridge’s initial public offering and as part of a concurrent private placement. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Old Owlet’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.
3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the post-Business Combination company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:
(1) Reflects the release of $230.1 million of cash held in Sandbridge’s Trust Account to cash and cash equivalents.
(2) Reflects cash proceeds from the concurrent Private Placement in the amount of $129.7 million, consisting of 12,968,000 shares of New Owlet common stock with a par value of $0.0001, and corresponding offset to additional-paid-in-capital.
(3) Reflects an adjustment of $27.6 million to reduce cash for transaction costs expected to be incurred by Sandbridge and Owlet in relation to the Business Combination and PIPE Investment, including advisory, banking, printing, legal and accounting services. $8.3 million was recorded to accumulated deficit as part of the Business Combination, $8.1 million was deferred related to underwriting commissions, and the remaining $11.2 million was determined to be equity issuance costs and offset to additional-paid-in-capital.
(4) Reflects the reclassification of Sandbridge’s Class A common stock subject to possible redemption into permanent equity when stockholders did not exercise their redemption rights in connection with the Business Combination.

(5) Reflects the recapitalization of Old Owlet through issuance of common stock based on an Exchange Ratio of approximately 2.053 shares of Owlet common stock per share of Old Owlet common stock.
(6) Reflects the elimination of Sandbridge’s historical accumulated deficit and a reduction to Sandbridge’s additional-paid-in-capital
related to the excess of the merger consideration over the net monetary assets of Sandbridge.
(7) Reflects the conversion of all of Owlet’s convertible promissory notes outstanding in the aggregate amount of $7.1 million, consisting of $6.5 million in principal and $0.6 million in accrued interest, to common stock and additional paid in capital.
(8) Reflects the derecognition of Owlet’s preferred stock warrant liability, as well as a corresponding increase to additional-paid-in-capital
to reflect the conversion of all outstanding warrants to purchase shares of Owlet’s redeemable convertible preferred stock becoming warrants to purchase shares of New Owlet common stock.
(9) Reflects the derecognition of Owlet’s redeemable convertible preferred stock, as well as a corresponding increase to additional-paid-in-capital
to reflect the conversion of all outstanding preferred stock to Owlet common stock.
(10) Reflects merger consideration of $1.0 billion paid via the issuance of shares of common stock of Sandbridge valued at $10.00 per share issued to consummate the Business Combination, in exchange for outstanding shares of Owlet common stock.
(11) Reflects the reclassification of Class B Sandbridge Common Stock to Class A Common Stock of New Owlet.
(12) Reflects an elimination of transaction costs that were capitalized related to the business combination agreement
(13) Reflects the actual redemptions of 19,758,773 public shares for aggregate redemption payments of $197.6 million allocated to Class A common stock and additional paid-in
capital using par value $0.0001 per share and at a redemption price of $10 per share.
(14) To reflect the election by holders of certain options to purchase Old Owlet common stock to have 496,717 options cashed out, rather than assumed by Owlet, and the mark to market adjustment related to reclassification of amount from equity to liability and the additional expense related to the difference between the equity value and the liability value of the options.
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the six months Ended June 30, 2021
The unaudited pro forma condensed combined statement of operations include Transaction Accounting Adjustments. Sandbridge and Owlet did not have any historical relationship prior to the Business Combination. Accordingly, no Transaction Accounting Adjustments were required to eliminate activities between the companies.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations and comprehensive loss are based upon the number of shares outstanding at the closing of the Business Combination, assuming the Business Combination occurred on January 1, 2020.
The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and are as follows:
(1A) Elimination of interest income on the trust account.
(2A) Reflects the elimination of interest expense and debt discount amortization on Owlet’s convertible debt.
(3A) Elimination of the change in the fair value of Owlet’s warrants.
(4A) Reflects the net impact on income taxes resulting from an income tax provision attributable to application of the blended statutory tax rate 0.03% for the six months ended June 30, 2021 to the adjustment related to reduction of interest expense incurred on Owlet debt, offset by the impact on the pro forma valuation allowance.
(5A) Reflects the mark to mark adjustment related to the election by holders of certain options to purchase Old Owlet common stock to have 496,717 options cashed out, rather than assumed by Owlet, and the reclassification of those options from equity to liability.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of financial condition and results of operations together with the consolidated financial statements and the related notes and other financial information of Owlet included elsewhere in this prospectus. Some of the information contained in this discussion and analysis contains forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth in the section of the prospectus captioned “Risk Factors” and elsewhere in this prospectus, actual results may differ materially from those anticipated in these forward-looking statements.
Overview
Our mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Our digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. We believe that every parent deserves peace of mind and the opportunity to feel their well-rested best. We also believe that every child deserves to live a long, happy, and healthy life, and we are working to develop products to help facilitate that belief. Our diversified and connected portfolio of products currently includes the award-winning Owlet Smart Sock, the first baby monitor to track an infant’s oxygen levels, heart rate, and sleep trends; the Owlet Cam, which turns any smartphone into a baby monitor with high-definition clarity; the Owlet Monitor Duo, which offers the intelligence of the Owlet Smart Sock paired with the Owlet Cam; and Owlet Dream Lab, an interactive online program designed to be a parent’s guide to building healthy sleep habits for their infants.
Since our inception, we have been engaged in developing and marketing our products and content. We have incurred net operating losses and have generated negative cash flows from operations in every year since our inception. As of June 30, 2021 and December 31, 2020, we had an accumulated deficit of $84.9 million and $71.7 million, respectively. Since our inception, we have funded our operations primarily with proceeds from the issuances of convertible preferred stock, borrowings under our loan facilities, issuances of related party convertible notes, and sales of our products and services.
Business Combination and Public Company Costs
On July 14, 2021, Sandbridge Acquisition Corporation (“SBG”) held the Special Meeting of Stockholders (the “Special Meeting”), at which the SBG stockholders considered and adopted, among other matters, a proposal to approve the Business Combination Agreement (“Business Combination”) and related transactions. On July 15, 2021, the parties consummated the Business Combination. In connection with the Closing, SBG changed its name from Sandbridge Acquisition Corporation to Owlet, Inc. (“Owlet”). Following the consummation of the Business Combination, Owlet became an
SEC-registrant
and commenced trading on the New York Stock Exchange (‘‘NYSE’’) under the symbols “OWLT” and “OWLT WS”.
As a result of the Business Combination, each share of our preferred stock and common stock was converted into the right to receive approximately 2.053 shares of Owlet’s common stock, par value $0.0001 per share (“Common Stock”). Additionally, the shares of Sandbridge Class B common stock held by Sandbridge Acquisition Holdings LLC and related parties automatically converted to 5,750,000 shares of Common Stock (of which 2,807,500 shares are subject to vesting under certain conditions). An aggregate of $197.6 million was paid from SBG’s trust account to holders that properly exercised their right to have initial shares redeemed.
As a result of becoming an NYSE-listed company, we will need to hire additional staff and implement processes and procedures to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources and fees.

Key Factors Affecting Our Performance
We believe that the growth and future success of our business depends on many factors. While we believe that each of these factors present significant opportunities for our business, each factor also poses risks and challenges that we must successfully address in order to sustain our growth and continue to improve our results of operations.
Penetration with Existing Products
Our growth will depend, in large part, on our continued ability to attract new customers with our existing products, including our anchor product, the Owlet Smart Sock. While we see ample room for additional market penetration for our existing products, if we are unable to acquire new customers in a cost-effective and efficient manner, our financial performance may be impacted. We plan to bring existing Owlet products to more families and further improve our market position by growing distribution with existing and new retailers and by leveraging our brand and marketing efforts. However, changes in consumer taste, sentiment for our brand, or the regulatory environment in jurisdictions in which we sell our products could impact our ability to attract new customers.
Expanding the Digital Parenting Ecosystem
Our growth will also be reliant upon our ability to introduce new and innovative products that will drive organic growth. We plan to continue adding connected products and content that drive our mission of empowering parents with the right information at the right time. We expect that the expansion of our connected ecosystem of offerings will allow us to deepen our relationships with existing customers through increased lifetime value and create additional efficiencies for our customer acquisition efforts. We expect that these future offerings, and especially future software solutions, will be an important component of our ability to continue to improve our gross profit as a percentage of revenues in the future. Should we be unable to expand our suite of hardware and software solutions, our financial performance and customer lifetime value may be negatively impacted.
Medical Devices & Telehealth Opportunities
We are developing two variations of the Owlet Smart Sock, the Owlet BabySat and the Owlet OTC Smart Sock, as medical devices that would require marketing authorization from the U.S. Food and Drug Administration (“FDA”) before they could be sold in the United States, as well as the Owlet Band, a pregnancy band with certain features that may require marketing authorization from the FDA. If we are able to obtain FDA marketing authorization for our Owlet BabySat, Owlet OTC Smart Sock and Owlet Band products, we believe that these products will allow us to directly engage medical professionals to share infant sleep and health data, and provide an end-to-end
digital healthcare solution for our customers. We have made and continue to make substantial investments in clinical research and in seeking FDA marketing authorization to potentially allow for third-party payor coverage and reimbursement and telehealth opportunities. Our potential future medical device offerings are being designed to build credibility and deepen market penetration. Our future telehealth offerings would be designed to make home care easier for parents and physicians alike. While we believe the combination of these two initiatives, if successful, would further strengthen our position in our industry, the success of these initiatives is largely predicated upon receiving FDA marketing authorization.
International Expansion
While the United States is currently our primary market, we plan to leverage our connected ecosystem of offerings to acquire market share globally, with a heightened focus on Europe, Asia, and Latin America. We intend to continue to invest in our supply chain to support our international expansion efforts; however, should we underestimate or overestimate demand in new geographical markets, we may experience inefficiencies in our supply chain or other areas of our business, which could result in financial losses. Additionally, expanded global reach may expose us to additional foreign currency risk, international taxes and tariffs, legal obligations, additional operational costs and other challenges.

Impact of
COVID-19
There continues to be worldwide impact from the novel coronavirus
(“COVID-19”)
pandemic. The impact of
COVID-19
includes changes in consumer and business behavior, pandemic fears, market downturns, and restrictions on business and individual activities, which have created significant volatility in the global economy that has led to reduced economic activity. The full extent to which the
COVID-19
pandemic will directly or indirectly impact our cash flow, business, financial condition, results of operations and prospects will depend on future developments that are uncertain.
As a result of the
COVID-19
pandemic, we temporarily limited access to our headquarters and encouraged our employees and contractors to work remotely, where possible, in accordance with local public health recommendations, each of which represented a significant change in how we operate our business. In light of the pandemic, we expect to continue to take actions as may be required or recommended by government authorities or as we determine are in the best interest of our employees.
We have experienced relatively minor impacts on our inventory availability and delivery capacity since the outbreak, neither of which has materially impacted our ability to service our customers. During the three and six month periods ended June 30, 2021, we observed improved logistics and other supply chain-related costs which had previously increased during the year ended December 31, 2020 as a result of the
COVID-19
pandemic. We continue to work with our existing manufacturing, logistics and other supply chain partners to build key processes to ensure that our ability to service our customers is not significantly disrupted. Ongoing actions to bolster key aspects of the supply chain to support our continued growth include geographically diversifying manufacturing operations to ensure adequate manufacturing capacity and to shorten transit times, implementing alternative order fulfillment options to reduce warehousing costs, developing contingency plans for unexpected third-party manufacturing disruptions, and increasing headcount dedicated to managing and optimizing supply chain processes.
Non-GAAP
Measures
We prepare and present our unaudited condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States (‘‘U.S. GAAP’’). However, management uses earnings before interest, tax, depreciation, and amortization (‘‘EBITDA’’) as a key measure to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. Management also uses EBITDA plus stock based compensation, preferred stock mark to market adjustment, loan abandonment costs, and transaction costs (“Adjusted EBITDA”) as another key measure to understand and evaluate core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. Additionally, management uses net loss as a percent of revenue (“Net loss margin”) and Adjusted EBITDA as percent of revenue (“Adjusted EBITDA margin”) as other key measures to understand and evaluate core operating performance and trends. Accordingly, we believe that EBITDA, Adjusted EBITDA, Net loss margin, and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
EBITDA and Adjusted EBITDA are not prepared in accordance with U.S. GAAP, and should not be considered in isolation from, or as alternatives to, measures prepared in accordance with U.S. GAAP. In addition, EBITDA and Adjusted EBITDA are not based on any comprehensive set of accounting rules or principles. As
non-U.S.
GAAP financial measures, EBITDA and Adjusted EBITDA have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	EBITDA and Adjusted EBITDA do not reflect the amounts we paid in taxes or other components of our tax expense;

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•
although depreciation and amortization are
non-cash
charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies may use Adjusted EBITDA, or measures labeled similarly to EBITDA, which may be calculated differently and limit its usefulness as a comparative measure.
Because of these limitations, EBITDA and Adjusted EBITDA should be considered alongside, and not in lieu of, our other financial performance measures, including our financial results presented in accordance with U.S. GAAP.
The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA (in thousands):

	Years Ended December 31,		Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2021	2020	2021	2020
Net loss	$(10,521)	$(17,851)	$(5,335)	$(1,094)	$(13,192)	$(3,222)
Income tax provision	20	—	2	—	7	—
Interest expense	1,420	973	485	348	903	668
Interest income	(38)	(279)	(1)	(4)	(2)	(35)
Depreciation and amortization	873	544	259	199	509	362

EBITDA	$(8,246)	$(16,613)	$(4,590)	$(551)	$(11,775)	$(2,227)
Preferred stock mark to market adjustment	1,952	251	970	(8)	5,578	(8)
Stock based compensation	1,070	595	785	273	1,613	454
Transaction costs	440	—	2,152	—	4,027	—
Loss on extinguishment of debt	172	—	182	172	182	172
Gain on loan forgiveness	—	—	(2,098)	—	(2,098)	—

Adjusted EBITDA	$(4,612)	$(15,767)	$(2,599)	$(114)	$(2,473)	$(1,609)

Net loss margin	(14.0)%	(35.8)%	(21.4)%	(6.0)%	(28.2)%	(9.7)%
Adjusted EBITDA margin	(6.1)%	(31.7)%	(10.4)%	(0.6)%	(5.3)%	(4.8)%
Components of Operating Results
Revenues
We recognize revenue from the following sources: (1) products, (2) mobile applications, and (3) content. Revenues are recognized when control of goods and services is transferred to customers in an amount that reflects the consideration expected to be received by us in exchange for those goods and services. Approximately 96% of our revenues for the three and six months ended June 30, 2021, and 97% of our revenues for the three and six months ended June 30, 2020 and for the year ended December 31, 2020, respectively, were derived from product sales.
Cost of Revenues
Cost of revenues consists of product costs, including contract manufacturing, shipping and handling, depreciation and amortization relating to tooling and manufacturing equipment and software, warranty replacement, fulfillment costs, warehousing, hosting, and reserves for excess and obsolete inventory.
Operating Expenses
General and Administrative.
General and administrative expenses consist primarily of salaries, benefits, stock-based compensation, and bonuses for finance and accounting, legal, human resources and administrative executives and employees; third-party legal, accounting, and other professional services; corporate travel and entertainment; depreciation and amortization of property and equipment; and facilities rent.
We expect that our general and administrative expenses will increase in future periods compared to periods prior to the Business Combination as a result of additional costs related to being a public company, including Exchange Act reporting expenses; expenses associated with Sarbanes-Oxley compliance; incremental independent auditor fees; incremental legal fees; investor relations expenses; registrar and transfer agent fees; incremental director and officer liability insurance costs; and director compensation.

Sales and Marketing.
Sales and marketing expenses consist primarily of salaries, commissions, benefits, stock-based compensation, commissions, and bonuses for sales and marketing employees and contractors; third-party marketing expenses such as social media and search engine marketing; email marketing and print marketing.
We expect sales and marketing expense to continue to increase in future periods as we drive sales growth through new and existing marketing initiatives and expand into additional international markets.
Research and Development.
Research and development expenses consist primarily of salaries, benefits, stock-based compensation, and bonuses for employees and contractors engaged in the design, development, maintenance and testing of our products and platforms.
We anticipate making significant investments in the development of our monitoring pipeline, including Smart Sock variants, in future periods and expect our research and development expenses to increase.
Other Income (Expense)
Gain on Loan Forgiveness.
Gain on loan forgiveness consists of the gain recognized subsequent to the forgiveness of the Small Business Administration Paycheck Protection Program loan.
Interest Expense.
Interest expense consists primarily of interest incurred on our outstanding borrowings and amortization of the associated deferred financing costs.
Interest Income.
Interest income consists of interest earned on our money market account.
Preferred Stock Mark to Market Adjustment.
Preferred stock mark to market adjustment consists of adjustments made to mark to market the preferred stock warrant liability.
Loss on Extinguishment of Debt.
Loss on extinguishment of debt consists of losses recognized due to additional amendments to our long-term debt.
Other Income (Expense), Net.
Other income (expense), net includes our net gain (loss) on foreign exchange transactions and sublease income.
Income Tax Provision.
Income tax provision consists primarily of U.S. federal and state income taxes related to the tax jurisdictions in which we conduct business.

Results of Operations
The following table sets forth our results of operations for the periods indicated (in thousands):

	Years Ended December 31,		Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2021	2020	2021	2020
Revenues	$75,403	$49,801	$24,938	$18,365	$46,849	$33,236
Cost of revenues	39,526	26,897	11,420	9,521	20,648	17,352

Gross profit	35,877	22,904	13,518	8,844	26,201	15,884

Operating expenses:
General and administrative	13,140	14,020	7,285	2,748	13,266	5,420
Sales and marketing	19,263	15,323	7,568	4,248	13,687	8,060
Research and development	10,465	10,611	4,518	2,471	7,949	4,904

Total operating expenses	42,868	39,954	19,371	9,467	34,902	18,384

Operating loss	(6,991)	(17,050)	(5,853)	(623)	(8,701)	(2,500)

Other income (expense):
Gain on loan forgiveness	—	—	2,098	—	2,098	—
Interest expense, net	(1,420)	(973)	(484)	(344)	(901)	(633)
Preferred stock mark to market adjustment	38	279	(970)	8	(5,578)	8
Loss on extinguishment of debt	(1,952)	(251)	(182)	(172)	(182)	(172)
Other income, net	(176)	144	58	37	79	75

Total other income (expense), net	(3,510)	(801)	520	(471)	(4,484)	(722)

Loss before income tax provision	(10,501)	(17,851)	(5,333)	(1,094)	(13,185)	(3,222)
Income tax provision	(20)	—	(2)	—	(7)	—

Net loss	$(10,521)	$(17,851)	$(5,335)	$(1,094)	$(13,192)	$(3,222)

Comparison of the years ended December 31, 2020 and December 31, 2019 and the three and six months ended June 30, 2021 and June 30, 2020
Revenues

	Years Ended December 31,		Change		Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(dollars in thousands)	2020	2019	$	%	2021	2020	$	%	2021	2020	$	%
Revenues	$75,403	$49,801	$25,602	51.4%	$24,938	$18,365	$6,573	35.8%	$46,849	$33,236	$13,613	41.0%
Revenues increased by $25.6 million, or 51.4%, from $49.8 million for the year ended December 31, 2019 to $75.4 million for the year ended December 31, 2020. The increase was primarily due to a 49% increase in sales volume. The increase was primarily driven by substantial sales growth for the Owlet Monitor Duo. Sales to retailers and consumers for the Owlet Monitor Duo increased 101% and 46%, respectively, from the year ended December 31, 2019 to the year ended December 31, 2020. Sales to retailers and consumers for the Owlet Smart Sock also contributed to our revenue growth. Owlet Smart Sock sales to retailers and consumers grew 51% and 18%, respectively, from the year ended December 31, 2019 to the year ended December 31, 2020.
Revenues increased by $6.6 million, or 35.8%, from $18.4 million for the three months ended June 30, 2020 to $24.9 million for the three months ended June 30, 2021. The increase was primarily due to a 42% increase in sales volume. Sales for the Owlet Smart Sock, the primary driver of our higher revenue, increased 54% for the three months ended June 30, 2021 compared to the three months ended June 30, 2020. Sales for the Owlet Monitor Duo also contributed to our higher revenue, increasing 23% for the three months ended June 30, 2021 compared to the three months ended June 30, 2020.
Revenues increased by $13.6 million, or 41.0%, from $33.2 million for the six months ended June 30, 2020 to $46.8 million for the six months ended June 30, 2021. The increase was primarily due to a 42% increase in sales volume. Sales for the Owlet Smart Sock, the primary driver of our higher revenue growth, increased 52% for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. Sales for the Owlet Monitor Duo also contributed to our higher revenue, increasing 31% for the six months ended June 30, 2021 compared to the six months ended June 30, 2020.

Cost of Revenues and Gross Profit

	Years Ended December 31,		Change		Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(dollars in thousands)	2020	2019	$	%	2021	2020	$	%	2021	2020	$	%
Cost of revenues	$39,526	$26,897	$12,629	47.0%	$11,420	$9,521	$1,899	19.9%	$20,648	$17,352	$3,296	19.0%
Gross profit	$35,877	$22,904	$12,973	56.6%	$13,518	$8,844	$4,674	52.8%	$26,201	$15,884	$10,317	65.0%
Gross margin	47.6%	46.0%			54.2%	48.2%			55.9%	47.8%
Cost of revenues increased by $12.6 million, or 47.0%, from $26.9 million for the year ended December 31, 2019 to $39.5 million for the year ended December 31, 2020. The increase was primarily due to an increase in sales volume of 49%. Gross margin increased from 46.0% for the year ended December 31, 2019 to 47.6% for the year ended December 31, 2020. The increase in gross margin was primarily due to a decrease in discounts provided to customers as part of a shift in overall market strategy and a decrease in fulfillment shipping costs per order for the year ended December 31, 2020.
Cost of revenues increased by $1.9 million, or 19.9%, from $9.5 million for the three months ended June 30, 2020 to $11.4 million for the three months ended June 30, 2021. The increase was primarily due to an increase in sales volume of 42%. Gross margin increased from 48.2% for the three months ended June 30, 2020 to 54.2% for the three months ended June 30, 2021. This increase in gross margin was primarily due to lower manufacturing costs associated with the third generation of the Owlet Smart Sock, which launched in July 2020, and decreases in freight and fulfillment costs due to improved supply chain logistics.
Cost of revenues increased by $3.3 million, or 19.0%, from $17.4 million for the six months ended June 30, 2020 to $20.6 million for the six months ended June 30, 2021. The increase was primarily due to an increase in sales volume of 42%. Gross margin increased from 47.8% for the six months ended June 30, 2020 to 55.9% for the six months ended June 30, 2021. This increase in gross margin was primarily due to lower manufacturing costs associated with the third generation of the Owlet Smart Sock, which launched in July 2020, and decreases in freight and fulfillment costs due to improved supply chain logistics.
General and Administrative

	Years Ended December 31,		Change		Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(dollars in thousands)	2020	2019	$	%	2021	2020	$	%	2021	2020	$	%
General and administrative	$13,140	$14,020	$(880)	(6.3)%	$7,285	$2,748	$4,537	165.1%	$13,266	$5,420	$7,846	144.8%
General and administrative expense decreased by $0.9 million, or 6.3%, from $14.0 million for the year ended December 31, 2019 to $13.1 million for the year ended December 31, 2020. During the year ended December 31, 2020, we decreased our discretionary spending as a precautionary response to COVID-19. We expect general and administrative expense to increase in future periods as we begin to resume ordinary course activities that have been suspended or limited during COVID-19, incur additional headcount costs to support our continued growth, and incur other costs related to being a public company.
General and administrative expense increased by $4.5 million, or 165.1%, from $2.7 million for the three months ended June 30, 2020 to $7.3 million for the three months ended June 30, 2021. The increase was driven primarily by an increase in payroll-related expenses from additional general and administrative headcount, stock-based compensation primarily from an increase in the valuation of our common stock and volume of awards granted, as well as an increase in legal, accounting, and consulting costs related to the Business Combination.
General and administrative expense increased by $7.8 million, or 144.8%, from $5.4 million for the six months ended June 30, 2020 to $13.3 million during the six months ended June 30, 2021. The increase was driven primarily by an increase in payroll-related expenses from additional general and administrative headcount, stock-based compensation primarily from an increase in the valuation of our common stock and volume of awards granted, as well as an increase in legal, accounting, and consulting costs related to the Business Combination.
Sales and Marketing

	Years Ended December 31,		Change		Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(dollars in thousands)	2020	2019	$	%	2021	2020	$	%	2021	2020	$	%
Sales and marketing	$19,263	$15,323	$3,940	25.7%	$7,568	$4,248	$3,320	78.2%	$13,687	$8,060	$5,627	69.8%
Sales and marketing expense increased by $3.9 million, or 25.7%, from $15.3 million for the year ended December 31, 2019 to $19.3 million for the year ended December 31, 2020. The increase was primarily driven by increases in digital advertising spend, payroll-related expenses from additional sales and marketing headcount, stock-based compensation primarily from an increase in the valuation of our common stock and volume of awards granted, and in-store advertising expenses. Sales and marketing expense decreased to 25.5% as a percentage of revenues for the year ended December 31, 2020 from 30.8% as a percentage of revenues for the year ended December 31, 2019, primarily as a result of changes in marketing strategies, including strategy changes resulting from COVID-19. We expect sales and marketing expense to increase in future periods as we drive sales growth through new and existing marketing initiatives and expansion into additional international markets.
Sales and marketing expense increased by $3.3 million, or 78.2%, from $4.2 million for the three months ended June 30, 2020 to $7.6 million for the three months ended June 30, 2021. The increase was primarily driven by increases in digital advertising spend, payroll-related expenses from additional sales and marketing headcount, stock-based compensation primarily from an increase in the valuation of our common stock and volume of awards granted, and in-store
advertising expenses.
Sales and marketing expense as a percentage of revenues increased from 23.1% for the three months ended June 30, 2020 to 30.3% for the three months ended June 30, 2021. The increase was primarily due to an increase in spend on marketing initiatives to drive sales growth.

Sales and Marketing expense increased by $5.7 million, or 69.8%, from $8.1 million for the six months ended June 30, 2020 to $13.7 million for the six months ended June 30, 2021. The increase was primarily driven by increases in digital advertising spend, payroll-related expenses from additional sales and marketing headcount, stock-based compensation primarily from an increase in the valuation of our common stock and volume of awards granted, and in-store
advertising expenses. Sales and marketing expense as a percentage of revenues increased from 24.3% for the six months ended June 30, 2020 to 29.2% for the six months ended June 30, 2021. The increase was primarily due to an increase in spend on marketing initiatives to drive sales growth.
Research and Development

	Years Ended December 31,		Change		Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(dollars in thousands)	2020	2019	$	%	2021	2020	$	%	2021	2020	$	%
Research and development	$10,465	$10,611	$(146)	(1.4)%	$4,518	$2,471	$2,047	82.8%	$7,949	$4,904	$3,045	62.1%
Research and development expense remained relatively constant at $10.5 million for the year ended December 31, 2020 compared to $10.6 million for the year ended December 31, 2019. Research and development expense decreased to 13.9% as a percentage of revenue for the year ended December 31, 2020 from 21.3% as a percentage of revenue for the year ended December 31, 2019. During the year ended December 31, 2020, we decreased our discretionary spending as a precautionary measure due to economic uncertainty resulting from the COVID-19 pandemic. We anticipate making significant investments in the development of our monitoring pipeline, including Smart Sock variants, in future periods and expect our research and development expenses to increase.
Research and development expense increased by $2.0 million, or 82.8%, from $2.5 million for the three months ended June 30, 2020 to $4.5 million for the three months ended June 30, 2021. Research and development expense as a percentage of revenue increased from 13.5% for the three months ended June 30, 2020 to 18.1% for the three months ended June 30, 2021. These increases were primarily driven by an increase in payroll-related expenses from additional research and development headcount, stock-based compensation primarily from an increase in the valuation of our common stock and volume of awards granted, and an increase in consulting expenses.
Research and development expenses increased by $3.0 million, or 62.1%, from $4.9 million for the six months ended June 30, 2020 to $7.9 million for the six months ended June 30, 2021. Research and development expense as a percentage of revenue increased from 14.8% for the six months ended June 30, 2020 to 17.0% for the six months ended June 30, 2021. These increases were primarily driven by an increase in payroll-related expenses from additional research and development headcount, stock-based compensation primarily from an increase in the valuation of our common stock and volume of awards granted, and an increase in consulting expenses.
Other Income (Expense)

	Years Ended December 31,		Change		Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(dollars in thousands)	2020	2019	$	%	2021	2020	$	%	2021	2020	$	%
Gain on loan forgiveness	$(1,420)	$(973)	$(447)	45.9%	$2,098	$—	$2,098	100.0%	$2,098	$—	$2,098	100.0%
Interest expense, net	$38	$279	$(241)	(86.4)%	$(484)	$(344)	$(140)	40.7%	$(901)	$(633)	$(268)	42.3%
Preferred stock mark to market adjustment	$(1,952)	$(251)	$(1,701)	677.7%	$(970)	$8	$(978)	NM	$(5,578)	$8	$(5,586)	NM
Loss on extinguishment of debt	$(176)	$144	$(320)	(222.2)%	$(182)	$(172)	$(10)	5.8%	$(182)	$(172)	$(10)	5.8%
Other income, net	$—	$—	$—	$—	$58	$37	$21	56.8%	$79	$75	$4	5.3%

NM - Not meaningful
Interest expense increased by $0.4 million, or 45.9%, from $1.0 million for the year ended December 31, 2019 to $1.4 million for the year ended December 31, 2020. The increase was primarily due to a higher average balance on our line of credit and an increase in the interest rate on our term note payable. Interest income decreased by $0.2 million, or 86.4%, from $0.3 million for the year ended December 31, 2019 to $0.1 million for the year ended December 31, 2020, due to a lower yield on our money market account. The preferred stock mark to market adjustment related to our preferred stock warrant liability increased by $1.7 million, or 677.7%, from $0.3 million for the year ended December 31, 2019 to $2.0 million for the year ended December 31, 2020. The increase in the preferred stock warrant liability was primarily due to a higher fair market value of our preferred stock, which principally resulted from the letter of intent received from Sandbridge Acquisition Corporation. Other income (expense), net decreased by $0.3 million, or (222.2)%, from $0.1 million in other income for the year ended December 31, 2019 to $(0.2) million in other expense for the year ended December 31, 2020. The decrease in other income (expense), net was primarily due to a loss on extinguishment of debt incurred during the year ended December 31, 2020.
Interest expense, net increased by $0.1 million, or 40.7%, from $0.3 million for the three months ended June 30, 2020 to $0.5 million for the three months ended June 30, 2021. Interest expense, net increased by $0.3 million, or 42.3%, from $0.6 million for the six months ended June 30, 2020 to $0.9 million for the six months ended June 30, 2021. The increase was primarily due to a higher average balance on our line of credit and an increase in the interest rate on our term note payable.

The preferred stock mark to market adjustment related to our preferred stock warrant liability increased by $1.0 million from $0.1 million for the three months ended June 30, 2020 to $1.0 million for the three months ended June 30, 2021. The preferred stock mark to market adjustment related to our preferred stock warrant liability increased by $5.6 million from $0.1 million for the six months ended June 30, 2020 to $5.6 million for the six months ended June 30, 2021. The increase in the preferred stock warrant liability was primarily due to a higher fair market value of our preferred stock, which principally resulted from the signed Business Combination Agreement with Sandbridge Acquisition Corporation.
Loss on extinguishment of debt remained relatively constant at $0.2 million for the three and six months ended June 30, 2021 and 2020.
Other income, net remained relatively constant at $0.1 million for the three and six months ended June 30, 2021 and 2020.
For the three and six months ended June 30, 2021, we recognized a gain of $2.1 million on the forgiveness of our Small Business Administration Paycheck Protection Program loan.
Income Tax Provision

	Years Ended December 31,		Change		Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(dollars in thousands)	2021	2020	$	%	2021	2020	$	%	2021	2020	$	%
Income tax provision	$(20)	$—	$(20)	(100.0)%	$(2)	$—	$(2)	(100.0)%	$(7)	$—	$(7)	(100.0)%
Effective tax rate	(0.19)%	0.0%			(0.04)%	0.0%			(0.05)%	0.0%
Valuation allowance	$(15,818)	$(13,839)	$(1,979)	14.3%	$(15,818)	$(13,839)	$(1,979)	14.3%	$(15,818)	$(13,839)	$(1,979)	14.3%
Income tax provision remained relatively constant for the years ended December 31, 2020 and December 31, 2019. Our effective tax rate was approximately 0.2% and 0.0% for the years ended December 31, 2020 and December 31, 2019, respectively, due to a full valuation allowance recorded to offset our deferred tax assets. The valuation allowance increased $2.0 million, or 14.3%, from $13.8 million for the year ended December 31, 2019 to $15.8 million for the year ended December 31, 2020. The change in our valuation allowance for the year ended December 31, 2020 was primarily due to an increase in interest expense limitations and an increase in net operating loss carryforwards.
Income tax provision remained relatively constant for three and six months ended June 30, 2021 and June 30, 2020. Our effective tax rate was approximately (0.04)% and (0.05)% for the three and six months ended June 30, 2021, respectively, due to a full valuation allowance recorded to offset our deferred tax assets.
The valuation allowance increased $2.0 million, or 14.3%, from $13.8 million for the three and six months ended June 30, 2020 to $15.8 million for the three and six months ended June 30, 2021. The change in our valuation allowance for the three and six months ended June 30, 2021 was primarily due to an increase in interest expense limitations and an increase in net operating loss carryforwards.
Liquidity and Capital Resources
Leading up to the proposed Business Combination, we have funded our operations primarily with proceeds from issuances of our convertible preferred stock, borrowings under our loan facilities, issuances of convertible promissory notes, and sales of our products and services. As of June 30, 2021 and December 31, 2020, we had cash and cash equivalents of $12.2 million and $17.0 million, respectively.
Funding Requirements
Since inception, we have generated recurring losses which have resulted in an accumulated deficit of $84.9 million and $71.7 million as of June 30, 2021 and December 31, 2020, respectively, and we expect to incur additional losses in the future. On July 15, 2021, we consummated the Business Combination and received approximately $135.0 million in net proceeds from the Business Combination and PIPE Investment. We anticipate the cash received from the Business Combination and PIPE Investment, together with cash we expect to generate from future operations, will be sufficient to meet our working capital and capital expenditure requirements for a period of at least twelve months from the date the unaudited condensed consolidated financial statements were available for issuance. However, we are still in the growth stage of our business and expect to continue to make substantial investments in our business, including in the expansion of our product portfolio and in our research and development, sales and marketing teams, in addition to incurring additional costs as a result of being a public company. There can be no assurance that we will be able to obtain additional debt or equity financing on terms acceptable to us, if at all, or that we will generate sufficient future revenues. Failure to secure additional funding may require us to modify, delay, or abandon some of our planned future expansion or development, or to otherwise enact operating cost reductions available to management, which could have a material adverse effect on our business, operating results, financial condition, and ability to achieve our intended business objectives.
Loan and Security Agreement with Silicon Valley Bank
As of June 30, 2021 we had an amended and restated loan and security agreement (the “A&R LSA”) with Silicon Valley Bank (‘‘SVB’’) which we entered into on April 22, 2020, and which replaced the loan and security agreement that was previously in place (the ‘‘Original LSA’’). These agreements provided us with both a line of credit (the ‘‘SVB Revolver’’) and a term loan (the ‘‘Term Note’’).
Our borrowing capacity under the SVB Revolver was $17.5 million and $10.0 million as of June 30, 2021 and December 31, 2020, respectively. As of June 30, 2021 and December 31, 2020, the SVB Revolver bore interest at an annual rate equal to (i) the greater of the bank’s prime rate plus 0.75%, or 5.5% when a streamline period is in effect and (ii) the greater of the bank’s prime rate plus 1.25%, or 6.0% at all other times. Each streamline period commences the first day of the month following a written report of our liquidity and ends the first day after we fail to maintain a required cash and cash availability streamline threshold, provided no event of default has occurred and is continuing. If an event of default has occurred and is continuing, SVB may maintain our streamline status at its discretion. The required cash and cash availability streamline threshold was $8.0 million and $7.0 million as of June 30, 2021 and December 31, 2020, respectively, and we were within a streamline period at both dates. The actual interest rate on the SVB Revolver was 5.5% as of June 30, 2021 and December 31, 2020. The SVB Revolver is subject to renewal and is scheduled to mature on April 22, 2024.
Our Term Note had an aggregate principal balance of $15.0 million and $10.0 million as of June 30, 2021 and December 31, 2020, respectively. As of June 30, 2021 and December 31, 2020, the Term Note bore interest at a rate equal to the greater of the bank’s prime rate plus 3.50%, or 6.50, and required 30 consecutive equal monthly payments of principal beginning on November 1, 2021. The Term Note matures on April 1, 2024.
Prior to the April 22, 2020 amendment, the Term Note had an aggregate principal balance of $7.0 million and bore interest at a rate equal to the greater of the prime rate plus 1.00%, or 6.00% under the Original LSA. The Term Note required interest-only payments through April 30, 2020, followed by 30 equal payments of principal beginning on May 1, 2020. On April 22, 2020, we amended and restated the Original LSA (as amended and restated, the “A&R LSA”), which allowed us to borrow an additional $1.0 million on the Term Note at closing, extended the interest-only period through April 30, 2021, and modified the interest rate to be the greater of the bank’s prime rate plus 4.50%, or 7.50%. The A&R LSA also included a provision to further extend the interest-only period through October 31, 2021 and allow us to borrow an additional $2.0 million if we achieved a specified gross profit milestone for the year ended December 31, 2020. On September 22, 2020, we amended the A&R LSA to change the repayment term on the Term Note from 36 consecutive equal monthly payments of principal to 30 consecutive equal monthly payments of principal beginning on November 1, 2021 and modified the interest rate to the greater of the bank’s prime rate plus 3.50%, or 6.50%. We achieved our gross profit milestone and borrowed $2.0 million in December 2020.
The Original LSA and the A&R LSA both required that we meet certain financial covenants. Under the Original LSA, in effect prior to the April 22, 2020 amendment and restatement, the financial covenants included the satisfaction of both a maximum cumulative trailing
3-month
loss threshold (based on a calculation of EBITDA, plus stock-based compensation expense) and a minimum cash and cash availability requirement. Under the A&R LSA, in effect as of December 31, 2020, the financial covenant required the satisfaction of a maximum year-to-date
loss threshold (based on a calculation of EBITDA, plus stock-based compensation expense and loss on extinguishment of debt). We were not in compliance with this financial covenant as of December 31, 2020. On March 10, 2021, we further amended the A&R LSA to, among other things, waive the existing default and waive any rights and remedies against the Company with respect to the existing default, which includes the financial covenant noncompliance, consent to the merger (see Note 18 in our annual financial statements), and amend other provisions of the loan agreement. The amendment also set forth new financial covenants, including a requirement to maintain cash and cash availability of at least $6.0 million as of the last day of each month beginning on March 31, 2021, a requirement to complete a qualifying liquidity event with aggregate new net proceeds of at least $50.0 million in cash on or before May 31, 2021, and a requirement to agree to terms with SVB on a 2021 EBITDA covenant no later than July 15, 2021.

On May 14, 2021, we further amended the A&R LSA to, among other things, reduce the minimum cash and cash availability requirement from $6.0 million to $5.0 million and move the qualifying liquidity event date from on or before May 31, 2021 to on or before July 31, 2021. On May 25, 2021, we further amended the A&R LSA to, among other things, provide for an additional $5.0 million advance under the Term Note, increase the SVB Revolver borrowing capacity from $12.5 million to $17.5 million, extend the SVB Revolver maturity date from April 22, 2022 to April 22, 2024, increase the required cash and cash availability streamline threshold from $7.0 million to $8.0 million, and change the deadline of the requirement to agree to terms with SVB on a 2021 EBITDA covenant from July 15, 2021 to August 15, 2021. On August 12, 2021, we further amended the A&R LSA to change the deadline of the requirement to agree to terms with SVB on a 2021 EBITDA covenant from August 15, 2021 to September 30, 2021.
Our borrowings under the A&R LSA and its subsequent amendments are secured by substantially all of our current and future assets.
Paycheck Protection Program Loan
In April 2020, we applied for and received proceeds from the U.S. Small Business Administration (‘‘SBA’’) Paycheck Protection Program (‘‘PPP’’) in the amount of $2.1 million, with SVB as lender for the loan (the ‘‘PPP Loan’’), under the Federal Coronavirus Aid, Relief, and Economic Security Act (the ‘‘CARES Act’’). The PPP Loan was considered necessary to support our ongoing operations due to economic uncertainty at the time resulting from the
COVID-19
pandemic and reduced access to alternative sources of liquidity.
Under the terms of the PPP Loan, interest accrued on the outstanding principal at a rate of 1.0% per annum. The CARES Act and the PPP provide a mechanism for forgiveness of up to the full amount borrowed. Under the PPP, we applied for forgiveness for all of the PPP Loan. On June 15, 2021, we received forgiveness for the PPP Loan for the full amount of $2.1 million of principal and approximately $24,000 in interest. As a result of the PPP Loan being forgiven, we recognized a $2.1 million gain for the three and six months ended June 30, 2021.
As of June 30, 2021, $15.0 million and $16.3 million in aggregate principal amount was outstanding under the Term Note and the SVB Revolver, respectively.
As of December 31, 2020, $10.0 million, $9.7 million, and $2.1 million in aggregate principal amount was outstanding under the Term Note, the SVB Revolver, and the PPP Loan, respectively.
Related Party Convertible Notes
As of June 30, 2021 and December 31, 2020 we had $6.5 million in related party convertible promissory notes outstanding, which were issued during the year ended December 31, 2019. The convertible promissory notes bore interest at 5.00% per annum and all outstanding principal and accrued interest was due on the earlier of August 9, 2021 or upon the closing of a change of control, as defined in the convertible note agreements.
Per the convertible note agreements, the convertible promissory notes could not be prepaid without the consent of the majority holders and would automatically convert to shares of our convertible preferred stock at 80% of the convertible preferred stock price per share upon a qualified preferred stock equity financing round of at least $15.0 million, excluding the conversion value of the notes. The convertible promissory notes were amended in February 2021 to allow the notes to either: (i) automatically convert into shares of our convertible preferred stock immediately prior to the consummation of the Business Combination at a conversion price equal to the price per share applicable to our most recent equity financing at the conversion date (which was $3.1546 as of the issuance date of these financial statements) and, in turn, convert into shares of New Owlet common stock as part of the Business Combination or (ii)

at a holder’s election, trigger the repayment in cash of the outstanding principal and accrued interest at the consummation of the Business Combination. On July 15, 2021, we completed the Business Combination. As such, all but one of the convertible notes were converted into shares of Common Stock. The one remaining convertible note had a balance of approximately $2,000 and was paid in full.
The convertible promissory notes were subordinated to the SVB Revolver and the Term Note.
Cash Flows
The following table summarizes our cash flow (in thousands):

	Years Ended December 31,		Six Months Ended June 30,
	2020	2019	2021	2020
Net cash used in operating activities	$(129)	$(16,061)	$(15,608)	$1,858
Net cash used in investing activities	(1,056)	(1,959)	(709)	(419)
Net cash provided by financing activities	6,458	12,455	11,526	1,930

Net change in cash and cash equivalents	$5,273	$(5,565)	$(4,791)	$3,369

Operating Activities
Our cash flows from operating activities are significantly affected by the growth of our business. Our operating cash flows are also affected by our working capital needs to support growth in personnel-related expenditures and fluctuations in accounts payable and other current assets and liabilities.
For the year ended December 31, 2020, net cash used in operating activities was $0.1 million, primarily driven by our net loss of $10.5 million, offset by changes in working capital of $5.7 million and non-cash charges of $4.7 million.
For the year ended December 31, 2019, net cash used in operating activities was $16.0 million, primarily driven by our net loss of $17.9 million and changes in working capital of $0.2 million, partially offset by non-cash charges of $1.7 million.
For the six months ended June 30, 2021, net cash used in operating activities was $15.6 million, primarily driven by our net loss of $13.2 million and changes in working capital of $8.7 million, partially offset by non-cash
charges of $6.3 million.
For the six months ended June 30, 2020, net cash provided by operating activities was $1.9 million, primarily driven by changes in working capital of $4.2 million and non-cash
charges of $0.9 million, partially offset by our net loss of $3.2 million.
Investing Activities
We continue to experience negative cash flows from investing activities as we expand our business and build our infrastructure. Cash flows from investing activities primarily relate to capital expenditures to support our growth. Net cash used in investing activities is expected to continue to increase substantially as we expand our business through new products and new geographic markets.
For the year ended December 31, 2020, net cash used in investing activities decreased to $1.1 million from $2.0 million for the year ended December 31, 2019. The majority of our capital expenditures for the year ended December 31, 2019 related to equipment for the product launch of a new version of the Owlet Smart Sock, which occurred during the year ended December 31, 2020, and the anticipated launch of the Owlet Band; therefore, we had fewer capital investments during the year ended December 31, 2020. We expect our capital expenditures to grow in future periods, primarily driven by investments to expand our production capabilities to additional factories in other geographical locations, as well as investments in tooling and equipment to manufacture new products.
For the six months ended June 30, 2021, net cash used in investing activities increased to $0.7 million from $0.4 million for the six months ended June 30, 2020. We expect our capital expenditures to continue to grow in future periods, primarily driven by investments to expand our production capabilities to additional factories in other geographical locations, as well as investments in tooling and equipment to manufacture new products.
Financing Activities
For the year ended December 31, 2020, net cash provided by financing activities was $6.5 million, primarily driven by gross draws of $9.7 million on our line of credit, the issuance of an additional $3.0 million in long-term debt, and proceeds of $2.1 million from our PPP Loan, partially offset by gross payments of $11.3 million on our line of credit.
For the year ended December 31, 2019, net cash provided by financing activities was $12.5 million, primarily driven by gross draws of $7.9 million on our line of credit, the issuance of $6.5 million in related party convertible promissory notes, and the issuance of an additional $2.0 million in long-term debt, partially offset by gross payments of $4.2 million on our line of credit.
For the six months ended June 30, 2021, net cash provided by financing activities was $11.5 million, primarily driven by gross draws of $8.2 million on our line of credit, the issuance of $5.0 million in additional long-term debt, and the issuance of an additional $0.3 million in common stock resulting from stock option exercises, partially offset by gross payments of $1.6 million on our line of credit.

For the six months ended June 30, 2020, net cash provided by financing activities was $1.9 million, primarily driven by gross draws of $9.9 million on our line of credit, the issuance of $3.1 million in additional long-term debt (including the $2.1 million SBA PPP loan), and the issuance of an additional $0.1 million in common stock resulting from stock options exercises, offset by gross payments of $11.0 million on our line of credit
Off-Balance
Sheet Arrangements
We did not have any
off-balance
sheet arrangements as of June 30, 2021 and December 31, 2020.
Indemnification
In the ordinary course of business, we enter into agreements that may include indemnification provisions. Pursuant to such agreements, we may indemnify, hold harmless, and defend an indemnified party for losses suffered or incurred by the indemnified party. Some of the provisions will limit losses to those arising from third-party actions. In some cases, the indemnification will continue after the termination of the agreement. The maximum potential amount of future payments we could be required to make under these provisions is not determinable. We have never incurred material costs to defend lawsuits or settle claims related to these indemnification provisions.
In connection with the consummation of the Business Combination, we intend to enter into indemnification agreements with our directors and officers that may require us to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by Delaware corporate law. We currently have directors’ and officers’ insurance coverage that reduces our exposure and enables us to recover a portion of any future amounts paid. We believe the estimated fair value of these indemnification agreements in excess of applicable insurance coverage is immaterial.
Critical Accounting Policies and Estimates
Our management’s discussion and analysis of our financial condition and results of operations is based on our condensed consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues generated and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.
Actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to more significant areas involving management’s judgment and estimates.
While our significant accounting policies are described in the notes to the consolidated financial statements including in this prospectus, we believe that the following accounting policies are most critical to understanding the financial condition and historical and future results of operations:
Revenue Recognition
We generate substantially all of our revenues from the sale of products, primarily the Owlet Smart Sock, Owlet Cam, and Owlet Monitor Duo. Revenues are recognized when control of goods and services is transferred to customers at the transaction price, an amount that reflects the consideration expected to be received by us in exchange for those goods and services. The transaction price is calculated as selling price less our estimate of variable consideration, including future returns, volume rebates, and sales incentives related to current period sales.
Arrangements with Multiple Performance Obligations
We enter into contracts that have multiple performance obligations. Determining whether products and services are considered separate performance obligations that should be accounted for separately requires significant judgment. Product sales include three separate performance obligations which function independently or with readily available other goods and services. The first performance obligation is the delivery of hardware and embedded firmware essential to the functionality of the hardware. Embedded firmware allows the hardware to recognize inputs to the hardware and provide appropriate outputs. The second performance obligation is the implied right to connect the downloadable mobile application, provided free of charge, to the hardware, which enables users to view and access real-time data outputs. The third performance obligation is the implied right to receive, on a when-and-if-available
basis, future unspecified application upgrades, added features, and bug fixes relating to the product’s essential firmware.
We allocate the transaction price to each performance obligation based on a relative standalone selling price (“SSP”). Our process for determining the SSP considers multiple factors, including an adjusted market assessment and consumer behaviors, and varies depending on the facts and circumstances of each performance obligation. Revenues allocated to the delivery of the hardware and embedded firmware essential to the functionality of the hardware represent substantially all of the arrangement consideration and reflect our best estimate of the selling price if it was sold regularly on a stand-alone basis. SSP for the mobile application connection and upgrade rights are estimated based on relevant market and consumer data.
Revenues are recognized at the time the related performance obligation is satisfied by transferring control of the promised good or service to a customer. Revenues allocated to the hardware and embedded firmware are recognized at the time of product delivery, provided the other conditions for revenue recognition have been met. This generally occurs upon delivery of the product to a third-party
carrier. Revenues allocated to the implied right to access the mobile application and the implied right to receive, on a when-and-if-available
basis, future unspecified application upgrades, added features, and bug fixes, are recognized on a straight-line basis over the estimated usage period of the underlying hardware product. The usage period is estimated based on historical user activity and ranges from 10 to 27 months.
We record revenues net of sales tax and variable consideration such as discounts and customer returns. Payment is typically due within 90 days or less from shipment of the product. We record estimated reductions to revenue in the form of variable consideration for customer sales programs, returns, and incentive offerings including rebates, markdowns, promotions, and volume-based incentives.
Consideration payable to a customer, such as cooperative advertising and pricing promotions to retailers and distributors, is recorded as a reduction to revenue and an accrued liability unless we receive a distinct benefit in exchange for credits claimed and can reasonably estimate the fair value of the distinct benefit received. Deferred revenues represent advance payments received from customers prior to performance by us. Sales taxes collected from customers which are remitted to governmental authorities are not included in revenues and are reflected as a liability in the accompanying consolidated balance sheets.
Sales Returns, Rebates, Discounts, and Allowances
Our contract liabilities include promises to provide customers rights of return, which range from 15 to 30 days from product activation and from 15 to 45 days from product purchase as of December 31, 2020 and December 31, 2019, respectively, as well as promises to issue discounts and provide rebates or allowances to certain retail channel customers if specified conditions are met. Revenues are reduced in the accompanying consolidated statements of operations for anticipated sales returns, discounts, and allowances, based on our analysis of historical sales returns and contractual discounts and allowances. Expected returns, as well as estimated discounts and allowances that have been earned but not yet honored or paid out, are included in accrued and other expenses in the accompanying balance sheets. Actual returns may vary from estimates if we experience a change in actual sales returns or exchange patterns due to unanticipated changes in products or competitive pressures.
Sales return rates have been sufficiently predictable to allow us to estimate expected future returns. We review the actual returns as a percentage of sales to determine the historical rate of return. The historical rate of return is used as a basis for estimating future returns based on current sales. The sales return estimate can be affected by the release of new products or changes to sales channels. Actual returns may vary from estimates if we experience a change in actual sales returns or exchange patterns due to unanticipated changes in products or competitive pressures.
Sales rebates, discounts, and allowances provided to our customers have been sufficiently predictable to allow us to estimate expected future discounts and allowances. Discounts and allowances are estimable based on existing and expected promotional programs and contractual terms in place at the time of sale. New promotional programs or changes to existing promotional programs could impact the estimated sales rebates, discounts, and allowances.
The estimates and assumptions used to reserve for rights of return, rebates, discounts, and allowances have been accurate in all material respects and have not materially changed in the past.
Warranty Reserves
Our products include an assurance-type limited warranty. The estimated warranty costs, which are expensed at the time of sale and included in cost of revenues, are based on the results of historical trends and warranty claim rates incurred and are adjusted for any current or expected trends as appropriate. The warranty reserve estimate can be affected by the release of new products or updates which could have failure rates that differ from historical products. We regularly assess and adjust the estimate of accrued warranty claims by updating claims rates for actual trends and projected claim costs.
Determination of the Fair Value of Common Stock
As there has been no public market for our common stock to date, the estimated fair value of our common stock has been determined by our Board as of the date of each option grant with input from management, considering our most recently available third-party valuation of common stock, and our Board’s assessment of additional objective and subjective factors that it believed were relevant and which may have changed from the date of the most recent valuation through the date of the grant. We believe that the Board has the relevant experience and expertise to determine fair value of our common stock. Third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide,
Valuation of
Privately-Held-Company
Equity Securities Issued as Compensation
. Management has considered numerous factors in determining the best estimate of fair value of our common stock, including the following:

•	valuation performed by un-related third-party specialists;

•	our operating results, financial position and capital resources;

•	our stage of development and current business conditions and projections, including the introduction of new products;

•	the lack of marketability of our common stock;

•	the hiring of key personnel and the experience of our management;

•	the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions;

•	the nature and history of our business;

•	industry trends and the competitive environment;

•	illiquidity of stock-based awards involving securities in a private company; and

•	the overall economic, regulatory, and capital market conditions.
The assumptions underlying these valuations were highly complex and subjective and represented management’s best estimates, which involved inherent uncertainties and the application of management’s judgment. As a result, if we had used significantly different assumptions or estimates, the fair value of our common stock and our stock-based compensation expense could be materially different.
Since a public trading market for our common stock has been established after the Business Combination, it will no longer be necessary for our Board to estimate the fair value of our common stock in connection with our accounting for granted stock options and other such awards we may grant, as the fair value of our common stock will be determined based on the quoted market price of our common stock. Future expense amounts for any particular period could be affected by changes in our assumptions or market conditions.
Stock-based Compensation Expense
We classify stock-based awards granted in exchange for services as equity awards. Stock-based compensation expense related to awards to employees and non-employees
is measured at the grant date based on the fair value of the award. The calculation of the stock-based
compensation is based on the Black-Scholes valuation model, which requires significant estimates including the expected volatility of our common stock, expected dividend yield, option term and risk-free rate. We derive our volatility from the average historical stock volatilities of peer public companies over a period equivalent to the expected term of the awards. As our historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term, we estimate the expected term using the simplified method based on the vesting and contractual terms of the award. Under the simplified method, the expected term is equal to the average of the stock-based award’s weighted average vesting period and its contractual term. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected dividend yield is 0.0% as we do not anticipate paying dividends on our common stock for the foreseeable future.
The fair value of each stock option award granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for the six months ended June 30:

	2021	2020
Risk-free interest rate	0.44% - 0.61%	0.51%
Expected volatility	62.88% - 63.27%	63.38%
Expected dividend yield	0.00%	0.00%
Expected term of options (in years)	5.00 - 6.00	6.00
The fair value of each stock option award granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for the years ended December 31:

	2020	2019
Risk-free interest rate	0.46%- 0.51%	1.57% - 2.53%
Expected volatility	63.38% - 64.04%	54.29% - 55.03%
Expected dividend yield	0.00%	0.00%
Expected term of options (in years)	6.00	5.00 - 6.25
Preferred Stock Warrant Liability
We classify warrants to purchase shares of our redeemable convertible preferred stock as a liability on our consolidated balance sheets as each warrant is a free-standing instrument that may require us to transfer consideration upon exercise. Each warrant is initially recorded at fair value upon issuance, net of issuance costs, using the Black-Scholes option pricing model, and is subsequently re-measured
to fair value at each subsequent balance sheet date. Changes in fair value of warrants are recognized as a component of preferred stock mark to market adjustment in the consolidated statements of operations. We will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants.
The Black-Scholes valuation model requires significant estimates including the expected volatility of our common stock, expected dividend yield, option term and risk-free rate. We derive our volatility from the average historical stock volatilities of peer public companies over a period equivalent to the expected term of the awards. As our historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term, we estimate the expected term using the simplified method based on the vesting and contractual terms of the award. Under the simplified method, the expected term is equal to the average of the stock-based award’s weighted average vesting period and its contractual term. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected dividend yield is 0.0% as we do not anticipate paying dividends on our common stock for the foreseeable future.
We utilized the Black-Scholes option pricing model and the assumptions in the following table to determine the fair value on the date of grant of the warrants issued for the six months ended June 30:

	2021	2020
Expected term (in years)	9.67 - 10.00	9.67 - 10.00
Risk-free interest rate	0.63%- 3.14%	0.63% - 3.14%
Expected volatility	50.00% - 55.00%	50.00% - 55.00%
Expected dividend yield	0.00%	0.00%
Exercise price	$1.30 - $1.59	$1.30 - $1.59
Stock price	$1.30 - $1.59	$1.30 - $1.59
We utilized the Black-Scholes options pricing model and the assumptions in the following table to determine the fair value on the date of grant of the warrants issued for the years ended December 31:

	2020	2019
Expected term (in years)	9.67 - 10.00	9.67 - 10.00
Risk-free interest rate	0.63%- 3.14%	2.06% - 3.14%
Expected volatility	50.00% - 55.00%	50.00% - 55.00%
Expected dividend yield	0.00%	0.00%
Exercise price	$1.30 - $1.59	$1.30 - $1.59
Stock price	$1.30 - $1.59	$1.30 - $1.59
Income Taxes
We account for income taxes using the asset and liability method. We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.
In evaluating the ability to recover our deferred income tax assets, we consider all available positive and negative evidence, including our operating results, ongoing tax planning and forecasts of future taxable income on a jurisdiction-by-jurisdiction
basis. In the event we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the valuation allowance that would reduce the provision for income taxes. Conversely, in the event that all or part of the net deferred tax assets are determined to not be realizable in the future, an adjustment to the valuation allowance would be charged to earnings in the period when such a determination is made. As of December 31, 2020 and December 31, 2019, we recorded a full valuation allowance on our deferred tax assets.
Uncertain tax positions are recorded when it is more likely than not that a given tax position would not be sustained upon examination by taxing authorities. Based on positions taken in our tax filings, we concluded that there are no significant uncertain tax positions requiring disclosure as of December 31, 2020 and December 31, 2019, and that there are no material amounts of unrecognized tax benefits. Our policy for recording interest and penalties related to income taxes, including uncertain tax positions, is to record such items as a component of the provision for income taxes.
Recent Accounting Pronouncements
See Note 1,
“Description
of
Organization
and
Summary
of
Significant
Accounting
Policies,”
in the notes to our accompanying unaudited condensed consolidated financial statements as of June 30, 2021 included in this prospectus for a full description of recent accounting pronouncements, including expected dates of adoption and estimated effects on results of operations and financial condition.
Quantitative and Qualitative Disclosures about Market Risk
We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of interest rate fluctuations and credit risk.
Interest Rate Risk
As discussed above, the Term Note, as amended on September 22, 2020, had an interest rate of the greater of either the prime rate plus 3.5%, or 6.5% as of June 30, 2021. During the three and six months ended June 30, 2021, the prime rate did not exceed 5.0%. We have not been exposed to material risk due to fluctuations in interest rates. A hypothetical 10% change in interest rates would not result in a material impact on our consolidated financial statements.
Credit Risk
Financial instruments that potentially subject us to concentration of credit risk consist of cash and cash equivalents and accounts receivable. Substantially all of our cash and cash equivalents are deposited in accounts at one financial institution, and account balances may at times exceed federally insured limits. We believe that we are not exposed to significant credit risk due to the financial strength of the depository institution in which the cash is held.

Our accounts receivable is derived from customers located primarily in the United States. We routinely assess the creditworthiness of our customers and have only experienced significant credit losses related to receivables from individual customers when a national retailer filed for bankruptcy in September 2017. We continuously monitor customer payments and maintain an allowance for doubtful accounts based on our assessment of various factors including age of the receivable balances, historical experience and any other conditions that may affect customers’ ability to pay.
Emerging Growth Company Status
We qualify as an emerging growth company (‘‘EGC’’) as defined in the Jumpstart our Business Startups (‘‘JOBS’’) Act. The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We intend to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an EGC or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.
In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, we intend to rely on such exemptions, we will not be required to, among other things: (i) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosures that may be required of non-EGCs
under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the consolidated financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.
We will remain an EGC under the JOBS Act until the earliest of (i) December 31, 2025, (ii) the last date of our fiscal year in which we have total annual gross revenues of at least $1.07 billion, (iii) the date on which we are deemed to be a ‘‘large accelerated filer’’ under the rules of the SEC, or (iv) the date on which we have issued more than $1.0 billion in non-convertible
debt securities during the previous three years.
Smaller Reporting Company
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of
Regulation S-K. Smaller
reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds
$250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds
$700 million as of the prior June 30.

BUSINESS
We Are Owlet
Becoming a parent is a life-changing milestone. New mothers and fathers become caregivers overnight and share the same primary concerns of sleep, safety, and sickness. Parents, who are increasingly older and busier, assume the roles of doctor, dietitian, and sleep trainer. In many cases, parents receive minimal guidance, counseling, or affirmation of how well they are caring for their newborn, which often leads to increased anxiety and feelings worry. As a result, parents lose on average 44 nights of sleep during the first year of an infant’s life. Furthermore, the first years of life are the most expensive for healthcare with over 92 million well, sick, and emergency room visits annually in the United States.
Enter Owlet. Our mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Our digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. We believe that every parent deserves peace of mind and the opportunity to feel their well-rested best. We also believe that every child deserves to live a long, happy, and healthy life, and we are working to develop products to help further those beliefs. Our ecosystem of digital parenting solutions, including our connected anchor product, the Owlet Smart Sock, is helping to transform modern parenting by providing parents data-driven insights into their children’s well-being in the comfort of their own home. We believe that by developing in-home
pediatric monitoring and analytics technologies, we can not only provide parents with peace of mind about their children, but also create future applications that have the potential to decrease infant death due to Sudden Unexplained Infant Death (SUID) and Sudden Infant Death Syndrome (SIDS) and opportunistically detect infant ailments such as respiratory syncytial virus (RSV) and supraventricular tachycardia (SVT).
With Owlet, parents can better navigate the journey of parenthood, rest easier and have greater peace of mind. Based on the United Nations global population estimates of children aged zero to five and prices of our current products and our estimates for prices of products in development, we estimate the total addressable market for our existing products to be $21 billion, and that the total addressable market for our existing and pipeline products will reach an estimated $81 billion by 2025. We believe the opportunity ahead of us is significant, and that increased parental engagement in childcare, the consumerization of pulse oximetry, and telehealth adoption are key trends accelerating growth in our target markets.
Our Story, Our Culture
Kurt Workman, Jordan Monroe, Zack Bomsta, and Jake Colvin founded Owlet because they wanted access to real-time data to give them peace of mind as new parents. Infant monitoring solutions were highly fragmented and provided limited real-time awareness, leading to a less-than-optimal solution for concerned parents. There was also no product on the market available for parents to track a baby’s sleep patterns, oxygen levels, and heart rate at home. Our founders’ love for their children inspired them to launch Owlet in 2012 and create the Owlet Smart Sock, which was first sold in 2015.
Since our founding, we have established a culture based on innovation and operational excellence, resulting in highly innovative and award-winning products. Our collaborative culture and emphasis on disruption and innovation has led to numerous design and innovation awards and baby industry awards.
We believe our innovation and operational excellence stems directly from the diversity in our community and our common commitment to equity, inclusion, and equal access to healthcare. As of December 31, 2020 and June 30, 2021, over 40% of our employees were women and over 20% were from minority groups.
Our Platform
Our purpose-built, growing suite of connected digital parenting products and services is designed to help parents know more about their children and gain peace of mind in their roles as caregivers. The Owlet Smart Sock is intended for use by healthy infants of up to 18 months of age, and the Owlet Cam can be used by parents to help monitor children of any age. Owlet Dream Lab is an interactive online platform that assists families in building healthy sleep habits with their babies of up to 12 months in age. We have developed deep and enduring relationships with our users and brand advocates around the world. These relationships continue to grow and develop as a result of our novel product and software additions to our connected ecosystem, feature enhancements, multi-channel distribution, and marketing efforts.
Research, development, and product innovation are core to our business, and we believe provide us competitive advantages. Our intellectual property portfolio of 35 issued patents (with numerous others pending) and 38 registered trademarks provides a strong backbone to our connected ecosystem and brand. We have developed or otherwise own the rights to technology from the backend data to the user interface that allows us to control the user experience for our current products and plan to advance that technology for products in development. From designing innovative and groundbreaking products to employing sophisticated software with proprietary algorithms and backend support, we believe we have built a strong competitive moat and early-mover advantage over potential competition in the connected nursery field. We have a vast infant data set with over 650 million hours of monitoring from nearly 1 million babies since the launch of the Owlet Smart Sock. We currently monitor approximately 11.5 billion heartbeats per day and our large and growing body of data leads to stronger insights and allows us to develop better products and services, which we believe in turn leads to happier users and drives product purchases.
We believe our innovations translate to a better parenting experience. For example, as part of a survey we conducted in May 2017 of 5,125 parents whose children were using the Owlet Smart Sock, 96% of respondents reported reduced anxiety and 94% reported better sleep after using the Owlet Smart Sock (as published in
Global Pediatric Health
). That confidence is further shown by the
one-and-a-half
million downloads of our application. On average, parents whose children wear an Owlet Smart Sock open our application with a daily frequency rivaling that of various social media platforms.
In order to make our products and services easy to find and purchase, as of December 31, 2020 and as of June 30, 2021, over 3,500 global and national retail stores sold our products. These channels are complemented by sales on Amazon.com and other online retail sites as well as our direct-to-consumer
channel on our website. Through this domain, we connect directly with our users, offer education on products and software, and gain valuable feedback from our users.
Superior Solutions for Parenting
Through our existing platform and future development pipeline of products and services designed to span from conception to kindergarten, we are committed to changing what it means to be a parent in the modern age. Through innovative hardware and software solutions utilizing proprietary algorithms, we give parents access to information about their children’s sleep patterns, oxygen levels, and heart rates, in addition to the ability to see and hear their children wherever they may be. These offerings are designed to complement parents’ intuition, leading to a more joyful parenting experience.
Existing Offerings

•
Smart Sock
– The award-winning Owlet Smart Sock is the first baby monitor to track an infant’s oxygen levels, heart rate, and sleep trends. The Owlet Smart Sock allows parents to view their baby’s heart rate and oxygen readings in real time from the Owlet application. If the baby’s readings ever fall outside of preset zones, parents are notified through the Owlet application and a nearby base station.

•
Cam
– The Owlet Cam turns any smartphone into a baby monitor, allowing parents to hear and see everything that is most important to them from anywhere in high-definition clarity. The Owlet Cam includes a wide-angle view, sound and motion notifications, and background audio to ensure parents never miss a moment. The Owlet Cam streams secure, encrypted video to parents’ own private accounts on the Owlet application.

•
Monitor Duo
– The Owlet Monitor Duo offers the intelligence of our award-winning Smart Sock paired with the Owlet Cam. It is the first smart baby monitor that combines the ability to track a baby’s heart rate, oxygen levels, and sleep trends with high-definition video, offering parents the most complete picture of their baby’s sleep.

•
Dream Lab
– Owlet Dream Lab is an interactive online platform that assists families in building healthy sleep habits with their babies of up to 12 months in age. Designed in partnership with pediatric sleep experts, Owlet Dream Lab offers personalized step-by-step
sleep plans, video tutorials, and access to twice-weekly webinars for live support.

In addition to our existing offerings, we believe our pipeline of products and software services in development will provide us an opportunity to increase our total addressable market and customer lifetime value. We are designing these pipeline offerings to complement our existing suite of solutions and create a more connected and comprehensive digital parenting ecosystem.
Monitoring Pipeline

•	Smart Sock Variants

•
Smart Sock Plus
– The Owlet Smart Sock Plus utilizes the same technology as the Owlet Smart Sock and is designed to grow with children, from newborn to five years. Through an expanded fabric sock set, the Owlet Smart Sock Plus would allow families to track oxygen levels, heart rates, and sleep trends for an age range that is three times larger than that of the existing Owlet Smart Sock.

•
BabySat
– Based on the Owlet Smart Sock, the Owlet BabySat is under development as a medical device that would, if authorized by the FDA, be sold for prescription use only. The Owlet BabySat is designed to utilize various telehealth platforms and is designed specifically for babies with diagnosed illnesses and health conditions. We have submitted a premarket notification to the FDA seeking 510(k) clearance of the Owlet BabySat. In January 2021, the FDA informed us that additional data would be needed to support 510(k) clearance for the product. We plan to engage with the FDA to obtain feedback on a proposed study design to generate such data to support a resubmission of our application for 510(k) clearance.

•
Over-the-Counter
“OTC” Smart Sock
– The Owlet OTC Smart Sock is under development as a medical device that would be sold over-the-counter
at retailers without a prescription. The Owlet OTC Smart Sock is designed to integrate with various telehealth platforms and preemptively screen for health conditions in babies with no existing medical or health issues. We anticipate that the Owlet OTC Smart Sock will require marketing authorization from the FDA prior to commercialization.

•
Band
– The Owlet Band is under development and designed for pregnant women between 24 to 40 weeks of gestation. The Owlet Band is intended to use safe and passive electrocardiogram sensors to allow expectant mothers to safely track their own sleep patterns and heart rate, in addition to tracking their baby’s heartbeat. Expectant parents will be able to view collected data in the Owlet pregnancy application as well as hear their baby’s heartbeat. For expectant mothers who often go weeks or months without insight into their pregnancy or their baby’s well-being, the Owlet Band is being developed to offer a deeper connection and reassurance to pregnant women at home. We anticipate that the Owlet Band may require marketing authorization from the FDA prior to commercialization.

Connected Ecosystem Pipeline
We plan to complement our monitoring pipeline with our connected ecosystem pipeline to create a more unified digital parenting experience. We believe our strong brand and platform provide a strong position to develop adjacent products. For example, although we do not yet have prototypes for such products, we plan to develop the Owlet Soothe, a white noise machine designed to create a more relaxing bedroom environment; the Owlet Smart Bed, which would connect with the Owlet Smart Sock to understand a baby’s sleep cycles and would utilize automated motion technology to lull babies back to sleep when they wake up; and the Owlet Humidifier, which would integrate with the Owlet OTC Smart Sock to automatically turn on when respiratory sickness symptoms are detected or when the room falls below a certain humidity threshold. As we develop additional products, we believe parents will increasingly rely on our connected ecosystem for digital parenting solutions.

Platform Pipeline
As we expand our connected ecosystem, we will continue to develop our platform products and services in order to bring additional solutions into the home. Owlet aims to integrate with leading telehealth providers who can share infant sleep and health data with medical professionals. We believe obtaining FDA marketing authorization for our Owlet OTC Smart Sock, Owlet BabySat, and Owlet Band products will allow us to develop a native Owlet telehealth platform and directly engage medical professionals to provide an end-to-end
digital healthcare solution for our customers. To further our commitment to parents and their children from conception to kindergarten, we plan to continue to explore new potential products and services that make parents’ and their children’s lives less stressful and more meaningful.
Our Market Opportunity
Based on the United Nations global population estimates of children aged zero to five and prices of our current products and our estimates for prices of products in development, we estimate the total addressable market for our current and pipeline products will reach an estimated $81 billion by 2025. We believe the following trends are supporting the expected growth of our market opportunity:
Healthcare Moves Home
. There has been a paradigm shift in how people prefer to receive healthcare services. In the COVID-affected world, there is a heightened focus on bespoke in-home
health and wellness solutions. Individuals are increasingly looking to expand their healthcare options beyond a traditional clinical setting. As a result, patients are rapidly adopting telehealth and virtual care services in place of traditional healthcare alternatives. Although some companies such as AmWell, Livongo, and TelaDoc are addressing this need, the market is still in its infancy with substantial growth ahead. In addition, as connected devices propel the consumerization of healthcare through clinical screenings like detection of irregular heartbeat, demand for digital home monitoring continues to build. Digital health has expanded beyond doctor visits to include applications that are customized for individuals and their specific needs – moving healthcare from being reactive to proactive. We intend to take advantage of this trend and empower parents with the tools and data to provide proactive care for their children.
Ubiquity of Biometrics.
With pulse oximeters gaining popularity as tools used to track fitness and general wellness, approximately 92 million people are expected to use pulse oximeters on a daily basis by 2022. Consequently, reliance on data becomes routine and even expected. We believe that parents want data about their children and our suite of products and services has the potential to service that demand.
Parenting Gets Upgraded.
Parents are simultaneously more engaged in caregiving and more reliant upon technology than ever before. We believe this trend widens our market opportunity and that early tech adopters are more likely than slower tech adopters to own an Owlet Smart Sock. We expect this trend to continue and positively affect Owlet’s future products and services.
Our Growth Strategies
We are excited to expand Owlet’s footprint, and we plan to implement the following strategies to accelerate our growth:
Leverage Brand Awareness
 & Grow Distribution to Increase Penetration.
We intend to continue our efforts to become one of the most recognizable brand names in the digital parenting category. We believe becoming a recognizable brand helps our offerings stand out in a highly fragmented market of legacy companies lacking a category leader. We see ample room for growth as our existing product suite is in the beginning phase of market penetration. We plan to leverage our paid and organic marketing efforts across social media, display advertising, and email marketing to boost top-of-mind
awareness and acquire new users at a sustainable cost. In order to bring Owlet to more families, we plan to focus on increasing retailer penetration to 5,000 retail locations by the end of 2022, from an existing penetration of 3,500 retail locations.
Adding New Data-Driven Products to Expand the Digital Parenting Ecosystem.
We are building a platform with the goal to be parents’
go-to
brand in the areas of sleep, safety, and sickness, from conception through kindergarten. Our goal is to continue adding products and services at a regular cadence in order to create a digital parenting ecosystem that works together to create a holistic experience for families and leverages the strength of our brand. We believe our robust pipeline of hardware product candidates, including the Owlet Soothe, Owlet Smart Bed and Owlet Humidifier, as well as the development of our software and services, will provide us additional opportunities to sell new products to our existing users, while the Owlet Smart Sock continues to serve as our ‘must-have’ product and the compelling anchor of our ecosystem.
Invest in Clinical Research and Pursue FDA Marketing Authorization to Potentially Open the Door to Coverage and Reimbursement and Telehealth.
We plan to grow into the medical and telehealth markets by pursuing FDA marketing authorization of certain products and continuing to invest in clinical research, as exemplified by our recent tachyarrhythmia study published in
The Journal of Pediatrics
. If we are successful in obtaining marketing authorization from the FDA for the Owlet BabySat, we believe we could build further credibility for our platform with the medical community and help open new medical channels and markets. We are developing the Owlet OTC Smart Sock as Owlet’s medical-grade, over-the-counter
version of the Owlet Smart Sock for healthy babies with no underlying medical conditions, and we expect to pursue an expanded intended use and marketing claims, which we believe could lead to further market penetration. We believe that FDA marketing authorization for either of these products would help open the door to expanded services.
Leverage Brand to Expand into New Markets.
While our existing primary market is the United States, our goal is to continue to use our operating knowledge to successfully and meaningfully expand into new countries. We plan to capitalize on our expansive and growing ecosystem of offerings and acquire additional market share globally, with heightened focus on Europe, Asia, and Latin America. Initially, we expect to utilize our existing online channels to facilitate geographic expansion. As our retail penetration increases and brand awareness grows outside of the United States, we intend to further leverage retail channels and locations to ensure efficient and strategic global customer acquisition.
Growth through Acquisitions.
We intend to further deepen our position as a leader in the digital parenting category by opportunistically pursuing acquisitions of companies, platforms, and technologies that would be accretive and complementary to our existing ecosystem and vision. We plan to seek opportunities, particularly healthcare and software-based services, to expand our technological capabilities and product and service offerings to provide incremental value to our users. We believe our digital parenting ecosystem provides a strong foundation to integrate prospective targets and consolidate a fragmented field of products, further bolstering our market reach and growth trajectory.
Our Competitive Advantages
We believe the following strengths differentiate us from potential competitors and will be the main drivers for our continued success:
Early-Mover Advantage.
We are one of the first businesses to connect the nursery through different technologies that work together. Since launching in 2012 and releasing the Owlet Smart Sock in 2015, we have been a disruptor in the digital parenting space. This head start has allowed us to successfully develop a miniaturized biometric monitor, ship the first Smart Sock to customers in 2015, complete clinical trials, and amass a large and growing body of biometric data.
Connected Ecosystem Platform
.
Our connected ecosystem of digital parenting products and services is designed to create a cohesive user experience for parenting. Because we offer a suite of complementary solutions, customers often choose to purchase multiple offerings, beginning with the Owlet Smart Sock as an anchor and adding the Owlet Cam or Owlet Dream Lab. As we continue to introduce new products and services to fully support parents and children through additional stages of development, we anticipate that our users will continue to adopt and purchase these new products.
Proprietary Data Advantage
.
Our early-mover advantage in the connected nursery field has afforded us a large and growing infant dataset. The data from our connected product suite informs our algorithms to reduce inaccuracies and improve user experience. We are also exploring the potential for use of these data to provide unique predictive insights into future potential illnesses and complications as we seek to develop and pursue regulatory authorizations for our medical-grade product solutions. As our proprietary dataset continues to expand, we expect that any such insights will continue to improve, thereby allowing us to develop even better products and services.

Complementary Technologies
.
We leverage complementary technologies to provide real-time feedback, analytics, and insights. Our products feature proprietary, low-power
biometric monitoring while maintaining extremely low noise and enabling high quality measurements. We employ multiple patented sensors with superior placement in the best locations for infants – the feet. Our algorithms drive accurate biometric readings and have reduced the nuisance alarm rate to a fraction of prior rates. Our products are purpose-built and parent-friendly. Our sleek, comfortable monitors wirelessly transmit reliable, real-time data to users via our application. Together, the combination of our hardware and software is intended to provide parents with peace of mind without disturbing the infant.
Design Features Optimized for
In-Home
Digital Health
.
Medical care delivery options have changed dramatically in recent years. Patients and providers are increasingly relying on remote delivery options to supplement or entirely replace care in a clinical setting. We believe we are well positioned to take advantage of these trends through future healthcare products and services optimized for remote usage. We anticipate that product candidates in our pipeline, if successfully developed, authorized by the applicable regulatory bodies, and commercialized, may enable parents and medical providers to easily monitor maternal and infant health data remotely on smart devices via our proprietary application. Our current products are uniquely positioned in the consumer and technology industries, with proprietary features that appeal to users and may enable us to grow into healthcare applications. Additionally, because our products and services are mission-critical, we focus on quality and reliability from the earliest stages of research and development, through the supply chain, to the end-user.
We invest heavily in ensuring that our products can withstand daily use. From inception, our products are consciously designed and rigorously tested, which translates to a superior in-home
monitoring experience.
Robust Multi-channel Distribution Strategy
.
We have made Owlet products accessible to users around the world. Retail customers are currently able to purchase Owlet either directly online at our website, on Amazon or in-store
at over 3,500 retail locations such as buybuyBaby, Target, and Best Buy. Our large and growing distribution footprint allows users to select the channel that is most convenient to them. Additionally, current Owlet products are Health Savings Account (HSA) and Flexible Savings Account (FSA) approved.
Passionate and Experienced Management Team
. Our Company was founded by family-focused individuals with an ability to ‘think big’. In addition to being mission-driven, our leadership team has experience in healthcare, software, product, and technology at companies including Specialized, Vivint Smart Home, Under Armour, Amazon, and United Healthcare, with a combined over 100 years of professional experience.
Our Users
The majority of our users are millennials, a brand-conscious and technological savvy generation, with annual income of $50,000 or more. These parents are more likely to be early technology adopters and have a high affinity towards actionable insight to care for their children. This is evidenced by the one-and-a-half
million downloads of the Owlet application and increasing social media engagement across our multiple platforms.
Research and Development
We are committed to ongoing research and development, which is responsible for the design, operation, and quality of our products. As of June 30, 2021, our research and development organization included individuals with expertise in fields including engineering, product design, clinical science, consumer electronics, and embedded software design. Our technical capabilities and commitment to innovation have allowed us to deliver significant product enhancements on a rapid development timeline, which we believe has helped us to support a compelling new product roadmap.
Our current research and development efforts are focused on developing an expanded ecosystem, with a wider range of products and services for the connected nursery, including telehealth and medical devices that can be utilized by parents from conception to kindergarten, and future expansion into international markets.

Clinical Research Involving Our Products
We have invested and plan to continue to invest in research projects involving our products. We continue to work on generating safety and efficacy data for our products for medical uses, to help support the pursuit of marketing authorizations by the FDA and other regulatory agency marketing authorizations or certifications. If we obtain FDA marketing authorization or other regulatory agency marketing authorization or certification for our medical devices, we believe the opportunity for parents to use our telehealth platform increases and coverage and reimbursement from third-party payors for providers prescribing our products that have received such marketing authorizations or certifications become possible.
Tachyarrhythmia Study
Supraventricular tachycardia (“SVT”) is the most common arrhythmia found in children, accounting for roughly 97% of all tachyarrhythmia, or rapid heart rate, in infants. Two large, population-based studies that included a total of 2,021 and 2,848 individuals with a clinical diagnosis of SVT, respectively, previously estimated the prevalence of SVT in infants to be between 0.10% and 0.25%. While the studies did not specify the medical monitoring devices used in those studies, a clinical diagnosis of SVT is generally made using an electrocardiogram or Holter monitor. However, a study reviewed and approved by the Institutional Review Board at the Cleveland Clinic and published in
The Journal of Pediatrics
found the cumulative incidence of tachyarrhythmia among infants using the Owlet Smart Sock to be higher than those previously reported clinically-diagnosed SVT rates. The tachyarrhythmia study focused on episodes involving a heart rate of at least 240 beats per minute that lasted for more than 60 seconds.
Although the Owlet Smart Sock is a consumer product and not a medical device, study investigators were able to observe more than 202 million total hours of anonymized data from 100,949 babies born between February 2017 and February 2019 and monitored by the Owlet Smart Sock. The investigators identified 5,070 total suspected episodes of tachyarrhythmia in 2,508 infants, for a cumulative incidence of 2.5%.
We believe this study is indicative of the potential power of our data set and could support the future development of products for which we may seek to obtain FDA and other regulatory agency authorization for use in the detection of infant health issues.
Competition
Historically, baby monitors and nursery products have been fragmented product categories with multiple players and limited brand loyalty, and have integrated limited amounts of technology and data into the caregiver’s experience. However, we expect the industry in which we operate will continue to evolve and may be significantly affected by new product introductions and other market activities of industry participants. Certain potential competitors have substantially greater capital resources, larger product portfolios, larger user bases, larger sales forces and greater geographic presence, and have built relationships with retailers and distributors that may be more effective than ours. Our products and services face additional competition from companies developing products and services for use with third-party monitoring systems, as well as from companies that currently market similar products and services of their own, and may face further pressure from technology companies that have not historically operated in our industry.
Continuing technological advances and new product introductions within the home-use
childcare electronics and service industry place our products and services at risk of obsolescence. Our long-term success depends upon the development and successful commercialization of new products and services, new or improved technologies and additional applications for our existing technologies, including products or applications that may be subject to the oversight of the FDA or comparable foreign regulatory authorities and could require marketing authorization by the FDA or similar approval from comparable foreign regulatory authorities. The research and development process is time-consuming and costly and may not result in products and services or applications that we can successfully commercialize.

We believe that the primary competitive factors in our market are:

•
product quality and performance, including the size, quality, comfort, battery life, reliability, connectivity of the device to the application and/or monitor, and accuracy of algorithm, with regards to both false negatives and false positives;

•	customer purchasing experience;

•	pricing;

•	product support and service;

•	effective marketing and education;

•	brand recognition;

•	breadth and depth of offerings;

•	greater market penetration;

•	technological innovation, product enhancements and speed of innovation; and

•	sales and distribution capabilities.
We believe our ability to continue to compete effectively in our industry will also depend in part on our ability to respond more quickly and effectively than our peers to new or changing opportunities, technologies, regulatory standards or customer requirements. We anticipate that we will face increased competition in the future as existing companies and competitors develop new or improved products and distribution strategies and as new companies enter the market with new technologies and distribution strategies. Increased competition in the future could adversely affect our revenue, revenue growth rate, margins and market share.
Manufacturing
We rely on several third-party suppliers for single source components used in our devices, including the WiFi chips, microcontrollers, batteries, accelerometers, temperature sensors, plastics and circuit boards.
We follow strict quality guidelines, including a detailed risk-based audit plan following our ISO 9001 quality policy that dictates how often and to what degree we audit our suppliers. We check all quality, regulatory, and safety standards for products that our contract manufacturers make. We deploy a robust manufacturer and supplier selection process including site audits, tooling design and setup quotes, open book pricing, quality specifications, and vendor guides. The Owlet Smart Sock is currently manufactured at ISO 13485 (medical-grade) manufacturing sites to support the future transition of our products to FDA compliant lines. We believe that third-party facilities will be adequate to meet our current and anticipated manufacturing needs. We do not currently plan to manufacture our Owlet Smart Sock, Owlet Cam or any related components ourselves.
Manufacturing Services Agreement with Benchmark Electronics
In October 2017, we entered into a manufacturing services agreement with Benchmark Electronics, Inc. (“Benchmark”), pursuant to which Benchmark provides us certain manufacturing and related services for the production of our Smart Sock out of its facilities in Thailand, including procuring materials and assembling and testing finished products.
The initial term of the agreement expired in October 2018, but the term of the agreement automatically extends for additional one-year
periods until either we or Benchmark provide notice of
non-renewal
at least 90 days prior to the end of the then-current term or extension. Among other things, either party may terminate the agreement for convenience upon
90-day
notice, in the case of Owlet, or 180 day notice, in the case of Benchmark, to the other party. Either party may also terminate the agreement under certain other customary conditions, including for uncured breaches of the agreement or if the other party if the other party materials breaches the agreement or in the event of the other party’s insolvency.

In connection with the services provided under the agreement, we have agreed to indemnify Benchmark against certain claims, including infringement of third-party intellectual property rights and noncompliance of our products with safety or other regulations. We are also entitled to customary indemnification rights, subject to certain caps.
Manufacturing Services Agreement with Aoni
In June 2018, we entered into a manufacturing and supply agreement with Shenzhen Aoni Electronic Co., Ltd (“Aoni”), pursuant to which Aoni provides certain manufacturing and related services for the production of our Owlet Cam product, including procuring materials and assembling and packaging finished products.
Following the expiration of the initial term of the agreement in June 2019, we extended the agreement through June 2022. We have the right to terminate the agreement, without cause, upon six months’ prior written notice to Aoni. Additionally, either party may terminate the agreement under certain other customary conditions, including for uncured breaches of the agreement or in the event of the other party’s insolvency.
In connection with the services provided under the agreement, Aoni has agreed to indemnify us against certain claims and liabilities, including claims arising in connection with product defects, breach of the agreement, negligence and violations of applicable law.
Government Regulation
Certain of our products and our operations could be subject to extensive regulation by the U.S. Food and Drug Administration, or FDA, and other federal and state authorities in the United States, as well as comparable authorities in foreign jurisdictions. For example, certain of our products may be subject to regulation as medical devices in the United States under the FDCA, as implemented and enforced by the FDA.
United States Regulation
The FDA regulates the development, design,
non-clinical
and clinical research, manufacturing, safety, efficacy, labeling, packaging, storage, installation, servicing, recordkeeping, premarket clearance or approval, adverse event reporting, advertising, promotion, marketing and distribution, and import and export of medical devices to ensure that medical devices distributed domestically are safe and effective for their intended uses and otherwise meet the requirements of the FDCA.
FDA Premarket Clearance and Approval Requirements
Unless an exemption applies, each medical device commercially distributed in the United States requires either FDA clearance of a premarket notification submitted under Section 510(k) of the FDCA, or approval of a premarket approval application, or PMA. Under the FDCA, medical devices are classified into one of three classes—Class I, Class II or Class III—depending on the degree of risk associated with each medical device and the extent of manufacturer and regulatory control needed to ensure its safety and effectiveness. Class I includes devices with the lowest risk to the patient and are those for which safety and effectiveness can be assured by adherence to the FDA’s General Controls for medical devices, which include compliance with the applicable portions of the Quality System Regulation, or QSR, facility registration and product listing, reporting of adverse medical events, and truthful and non-misleading
labeling, advertising, and promotional materials. Class II devices are subject to the FDA’s General Controls, and special controls as deemed necessary by the FDA to ensure the safety and effectiveness of the device. These special controls can include performance standards, post-market surveillance, patient registries and FDA guidance documents.
While most Class I devices are exempt from the 510(k) premarket notification requirement, manufacturers of most Class II devices are required to submit to the FDA a premarket notification under Section 510(k) of the FDCA requesting permission to commercially distribute the device. The FDA’s permission to commercially distribute a device subject to a 510(k) premarket notification is generally known as 510(k) clearance. Devices deemed by the FDA to pose the greatest risks, such as life sustaining, life supporting or some implantable devices, or devices that have a new intended use, or use advanced technology that is not substantially equivalent to that of a legally marketed device, are placed in Class III, requiring approval of a PMA. Some pre-amendment
devices are unclassified, but are subject to FDA’s premarket notification and clearance process in order to be commercially distributed.

510(k) Clearance Marketing Pathway
To obtain 510(k) clearance, we must submit to the FDA a premarket notification submission demonstrating that the proposed device is “substantially equivalent” to a legally marketed predicate device. A predicate device is a legally marketed device that is not subject to premarket approval, i.e., a device that was legally marketed prior to May 28, 1976
(pre-amendments
device) and for which a PMA is not required, a device that has been reclassified from Class III to Class II or I, or a device that was found substantially equivalent through the 510(k) process. The FDA’s 510(k) clearance process usually takes from three to twelve months, but may take longer. The FDA may require additional information, including clinical data, to make a determination regarding substantial equivalence. In addition, FDA collects user fees for certain medical device submissions and annual fees and for medical device establishments. For fiscal year 2021, the standard user fee for a 510(k) premarket notification submission is $12,432.
If the FDA agrees that the device is substantially equivalent to a predicate device currently on the market, it will grant 510(k) clearance to commercially market the device. If the FDA determines that the device is “not substantially equivalent” to a previously cleared device, the device is automatically designated as a Class III device. The device sponsor must then fulfill more rigorous PMA requirements, or can request a risk-based classification determination for the device in accordance with the “
de novo
” process, which is a route to market for novel medical devices that are low to moderate risk and are not substantially equivalent to a predicate device.
After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change or modification in its intended use, will require a new 510(k) clearance or, depending on the modification, PMA approval. The FDA requires each manufacturer to determine whether the proposed change requires submission of a 510(k) or a PMA in the first instance, but the FDA can review any such decision and disagree with a manufacturer’s determination. If the FDA disagrees with a manufacturer’s determination, the FDA can require the manufacturer to cease marketing and/or request the recall of the modified device until such marketing authorization has been granted. Also, in these circumstances, the manufacturer may be subject to significant regulatory fines or penalties.
Over the last several years, the FDA has proposed reforms to its 510(k) clearance process, and such proposals could include increased requirements for clinical data and a longer review period, or could make it more difficult for manufacturers to utilize the 510(k) clearance process for their products. For example, in November 2018, FDA officials announced steps that the FDA intended to take to modernize the 510(k) pathway. Among other things, the FDA announced that it planned to develop proposals to drive manufacturers utilizing the 510(k) pathway toward the use of newer predicates. These proposals included plans to potentially sunset certain older devices that were used as predicates under the 510(k) clearance pathway, and to potentially publish a list of devices that have been cleared on the basis of demonstrated substantial equivalence to predicate devices that are more than 10 years old. These proposals have not yet been finalized or adopted, although the FDA may work with Congress to implement such proposals through legislation.
More recently, in September 2019, the FDA issued revised final guidance describing an optional “safety and performance based” premarket review pathway for manufacturers of “certain, well-understood device types” to demonstrate substantial equivalence under the 510(k) clearance pathway by showing that such device meets objective safety and performance criteria established by the FDA, thereby obviating the need for manufacturers to compare the safety and performance of their medical devices to specific predicate devices in the clearance process. The FDA has developed and maintains a list device types appropriate for the “safety and performance based” pathway and continues to develop product-specific guidance documents that identify the performance criteria for each such device type, as well as the testing methods recommended in the guidance documents, where feasible.

PMA Approval Pathway
Class III devices require PMA approval before they can be marketed, although some pre-amendment
Class III devices for which FDA has not yet required a PMA are cleared through the 510(k) process. The PMA process is more demanding than the 510(k) premarket notification process. In a PMA, the manufacturer must demonstrate that the device is safe and effective, and the PMA must be supported by extensive data, including data from preclinical studies and human clinical trials. The PMA must also contain a full description of the device and its components, a full description of the methods, facilities, and controls used for manufacturing, and proposed labeling. Following receipt of a PMA, the FDA determines whether the application is sufficiently complete to permit a substantive review. If the FDA accepts the application for review, it has 180 days under the FDCA to complete its review of a PMA, although in practice, the FDA’s review often takes significantly longer, and can take up to several years. An advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. The FDA may or may not accept the panel’s recommendation. In addition, the FDA will generally conduct a pre-approval
inspection of the applicant or its third-party manufacturers’ or suppliers’ manufacturing facility or facilities to ensure compliance with the QSR. PMA applications are also subject to the payment of user fees, which for fiscal year 2021 includes a standard application fee of $365,657.
The FDA will approve the new device for commercial distribution if it determines that the data and information in the PMA constitute valid scientific evidence and that there is reasonable assurance that the device is safe and effective for its intended use(s). The FDA may approve a PMA with post-approval conditions intended to ensure the safety and effectiveness of the device, including, among other things, restrictions on labeling, promotion, sale and distribution, and collection of long-term follow-up
data from patients in the clinical study that supported PMA approval or requirements to conduct additional clinical studies post-approval. The FDA may condition PMA approval on some form of post-market surveillance when deemed necessary to protect the public health or to provide additional safety and efficacy data for the device in a larger population or for a longer period of use. In such cases, the manufacturer might be required to follow certain patient groups for a number of years and to make periodic reports to the FDA on the clinical status of those patients. Failure to comply with the conditions of approval can result in material adverse enforcement action, including withdrawal of the approval.
Certain changes to an approved device, such as changes in manufacturing facilities, methods, or quality control procedures, or changes in the design performance specifications, which affect the safety or effectiveness of the device, require submission of a PMA supplement. PMA supplements often require submission of the same type of information as a PMA, except that the supplement is limited to information needed to support any changes from the device covered by the original PMA and may not require as extensive clinical data or the convening of an advisory panel. Certain other changes to an approved device require the submission of a new PMA, such as when the design change causes a different intended use, mode of operation, and technical basis of operation, or when the design change is so significant that a new generation of the device will be developed, and the data that were submitted with the original PMA are not applicable for the change in demonstrating a reasonable assurance of safety and effectiveness.
De Novo Classification
Medical device types that the FDA has not previously classified as Class I, II, or III are automatically classified into Class III regardless of the level of risk they pose. The Food and Drug Administration Modernization Act of 1997 established a new route to market for low to moderate risk medical devices that are automatically placed into Class III due to the absence of a predicate device, called the “Request for Evaluation of Automatic Class III Designation,” or the
de novo
classification procedure. This procedure allows a manufacturer whose novel device is automatically classified into Class III to request down-classification of its medical device into Class I or Class II on the basis that the device presents low or moderate risk, rather than requiring the submission and approval of a PMA application. Prior to the enactment of the Food and Drug Administration Safety and Innovation Act, or FDASIA, in July 2012, a medical device could only be eligible for de novo
classification if the manufacturer first submitted a 510(k) premarket notification and received a determination from the FDA that the device was not substantially equivalent. FDASIA streamlined the de novo
classification pathway by permitting manufacturers to request de novo
classification directly without first submitting a 510(k) premarket notification to the FDA and receiving a not substantially equivalent determination.

Clinical Trials
Clinical trials are almost always required to support a PMA and de novo
classification and are sometimes required to support a 510(k) submission. All clinical investigations of devices to determine safety and effectiveness must be conducted in accordance with the FDA’s investigational device exemption, or IDE, regulations which govern investigational device labeling, prohibit promotion of the investigational device, and specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. If the device presents a “significant risk” to human health, as defined by the FDA, the FDA requires the device sponsor to submit an IDE application to the FDA, which must become effective prior to commencing human clinical trials. If the device under evaluation does not present a significant risk to human health, then the device sponsor is not required to submit an IDE application to the FDA before initiating human clinical trials, but must still comply with abbreviated IDE requirements when conducting such trials. A significant risk device is one that presents a potential for serious risk to the health, safety or welfare of a patient and either is implanted, used in supporting or sustaining human life, substantially important in diagnosing, curing, mitigating or treating disease or otherwise preventing impairment of human health, or otherwise presents a potential for serious risk to a subject. An IDE application must be supported by appropriate data, such as animal and laboratory test results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE will automatically become effective 30 days after receipt by the FDA unless the FDA notifies the company that the investigation may not begin. If the FDA determines that there are deficiencies or other concerns with an IDE for which it requires modification, the FDA may permit a clinical trial to proceed under a conditional approval.
Regardless of the degree of risk presented by the medical device, clinical studies must be approved by, and conducted under the oversight of, an Institutional Review Board, or IRB, for each clinical site. The IRB is responsible for the initial and continuing review of the IDE, and may impose additional requirements for the conduct of the study. If an IDE application is approved by the FDA and one or more IRBs, human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. If the device presents a non-significant
risk to the patient, a sponsor may begin the clinical trial after obtaining approval for the trial by one or more IRBs without separate approval from the FDA, but must still follow abbreviated IDE requirements, such as monitoring the investigation, ensuring that the investigators obtain informed consent, and complying with labeling and record-keeping requirements. In some cases, an IDE supplement must be submitted to, and approved by, the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness, study plan or the rights, safety or welfare of human subjects.
During a study, the sponsor is required to comply with the applicable FDA requirements, including, for example, trial monitoring, selecting clinical investigators and providing them with the investigational plan, ensuring IRB review, adverse event reporting, record keeping and prohibitions on the promotion of investigational devices or on making safety or effectiveness claims for them. The clinical investigators in the clinical study are also subject to FDA’s regulations and must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of the investigational device, and comply with all reporting and recordkeeping requirements. Additionally, after a trial begins, we, the FDA or the IRB could suspend or terminate a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the anticipated benefits.
Post-market Regulation
After a device is cleared or approved for marketing, numerous and pervasive regulatory requirements continue to apply. These include:

•	establishment registration and device listing with the FDA;

•
QSR requirements, which require manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the design and manufacturing process;

•	labeling regulations and FDA prohibitions against the promotion of investigational products, or the promotion of “off-label” uses of cleared or approved products;

•	requirements related to promotional activities;

•
clearance or approval of product modifications to 510(k)-cleared devices that could significantly affect safety or effectiveness or that would constitute a major change in intended use of one of our cleared devices, or approval of certain modifications to
PMA-approved
devices;

•
medical device reporting regulations, which require that a manufacturer report to the FDA if a device it markets may have caused or contributed to a death or serious injury, or has malfunctioned and the device or a similar device that it markets would be likely to cause or contribute to a death or serious injury, if the malfunction were to recur;

•
correction, removal and recall reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health;

•	the FDA’s recall authority, whereby the agency can order device manufacturers to recall from the market a product that is in violation of governing laws and regulations; and

•
post-market surveillance activities and regulations, which apply when deemed by the FDA to be necessary to protect the public health or to provide additional safety and effectiveness data for the device.

Manufacturing processes for medical devices are required to comply with the applicable portions of the QSR, which cover the methods and the facilities and controls for the design, manufacture, testing, production, processes, controls, quality assurance, labeling, packaging, distribution, installation and servicing of finished devices intended for human use. The QSR also requires, among other things, maintenance of a device master file, device history file, and complaint files. As a manufacturer, we are subject to periodic scheduled and unscheduled inspections by the FDA. Failure to maintain compliance with the QSR requirements could result in the shut-down of, or restrictions on, manufacturing operations and the recall or seizure of marketed products. The discovery of previously unknown problems with any marketed products, including unanticipated adverse events or adverse events of increasing severity or frequency, whether resulting from the use of the device within the scope of its clearance or approval, or off-label
by a physician in the practice of medicine, could result in restrictions on the device, including the removal of the product from the market or voluntary or mandatory device recalls.
The FDA has broad regulatory compliance and enforcement powers. If the FDA determines that a manufacturer has failed to comply with applicable regulatory requirements, it can take a variety of compliance or enforcement actions, which may result in any of the following sanctions:

•	warning letters, untitled letters, fines, injunctions, consent decrees and civil penalties;

•	recalls, withdrawals, or administrative detention or seizure of our products;

•	operating restrictions or partial suspension or total shutdown of production;

•	refusing or delaying requests for 510(k) clearance or PMA approvals of new products or modified products;

•	withdrawing 510(k) clearances or PMA approvals that have already been granted;

•	refusal to grant export approvals for our products; or

•	criminal prosecution.
Foreign Government Regulation
In addition to U.S. regulations, we are subject to a variety of foreign government regulations applicable to general consumer products and medical devices.
Regulation of General Consumer Products
In the EEA, consumer products must comply with the General Product Safety Directive No 2001/95/EC. This Directive covers all products intended for consumers or likely to be used by consumers, placed onto the EEA market, unless a specific product safety regulation applies. The General Product Safety Directive provides safety and conformity requirements as well as post-market surveillance obligations for manufacturers and importers. Manufacturers must undertake and document a conformity assessment that covers the risks and risk categories associated with the product. The recommended method of undertaking such an assessment is through the application of voluntary European Harmonized Standards, but other options are available, such as using European Commission guidelines and using product safety codes of good practice. The required conformity assessment consists of a self-assessment with no requirement to involve a third party. Manufacturers also have the obligation to report to the national competent authorities of the different EEA Member States any risks to the consumer that are incompatible with the general safety requirements. The Directive further imposes other obligations such as collecting information related to use of products after they have been made available to consumers.
Additional regulations may apply to our products and impose further requirements, including the possible application of EU Regulation No 1007/2011 on textile products, which imposes specific labeling and marking requirements. In addition, we may also need to comply with requirements set forth by RoHs Directive No 2011/65/EU, which imposes specific restrictions on the use of hazardous substances in electrical and electronic equipment, and/or the Registration, Evaluation, Authorization, and Restriction of Chemicals (“REACH”) Regulation (EU) No 1907/2006, which restricts substances of very high concern and imposes substance registration requirements.
Contrary to EU regulations (which are directly applicable in all EEA Member States), directives must be implemented by individual Member States and may be applied in a way that is not always uniform across the EEA. In addition, Member States determine the penalties applicable to infringements of the national provisions adopted pursuant to the General Product Safety Directive and other directives and shall take all measures necessary to ensure that they are implemented. Additional national requirements may be applicable to our products, as well.
Regulation of Medical Devices
There is currently no premarket government review of medical devices in the EEA. However, all medical devices placed on the market in the EEA must meet the relevant essential requirements laid down in Annex I of Directive 93/42/EEC concerning medical devices, referred to as the “Medical Devices Directive” or “MDD.” The most fundamental essential requirement is that a medical device must be designed and manufactured in such a way that it will not compromise the clinical condition or safety of patients, or the safety and health of users and others. In addition, the device must achieve the performance intended by the manufacturer and be designed, manufactured, and packaged in a suitable manner. The European Commission has adopted various standards applicable to medical devices. These include standards governing common requirements, such as safety of medical electrical equipment and product standards for certain types of medical devices. There are also harmonized standards relating to design and manufacture. While not mandatory, compliance with these standards is viewed as the easiest way to satisfy the essential requirements as a practical matter. Compliance with a standard developed to implement an essential requirement also creates a rebuttable presumption that the device satisfies that essential requirement.
To demonstrate compliance with the essential requirements laid down in Annex I to the Medical Devices Directive, medical device manufacturers must undergo a conformity assessment procedure, which varies according to the type of medical device and its risk classification. Conformity assessment procedures require an assessment of available clinical evidence, literature data for the product, and post-market experience in respect of similar products already marketed. Except for low-risk
medical devices (Class I
non-sterile,
non-measuring
devices), where the manufacturer can self-declare the conformity of its products with the essential requirements (except for any parts which relate to sterility or metrology), a conformity assessment procedure requires the intervention of a Notified Body. Notified Bodies are organizations designated by an EU country to assess the conformity of certain products before being placed on the market. These bodies carry out tasks related to conformity assessment procedures set out in the legislation and typically audit and examine a product’s technical dossiers and the manufacturers’ quality system. If satisfied that the relevant product conforms to the relevant essential requirements, the Notified Body issues a certificate of conformity, which the manufacturer uses as a basis for its own declaration of conformity. The manufacturer may then apply the CE Mark to the device, which allows the device to be placed on the market throughout the EEA. Once the product has been placed on the market in the EEA, the manufacturer must comply with requirements for reporting incidents and field safety corrective actions associated with the medical device.
In order to demonstrate safety and efficacy for their medical devices, manufacturers must conduct clinical investigations in accordance with the requirements of the MDD and applicable European and International Organization for Standardization standards, as implemented or adopted in the EEA Member States. Clinical investigations for medical devices usually require the approval of an ethics review board and approval by or notification to the national regulatory authorities. Both regulators and ethics committees also require the submission of serious adverse event reports during a study and may request a copy of the final study report.

On May 25, 2017, the new MDR entered into force, which repeals and notably replaces the EU MDD. Unlike directives, which must be implemented into the national laws of the EEA Member States, regulations are directly applicable in all EEA Member States without the need for adoption of EEA Member State laws implementing them, and are intended to eliminate current differences in the regulation of medical devices among EEA Member States. The MDR, among other things, seeks to establish a uniform, transparent, predictable, and sustainable regulatory framework across the EEA for medical devices and ensure a high level of safety and health while supporting innovation. The MDR became applicable on May 26, 2021. However, devices lawfully placed on the market pursuant to the MDD prior to May 26, 2021 may generally continue to be made available on the market or put into service until May 26, 2025. The new regulations among other things:

•	strengthen the rules on placing devices on the market and reinforce surveillance once they are available;

•	establish explicit provisions on manufacturers’ responsibilities for the follow-up of the quality, performance, and safety of devices placed on the market;

•	improve the traceability of medical devices throughout the supply chain to the end-user or patient through a unique identification number;

•	set up a central database to provide patients, healthcare professionals, and the public with comprehensive information on products available in the EU;

•	strengthen the rules for the assessment of certain high-risk devices, such as implants, which may have to undergo an additional check by experts before they are placed on the market.
Following the end of the “Brexit” Transition Period, from January 1, 2021 onwards, the Medicines and Healthcare Products Regulatory Agency (“MHRA”) has become responsible for the UK medical device market. The new regulations require medical devices to be registered with the agency (but manufacturers will be given a grace period of four to 12 months to comply with the new registration process). Manufacturers based outside the UK need to appoint a UK Responsible Person to register devices with the MHRA in line with the grace periods. By July 1, 2023, in the UK (England, Scotland, and Wales), all medical devices will require a UKCA (UK Conformity Assessed) mark but CE marks issued by EU notified bodies will remain valid until this date. However, UKCA marking alone will not be recognized in the EU. The rules for placing medical devices on the Northern Ireland market will differ from those in the UK.
Similarly, we are subject to regulations and product registration requirements in many foreign countries in which we may sell our products, including in the areas of:

•	design, development, manufacturing, and testing;

•	product standards;

•	product safety;

•	product safety reporting;

•	marketing, sales, and distribution;

•	packaging and storage requirements;

•	labeling requirements;

•	content and language of instructions for use;

•	record keeping procedures;

•	advertising and promotion;

•	recalls and field corrective actions;

•	import and export restrictions; and

•	tariff regulations, duties, and tax requirements;

We may also become subject to the following additional requirements in many foreign countries in which we may sell future medical devices, including in the areas of:

•	clinical testing;

•	post-market surveillance, including reporting of deaths or serious injuries and malfunctions that, if they were to recur, could lead to death or serious injury;

•	registration for reimbursement; and

•	necessity of testing performed in country by distributors for licensees.
Other Healthcare Laws and Regulations
Other Healthcare Laws
Medical device manufacturers are subject to additional healthcare regulation and enforcement by the federal government and by authorities in the states and foreign jurisdictions in which they conduct their business and may constrain the financial arrangements and relationships through which we research, as well as, sell, market and distribute any products for which we obtain marketing approval. Such laws include, without limitation, federal and state anti-kickback, fraud and abuse, false claims, and physician and other healthcare provider payment transparency laws and regulations. If their operations are found to be in violation of any of such laws or any other governmental regulations that apply, they may be subject to penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, the curtailment or restructuring of operations, integrity oversight and reporting obligations, exclusion from participation in federal and state healthcare programs and imprisonment.
Coverage and Reimbursement
Sales of any product that we may develop and for which we may obtain marketing authorization from the FDA and/or comparable foreign regulatory authorities depend, in part, on the extent to which such product will be covered by third-party payors, such as federal, state, and foreign government healthcare programs, commercial insurance and managed healthcare organizations, and the level of reimbursement for such product by third-party payors. Even though a new product may have been cleared or otherwise authorized for commercial distribution by the FDA, we may find limited demand for the product unless and until reimbursement approval has been obtained from governmental and private third-party payors.
Decisions regarding the extent of coverage and amount of reimbursement to be provided are made on a plan-by-plan
basis. These third-party payors are increasingly reducing reimbursements for medical devices and services. In addition, the U.S. government, state legislatures and foreign governments have continued implementing cost-containment programs, including price controls, restrictions on coverage and reimbursement and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit sales of any product. Decreases in third-party reimbursement for any product or a decision by a third-party payor not to cover the product or the services associated with the product could reduce physician usage and patient demand for the product and also have a material adverse effect on sales.
Healthcare Reform
The United States and some foreign jurisdictions are considering or have enacted a number of legislative and regulatory proposals to change the healthcare system in ways that could affect our ability to sell our products that obtain marketing authorization from the FDA and/or comparable foreign regulatory authorities profitably. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality or expanding access. Current and future legislative proposals to further reform healthcare or reduce healthcare costs may limit coverage of or lower reimbursement for the services associated with the use of our products. The cost containment measures that payors and providers are instituting and the effect of any healthcare reform initiative implemented in the future could impact our revenue from the sale of our products.

In the United States, the implementation of the Affordable Care Act, or ACA, for example, has changed healthcare financing and delivery by both governmental and private insurers substantially, and affected medical device manufacturers significantly. The ACA included, among other things, incentives to programs that increase the federal government’s comparative effectiveness research, and implemented payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain healthcare services through bundled payment models. Additionally, the ACA expanded eligibility criteria for Medicaid programs and created a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research.
Since its enactment, there have been executive, judicial and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order initiating a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare. It is unclear how healthcare reform measures enacted by Congress or implemented by the Biden administration or other challenges to the ACA, if any, will impact the ACA or our business.
In addition, other legislative changes have been proposed and adopted since the ACA was enacted. For example, the Budget Control Act of 2011, among other things, reduced Medicare payments to providers by 2% per fiscal year, effective on April 1, 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through December 31, 2021, unless additional Congressional action is taken. Additionally, the American Taxpayer Relief Act of 2012, among other things, reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. The Medicare Access and CHIP Reauthorization Act of 2015 repealed the formula by which Medicare made annual payment adjustments to physicians and replaced the former formula with fixed annual updates and a new system of incentive payments, which began in 2019, that are based on various performance measures and physicians’ participation in alternative payment models, such as accountable care organizations.
We expect additional state and federal healthcare reform measures to be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our products for which we obtain marketing authorization or additional pricing pressure.
Data Privacy and Security
Numerous state, federal and foreign laws, including consumer protection laws and regulations, govern the collection, dissemination, use, access to, confidentiality and security of personal information, including health-related information. In the United States, numerous federal and state laws and regulations, including data breach notification laws, health information privacy and security laws, including HIPAA, and federal and state consumer protection laws and regulations (e.g., Section 5 of the FTC Act), that govern the collection, use, disclosure, and protection of health-related and other personal information could apply to our operations or the operations of our partners. In addition, certain state and
non-U.S.
laws, such as the CCPA and the GDPR, govern the privacy and security of personal data, including health-related data in certain circumstances, some of which are more stringent than HIPAA and many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts. Failure to comply with these laws, where applicable, can result in the imposition of significant civil and/or criminal penalties and private litigation. Privacy and security laws, regulations, and other obligations are constantly evolving, may conflict with each other to complicate compliance efforts, and can result in investigations, proceedings, or actions that lead to significant civil and/or criminal penalties and restrictions on data processing.

Telemedicine
We intend to develop and market telehealth/telemedicine services internationally and may be subject to additional regulations and requirements governing such services. The provision of telemedicine services, which are considered healthcare services, is not regulated or harmonized at EU/EEA level and we would therefore need to comply with individual regulations in each EEA Member State as well as other foreign jurisdictions.
Other Foreign Healthcare Laws
The advertising and promotion of both consumer products and medical devices is subject to EU directives concerning misleading and comparative advertising and unfair commercial practices and specific EEA Member State legislation governing the advertising and promotion of these respective products.
EEA Member State laws related to the advertising and promotion of medical devices, which vary between jurisdictions, may limit or restrict the advertising and promotion of our products to the general public and may impose limitations on our promotional activities with healthcare professionals.
Many EEA Member States have adopted specific anti-gift statutes that further limit commercial practices for medical devices, in particular vis-à-vis
healthcare professionals and organizations. Additionally, there has been a recent trend of increased regulation of payments and transfers of value provided to healthcare professionals or entities.
In addition, many EEA Member States have adopted national “Sunshine Acts” which impose reporting and transparency requirements (often on an annual basis) similar to the requirements in the U.S., on medical device manufacturers. Certain foreign countries also mandate implementation of commercial compliance programs, impose restrictions on device manufacturer marketing practices and require tracking and reporting of gifts, compensation, and other remuneration to healthcare professionals and entities.
Anti-Bribery and Corruption Laws
We may also be subject to similar anticorruption legislation implemented in Europe through EU Member State laws and under the Organization for Economic
Co-operation
and Development’s Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
Intellectual Property
Since inception, we have been methodical around our intellectual property strategy. We rely on a combination of patent, copyright, trademark and trade secret laws and confidentiality and invention assignment agreements to protect our intellectual property rights. As of June 30, 2021, we had 35 issued patents (with numerous others pending) and 38 registered trademarks. Our patents include utility patents covering technology ranging from placement of electrodes to the base of the baby monitor. We have foreign patents and patent applications pending in the EU, Australia, Canada, and China. Our issued patents with claims generally directed to an infant sock comprised of a sensing device in a sleeve in the sock and a strap are expected to expire in the United States in 2032 and in China in 2035. Our issued patents with claims generally directed to placement of fabric electrodes and assembly of such are each expected to expire in the United States, the EU, Australia, China and Canada in 2038. Pending applications in the aforementioned countries will have expiration dates between 2034 and 2040. We continually review our development efforts to assess the existence and patentability of new intellectual property.
Our pending patent applications may not result in issued patents, and we cannot assure you that any current or subsequently issued patents will protect our intellectual property rights. Third parties may challenge certain patents issued to us as invalid, may independently develop similar or competing technologies or may design around any of our patents. We cannot be certain that any of the steps we have taken will prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights in these countries as fully as in the United States.

As of June 30, 2021, we had 38 trademark registrations and seven pending trademark applications worldwide. In addition, we have registered domain names for websites that we use in our business, such as www.owletcare.com.
Ayla Subscription Agreement
In May 2014, we entered into a subscription agreement with Ayla Networks, Inc. (“Ayla”), pursuant to which Ayla has granted us a non-exclusive,
royalty free license to certain cloud services and product software used in our Smart Sock product and to support the transfer of data to the cloud and back to Owlet and the customer.
The initial term of the agreement expired in December 2015, but we have extended the term of the agreement until January 1, 2022. We may terminate the agreement at any time. Additionally, either party may terminate the agreement upon 30 days’ notice if the other party materially breaches the agreement.
Under the agreement, we have agreed to indemnify Ayla against certain claims arising in connection with or breach of the agreement or our use, or misuse, of the services provided by Ayla under the agreement. We are also entitled to indemnification from Ayla under certain scenarios arising from third-party claims of intellectual property infringement by Ayla.
In connection with the subscription agreement, we also entered into a data processing agreement with Ayla, pursuant to which Ayla has agreed to implement appropriate data security measures and treat all personal data as strictly confidential.
Service and License Agreement with ThroughTek
In January 2018, we entered into a service and license agreement with ThroughTek Co., Ltd. (“TUTK”), pursuant to which TUTK has granted us a non-exclusive,
royalty free license to its “Kalay” platform. TUTK provides the data transfer services from the Owlet Cam to the Owlet application so users can view the video feed.
Under the agreement, we paid an initial license fee of $25,000 plus a low-single
digit dollar amount per device license fee to access TUTK’s services (“UID”). The UID cost per unit is subject to change at any time by our mutual agreement, but shall not increase by more than a low single-digit percentage per year. We also pay certain negotiated services fees to TUTK, which are also subject to a low single digit percentage increase.
The initial term of the agreement expired in January 2021, but automatically renewed for an additional one-year
period. The agreement will continue to renew for
one-year
periods, unless terminated by us or TUTK at least 90 days prior to the end of the then-current renewal period. Among other things, either party may terminate the agreement under certain customary conditions, including for non-payment,
uncured breaches of the agreement or in the event of the other party’s insolvency.
In connection with the services provided under the agreement, we and TUTK have agreed to mutually indemnify the other party against certain claims resulting from infringement of third-party intellectual property.
Environmental Matters
Our operations, properties and products are subject to a variety of U.S. and foreign environmental laws and regulations governing, among other things, air emissions, wastewater discharges, management and disposal of hazardous and non-hazardous
materials and waste and remediation of releases of hazardous materials. We believe, based on current information that we are in material compliance with environmental laws and regulations applicable to us. However, our failure to comply with present and future requirements under these laws and regulations, or environmental contamination or releases of hazardous materials on our leased premises, as well as through disposal of our products, could cause us to incur substantial costs, including clean-up
costs, personal injury and property damage claims, fines and penalties, costs to redesign our products or upgrade our facilities and legal costs, or require us to curtail our operations, any of which could seriously harm our business.

Facilities
Our corporate headquarters are located in Lehi, Utah, where we lease approximately 120,000 square feet of office, research and development, engineering and laboratory space pursuant to a lease agreement that is scheduled to expire on July 31, 2024. We believe that our existing facilities are adequate to meet our business requirements for the near-term, and that additional space will be available on commercially reasonable terms, if required.
Employees
As of June 30, 2021, we had 167 full-time employees. None of our employees is represented by a labor union, and we consider our employee relations to be good. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and additional employees. The principal purposes of our equity incentive plans are to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.
Legal Proceedings
We are not currently a party to any material legal proceedings. However, in the ordinary course of business we face various claims brought by third parties, and we may, from time to time, make claims or take legal actions to assert our rights, including intellectual property rights as well as claims relating to employment matters and the safety or efficacy of our products. Any of these claims could subject us to costly litigation, and, while we generally believe that we have adequate insurance to cover many different types of liabilities, our insurance carriers may deny coverage, may be inadequately capitalized to pay on valid claims, or our policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of any such awards could have a material adverse effect on our business, financial condition and results of operations. Additionally, any such claims, whether or not successful, could damage our reputation and business.

MANAGEMENT
Management and Board of Directors
The following sets forth certain information, as of August 5, 2021, concerning the persons who serve as our executive officers and members of our Board.

Name	Age	Position
Executive Officers:

Kurt Workman	32	Chief Executive Officer and Director

Michael Abbott	59	President and Director

Kate Scolnick	52	Chief Financial Officer

Non-Employee Directors:

Ken Suslow	50	Director

Zane Burke	55	Director

Laura Durr	60	Director

John Kim	50	Director

Amy McCullough	41	Director

Lior Susan	37	Director
Executive Officers
Kurt Workman
is our Chief Executive Officer and a member of the Board. Mr. Workman co-founded
and served as the Chief Executive Officer of Old Owlet from the company’s founding in 2012 until December 2019. During his tenure as Chief Executive Officer of Old Owlet, Mr. Workman led the company’s growth from its inception and was instrumental in overseeing the research and development of several of the company’s key product offerings, including the iconic Owlet Smart Sock, Owlet Cam and the Owlet Band. Mr. Workman has also served as a member of Old Owlet’s board of directors since he co-founded
the company in 2012, and continues to provide key oversight of Owlet’s product portfolio, strategy, and growth opportunities. Mr. Workman studied Chemical Engineering at Brigham Young University. We believe Mr. Workman’s intimate knowledge of Owlet and his proven success building and overseeing the Owlet’s growth and development make him qualified to serve as a member of the Board.
Michael Abbott
is our President and a member of the Board. Mr. Abbott held a variety of leadership roles with Old Owlet, including as President and a member of the Owlet Board from December 2019. From February 2018 to December 2019, he served as Old Owlet’s Chief Financial Officer and Chief Operating Officer, where he was instrumental in securing financing and setting operational standards to fuel Old Owlet’s growth. Before joining Old Owlet, from January 2014 to December 2017, Mr. Abbott served as the Chief Financial Officer and Chief Operating Officer of Mission Athletecare, where he was responsible for all financial and operational functions. Prior to his time at Mission, Mr. Abbott served as Chief Operating Officer at Specialized Bicycle Components, a premier cycling manufacturer, and Burton Snowboards. At both companies, he was responsible for all operating units and financial functions. Mr. Abbott received his B.S. in Accounting from Drexel University and his M.B.A. with a concentration in Finance from St. Joseph’s University. We believe Mr. Abbott’s significant experience launching, cultivating, and growing global brands into industry leaders makes him qualified to serve as a member of the Board.

Kate Scolnick
is our Chief Financial Officer. Ms. Scolnick served as the Vice President of Finance at Anaplan, Inc. (“Anaplan”) from June 2019 until joining Old Owlet in March 2021. During her tenure at Anaplan, she oversaw corporate financial planning and analysis, global sales finance and global procurement. Prior to joining Anaplan, Ms. Scolnick served in various executive roles at Seagate Technology from February 2012 until January 2019, where she was responsible for driving its financial operations and maintaining relationships with banks, auditors and shareholders. From June 2015 until June 2019, she served as a director of the Silicon Valley Chapter of the National Investor Relations Institute and from December 2017 until July 2018, she served as a director of eASIC and a member of its audit committee until it was acquired by Intel Corporation. Ms. Scolnick holds a B.A. in history from Michigan State University and holds a certificate in executive leadership from the Stanford University Executive Program.
Non-Employee
Directors
Ken Suslow
was the Chief Executive Officer and the Chairman of the board of directors of SBG from June 2020 to July 2021 and he continues to serve as a member of the Board. Mr. Suslow is Founding Managing Partner at Sandbridge Capital, where he chairs the Investment Committee. Mr. Suslow has led Sandbridge Capital’s investments since its inception in 2013, including the majority buyout of Thom Browne, in which Sandbridge Capital fully divested its ownership position through a strategic sale to Ermenegildo Zegna Group. Mr. Suslow also led Sandbridge Capital’s investments in Rossignol, The RealReal, Farfetch and Youth To The People, among others. Mr. Suslow also serves as Chief Executive Officer and Chairman of the board of directors of Sandbridge X2 Corp. Prior to co-founding
Sandbridge Capital, Mr. Suslow was Managing Director at The Strand Partners, the Los Angeles-based family office vehicle for William C. Powers, where Mr. Suslow advised and led investments in privately held consumer companies. Mr. Suslow serves on the boards of Hydrow, Inc., Youth To The People, Peach & Lily, Inc., and ILIA, Inc., is a Board Advisor to Rossignol’s apparel division and is the former Chairman of Thom Browne. Mr. Suslow has a B.A. from Pomona College and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Suslow’s significant experience managing a global consumer private equity fund, analyzing investments and advising companies in the consumer space make him well qualified to serve as a member of our Board.
Zane Burke
served on the board of directors of Old Owlet from March 2021 and has served on the Board since July 2021. Mr. Burke previously served as the Chief Executive Officer of Livongo Health, Inc. (“Livongo”) from February 2019 to November 2020 and as a director from April 2019 to November 2020. Prior to joining Livongo, he served in various executive roles at Cerner Corporation, a provider of health IT solutions, services, devices and hardware, from September 1996 to November 2018, most recently as President from September 2013 to November 2018 and Executive Vice President – Client Organization from July 2011 to September 2013. Mr. Burke holds a B.S. in Accounting and a Masters of Accountancy from Kansas State University. He is a certified public accountant, but no longer keeps an active license. Additionally, Mr. Burke serves on the Board of the Truman Medical Center, the Board of the College of Healthcare Information Management Executives, Kansas State University School of Business Advisory Council and Bardavon Health Innovations. We believe Mr. Burke is qualified to serve as a member of our Board due to his background in overseeing public healthcare companies and his significant experience in the healthcare industry.
Laura Durr
served on the board of directors of Old Owlet from February 2021 and has served on the Board since July 2021. Ms. Durr served as the Executive Vice President and Chief Financial Officer of Polycom, Inc. (“Polycom”) from May 2014 until its acquisition by Plantronics, Inc. in July 2018. Prior to becoming Chief Financial Officer, Ms. Durr held various finance leadership roles at Polycom between 2004 and 2014, including Senior Vice President-Worldwide Finance, Chief Accounting Officer and Worldwide Controller. Prior to joining Polycom, Ms. Durr held executive positions in finance and administration at Lucent Technologies, Inc. and International Network Services Inc. and also spent six years at Price Waterhouse LLP. Ms. Durr also serves on the board of directors of Netgear, Inc. and Xperi Holding Corporation. She was a certified public accountant and holds a B.S. in Accounting from San Jose State University. We believe Ms. Durr is qualified to serve as a member of our Board because she can provide valuable operational and strategic experience and insight, given her background in finance and strategy for leading Silicon Valley technology companies.

Lior Susan
served on the board of directors of Old Owlet from July 2015 and has served on the Board since July 2021. Mr. Susan serves as the founder and Managing Partner of Eclipse Ventures, LLC, a venture capital firm. Mr. Susan currently serves on the boards of Lucira Health, Inc. (LHDX) as well as the following private companies: Bright Machines, Inc., Augury, Inc., Cheetah Technologies, Inc., Metrolink, Inc. and Cybertoka Ltd. Prior to founding Eclipse in 2015, Mr. Susan founded and managed the hardware investment and incubation platform of Flex Ltd., a multinational electronics contract manufacturer, where he gained knowledge and experience of scaling manufacturing operations for medical device companies. Before relocating to the United States from Israel, Mr. Susan was an entrepreneur and former member of a Special Forces unit within the Israel Defense Forces. We believe Mr. Susan is qualified to serve as a member of our Board due to his significant experience investing in and working with technology companies, including as a board member.
John Kim
served on the board of directors of Old Owlet from April 2021 and has served on the Board since July 2021. Mr. Kim is the President of Platform & Marketplaces at Expedia Group. In this role, he oversees Artificial Intelligence, User Experience, Research, eCommerce, Marketplaces and Yield Management and Data and Development, which powers Expedia Group’s two-sided
marketplace platform. From January 2016 to November 2019, Mr. Kim served as the President of Vrbo, an Expedia Group subsidiary, where he led strategy and operations of one of the leading alternative accommodations marketplaces. Mr. Kim led the company’s transformation from a subscription-based advertising model to a modern
e-commerce
business powered by the latest advances in data science and technology. Mr. Kim has more than two decades of experience in search, recommendations, analytics and marketing at tier-one,
venture-backed startups,
medium-sized
companies and globally known brands, including Yahoo!, Overture, Accenture, Bank of America and Pelago, and he is an investor in over 50 startups. Mr. Kim is a vocal advocate for diversity and was appointed to advise President George W. Bush on economic policies impacting Asian Americans and Pacific Islander small businesses. He graduated from the University of California, Santa Barbara, and received his MBA from the University of Chicago Booth School of Business. We believe Mr. Kim is qualified to serve as a member of our Board due to his significant analytics and marketing experience and broad leadership experience.
Amy McCullough
served on the board of directors of Old Owlet from April 2018 and has served on the Board since July 2021. Ms. McCullough is the President and Managing Director of Trilogy Equity Partner, LLC (“Trilogy”), an early-stage venture capital firm. Ms. McCullough has been a member of the investment team at Trilogy for the last fourteen 14 years and has served in her current role at the firm for the last six years. She leads the investment team and is a member of Trilogy’s board of directors, which sets the strategic direction of the fund. Ms. McCullough currently serves on the board of directors of several private companies, including Skilljar, Inc., Boundless Immigration, Inc., Carbitex, Inc., and Bluejay Labs, Inc. dba Showdigs. She is also a board observer at JetClosing, Inc. Prior to her tenure at Trilogy, Ms. McCullough spent four years as an equity research analyst for JPMorgan Chase, as a member of the team that covered the small and mid-cap
applied technologies sector for the firm. Ms. McCullough began her career on the treasury operations team within the portfolio management group at Microsoft Corporation and has experience working in both corporate treasury and financial analysis roles. She is a member of the Board of Trustees of Epiphany School, an independent elementary school in Seattle, and currently serves as the treasurer. Ms. McCullough received her B.A. in Business Administration with a focus in Finance from the University of Washington. We believe Ms. McCullough is qualified to serve as a member of our Board due to her significant experience investing in technology companies and her broad leadership experience.
There are no family relationships between or among any of Owlet’s directors or executive officers.
Corporate Governance
We have structured our corporate governance in a manner that we believe closely aligns our interests with those of our stockholders. Notable features of this corporate governance include:

•
we have independent director representation on our audit, compensation and nominating committees, and our independent directors meet regularly in executive sessions without the presence of its corporate officers or non-independent
directors;

•	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC; and

•
we have begun to and will continue to implement a range of other corporate governance best practices, including placing limits on the number of directorships held by its directors to prevent “overboarding” and implementing a robust director education program.

Role of Board in Risk Oversight
Our Board has extensive involvement in the oversight of risk management related to Owlet and our business and will accomplish this oversight through the regular reporting to the Board by the audit committee. The audit committee represents the Board by periodically reviewing Owlet’s accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and IT functions, the audit committee will review and discuss all significant areas of Owlet’s business and summarize for the Board all areas of risk and the appropriate mitigating factors. In addition, the Board will receive periodic detailed operating performance reviews from management.
Composition of Our Board
Our business and affairs is managed under the direction of our Board comprised of eight (8) members — Michael Abbott, Zane Burke, Laura Durr, John Kim, Amy McCullough, Lior Susan, Ken Suslow and Kurt Workman. Our directors are classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. Zane Burke and John Kim serve as the Class I directors for a term initially expiring at the annual meeting of our stockholders in 2022; Michael Abbott, Ken Suslow and Kurt Workman serve as the Class II directors for a term initially expiring at the annual meeting of our stockholders in 2023; and Laura Durr, Amy McCullough and Lior Susan serve as the Class III directors for a term initially expiring at the annual meeting of our stockholders in 2024. At each annual meeting of the stockholders of Owlet, subject to the Stockholders Agreement (as defined below) and the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the stockholders held in the third year following the year of their election.
Board Committees
Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees. We have a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operates under a written charter.
In addition, from time to time, special committees may be established under the direction of the Board when the Board deems it necessary or advisable to address specific issues. Current copies of Owlet’s committee charters are posted on our website, investors.owletcare.com, as required by applicable SEC and the NYSE rules. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus.
Audit Committee
Our audit committee consists of Laura Durr, John Kim, Amy McCullough and Ken Suslow, with Laura Durr serving as the chair of the committee. Each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule
10A-3
under the Exchange Act and the applicable listing standards of the NYSE. Each member of our audit committee meets the requirements for financial literacy under the applicable NYSE rules. In arriving at this determination, the Board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.
Laura Durr qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE rules. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.
The audit committee’s responsibilities include, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Compensation Committee
Our compensation committee consists of Zane Burke and John Kim, with Zane Burke serving as the chair of the committee. Zane Burke and John Kim are non-employee
directors, as defined in Rule
16b-3
promulgated under the Exchange Act. Zane Burke and John Kim are “independent” as defined under the applicable NYSE listing standards, including the standards specific to members of a compensation committee. The compensation committee’s responsibilities include, among other things:

•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to the Board regarding the compensation of our Chief Executive Officer;

•	reviewing and setting or making recommendations to the Board regarding the compensation of our other executive officers;

•	making recommendations to the Board regarding the compensation of our directors;

•	reviewing and approving or making recommendations to the Board regarding our incentive compensation and equity-based plans and arrangements; and

•
appointing and overseeing any compensation consultants. We believe that the composition and functioning of our compensation committee meets the requirements for independence under the current NYSE listing standards.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Amy McCullough, Laura Durr and Lior Susan, with Amy McCullough serving as the chair of the committee.
The nominating and corporate governance committee’s responsibilities include, among other things:

•	identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	recommending to the Board the nominees for election to the Board at annual meetings of our stockholders;

•	overseeing an evaluation of the Board and its committees; and

•
developing and recommending to the Board a set of corporate governance guidelines. We believe that the composition and functioning of our nominating and corporate governance committee meets the requirements for independence under the current NYSE listing standards.

The Board may from time to time establish other committees.

Code of Business Conduct and Ethics
We adopted a written code of business conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website, investors.owletcare.com. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation
S-K.
Please note that Owlet’s Internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the Board or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our compensation committee. In addition, none of our executive officers serves as a member of the compensation committee of the Board (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board.
Independence of the Board
NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, we concluded that Zane Burke, Laura Durr, John Kim, Amy McCullough, Lior Susan and Ken Suslow, representing six of Owlet’s eight directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.

EXECUTIVE COMPENSATION
Overview
This section discusses the material components of the executive compensation program for our 2020 named executive officers. Our sole named executive officer for fiscal year 2020 was Michael Abbott, our President. In January 2021, Kurt Workman commenced services with us as our Chief Executive Officer. In March 2021, Kate Scolnick commenced services with us as our Chief Financial Officer.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the Closing may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
2020 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Michael Abbott President	2020	417,692	670	59,641	209,426	92,415	779,844

(1)	Amount shown reflects a discretionary holiday bonus for fiscal year 2020.
(2)
Amounts reported represent the aggregate grant date fair value of stock options granted to our named executive officer during 2020 computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. Assumptions used in the calculation of this amount are included in Note 1 to our audited consolidated financial statements included in this prospectus.

(3)
Amount shown reflects a discretionary performance bonus earned for fiscal year 2020. For a further description of these payments, see “
Narrative to 2020 Summary Compensation Table—Performance Bonuses
” below.

(4)
Amount reported represents a matching contribution of $13,500 under our 401(k) plan, the payment of $27,952 for the lease of an apartment and related expenses, the payment of $18,802 in commuting expenses and the payment of $32,161 to gross up taxes incurred in connection with the payment by the company of the apartment lease and related expenses and commuting expenses.

Narrative to the Summary Compensation Table
2020 Annual Base Salary
We pay our executives, including Mr. Abbott, a base salary to compensate them for services rendered to our company. The base salary payable to our executives is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. As of December 31, 2020, Mr. Abbott’s base salary was $450,000. The salary listed for Mr. Abbott in the Salary column of the Summary Compensation Table above reflects the salary actually paid to him during 2020.
Performance Bonuses
We maintain a performance-based bonus program in which Mr. Abbott participates. For 2020, Mr. Abbott was eligible to receive a bonus originally targeted at 40%, and later increased to 50%, of the base salary paid to him during 2020 based on the achievement of certain performance goals based on quarterly revenue targets, as established by Old Owlet’s board of directors. In January 2021, based on its assessment that Mr. Abbott had achieved his performance goals for 2020, Old Owlet’s board of directors approved paying Mr. Abbott’s discretionary performance bonus at target, which, based on the base salary paid to Mr. Abbott during 2020, was $209,426.

Equity Compensation
We have granted stock options to our employees, including Mr. Abbott, in order to attract and retain them, as well as to align their interests with the interests of our stockholders. In order to provide a long-term incentive, these stock options generally vest over four years subject to continued service.
In March 2020, we granted Mr. Abbott an option to purchase 50,000 shares of Old Owlet’s common stock for an exercise per share of $1.59, which was the fair market value of Owlet’s common stock on the date of grant, as determined by Old Owlet’s board of directors. The option vests as to 1/48th of the original number of underlying shares on each monthly anniversary of December 1, 2019, subject to continued service through the applicable vesting date.
In connection with the Business Combination, we adopted the Owlet, Inc. 2021 Incentive Award Plan (the “2021 Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including Mr. Abbott) and consultants of our company and certain of its affiliates and to enable us to obtain and retain services of these individuals, which is essential to our long-term success. For additional information about the 2021 Plan, please see “
Equity Incentive Plans
” below.
Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including Mr. Abbott, who satisfy certain eligibility requirements. Mr. Abbot is eligible to participate in the 401(k) plan on the same terms as other full-time employees. We match 50% of the first 6% of a participant’s annual eligible compensation, up to the IRS limit. We believe that providing a vehicle for tax-deferred
retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
All of our full-time employees, including Mr. Abbott, are eligible to participate in our health and welfare plans. These health and welfare plans include medical, dental and vision benefits; short-term and long-term disability insurance; and supplemental life and AD&D insurance.
Perquisites and Other Personal Benefits
We determine perquisites on a
case-by-case
basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer. In 2020, we provided Mr. Abbott $46,754 in commuting and housing expenses related to his travel to our company offices in Utah.
Outstanding Equity Awards at Fiscal
Year-End
The following table summarizes the number of shares of Common Stock underlying outstanding option awards for our named executive officer as of December 31, 2020.

			Option awards
Name	Vesting commencement date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Michael Abbott	12/1/2019	(1)	12,500	37,500	1.59	03/22/2030
	02/26/2018	(2)	347,208	142,698	0.61	03/18/2028

(1)
Represents an option to purchase 50,000 shares of our common stock, granted March 23, 2020, pursuant to which 1/48th of the shares subject to the option vest on each one-month
anniversary of the vesting commencement date, subject to continued service with us through the applicable vesting date. If Mr. Abbott’s employment with us is terminated without cause, 100% of the shares subject to the option will vest and become exercisable on the date of termination.

(2)
Represents an option to purchase 490,176 shares of our common stock, granted March 19, 2018, pursuant to which 1/4th of the shares subject to the option vest on the first anniversary of the vesting commencement date, and 1/48th of the shares subject to the option vest monthly thereafter, subject to continued service with us through the applicable vesting date. If Mr. Abbott’s employment with us is terminated without cause, 100% of the shares subject to the option will vest and become exercisable on the date of termination.

Executive Compensation Arrangements
Employment and Offer Letter Agreements
We previously entered into an employment offer letter agreement with Mr. Abbott that sets forth the terms and conditions of his employment, including initial base salary, target bonus opportunity, equity grants and employee benefits eligibility. We subsequently entered into an employment change offer letter with Mr. Abbott in December 2019 that amended the terms of Mr. Abbott’s employment.
Mr. Abbott’s employment change offer letter provides that in the event his employment with us is terminated by us without cause, Mr. Abbott is entitled to a severance payment of one year of severance equal to $410,000. In addition, if Mr. Abbott’s employment with us is terminated without cause, 100% of the shares subject to Mr. Abbott’s options will vest and become exercisable on the date of termination. In addition, Mr. Abbott was granted 240,711 additional options which vest monthly in equal amounts over 48 months from December 1, 2020.
In January 2021, we entered into an employment change offer letter that modified certain terms of Mr. Abbott’s employment. Under the January 2021 employment change offer letter, Mr. Abbott is entitled to a bonus of $125,000 to be paid on the earlier of February 16, 2021 or the date of the initial filing of this prospectus and an additional bonus of $125,000 to be paid on the earlier of April 27, 2021 or the date of the Closing.
Director Compensation
Owlet has not historically maintained a formal
non-employee
director compensation program and none of Owlet’s
non-employee
directors received any compensation from Owlet during 2020. As of December 31, 2020, Edward Scal held an option to purchase 337,326 shares of Common Stock. None of Owlet’s other non-employee
directors held any option or stock awards.
Mr. Abbott did not receive additional compensation for his service as a director, and the compensation provided to him as an employee is set forth in the Summary Compensation Table above.
We intend to approve and implement a compensation program for our non-employee
directors, or the
Non-Employee
Director Compensation Program. The material terms of this program are not yet known and will depend on the judgment of the members of our Board based on advice and counsel of its advisors.
Owlet Baby Care Inc. 2014 Equity Incentive Plan
On June 30 2014, the board of directors of Old Owlet adopted the Owlet Baby Care Inc. 2014 Equity Incentive Plan (the “2014 Plan”). 16,242,118 shares (after giving effect to the Exchange Ratio) had been authorized for issuance under the 2014 Plan at the time the 2021 Plan (described below) became effective. From and after the effectiveness of the 2021 Plan, no new awards will be made under the 2014 Plan. However, all outstanding awards under the 2014 Plan continue to be governed by their existing terms under the 2014 Plan. There were 9,789,024 shares underlying outstanding awards under the 2014 Plan at the Closing. If any of such outstanding awards are forfeited, expire, cancel or otherwise terminate without some or all of the underlying shares being issued, then the shares not issued will be added to the 2021 Plan’s reserves.

Stock options granted under the 2014 Plan were granted with an exercise price equal to the stock’s fair market value at the date of grant. Stock options outstanding under the 2014 Plan generally have
10-year
terms and vest over a four-year period starting from the date specified in each agreement.
Purpose
The purpose of the 2014 Plan was to secure and retain the services of those eligible to receive stock awards and to provide incentives for such persons to exert maximum efforts for the success of Owlet, and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of Common Stock through the granting of stock awards.
Administration
The 2014 Plan was administered by Old Owlet’s board of directors.
Subject to the provisions of the 2014 Plan, Old Owlet’s board of directors had full authority and discretion to take any actions it deemed necessary or advisable for the administration of the 2014 Plan. Notwithstanding anything to the contrary in the 2014 Plan, Old Owlet’s board of directors was given authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and approve the forms of agreement and other related documents used under the 2014 Plan, and to construe and interpret the terms of the 2014 Plan. All decisions, interpretations and other actions of Old Owlet’s board of directors were final and binding on all participants.
Awards
The 2014 Plan provides for the grant or issue of stock options (both incentive (“ISOs”) and nonstatutory stock options (“NSOs”)), stock appreciation rights (“SARs”), restricted stock and restricted stock units. Each award is set forth in a separate agreement with the person receiving the award, which indicates the type, terms and conditions of the award.
Eligibility
Only employees, outside directors and consultants of Old Owlet and its affiliates were eligible for the grant of NSOs, SARs, restricted stock or restricted stock units under the 2014 Plan. Only employees of Old Owlet and certain subsidiaries were eligible for the grant of ISOs.
A person who owned more than 10% of the total combined voting power of all classes of outstanding stock of Old Owlet was not eligible for the grant of an ISO unless (i) the exercise price was at least 110% of the fair market value of a share on the date of grant and (ii) such ISO by its terms was not exercisable after the expiration of five years from the date of grant.
Termination of Service
If a participant’s service terminates for any reason other than the participant’s death, then the participant’s vested options or SARs shall expire on the earlier of (i) the date 3 months following the termination of the participant’s service (or such longer or shorter period specified in the applicable award agreement, which period shall not be less than 30 days if necessary to comply with applicable state laws unless such termination is for cause) or (ii) the expiration of the term of the option as set forth in the applicable award agreement.
Stockholder Rights
A participant, or a transferee of a participant, shall have no rights as a stockholder with respect to any shares covered by the participant’s option until such person satisfies all requirements for exercise of the option pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such option has been entered into the books and records of Owlet.

Amendment or Termination
Our Board may amend, suspend or terminate the 2014 Plan at any time and for any reason. However, Old Owlet was generally required to obtain stockholder approval to the extent required by applicable law.
Owlet, Inc. 2021 Incentive Award Plan
The principal purpose of the 2021 Plan is to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees and consultants with those of stockholders by giving directors, employees and consultants the perspective of an owner with an equity or equity-linked stake in our company and providing a means of recognizing their contributions to our success. We believe that equity awards are necessary for Owlet to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees. The following summarizes the material terms of the 2021 Plan adopted in connection with the Business Combination as the long-term incentive compensation plan.
Eligibility and Administration
Options, restricted stock units and other stock-based and cash-based awards under the 2021 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our subsidiaries. Such awards also may be granted to our directors. Only employees of our company or certain of our subsidiaries may be granted incentive stock options, or ISOs. We have approximately 200 employees and six non-employee
directors who are eligible to receive awards under the 2021 Plan.
The compensation committee of our Board is expected to administer the 2021 Plan unless our Board assumes authority for administration. The 2021 Plan provides that the Board or our compensation committee may delegate its authority to grant awards to employees other than executive officers and certain senior executives of the company to a committee consisting of one or more members of our Board or one or more of our officers.
Subject to the terms and conditions of the 2021 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2021 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2021 Plan. Our Board may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2021 Plan.
Shares Available for Awards
Under the 2021 Plan, 18,144,695 shares of our common stock are initially reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock unit awards, performance bonus awards, performance stock unit awards, dividend equivalents, or other stock or cash based awards. The number of shares of common stock initially reserved for issuance or transfer pursuant to awards under the 2021 Plan will be increased by (i) the number of shares of common stock represented by awards outstanding under the 2014 Plan, as amended, that become available for issuance under the counting provisions described below following the effective date (up to shares in the aggregate) and (ii) an annual increase on the first day of each fiscal year beginning in 2022 and ending in 2031, equal to the lesser of (A) 5% of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of common stock as determined by our Board or applicable committee; provided, however, that no more than 136,085,217 shares of common stock may be issued upon the exercise of incentive stock options.

The following counting provisions are in effect for the share reserve under the 2021 Plan:

•
to the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2021 Plan;

•
to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2021 Plan, such tendered or withheld shares will be available for future grants under the 2021 Plan;

•
to the extent shares subject to stock appreciation rights are not issued in connection with the stock settlement of stock appreciation rights on exercise thereof, such shares will be available for future grants under the 2021 Plan;

•	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2021 Plan; and

•
to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2021 Plan.

The 2021 Plan also provides that the sum of the grant date fair value of all equity-based awards and the maximum that may become payable pursuant to a cash-based award to any individual for services as a non-employee
director during any calendar year may not exceed $1,000,000.
Awards
The 2021 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, restricted stock units, performance bonus awards, performance stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

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Nonstatutory Stock Options
, or NSOs, provide for the right to purchase shares of our common stock at a specified price that may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed ten years.

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Incentive Stock Options
, or ISOs, will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2021 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

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Restricted Stock
may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse, however, dividends will not be released until restrictions are removed or expire.

•
Restricted Stock Units
may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

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Stock Appreciation Rights
, or SARs, may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under the 2021 Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. SARs under the 2021 Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

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Performance Bonus Awards and Performance Stock Units
are denominated in cash or shares/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the administrator.

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Other Stock or Cash Based Awards
are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock or cash based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

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Dividend Equivalents
represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and such time as determined by the administrator. Cash dividends will not reduce the number of shares available for issuance under the 2021 Plan. In addition, dividend equivalents with respect to an award subject to vesting will either (i) to the extent permitted by applicable law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related award.

Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals
Equity Restructuring; Corporate Transactions; Change in Control
In the event of any stock dividend or other distribution, stock split, reverse stock split, reorganization, combination or exchange of shares, merger, consolidation, split-up,
spin-off,
recapitalization, repurchase or any other corporate event affecting the number of outstanding shares of our common stock or the share price of our common stock that would require adjustments to the 2021 Plan or any awards under the 2021 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will make appropriate, proportionate adjustments to: (i) the aggregate number and type of shares subject to the 2021 Plan; (ii) the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and (iii) the grant or exercise price per share of any outstanding awards under the 2021 Plan.
In the event of certain corporate transactions, including a Change in Control, the administrator may provide for the cancellation of awards for an amount in cash or other property equal to the amount that would have been obtained upon the exercise or settlement of the vested portion of the applicable award; that awards will vest and become exercisable; that awards will be assumed or substituted for, with appropriate adjustments, by the successor or a parent or subsidiary thereof; that awards will be adjusted or replaced with other rights or property; or that awards will terminate and cannot vest after the applicable event.

In the event of a Change in Control, unless the administrator elects to terminate an award in exchange for cash, rights or property or cause an award to become fully vested and exercisable prior to the Change in Control, the award will continue or be assumed and, if the successor refuses to assume or substitute for the award, the administrator shall cause the award to become fully vested and exercisable prior to the transaction and, to the extent unexercised upon the consummation of the transaction, to terminate in exchange for cash, rights or other property.
Plan Amendment and Termination
The administrator may terminate, amend or modify the 2021 Plan at any time and from time to time. However, we must generally obtain stockholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule) and must obtain participant consent in certain circumstances. Notwithstanding the foregoing, an option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date and options may be granted in exchange for, or in connection with, the cancellation or surrender of options having a higher per share exercise price without receiving additional stockholder approval.
No incentive stock options may be granted pursuant to the 2021 Plan after the tenth anniversary of the effective date of the 2021 Plan, and no additional annual share increases to the 2021 Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2021 Plan will remain in force according to the terms of the 2021 Plan and the applicable award agreement.
Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments
The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the 2021 Plan are generally non-transferrable,
except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2021 Plan, and exercise price obligations arising in connection with the exercise of stock options under the 2021 Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, shares of common stock that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.
Material U.S. Federal Income Tax Consequences
The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants in the 2021 Plan may be either more or less favorable than those described below depending on the participants’ particular circumstances. State and local tax consequences may in some cases differ from the U.S. federal income tax consequences. The following summary of the income tax consequences in respect of the 2021 Plan is for general information only. Interested parties should consult their own advisors as to the specific tax consequences of their awards, including the applicability and effect of state, local and foreign laws.

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Nonstatutory Stock Options
. No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a nonstatutory stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Nonstatutory stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

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Incentive Stock Options
. No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an incentive stock option under the 2021 Plan. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant generally will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.

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Other Awards
. The current federal income tax consequences of other awards authorized under the 2021 Incentive Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs;
non-transferable
restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

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Limitation on the Employer’s Compensation Deduction
. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.

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Excess Parachute Payments
. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2021 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Application of Section 409A of the Code
Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving nonstatutory deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A,
“non-qualified
deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and RSU programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted
nonstatutory stock options and stock appreciation rights if no deferral is provided beyond exercise, or restricted stock.
The awards made pursuant to the 2021 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the 2021 Plan are not exempt from coverage. However, if the 2021 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.
State, local and foreign tax consequences may in some cases differ from the United States federal income tax consequences described above. The foregoing summary of the United States federal income tax consequences in respect of the 2021 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

The 2021 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.
Owlet, Inc. 2021 Employee Stock Purchase Plan
The Owlet, Inc. 2021 Employee Stock Purchase Plan (the, “ESPP”) is designed to allow eligible employees of Owlet to purchase shares of Common Stock with their accumulated payroll deductions. The ESPP is divided into two components: the “Section 423 Component” and the
“Non-Section
423 Component”. The Section 423 Component is intended to qualify under Section 423 of the Code. The
Non-Section
423 Component is not intended to qualify under Section 423 of the Code and will be used to grant stock options to certain
non-U.S.
employees and certain U.S. employees who are employed by certain of our subsidiaries which are not corporations. The purpose of the ESPP is to assist such employees in acquiring a stock ownership interest in Owlet, to help such employees provide for their future security and to encourage such employees to remain in the employment of Owlet. We believe that equity awards are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals. The following summarizes the material terms of the ESPP adopted in connection with the Business Combination as the long-term employee incentive compensation plan.
Administration
Subject to the terms and conditions of the ESPP, our compensation committee will administer the ESPP. Our compensation committee can delegate administrative tasks under the ESPP to the services of an agent and/or employees to assist in the administration of the ESPP. The administrator will have the discretionary authority to administer and interpret the ESPP. Interpretations and constructions of the administrator of any provision of the ESPP or of any rights thereunder will be conclusive and binding on all persons. We will bear all expenses and liabilities incurred by the ESPP administration.
Shares Available for Awards
The maximum number of shares of our common stock which will be authorized for sale under the ESPP is equal to the sum of (a) 1,814,469 shares of common stock and (b) an annual increase on the first day of each year beginning in 2022 and ending in 2031, equal to the lesser of (i) 1% of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (ii) such number of shares of common stock as determined by our Board; provided, however, no more than 26,083,000 shares of our common stock may be issued under the ESPP. The shares reserved for issuance under the ESPP may be authorized but unissued shares or reacquired shares.
Eligibility
Employees eligible to participate in the ESPP for a given offering period generally include employees who are employed by us or one of our designated subsidiaries on the first day of the offering period, or the enrollment date. Our employees (and, if applicable, any employees of our subsidiaries) who customarily work less than five months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the ESPP. Finally, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all our classes of stock or of one of our subsidiaries will not be allowed to participate in the ESPP.
Participation
Employees will enroll under the ESPP by completing a payroll deduction form permitting the deduction from their compensation of at least 1% of their compensation but not more than 15% of their compensation. Such payroll deductions may be expressed as either a whole number percentage or a fixed dollar amount, and the accumulated deductions will be applied to the purchase of shares on each purchase date.

Offering
Under the ESPP, participants are offered the option to purchase shares of our common stock at a discount during a series of successive offering periods, the duration and timing of which will be determined by the ESPP administrator. However, in no event may an offering period be longer than 27 months in length.
The option purchase price will be the lower of 85% of the closing trading price per share of our common stock on the first trading date of an offering period in which a participant is enrolled or 85% of the closing trading price per share on the purchase date.
Unless a participant has previously canceled his or her participation in the ESPP before the purchase date, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the option purchase price, subject to the participation limitations listed above.
A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant will have the option to either (i) receive a refund of the participant’s account balance in cash without interest or (ii) exercise the participant’s option for the current offering period for the maximum number of shares of common stock on the applicable purchase date, with the remaining account balance refunded in cash without interest. Following at least one payroll deduction, a participant may also decrease (but not increase) his or her payroll deduction authorization once during any offering period. If a participant wants to increase or decrease the rate of payroll withholding, he or she may do so effective for the next offering period by submitting a new form before the offering period for which such change is to be effective.
A participant may not assign, transfer, pledge or otherwise dispose of (other than by will or the laws of descent and distribution) payroll deductions credited to a participant’s account or any rights to exercise an option or to receive shares of our common stock under the ESPP, and during a participant’s lifetime, options in the ESPP shall be exercisable only by such participant. Any such attempt at assignment, transfer, pledge or other disposition will not be given effect.
Adjustments
In the event of any increase or decrease in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us, we will proportionately adjust the aggregate number of shares of our common stock offered under the ESPP, the number and price of shares which any participant has elected to purchase under the ESPP and the maximum number of shares which a participant may elect to purchase in any single offering period. If there is a proposal to dissolve or liquidate us, then the ESPP will terminate immediately prior to the consummation of such proposed dissolution or liquidation, and any offering period then in progress will be shortened by setting a new purchase date to take place before the date of our dissolution or liquidation. We will notify each participant of such change in writing at least ten business days prior to the new exercise date. If we undergo a merger with or into another corporation or sell all or substantially all of our assets, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or the parent or subsidiary of the successor corporation. If the successor corporation refuses to assume the outstanding options or substitute equivalent options, then any offering period then in progress will be shortened by setting a new purchase date to take place before the date of our proposed sale or merger. We will notify each participant of such change in writing at least ten business days prior to the new exercise date.
Amendment and Termination
Our Board may amend, suspend or terminate the ESPP at any time. However, the Board may not amend the ESPP without obtaining stockholder approval within 12 months before or after such amendment to the extent required by applicable laws.

Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to the purchase of shares under the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. As such, tax consequences for employees participating in the
Non-Section
423 Component of the ESPP are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
The Section 423 Component of the ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, assuming it so qualifies, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the ESPP. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant generally will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (ii) an amount equal to the applicable discount from the fair market value of the shares as of the date of grant. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.
If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and we will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and we will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described under “Executive Compensation” and “Management”, the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•
any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Registration Rights Agreement
In connection with the closing of the Business Combination, we and certain stockholders of Old Owlet and SBG entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 15 business days of the closing of the Business Combination. Certain Old Owlet stockholders and SBG stockholders may each request to sell all or any portion of their registrable securities in an underwritten offering up to two times in any
12-month
period, so long as the total offering price is reasonably expected to exceed $50.0 million. We also agreed to provide “piggyback” registration rights, subject to certain requirements and customary conditions. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
Stockholders Agreement
In connection with the closing of the Business Combination, we and certain stockholders of Old Owlet entered into a Stockholders Agreement (the “Stockholders Agreement”), which provides for the following terms and other customary terms and conditions:

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Eclipse Nomination Rights
. From the closing of the Business Combination and until such time as Eclipse beneficially owns less than 10% of the Common Stock: (i) Eclipse will be entitled to nominate one director for election upon sufficient written notice to Owlet; and (ii) if Eclipse makes a nomination, we shall include such director as a nominee for election as a director at the applicable Owlet stockholders meeting and recommend to the Owlet stockholders that such Eclipse director be elected as a director at such Owlet stockholder meeting.

•	Chairperson . Lior Susan shall serve as Chairperson of the Board at closing of the Business Combination.
Sponsor Letter Agreement
Concurrently with the execution of the Business Combination Agreement, we, SBG, the Sponsor, and certain legacy stockholders of SBG entered into a sponsor letter agreement (the “Sponsor Letter Agreement”), pursuant to which 2,807,500 founder shares are subject to the following time and performance-based vesting provisions: (i) 25% of the founder shares beneficially owned by the Sponsor as of the Closing shall vest at such time as a $12.50 stock price level is achieved and (ii) the remaining 25% of the founder shares beneficially owned by the Sponsor as of the Closing shall vest at such time as a $15.00 stock price level is achieved, in each case, on or before the fifth anniversary of the Closing. The “stock price level” will be considered achieved only (a) when the closing price of a share of Common Stock on the NYSE is greater than or equal to the applicable price for any 20 trading days within a 30 trading day period or (b) the price per share of Common Stock paid in a Sandbridge Sale (as defined in the Sponsor Letter Agreement) is greater than or equal to the applicable price. Founder shares subject to vesting pursuant to the above terms that do not vest in accordance with such terms shall be forfeited.

With certain exceptions, the Sponsor agreed that it will not transfer any founder shares or Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise of Private Placement Warrants) until 18 months after the Closing (the
“Lock-up
Period”). The Sponsor Letter Agreement will terminate on the earlier of (a) the consummation of a Sandbridge Sale and (b) if earlier, the latest to occur of (i) the earlier of (x) the achievement of a $15.00 stock price level and (y) the fifth anniversary of the Closing and (ii) the expiration of the
Lock-up
Period.
Sandbridge Related Party Transactions
Founder Shares
On June 26, 2020, the Sponsor purchased 5,750,000 shares of SBG Class B common stock (the “founder shares”) for an aggregate purchase price of $25,000, or approximately $0.004 per share. In August 2020, the Sponsor transferred 40,000 founder shares to Mr. De Sole, 25,000 founder shares to Mr. Toubassy, SBG’s director nominees, and 30,000 founder shares to Mr. Hilfiger and in October 2020, transferred 40,000 founder shares to Mr. Goss, resulting in the Sponsor holding 5,615,000 founder shares, there being an aggregate of 5,750,000 founder shares outstanding. At the Closing, the founder shares automatically converted to 5,750,000 shares of Common Stock (of which 2,807,500 shares are subject to vesting under certain conditions). Immediately after the automatic conversion of the founder shares at the Closing, the Sponsor transferred 2,709,070 founder shares to Sandbridge Sponsor LLC, 1,452,965 founder shares to GCCU IX LLC and 1,452,965 founder shares to TOCU XXXIV LLC, each an affiliate of the Sponsor, as permitted under the Sponsor Letter Agreement.
Private Placement Warrants
The Sponsor purchased an aggregate of 6,600,000 Private Placement Warrants in connection with SBG’s initial public offering, at a price of $1.00 per warrant, generating gross proceeds, before expenses, of approximately $6,600,000. At the Closing, the Sponsor transferred 3,184,303 Private Placement Warrants to Sandbridge Sponsor LLC, 1,707,849 Private Placement Warrants to GCCU IX LLC and 1,707,848 Private Placement Warrants to TOCU XXXIV LLC, each an affiliate of the Sponsor, as permitted under the Sponsor Letter Agreement. Each private placement warrant entitles the holder to purchase one share of Common Stock at $11.50 per share. The Private Placement Warrants (including the Common Stock issuable upon exercise of the Private Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the Closing.
Related Party Note and Reimbursements
On July 3, 2020, the Sponsor issued an unsecured promissory note to SBG (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $250,000. The Promissory Note was unsecured and payable on the earlier of March 31, 2021 and the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $250,000 was repaid at the closing of the initial public offering on September 17, 2020.
SBG’s Sponsor, officers and directors, or any of its or their respective affiliates, will be reimbursed for any out-of-pocket
expenses incurred in connection with activities undertaken on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. SBG’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, SBG’s officers and directors or any of its or their affiliates and determined which expenses and the amount of expenses that would be reimbursed. None of the Sponsor, SBG’s directors and officers or any of their respective affiliates have incurred any out-of-pocket
expenses.
Administrative Services Agreement
SBG utilized executive offices located at 1999 Avenue of the Stars, Suite 2088, Los Angeles, CA 90067, which office space was leased by an affiliate of the Sponsor. Commencing upon consummation of its initial public offering, SBG reimbursed the affiliate of the Sponsor $10,000 per month for office space, utilities, and administrative and support services. Upon completion of the Business Combination, it ceased paying these monthly fees.

Related Party Loans
In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or SBG’s officers and directors could, but were not obligated to, loan SBG funds as may be required. Upon completion of the Business Combination, SBG would repay such loaned amounts. In the event that a Business Combination did not close, SBG could use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from its Trust Account would be used for such repayment. Up to $1,500,000 of any such loans would be convertible into warrants, at a price of $1.00 per warrant, at the option of the lender. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by the Sponsor, an affiliate of the Sponsor or SBG’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.
Registration and Stockholder Rights
Pursuant to a registration and stockholder rights agreement entered into at SBG’s initial public offering, the holders of the founder shares, Private Placement Warrants and warrants that may be issued upon conversion of working capital loans (and any shares of SBG’s Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the founder shares) and certain security holders holding public shares, whether purchased in SBG’s initial public offering or thereafter in the open market, are entitled to certain registration rights pursuant to a registration and stockholder rights agreement, requiring SBG to register such securities for resale (in the case of the founder shares, only after conversion to its Class A common stock). The Sponsor and other holders of the founder shares (or securities into which the founder shares convert) had the right, but not the obligation, to designate certain individuals to be appointed or nominated for election to SBG’s board of directors by giving written notice to SBG on or before the time such information was reasonably requested by SBG’s board of directors or its nominating and corporate governance committee, as applicable, for inclusion in a proxy statement for a meeting of stockholders. This agreement terminated upon the Closing.
Subscription Agreements
Pursuant to subscription agreements entered into in connection with the Business Combination Agreement (collectively, the “Subscription Agreements”), certain investors agreed to subscribe for an aggregate of 12,968,000 newly-issued shares of Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $129,680,000 (the “PIPE Investment”). At the Closing, Owlet consummated the PIPE Investment.
Owlet Related Party Transactions
Owlet Series B Preferred Stock and Owlet Series
B-1
Preferred Stock Financing
From April 2018 through June 2018, Old Owlet issued and sold an aggregate of (i) 6,022,954 shares of its Series B convertible preferred stock at a purchase price of $3.1546 per share for aggregate consideration of approximately $19.0 million and (ii) 1,484,117 shares of its Series
B-1
convertible preferred stock pursuant to conversion of approximately $3.7 million outstanding balance of simple agreements for future equity (“Safe”) that had previously been issued in 2017.
The participants in this preferred stock financing included certain holders that hold more than 5% of our Common Stock. The following table sets forth the aggregate number of shares of Old Owlet’s Series B preferred stock and Series
B-1
preferred stock issued to these related parties in these transactions. Old Owlet’s Series B preferred stock and Series
B-1
preferred stock converted into shares of Common Stock in connection with the Closing at the Exchange Ratio.

5% Stockholder	Owlet Series B preferred stock (#)	Total Purchase Price ($)	Owlet Series B-1 preferred stock (#)	Conversion of Outstanding Balance of Safe ($)
Eclipse Continuity Fund I, L.P. (1)	1,341,715	4,232,574.14	594,370	1,500,000.00
Trilogy Equity Partners, LLC (2)	1,426,489	4,500,002.20	198,123	500,000.00

(1)	Entities affiliated with Eclipse hold more than 5% of Common Stock.
(2)	Trilogy Equity Partners, LLC hold more than 5% of Common Stock.
In June 2018, to facilitate an additional investment in Old Owlet’s Series B convertible preferred stock and Series
B-1
convertible preferred stock financing and simultaneously protect other stockholders from further dilution, Kurt Workman, our Chief Executive Officer, entered into a secured promissory note with Old Owlet for the aggregate principal amount of $291,174.00. Mr. Workman concurrently entered into a stock pledge agreement in which he pledged 223,980 shares of Old Owlet’s common stock as collateral for the secured promissory note. Mr. Workman also entered into a call option agreement, which granted Old Owlet the right to repurchase such shares of Old Owlet’s common stock at a purchase price of $1.30 per share.
In June 2019, Old Owlet’s board of directors approved (i) the repurchase of Mr. Workman’s shares of Old Owlet’s common stock pledged as collateral and (ii) a bonus payment for Mr. Workman in the aggregate amount of $415,393.31, which represented the difference between Old Owlet’s Series B convertible preferred stock purchase price of $3.1546 per share and the 409A valuation of Old Owlet’s common stock. Mr. Workman paid $4,741.43 in interest upon full settlement of the secured promissory note.
Investors’ Rights Agreement
Old Owlet was party to the Amended and Restated Investors’ Rights Agreement, dated as of April 20, 2018, which provided, among other things, that certain holders of its capital stock, including (i) entities affiliated with Eclipse and (ii) Trilogy, each of which hold more than 5% of our Common Stock following the consummation of the Business Combination, had the right to demand that Old Owlet file a registration statement or request that their shares of Old Owlet capital stock be covered by a registration statement that Old Owlet was otherwise filing. Lior Susan and Amy McCullough, each of whom were directors of Old Owlet and currently serve on the Board, are affiliated with Eclipse and Trilogy, respectively. This agreement terminated upon the Closing.
Right of First Refusal
Pursuant to certain of Old Owlet’s equity compensation plans and certain agreements with its stockholders, including the Amended and Restated Right of First Refusal and
Co-sale
Agreement, dated as April 20, 2018 (the “ROFR Agreement”), Old Owlet or its assignees had the right to purchase shares of Old Owlet capital stock which stockholders proposed to sell to other parties. Certain holders of Old Owlet capital stock, including (i) entities affiliated with Eclipse and (ii) Trilogy, each of which hold more than 5% of our Common Stock, have rights of first refusal and co-sale
under the ROFR Agreement. Lior Susan and Amy McCullough, each of whom were directors of Old Owlet and currently serve on the Board, are affiliated with Eclipse and Trilogy, respectively. This agreement terminated upon the Closing.
Voting Agreement
Old Owlet was a party to the Amended and Restated Voting Agreement, dated as of April 20, 2018, pursuant to which certain holders of its capital stock, including (i) entities affiliated with Eclipse and (ii) Trilogy, each of which hold more than 5% of our Common Stock, agreed to vote their shares of Old Owlet capital stock on certain matters, including with respect to the election of directors. Lior Susan and Amy McCullough, each of whom were directors of Old Owlet and currently serve on the Board, are affiliated with Eclipse and Trilogy, respectively. This agreement terminated upon the Closing.
Convertible Promissory Notes
In April 2019, Old Owlet issued a subordinated convertible promissory note to certain investors, including $3.0 million in aggregate principal amount to Eclipse Continuity Fund I, L.P. and $1.1 million in aggregate principal amount to Trilogy Equity Partners, LLC. The convertible promissory notes accrued interest at a rate of 5.0% per annum. At the Closing, all principal and accrued interest on the convertible promissory notes automatically converted into shares of Old Owlet’s convertible preferred stock immediately prior to the consummation of the Business Combination and in turn converted into shares of our Common Stock as part of the Business Combination.
Indemnification under the Certificate of Incorporation and Bylaws; Indemnification Agreements
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to certain exceptions contained in the bylaws. In addition, the certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.
We have also entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.
Policies for Related Party Transactions
Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written related persons transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. Under such policy, any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the Board composed solely of independent directors who are disinterested or by the disinterested members of the Board.
In connection with the review and approval or ratification of a related person transaction:

•
management will disclose to the committee or disinterested directors, as applicable, information such as the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and other material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•
management will advise the committee or disinterested directors, as applicable, as to other relevant considerations, such as, whether the related person transaction conflicts with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction; and

•	related person transactions will be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required.
In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee
director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or
“non-employee”
director, as applicable, under the rules and regulations of the SEC and NYSE.
A “Related Person Transaction” is, subject to exceptions provided under
Regulation S-K,
a transaction, arrangement or relationship in which Owlet or its subsidiary was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our officers or one of our directors;

•	any person who is known by Owlet to be the beneficial owner of more than five percent (5%) of its voting stock; and

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent,

stepparent, spouse, sibling,
mother-in-law,
father-in-law,
daughter-in-law,
brother-in-law
or
sister-in-law
of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock.

PRINCIPAL STOCKHOLDERS
The following table sets forth information known to us regarding the beneficial ownership of our Common Stock immediately following consummation of the Transactions by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.
The beneficial ownership of our Common Stock is based on 112,750,800 shares of Common Stock issued and outstanding immediately following consummation of the Transactions.

Name and Address of Beneficial Owner (1)	Number of Shares	% of Ownership
5% Holders
Entities affiliated with Eclipse (2)	28,492,332	25.3%
Trilogy Equity Partners, LLC (3)	9,005,428	8.0%
Directors and Executive Officers
Michael Abbott (4)	835,147	*
Kate Scolnick	—	—
Kurt Workman (5)	4,199,575	3.7%
Zane Burke (6)	102,659	*
Laura Durr	—	—
John Kim	—	—
Amy McCullough	—	—
Lior Susan (7)	28,492,332	25.3%
Ken Suslow	—	—
All directors and executive officers as a group (8 individuals)	33,629,713	29.8%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 2500 Executive Parkway, Ste. 500, Lehi, Utah 84043.
(2)
Based on information included in a Schedule 13D filed on July 26, 2021 by Eclipse Ventures Fund I, L.P. and Eclipse Continuity Fund I, L.P.. The address of each of the entities listed above is 514 High Street, Suite 4, Palo Alto, CA 94301.

(3)	Based on information included in a Schedule 13D filed on July 29, 2021 by Trilogy Equity Partners, LLC. The address for the foregoing entity is 155 108th Ave NE, Suite 400, Bellevue, WA 98004.
(4)	Consists of 835,147 shares of Common Stock issuable upon exercise of options exercisable as of or within 60 days of Closing.
(5)
Consists of (i) 2,074,202 shares of Common Stock held of record by Mr. Workman, (ii) 2,074,200 shares of Common Stock held of record by his wife, and (iii) 51,173 shares of Common Stock issuable upon exercise of options exercisable as of or within 60 days of Closing.

(6)	Consists of shares of Common Stock held directly by Mr. Burke.
(7)
Lior Susan, who serves as Chair of our Board, is the sole managing member of the general partners of each of Eclipse Ventures Fund, L.P. and Eclipse Eclipse Continuity Fund I, L.P. and may be deemed to have voting and dispositive power over the shares held by such entities. The address of each of the individuals and entities listed above is 514 High Street, Suite 4, Palo Alto, California 94301.

SELLING SECURITYHOLDERS
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock and Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock and Warrants after the date of this prospectus.
The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Common Stock and Warrants that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Moreover, the securities identified below include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the Selling Securityholders. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “
Plan of Distribution
.”
Percentage ownership is based on 112,750,800 shares of Common Stock, 9,789,024 shares of Common Stock reserved for issuance upon the exercise of options to purchase Common Stock and 18,100,000 Warrants (and 18,100,000 shares of Common Stock issuable upon the exercise thereof) outstanding as of August 16, 2021.
Other than as described below or elsewhere in this prospectus, none of the Selling Securityholders has any material relationship with us or any of our predecessors or affiliates.

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
ATLAS DIVERSIFIED MASTER FUND, LTD.	700,000	—	700,000	—	—	—	—	—
Atreides Foundation Master Fund LP (1)	500,000	—	500,000	—	—	—	—	—
Dallas Haueter (2)	505,327	—	505,327	—	—	—	—	—
David Kizer (3)	413,526	—	413,526	—	—	—	—	—
Domenico De Sole (4)	40,000	—	40,000	—	—	—	—	—
Eclipse Continuity Fund I, L.P. (4)(5)	14,930,616	—	14,930,616	—	—	—	—	—
Eclipse Ventures Fund I, L.P. (4)(5)	13,561,716	—	13,561,716	—	—	—	—	—
Edward Scal (6)	766,282	—	766,282	—	—	—	—	—
EPQ LLC, OWLET PS	1,000,000	—	1,000,000	—	—	—	—	—
ff Rose Venture Capital Fund, LP	3,795,598	—	3,795,598	—	—	—	—	—
FIAM Target Date Blue Chip Growth Commingled Pool	117,920	—	117,920	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund	976,387	—	976,387	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund	34,011	—	34,011	—	—	—	—	—
Fidelity Blue Chip Growth Commingled Pool	52,984	—	52,984	—	—	—	—	—
Fidelity Blue Chip Growth Institutional Trust	4,033	—	4,033	—	—	—	—	—
Fidelity NorthStar Fund - Sub D	41,558	—	41,558	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund	1,485,408	—	1,485,408	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund	163,506	—	163,506	—	—	—	—	—
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund	3,375	—	3,375	—	—	—	—	—

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund	172,774	—	172,774	—	—	—	—	—
Fidelity U.S. Growth Opportunities Investment Trust	12,422	—	12,422	—	—	—	—	—
GCCU IX LLC (4)(7)	3,244,814	1,707,849	3,244,814	1,707,849	—	—	—	—
Ghisallo Master Fund LP (8)	100,000	—	100,000	—	—	—	—	—
JANUS HENDERSON VENTURE FUND (9)	937,261	—	937,261	—	—	—	—	—
Jordan Monroe (10)	2,137,924	—	2,137,924	—	—	—	—	—
Kane Kane & Co (9)	62,739	—	62,739	—	—	—	—	—
Kurt Workman (4)(11)	4,487,875	—	4,487,875	—	—	—	—	—
Linden Capital L.P. (12)	500,000	—	500,000	—	—	—	—	—
Lior Susan (4)(13)	28,492,332	—	28,492,332	—	—	—	—	—
MAGNETAR CAPITAL MASTER FUND, LTD	50,000	—	50,000	—	—	—	—	—
MAGNETAR CONSTELLATION FUND II, LTD	51,000	—	51,000	—	—	—	—	—
MAGNETAR CONSTELLATION FUND II-PRA LP	147,900	—	147,900	—	—	—	—	—
MAGNETAR CONSTELLATION MASTER FUND, LTD	170,000	—	170,000	—	—	—	—	—
MAGNETAR DISCOVERY MASTER FUND LTD	20,000	—	20,000	—	—	—	—	—
MAGNETAR LAKE CREDIT FUND LLC	26,000	—	26,000	—	—	—	—	—
MAGNETAR LONGHORN FUND LP	20,000	—	20,000	—	—	—	—	—
MAGNETAR SC FUND LTD	39,000	—	39,000	—	—	—	—	—
MAGNETAR STRUCTURED CREDIT FUND, LP	68,000	—	68,000	—	—	—	—	—
MAGNETAR XING HE MASTER FUND LTD	59,000	—	59,000	—	—	—	—	—
MAP 243 SEGREGATED PORTFOLIO, A SEGREGATED PORTFOLIO OF LMA SPC	97,600	—	97,600	—	—	—	—	—
Michael Abbott (4)(14)	1,420,255	—	1,420,255	—	—	—	—	—
Michael Bunn (15)	487,020	—	487,020	—	—	—	—	—
Michael Goss (4)	40,000	—	40,000	—	—	—	—	—
Millais Limited (16)	200,000	—	200,000	—	—	—	—	—
MMF LT, LLC (17)	200,000	—	200,000	—	—	—	—	—
Neuberger Berman Group LLC and certain affiliates (18)	1,000,000	—	1,000,000	—	—	—	—	—
NR 1 SP, A SEGREGATED PORTFOLIO OF NORTH ROCK SPC	219,500	—	219,500	—	—	—	—	—
ORBIMED GENESIS MASTER FUND, L.P. (19)	200,000	—	200,000	—	—	—	—	—
ORBIMED PARTNERS MASTER FUND LIMITED (20)	1,000,000	—	1,000,000	—	—	—	—	—
Pelion Ventures VI, L.P.	4,264,979	—	4,264,979	—	—	—	—	—
Pelion Ventures VI-A, L.P.	291,619	—	291,619	—	—	—	—	—
PURPOSE ALTERNATIVE CREDIT FUND T LLC	8,000	—	8,000	—	—	—	—	—

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
PURPOSE ALTERNATIVE CREDIT FUND LTD	24,000	—	24,000	—	—	—	—	—
Ramez Toubassy (4)	25,000	—	25,000	—	—	—	—	—
Russell Workman	219,942		219,942
Sandbridge Sponsor LLC (4)(21)	5,893,373	3,184,303	5,893,373	3,184,303	—	—	—	—
Scopus Fund Ltd. (22)	14,532	—	14,532	—	—	—	—	—
Scopus Partners II, L.P. (22)	41,069	—	41,069	—	—	—	—	—
Scopus Partners, L.P. (22)	36,953	—	36,953	—	—	—	—	—
Scopus Vista Fund Ltd. (22)	34,153	—	34,153	—	—	—	—	—
Scopus Vista Partners, L.P. (22)	573,293	—	573,293	—	—	—	—	—
Spencer Taylor (23)	236,980	—	236,980	—	—	—	—	—
TOCU XXXIV LLC (4)(24)	3,244,813	1,707,848	3,244,813	1,707,848	—	—	—	—
Tommy Hilfiger (4)	30,000	—	30,000	—	—	—	—	—
Trilogy Equity Partners, LLC (4)(25)	9,005,428	—	9,005,428	—	—	—	—	—
Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio	135,622	—	135,622	—	—	—	—	—
Wasatch Micro Cap Fund	1,500,000	—	1,500,000	—	—	—	—	—
Zack Bomsta (26)	2,017,856	—	2,017,856	—	—	—	—	—
Zane Burke	102,659	—	102,659	—	—	—	—	—

(1)
Gavin Baker is the Managing Partner & CIO of Atreides Management, LP, the investment manager for Atreides Foundation Master Fund LP. The address of Atreides Foundation Master Fund LP is One International Place, Suite 4410, Boston, MA 02110.

(2)	Consists of (i) 175,281 shares of Common Stock and (ii) 330,046 shares of Common Stock issuable upon exercise of options outstanding as of August 16, 2021. Mr. Haueter is employed by the Company.
(3)	Consists of (i) 108,870 shares of Common Stock and (ii) 304,656 shares of Common Stock issuable upon exercise of options outstanding as of August 16, 2021. Mr. Kizer is employed by the Company.
(4)
These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “
Certain Relationships and Related Party Transactions—Registration Rights Agreement
.”

(5)
Eclipse Ventures GP I, LLC, or Eclipse I GP, is the general partner of Eclipse I and may be deemed to have voting and dispositive power over the shares held by Eclipse I. Eclipse Continuity GP I, LLC, or Eclipse Continuity GP, is the general partner of Eclipse Continuity I and may be deemed to have voting and dispositive power over the shares held by Eclipse Continuity I. Lior Susan, who serves as Chair of our Board, is the sole managing member of each of Eclipse I GP and Eclipse Continuity GP and may be deemed to have voting and dispositive power over the shares held by each of Eclipse I and Eclipse Continuity I. The address of each of the individuals and entities listed above is 514 High Street, Suite 4, Palo Alto, California 94301.

(6)	Consists of (i) 203,391 shares of Common Stock and (ii) 562,891 shares of Common Stock issuable upon exercise of options outstanding as of August 16, 2021.
(7)
Consists of (i) 1,452,965 founder shares of Common Stock (of which, 726,483 shares remain subject to certain price-based performance vesting terms), (ii) 1,707,849 Private Placement Warrants (and 1,707,849 shares of Common Stock issuable upon exercise of such Private Placement Warrants and (iii) 84,000 shares of Common Stock pursuant to the terms of a Subscription Agreement, dated as of February 15, 2021, by and between the Company and the Selling Securityholder. The shares were issued to the Selling Securityholder on July 15, 2021 in connection with the closing of the Transactions. GCCU IX LLC and its affiliates (“GCCU”) are ultimately controlled by Pacific Investment Management Company, LLC. The address for GCCU is c/o Pacific Investment Management Company LLC, 650 Newport Center Dr., Newport Beach, CA 92660. The founder shares and Private Placement Warrants are subject to a contractual lock-up for 18 months following the Closing Date, subject to price- and time-based releases, as described under “
Description of Our Securities—Transfer Restrictions
.”

(8)	The address of Ghisallo Master Fund LP is 27 Hospital Road, Georgetown, Grand Cayman, CI KY1-9008.
(9)
Based on information provided to Owlet by the Selling Securityholder. Such shares may be deemed to be beneficially owned by Janus Capital Management LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Fund and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Fund. Under the terms of its management contract with the Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. Each Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the securities. The address for Janus is 151 Detroit Street, Denver, CO 80206.

(10)	Consists of (i) 1,138,004 shares of Common Stock and (ii) 999,920 shares of Common Stock issuable upon exercise of options outstanding as of August 16, 2021. Mr. Monroe is employed by the Company.
(11)
Consists of (i) 2,074,202 shares of Common Stock held of record by Mr. Workman, (ii) 2,074,200 shares of Common Stock held of record by his wife, and (iii) 339,473 shares of Common Stock issuable upon exercise of options outstanding as of August 16, 2021. Mr. Workman is our chief executive officer and a member of our board of directors.

(12)
The securities directly held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The address of Linden Capital L.P. is Victoria Place, 31 Victoria Street, Hamilton HM10, Bermuda.

(13)
Consists of (i) 13,561,716 shares of Common Stock held of record by Eclipse I and (ii) 14,930,616 shares of Common Stock held of record by Eclipse Continuity I. Eclipse Ventures GP I, LLC, or Eclipse I GP, is the general partner of Eclipse I and may be deemed to have voting and dispositive power over the shares held by Eclipse I. Eclipse Continuity GP I, LLC, or Eclipse Continuity GP, is the general partner of Eclipse Continuity I and may be deemed to have voting and dispositive power over the shares held by Eclipse Continuity I. Lior Susan, who serves as Chair of our Board, is the sole managing member of each of Eclipse I GP and Eclipse Continuity GP and may be deemed to have voting and dispositive power over the shares held by each of Eclipse I and Eclipse Continuity I. The address of each of the individuals and entities listed above is 514 High Street, Suite 4, Palo Alto, California 94301.

(14)	Consists of 1,420,255 shares of Common Stock issuable upon exercise of options outstanding as of August 16, 2021. Mr. Abbott is our president and a member of our board of directors.
(15)	Consists of (i) 112,925 shares of Common Stock and (ii) 374,095 shares of Common Stock issuable upon exercise of options outstanding as of August 16, 2021. Mr. Bunn is employed by the Company.
(16)	The address of Millais Limited is c/o Millais USA LLC, 767 5th Ave., 9th Fl., New York, NY 10153.
(17)
Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(18)
Consists of (i) 250,000 shares held by LMA SPC for and on behalf of MAP 204 Segregated Portfolio (“MAP 204”) and (ii) 750,000 shares held by Neuberger Berman Principal Strategies Master Fund L.P. (the “NB PSG Fund”). Neuberger Berman Group LLC (“NBG”) and certain of its affiliates, including Neuberger Berman Investment Advisers LLC, as sub-adviser
of MAP 204 and investment adviser of the NB PSG Fund, have voting power and investment power over the securities being registered for resale. NBG and its affiliates do not, however, have any economic interest in the securities. The address of the holders is c/o Neuberger Berman Investment Advisers LLC, 190 South LaSalle Street, Suite 2300, Chicago, IL 60603.

(19)
Consists of 200,000 shares of Common Stock held of record by OrbiMed Genesis Master Fund, L.P. (“Genesis”). OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of Genesis. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of Genesis GP. By virtue of such relationships, Genesis GP and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by Genesis and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by Genesis. The address of Genesis is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54
th
Floor, New York, NY 10022.

(20)
Consists of 1,000,000 shares of Common Stock held of record by OrbiMed Partners Master Fund Limited (“OPM”). OrbiMed Capital LLC (“OrbiMed Capital”) is the investment advisor to OPM. OrbiMed Capital is a relying advisor of OrbiMed Advisors. OrbiMed Advisors and OrbiMed Capital exercise voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and
W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by OPM. The address of OPM is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54
th
Floor, New York, NY 10022.

(21)
Consists of (i) 2,709,070 shares of Common Stock (of which, 1,354,535 shares remain subject to certain price-based performance vesting terms) and (ii) 3,184,303 Private Placement Warrants (and 3,184,303 shares of Common Stock issuable upon exercise of such Private Placement Warrants). The address for the foregoing entity is 1999 Avenue of the Stars, Suite 2088, Los Angeles, CA 90067. These securities are subject to a contractual lock-up
for 18 months following the Closing Date, subject to price- and time-based releases, as described under “
Description of Our Securities—Transfer Restrictions
.”

(22)
Scopus Asset Management, L.P. is the investment advisor for: Scopus Partners, L.P.; Scopus Partners II, L.P.; Scopus Vista Partners, L.P.; Scopus Fund Ltd.; and Scopus Vista Fund Ltd. Scopus Advisors, LLC is the general partner of Scopus Partners, L.P., Scopus Partners II, L.P. and Scopus Vista Partners, L.P. Scopus Capital, Inc. is the general partner of Scopus Asset Management, L.P. Alexander Mitchell holds 100% of the ownership interest of each of Scopus Capital, Inc. and Scopus Advisors, LLC. The address of each entity and Mr. Mitchell is c/o Scopus Asset Management, L.P., 717 Fifth Ave, 21st FL, New York, NY 10022.

(23)	Consists of (i) 30,797 shares of Common Stock and (ii) 206,183 shares of Common Stock issuable upon exercise of options outstanding as of August 16, 2021. Mr. Taylor is employed by the Company.
(24)
Consists of (i) 1,452,965 founder shares of Common Stock (of which, 726,482 shares remain subject to certain price-based performance vesting terms), (ii) 1,707,848 Private Placement Warrants (and 1,707,848 shares of Common Stock issuable upon exercise of such Private Placement Warrants and (iii) 84,000 shares of Common Stock pursuant to the terms of a Subscription Agreement, dated as of February 15, 2021, by and between the Company and the Selling Securityholder. The shares were issued to the Selling Securityholder on July 15, 2021 in connection with the closing of the Transactions. TOCU XXXIV LLC and its affiliates (“TOCU”) are ultimately controlled by Pacific Investment Management Company, LLC. The address for TOCU is c/o Pacific Investment Management Company LLC, 650 Newport Center Dr., Newport Beach, CA 92660. The founder shares and Private Placement Warrants are subject to a contractual lock-up for 18 months following the Closing Date, subject to price- and time-based releases, as described under “
Description of Our Securities—Transfer Restrictions
.”

(25)	Consists of 9,005,428 shares of Common Stock held of record by Trilogy Equity Partners, LLC. The address for the foregoing entity is 155 108th Ave NE, Suite 400, Bellevue, WA 98004.
(26)	Consists of (i) 1,042,783 shares of Common Stock and (ii) 975,073 shares of Common Stock issuable upon exercise of options outstanding as of August 16, 2021. Mr. Bomsta is employed by the Company.

DESCRIPTION OF OUR SECURITIES
The following description summarizes some of the terms of our certificate of incorporation and bylaws and the DGCL, as well as the terms of our Warrants. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws and warrant agreement, dated as of September 14, 2020, with Continental Stock Transfer & Trust Company, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL
General
Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, no shares of preferred stock are issued or outstanding. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Holders of shares of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Common Stock do not have cumulative voting rights in the election of directors.
Upon our liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of Common Stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of shares of Common Stock upon such dissolution, liquidation or winding up, pro rata on a per share basis. Holders of our Common Stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption provisions or sinking fund provisions applicable to the Common Stock. All shares of our Common Stock that are outstanding are fully paid and non-assessable.
The rights, powers, preferences and privileges of holders of the Common Stock are subject to those of the holders of any shares of our preferred stock that the Board may authorize and issue in the future.
Preferred Stock
Under the terms of the certificate of incorporation, our Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL.
The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock.
Dividends
Declaration and payment of any dividend is subject to the discretion of our Board. The time and amount of dividends will be dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our Board may regard as relevant.

We currently intend to retain all available funds and any future earnings to fund the development and growth of the business, and therefore we do not anticipate declaring or paying any cash dividends on Common Stock in the foreseeable future.
Election of Directors and Vacancies
Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances and the terms and conditions of the Stockholders Agreement and the Business Combination Agreement, the number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. The Board is divided into three classes, designated Class I, II and III, with Class I consisting of two directors and first up for re-election
in 2022, Class II consisting of three directors and first up for re-election
in 2023, and Class III consisting of three directors and first up for re-election
in 2024. Each class of directors will be elected by our stockholders every three years. The Stockholders Agreement also provides that, for so long as Eclipse holds at least 10.0% of the outstanding Common Stock, we will include the nominee selected by Eclipse as a director nominee in our proxy statement for our annual meeting each time directors from the class to which such nominee is assigned are up for election.
Under the bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the Board.
Except as the DGCL or the Stockholders Agreement may otherwise require and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.
Subject to the Stockholders Agreement and the rights, if any, of any series of preferred stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of at least two-thirds
of our outstanding voting stock then entitled to vote at an election of directors. Subject to the terms and conditions of the Stockholders Agreement, in case the Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by us, subject, nevertheless, to the provisions of the DGCL, our certificate of incorporation and to any bylaws adopted and in effect from time to time; provided, however, that no bylaws so adopted will invalidate any prior act of the directors which would have been valid if such bylaws had not been adopted.
Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the preferred stock.
For more information on the Stockholders Agreement, see “
Certain Relationships and Related Party Transactions—Stockholders Agreement.
”
Quorum
The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by our certificate of incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Anti-takeover Effects of Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.
Classified Board of Directors
As indicated above, our certificate of incorporation provides that the Board is divided into three classes of directors, with each class of directors being elected by our stockholders every three years. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NYSE, which would apply if and so long as the Common Stock (or Warrants) remains listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Owlet by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of our stockholders, for any purpose or purposes, may be called only by or at the direction of (i) a majority of the Board, (ii) the chairperson of the Board, (iii) the Chief Executive Officer or (iv) the President. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than 10 or more than 60 days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.
In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if such actions are favored by the holders of a majority of our outstanding voting securities.
Amendment to Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
Our certificate of incorporation provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 and 2/3% in voting power of all the then outstanding shares of Common Stock entitled to vote thereon as a class:

•	the provisions regarding Owlet’s preferred stock;

•	the provisions regarding the size, classification, appointment, removal and authority of the Board;

•	the provisions prohibiting stockholder actions without a meeting;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding the selection of certain forums for certain specified legal proceedings between Owlet and its stockholders; and

•	the provisions regarding the limited liability of directors of Owlet.
Our bylaws may be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board) or (B) without the approval of the Board, by the affirmative vote of the holders of 66 and 2/3% of the outstanding voting stock of Owlet entitled to vote generally in an election of directors, voting together as a single class.
Delaware Anti-Takeover Statute
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

1)	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;

2)
the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

3)
the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Since we have not opted out of Section 203 of the DGCL, it applies to Owlet. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Owlet for a three-year period. This provision may encourage companies interested in acquiring Owlet to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Limitations on Liability and Indemnification of Officers and Directors
Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of Owlet. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 30 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Exclusive Jurisdiction of Certain Actions
Our bylaws require, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that derivative actions brought on our behalf, actions against any director, officer or stockholder of Owlet for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, and actions asserting a claim against us governed by the internal affairs doctrine may be brought only in the Court of Chancery of the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to the personal jurisdiction of the state and federal courts in the State of Delaware and service of process on such stockholder’s counsel. Although we believe this provision benefits Owlet by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our bylaws require that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act and, if brought in a court other than the federal district courts of the United States of America, the stockholder bringing the suit will be deemed to have consented to the personal jurisdiction of the federal district courts of the United States of America and service of process on such stockholder’s counsel. However, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder.

The foregoing provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Transfer and Vesting Restrictions
Our bylaws provide that Old Owlet’s stockholders are subject to certain restrictions on transfer with respect to the shares of Common Stock issued to them as part of the merger consideration (the
“Lock-Up
Shares”). Such restrictions began at Closing and end on the date that is the earlier of (A) 18 months after the Closing and (B) (i) for one-third
(1/3) of the
Lock-Up
Shares if the closing price of the Common Stock equals or exceeds $12.50 per share for any 20 trading days within any
30-trading
day period commencing at least 240 days following the Closing and (ii) for an additional one-third
(1/3) of the
Lock-up
Shares if the closing price of the Common Stock equals or exceeds $15.00 per share for any 20 trading days within any
30-trading
day period commencing at least 240 days following the Closing.
Pursuant to the Sponsor Letter Agreement, the founder shares and Private Placement Warrants that were beneficially owned by the Sponsor at Closing are subject to certain restrictions on transfer with respect to such founder shares and Private Placement Warrants owned prior to the Business Combination. Such restrictions began at Closing and end on the date that is the earlier of (A) 18 months after the Closing and (B) (i) for one-third
(1/3) of the founder shares and
one-third
(1/3) of the Private Placement Warrants if the closing price of the Common Stock equals or exceeds $12.50 per share for any 20 trading days within any
30-trading
day period commencing at least 240 days following the Closing and (ii) for an additional one-third
(1/3) of the founder shares and
one-third
(1/3) of the Private Placement Warrants if the closing price of the Common Stock equals or exceeds $15.00 per share for any 20 trading days within any
30-trading
day period commencing at least 240 days following the Closing. Additionally, 50% of the founder shares that were beneficially owned by the Sponsor at Closing are subject to the following performance vesting terms: (1) 25% of the founder shares will vest at such time as a $12.50 stock price level is achieved and (2) the remaining 25% of the founder shares will vest at such time as a $15.00 stock price level is achieved, in each case, on or before the fifth anniversary of the Closing. Any founder shares subject to vesting that do not vest in accordance with these terms will be forfeited. For more information on the Sponsor Letter Agreement, see “
Certain Relationships and Related Party Transactions—Sponsor Letter Agreement
.”
Redeemable Warrants
Public Stockholders’ Warrants
Each whole Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our Business Combination, provided that we have an effective registration statement under the Securities Act covering the Common Stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means only a whole Warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units, and only whole Warrants will trade. The Warrants will expire on July 15, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Warrant will be exercisable and we will not be obligated to issue a share of Common Stock upon exercise of a Warrant unless the share of Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.
We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants, and to use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Common Stock until the Warrants expire or are redeemed, as specified in the warrant agreement; provided that if the shares of Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement. If a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants is not effective by the 60th day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the Warrants become exercisable, we may call the Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrant holder.

If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The last of the redemption criterion discussed above was established to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Once the Warrants become exercisable, we may redeem the outstanding Warrants:

•	in whole and not in part;

•
at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our shares of Common Stock, except as otherwise described below;

•
if, and only if, the closing price of the shares of Common Stock equals or exceeds $10.00 per public share (as adjusted for share subdivisions, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day before we send the notice of redemption to the warrant holders; and

•
if the closing price of the shares of Common Stock equals or exceeds $18.00 per public share (as adjusted for share subdivisions, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day before we send the notice of redemption to the warrant holders and if, and only if, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above; and

•
if, and only if, there is an effective registration statement covering the issuance of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating thereto available throughout the
30-day
period after written notice of redemption is given.

The numbers in the table below represent the number of shares of Common Stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the Common Stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per Warrant), determined based on volume weighted average price of the shares of Common Stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares of Common Stock issuable upon exercise of a Warrant is adjusted as set forth below in the first three paragraphs discussing anti-dilution adjustments. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant.

Redemption Date (period to expiration of Warrants)	Fair Market Value of Common Stock

	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361

42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or
366-day
year, as applicable. For example, if the volume weighted average price of the Common Stock as reported during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 shares of Common Stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the Common Stock as reported during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 shares of Common Stock for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Common Stock per whole Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Common Stock.
This redemption feature differs from the typical warrant redemption features used in many other current or former special purpose acquisition companies, which typically only provide for a redemption of warrants for cash (other than the Private Placement Warrants) when the trading price for the shares of Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the shares of Common Stock are trading at or above $10.00 per public share, which may be at a time when the trading price of our shares of Common Stock is below the exercise price of the Warrants. This redemption feature has been established to provide us with the flexibility to redeem the Warrants without the

Warrants having to reach the $18.00 per share threshold set forth above. Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares of Common Stock for their Warrants based on an option pricing model with a fixed volatility input. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Warrants if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the Warrants when the shares of Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Warrants when the shares of Common Stock are trading at a price below the exercise price of the Warrants, this could result in the warrant holders receiving fewer shares of Common Stock than they would have received if they had chosen to wait to exercise their Warrants for shares of Common Stock if and when such shares were trading at a price higher than the exercise price of $11.50.
No fractional shares of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder. If, at the time of redemption, the Warrants are exercisable for a security other than the shares of Common Stock pursuant to the warrant agreement, the Warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than the shares of Common Stock, we will use our commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.
If we call the Warrants for redemption when the price per share of Common Stock equals or exceeds $18.00, our management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis” beginning on the third trading day prior to the date on which notice of the redemption is given to the holders of Warrants. In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (y) the fair market value and (B) 0.361 per whole Warrant. The “fair market value” will mean the average closing price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. If we call our Warrants for redemption and our management team does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Warrants on a cashless basis, as described in more detail below.
A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as the holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments
. If the number of outstanding shares of Common Stock is increased by a capitalization or share dividend payable in shares of Common Stock, or by a split-up
of common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up
or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) and (ii) one minus the quotient of (x) the price per shares of Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of shares of Common Stock on account of such shares (or other securities into which the Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends (initially defined as up to $0.50 per share in a 365 day period), or (c) to satisfy the redemption rights of the holders of Common Stock in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.
If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of share of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Common Stock in such a transaction is payable in the form of shares of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.
The Warrants are issued in registered form under a warrant agreement with Continental Stock Transfer & Trust Company, as warrant agent. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the Warrants and the warrant agreement set forth in Sandbridge’s prospectus for its initial public offering, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.
The warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock.
Pursuant to the terms of the warrant agreement, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. The Private Placement Warrants (including the shares of Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination, except pursuant to limited exceptions to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants, and they will not be redeemable by us, except as described above when the price per share of Common Stock equals or exceeds $10.00, so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. Any amendment to the terms of the Private Placement Warrants or any provision of the warrant agreement with respect to the Private Placement Warrants will require a vote of holders of at least 50% of the number of the then outstanding Private Placement Warrants.
Except as described above regarding redemption procedures and cashless exercise in respect of the Public Warrants, if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the holders of Warrants.
Transfer Agent and Warrant Agent
The transfer agent for Common Stock and warrant agent for the Public Warrants and Private Placement Warrants is Continental Stock Transfer & Trust Company.

Trading Symbol and Market
Our Common Stock is listed on NYSE under the symbol “OWLT,” and our Warrants are listed on NYSE under the symbol “OWLT WS.”

PLAN OF DISTRIBUTION
We are registering (i) the resale of 58,883,010 shares of Common Stock issued in connection with the Merger, (ii) the resale of 12,968,000 shares of Common Stock issued in the PIPE Investment, (iii) the issuance by us and resale of 5,512,592 shares of Common Stock reserved for issuance upon the exercise of options to purchase shares of Common Stock, (iv) the resale of 6,600,000 Warrants and (v) the issuance by us of up to 18,100,000 shares of Common Stock that are issuable upon the exercise of the Warrants. The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their shares of Common Stock or Warrants. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock and Warrants covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, NYSE listing fees and fees and expenses of our counsel and our accountants.
The shares of Common Stock and Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock and Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•
through trading plans entered into by a Selling Securityholder pursuant to
Rule 10b5-1
under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.
In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
A Selling Securityholder that is an entity may elect to make an in-kind
distribution of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date by surrendering, at the office of the Warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
A holder of options to acquire Common Stock may exercise such options in accordance with the applicable option award on or before the expiration date of such option.
Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to pay all expenses in connection with this offering, other than underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses. The Selling Securityholders will pay any underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses relating to the offering.

LEGAL MATTERS
The validity of the shares of Common Stock and Warrants offered hereby will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California.

EXPERTS
The financial statements of Sandbridge Acquisition Corporation as of December 31, 2020, and for the period from June 23, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.
The financial statements of Owlet Baby Care Inc. as of December 31, 2020 and 2019 and for the years then ended included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Owlet Baby Care Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form
S-1
under the Securities Act with respect to the shares of Common Stock and Warrants offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock and Warrants offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is
www.sec.gov
.

Owlet Baby Care Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(unaudited)

Assets	June 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$12,218	$17,009
Accounts receivable, net of allowance for doubtful accounts of $622 and $201	17,394	10,525
Inventory	11,051	7,912
Capitalized transaction costs	4,019	522
Prepaid expenses and other current assets	1,327	1,646

Total current assets	$46,009	$37,614
Property and equipment, net	1,823	1,718
Intangible assets, net	609	605
Internally developed software	204	—
Other assets	183	181

Total assets	$48,828	$40,118

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$19,434	$16,379
Accrued and other expenses	12,449	10,592
Deferred revenues	1,663	1,643
Line of credit	16,287	9,700
Current portion of related party convertible notes payable	7,104	6,934
Current portion of long-term debt	4,000	2,024

Total current liabilities	$60,937	$47,272
Deferred rent, net of current portion	280	322
Long-term deferred revenues, net of current portion	168	159
Long-term debt, net	10,991	10,180
Preferred stock warrant liability	8,571	2,993
Other long-term liabilities	13	13

Total liabilities	$80,960	$60,939
Commitments and contingencies (Note 6)
Redeemable convertible Series A and Series A-1 preferred stock, $0.0001 par value, 23,030,285 shares authorized; 22,596,929 shares issued and outstanding (liquidation preference of $9,702 and $14,245 for Series A and Series A-1, respectively)	23,652	23,652
Redeemable convertible Series B and Series B-1 preferred stock, $0.0001 par value, 7,507,073 shares authorized; 7,507,071 shares issued and outstanding (liquidation preference of $19,000 and $3,745 for Series B and Series B-1, respectively)	23,536	23,536
Stockholders’ deficit:
Common stock, $0.0001 par value, 52,000,000 shares authorized; 10,982,416 and 10,772,774 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.	1	1
Additional paid-in capital	5,589	3,708
Accumulated deficit	(84,910)	(71,718)

Total stockholders’ deficit	(79,320)	(68,009)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$48,828	$40,118

See accompanying notes to these unaudited condensed consolidated financial statements.

Owlet Baby Care Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$24,938	$18,365	$46,849	$33,236
Cost of revenues	11,420	9,521	20,648	17,352

Gross profit	$13,518	$8,844	$26,201	$15,884

Operating expenses:
General and administrative	7,285	2,748	13,266	5,420
Sales and marketing	7,568	4,248	13,687	8,060
Research and development	4,518	2,471	7,949	4,904

Total operating expenses	$19,371	$9,467	$34,902	$18,384

Operating loss	$(5,853)	$(623)	$(8,701)	$(2,500)

Other income (expense):
Gain on loan forgiveness	2,098	—	2,098	—
Interest expense, net	(484)	(344)	(901)	(633)
Preferred stock mark to market adjustment	(970)	8	(5,578)	8
Loss on extinguishment of debt	(182)	(172)	(182)	(172)
Other income, net	58	37	79	75

Total other income (expense), net	$520	$(471)	$(4,484)	$(722)

Loss before income tax provision	(5,333)	(1,094)	(13,185)	(3,222)
Income tax provision	(2)	—	(7)	—

Net loss	$(5,335)	$(1,094)	$(13,192)	$(3,222)

Net loss per share attributable to common stockholders, basic and diluted	$(0.49)	$(0.10)	$(1.21)	$(0.30)

Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	10,973,713	10,699,022	10,901,698	10,656,154

See accompanying notes to these unaudited condensed consolidated financial statements.

Owlet Baby Care Inc.
Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(In thousands, except share amounts)
(unaudited)

	Preferred Stock Series A		Preferred Stock Series A-1		Preferred Stock Series B		Preferred Stock Series B-1		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of December 31, 2019	12,740,004	$9,569	9,856,925	$14,083	6,022,954	$18,854	1,484,117	$4,682	10,569,235	$1	$2,294	$(61,197)	$(58,902)
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	117,594	—	50	—	50
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	181	—	181
Net loss	—	—	—	—	—	—	—	—	—	—	—	(2,128)	(2,128)

Balance as of March 31, 2020	12,740,004	$9,569	9,856,925	$14,083	6,022,954	$18,854	1,484,117	$4,682	10,686,829	$1	$2,525	$(63,325)	$(60,799)

Issuance of common stock warrants in connection with debt amendment and new debt issuance	—	—	—	—	—	—	—	—	—	—	226	—	226
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	14,937	—	19	—	19
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	273	—	273
Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,094)	(1,094)

Balance as of June 30, 2020	12,740,004	$9,569	9,856,925	$14,083	6,022,954	$18,854	1,484,117	$4,682	10,701,766	$1	3,043	(64,419)	(61,375)

Balance as of December 31, 2020	12,740,004	$9,569	9,856,925	$14,083	6,022,954	$18,854	1,484,117	$4,682	10,772,774	$1	$3,708	$(71,718)	$(68,009)
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	178,956	—	244	—	244
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	828	—	828
Net loss	—	—	—	—	—	—	—	—	—	—	—	(7,857)	(7,857)

Balance as of March 31, 2021	12,740,004	$9,569	9,856,925	$14,083	6,022,954	$18,854	1,484,117	$4,682	10,951,730	$1	$4,780	$(79,575)	$(74,794)

Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	30,686	—	24	—	24
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	785	—	785
Net loss	—	—	—	—	—	—	—	—	—	—	—	(5,335)	(5,335)

Balance as of June 30, 2021	12,740,004	$9,569	9,856,925	$14,083	6,022,954	$18,854	1,484,117	$4,682	10,982,416	$1	$5,589	$(84,910)	$(79,320)

See accompanying notes to these unaudited condensed consolidated financial statements.

Owlet Baby Care Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(13,192)	$(3,222)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	509	362
Amortization of debt issuance costs	—	18
Amortization of debt discount	19	75
Non-cash gain on forgiveness of debt	(2,098)	—
Non-cash loss on extinguishment of debt	173	—
Loss (gain) on disposal of intangibles	7	(11)
Stock-based compensation	1,613	454
Write-down of inventory to net realizable value	74	—
Provision for losses (recoveries) on accounts receivable	420	(25)
Change in fair value of preferred stock warrant liability	5,578	(8)
Changes in operating assets and liabilities:
Accounts receivable	(7,289)	(1,712)
Prepaid expenses and other assets	(3,181)	217
Inventory	(3,213)	1,685
Accounts payable	2,935	2,036
Accrued and other expenses	1,881	1,530
Deferred related party convertible notes payable interest	170	171
Deferred revenues	29	306
Deferred rent	(43)	(18)

Net cash (used in) provided by operating activities	(15,608)	1,858

Cash flows from investing activities
Purchase of property and equipment	(475)	(411)
Purchase of intangible assets	(46)	(8)
Internally developed software	(188)	—

Net cash used in investing activities	(709)	(419)

Cash flows from financing activities
Proceeds from line of credit	8,182	9,917
Payments on line of credit	(1,595)	(11,021)
Proceeds from issuance of long-term debt	5,000	1,000
Payments on financed insurance premium	(320)	(110)
Payments for extinguishment of debt	(9)	—
Proceeds from Paycheck Protection Program loan	—	2,075
Proceeds from exercise of common stock options	268	69

Net cash provided by financing activities	11,526	1,930

Net change in cash and cash equivalents	(4,791)	3,369
Cash and cash equivalents at beginning of period	17,009	11,736

Cash and cash equivalents at end of period	$12,218	$15,105

Supplemental disclosure of cash flow information:
Cash paid for interest	$330	$223
Supplemental disclosure of non-cash financing activities:
Issuance of common stock warrants in connection with debt amendment and new debt issuance	—	$226
Unpaid purchases of property and equipment	$68	$432
Unpaid purchases of intangibles	$52	$25
See accompanying notes to these unaudited condensed consolidated financial statements.

Owlet Baby Care Inc.
Notes to Condensed Consolidated Financial Statements
(In thousands, except share and per share amounts)
(unaudited)
1.     Description of Organization and Summary of Significant Accounting Policies
Organization
Owlet Baby Care Inc. (the “Company”) was incorporated on February 24, 2014 as a Delaware corporation. The Company’s ecosystem of digital parenting solutions, including its connected anchor product, the Owlet Smart Sock, is helping to transform modern parenting by providing parents data to track the sleep patterns, oxygen levels, and heart rates of their children. Its solutions are designed to provide actionable insights aimed at improving children’s sleep and parents’ confidence and comfort.
Basis of Presentation and Principles of Consolidation
The accompanying unaudited condensed consolidated financial statements of the Company and its subsidiary have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) regarding interim financial reporting. All intercompany transactions and balances have been eliminated in consolidation. All dollar amounts, except per share amounts, in the notes are presented in thousands, unless otherwise specified. The condensed consolidated balance sheet as of December 31, 2020, included herein, was derived from the audited consolidated financial statements as of that date, but does not include all disclosures including certain notes required by U.S. GAAP on an annual reporting basis. Certain information and note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Therefore, these unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes included in the registration statement on Form
S-4
filed by Sandbridge Acquisition Corporation (“SBG”) on June 15, 2021. However, the Company believes that the disclosures provided herein are adequate to prevent the information presented from being misleading.
In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all normal recurring adjustments necessary for the fair statement of the Company’s financial position, results of operations, cash flows and the changes in equity for the interim periods presented. The results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for any subsequent quarter, the fiscal year ending December 31, 2021, or any other period.
Business Combination
On February 15, 2021, the Company entered into a Business Combination Agreement (“Business Combination”) with SBG and Project Olympus Merger Sub, Inc. (“Merger Sub”), whereby Merger Sub will merge with and into Owlet, with Owlet surviving the Merger. Owlet will become a wholly owned subsidiary of SBG and SBG will immediately be renamed “Owlet, Inc.”
On July 14, 2021 SBG held the Special Meeting of stockholders (the “Special Meeting”), at which the SBG stockholders considered and adopted, among other matters, a proposal to approve the Business Combination together with the other transactions contemplated by the Business Combination Agreement.
On July 15, 2021, the parties consummated the Business Combination. In connection with the Closing, SBG changed its name from Sandbridge Acquisition Corporation to Owlet, Inc. The Business Combination has been accounted for as a reverse recapitalization. See Note 11 for further information.
Liquidity
Since inception, the Company has experienced recurring losses from operations and generated negative cash flows from operations. The Company has an accumulated deficit as of June 30, 2021 of $84,910 and expects to incur additional losses from operations in the future. On July 15, 2021, the Company completed the Business Combination and received approximately $135,000 in combined net proceeds from the Business Combination and the private investments (“PIPE Investment”). The Company estimates the available cash as of June 30, 2021, together with the proceeds received from the Business Combination and PIPE Investment, will be sufficient to meet its projected operating requirements for at least the next twelve months. Therefore, based on management’s updated evaluation of the Company’s ability to continue as a going concern, management has concluded the factors that previously raised substantial doubt about the Company’s ability to continue as a going concern no longer exist as of the issuance date of these unaudited condensed consolidated financial statements.
Use of Estimates
The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Key management estimates include those related to revenue recognition (including sales incentives, product returns and implied post contract support and service), allowances for doubtful accounts, write-downs for obsolete or slow-moving inventory, useful lives for property and equipment, impairment assessments for long-lived tangible and intangible assets, warranty obligations, valuation allowances for net deferred income tax assets, and valuation of warrants and stock-based compensation.
Fair Value Measurements
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.
The Company utilizes a valuation hierarchy for disclosure of the inputs to the valuations used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities,

•
Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument,

•
Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

The carrying value of the Company’s accounts receivable, accounts payable, and accrued expenses approximate their fair value due to the short period of time to maturity or repayment. The Company has concluded that the preferred stock warrants issued meet the definition of a liability under ASC 480,
Distinguishing Liabilities from Equity,
and has classified the liability as a Level 3 fair value measurement.

	June 30, 2021
	Level 1	Level 2	Level 3	Balance
Assets:
Money market funds	$12,040	$—	$—	$12,040

Total assets	$12,040	$—	$—	$12,040

Liabilities:
Preferred stock warrant liability	$—	$—	$8,571	$8,571

Total liabilities	$—	$—	$8,571	$8,571

	December 31, 2020
	Level 1	Level 2	Level 3	Balance
Assets:
Money market funds	$16,954	$—	$—	$16,954

Total assets	$16,954	$—	$—	$16,954

Liabilities:
Preferred stock warrant liability	$—	$—	$2,993	$2,993

Total liabilities	$—	$—	$2,993	$2,993

Money market funds are included within Level 1 of the fair value hierarchy because they are valued using quoted market prices.
The Company presented the fair value measurement of the preferred stock warrant liability as a Level 3 measurement, relying on unobservable inputs reflecting the Company’s own assumptions. Level 3 measurements, which are not based on quoted prices in active markets, introduce a higher degree of subjectivity and may be more sensitive to fluctuations in stock price, volatility rates, and U.S. Treasury Bond rates and could have a material impact on future fair value measurements.
The Company has
re-measured
the preferred stock warrant liability to its estimated fair value as of June 30, 2021 and December 31, 2020, using the Black-Scholes option pricing model with the following assumptions:

	June 30, 2021	December 31, 2020
Series A preferred stock value per share	$20.48	$7.47
Exercise price of warrants	$0.76	$0.76
Term in years	5.25	5.75
Risk-free interest rate	0.91%	2.97%
Volatility	66.00%	67.00%
Dividend yield	0.00%	0.00%

The following table presents a reconciliation of the Company’s preferred stock warrant liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as of:

June 30, 2021
Preferred Stock Warrant Liability
Balance as of December 31, 2020	$2,993
Change in fair value upon re-measurement (1)	5,578

Balance as of June 30, 2021	$8,571

December 31, 2020
Preferred Stock Warrant Liability
Balance as of December 31, 2019	$1,041
Change in fair value upon re-measurement (2)	1,952

Balance as of December 31, 2020	$2,993

(1)	The related preferred stock mark to market adjustment recorded in other income (expense) was ($970) and ($5,578) for the three and six months ended June 30, 2021, respectively.
(2)	The related preferred stock mark to market adjustment recorded in other income (expense) was $8 for the three and six months ended June 30, 2020.
There were no transfers between Level 1 and Level 2 in the period reported. There were no transfers into or out of Level 3 in the period reported.
Segments
The Company operates as a single operating segment. The Company’s chief operating decision maker, its Chief Executive Officer, manages the Company’s operations on a consolidated basis for purposes of allocating resources, making operating decisions, and evaluating financial performance. Since the Company operates in one operating segment, all required financial segment information can be found in these unaudited interim condensed consolidated financial statements.
Revenue by geographic area is based on the delivery address of the customer and is summarized as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
United States	$23,215	$17,783	$43,746	$31,988
International	1,723	582	3,103	1,248

Total revenues	$24,938	$18,365	$46,849	$33,236

Other than the United States, no individual country exceeded 10% of total revenues for the three and six months ended June 30, 2021 and June 30, 2020.
The Company’s long-lived assets are composed of property and equipment, net, and are summarized by geographic area as follows as of (in thousands):

	June 30, 2021	December 31, 2020
United States	$596	$528
Thailand	710	1,104
Mexico	266	—
China	251	86

Total property and equipment, net	$1,823	$1,718

Significant Accounting Policies
Other than policies noted within Recent Accounting Pronouncements below, there have been no significant changes from the significant accounting policies disclosed in Note 1 of the “Notes to Consolidated Financial Statements” included in this prospectus.
Recently Adopted Accounting Pronouncements
In August 2018, the Financial Accounting Standards Board issued Accounting Standard Update (“ASU”)
2018-15,
Intangibles-Goodwill and
Other-Internal-Use
Software
(
Subtopic
350-40
). ASU
2018-15
clarifies the accounting for implementation costs in cloud computing arrangements. The effective date of this update is for fiscal years beginning after December 15, 2020 and interim periods therein. The Company adopted the new guidance as of January 1, 2021. Adoption did not have a material impact on the Company’s unaudited interim condensed consolidated financial statements.
2.    Certain Balance Sheet Accounts
Inventory
Inventory consisted of the following as of:

	June 30, 2021	December 31, 2020
Finished goods	$10,504	$7,331
Raw materials	547	581

Total inventory	$11,051	$7,912

Capitalized Transaction Costs
Capitalized transaction costs were the following as of:

	June 30, 2021	December 31, 2020
Capitalized transaction costs	$4,019	$522
The Company capitalized transaction costs for accounting and legal services related to the Business Combination with Sandbridge.
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following as of:

	June 30, 2021	December 31, 2020
Prepaid hosting	$418	$369
Prepaid expenses	377	163
Right of return asset	199	146
Point of purchase (“POP”) displays	195	376
Prepaid insurance	125	499
Other current assets	13	93

Total prepaid expenses and other current assets	$1,327	$1,646

Property and Equipment, net
Property and equipment consisted of the following as of:

	June 30, 2021	December 31, 2020
Tooling and manufacturing equipment	$1,817	$1,731
Furniture and fixtures	569	569
Computer equipment	406	214
Construction in progress	265	—
Software	213	213
Leasehold improvements	9	9

Total property and equipment	3,279	2,736
Less accumulated depreciation and amortization	(1,456)	(1,018)

Property and equipment, net	$1,823	$1,718

Depreciation and amortization expense on property and equipment was $223 and $174 for the three months ended June 30, 2021 and 2020, respectively. For the three months ended June 30, 2021 and 2020, the Company allocated $147 and $93, respectively, of depreciation and amortization expense related to tooling and manufacturing equipment and software to cost of revenues.
Depreciation and amortization expense on property and equipment was $438 and $317 for the six months ended June 30, 2021 and 2020, respectively. For the six months ended June 30, 2021 and 2020, the Company allocated $297 and $156, respectively, of depreciation and amortization expense related to tooling and manufacturing equipment and software to cost of revenues.
Intangible Assets
Intangible assets consisted of the following as of:

	June 30, 2021
	Gross	Accumulated Amortization	Net
Patents and trademarks	$585	$(140)	$445
Film production costs	278	(114)	164

Total intangible assets	$863	$(254)	$609

	December 31, 2020
	Gross	Accumulated Amortization	Net
Patents and trademarks	$511	$(119)	$392
Film production costs	278	(65)	213

Total intangible assets	$789	$(184)	$605

Amortization expense resulting from intangible assets was $36 and $25 for the three months ended June 30, 2021 and 2020, respectively. For the three months ended June 30, 2021 and 2020, the Company allocated $25 and $9, respectively, of amortization expense related to film production costs to cost of revenues.
Amortization expense resulting from intangible assets was $71 and $45 for the six months ended June 30, 2021 and 2020, respectively. For the six months ended June 30, 2021 and 2020, the Company allocated $50 and $23, respectively, of amortization expense related to film production costs to cost of revenues.

The future aggregate amounts of amortization expense to be recognized related to finite-lived intangible assets as of June 30, 2021 is as follows for the:

Years Ending December 31:	Amount
Remainder of 2021	$75
2022	152
2023	46
2024	44
2025	43
Thereafter	103

$463

As of June 30, 2021, the Company has $146 of legal costs associated with pending patents and trademarks.
Internally Developed Software
Internally developed software was the following as of:

	June 30, 2021	December 31, 2020
Internally developed software	$204	$—
As of June 30, 2021, the Company’s internally developed software is still in the development phase. As such, the Company has not recognized any amortization for the three and six months ended June 30, 2021.
Accrued and Other Expenses
Accrued and other expenses consisted of the following as of:

	June 30, 2021	December 31, 2020
Accrued and other expenses:
Accrued sales returns	$2,838	$2,844
Discounts and allowances	2,242	1,747
Payroll liabilities	1,909	1,768
Sales tax payable	1,824	1,886
Accrued warranty	992	924
Other accrued expenses	2,644	1,423

Total accrued expenses	$12,449	$10,592

Changes in accrued warranty were as follows:

	For the Three Months Ended June 30,
	2021	2020
Accrued warranty, beginning of period	$922	$798
Provision for warranties issued during the period	262	349
Settlements of warranty claims during the period	(192)	(255)

Accrued warranty, end of period	$992	$892

	For the Six Months Ended June 30,
	2021	2020
Accrued warranty, beginning of period	$924	$378
Provision for warranties issued during the period	504	1,093
Settlements of warranty claims during the period	(436)	(579)

Accrued warranty, end of period	$992	$892

3.	Deferred Revenues
Deferred revenues relate to performance obligations for which payments are received from customers prior to the satisfaction of the Company’s obligations to its customers. Deferred revenues primarily consist of amounts allocated to the mobile application, unspecified upgrade rights, and content, and are recognized over the service period of the performance obligations, which range from 5 to 27 months.
Changes in the total deferred revenues balance were as follows:

	For the Three Months Ended June 30,
	2021	2020
Beginning balance	$1,725	$958
Deferral of revenues	1,199	661
Recognition of deferred revenues	(1,093)	(468)

Ending balance	$1,831	$1,151

	For the Six Months Ended June 30,
	2021	2020
Beginning balance	$1,802	$845
Deferral of revenues	2,017	1,177
Recognition of deferred revenues	(1,988)	(871)

Ending balance	$1,831	$1,151

4.	Debt
The following is a summary of the Company’s long-term indebtedness as of:

	June 30, 2021	December 31, 2020
Term note payable to SVB, maturing on April 1, 2024	$15,000	$10,000
Financed insurance premium	—	320
Small Business Administration Paycheck Protection Program note payable, maturing on April 22, 2022	—	2,075

Total debt	15,000	12,395
Less current portion	(4,000)	(2,024)
Less debt discount	—	(187)
Less debt issuance costs	(9)	(4)

Total long-term debt, net	$10,991	$10,180

Term Note
On April 22, 2020, the Company amended its term note (the “Term Note”) with Silicon Valley Bank (“SVB”), which allowed the Company to borrow an additional $1,000 at closing, extended the interest-only period through April 30, 2021, and modified the interest rate to be the greater of the bank’s prime rate plus 4.50%, or 7.50%. As a result of this amendment, the Company recorded a loss on extinguishment of debt of $172 in the unaudited condensed consolidated financial statements of operations for the three and six months ended June 30, 2020. The amendment also included a provision to further extend the interest-only period through October 31, 2021 and allow the Company to borrow an additional $2,000 if it achieved a specified gross profit milestone for the year ended December 31, 2020. On September 22, 2020, the Company further amended the Term Note to change the repayment term from 36 consecutive equal monthly payments of principal to 30 consecutive equal monthly payments of principal beginning on November 1, 2021 and modified the interest rate to the greater of the bank’s prime rate plus 3.50%, or 6.50%. The Company achieved its gross profit milestone and borrowed $2,000 in December 2020. The Term Note matures on April 1, 2024 and is cross defaulted with the financial covenants in the original loan and security agreement (“Original LSA”) and the related amended and restated loan and security agreement (“the A&R LSA”). On May 25, 2021, the Company further amended the A&R LSA to, among other things, borrow an additional $5,000 under the Term Note. As a result of this amendment, the Company recorded a loss on extinguishment of debt of $182 in the unaudited condensed consolidated financial statements of operations for the three and six months ended June 30, 2021. The Term Note had an aggregate principal balance of $15,000 and $10,000 as of June 30, 2021 and December 31, 2020, respectively.
The Company believes that the fair value of the Term Note approximates the recorded amount as of June 30, 2021, as the interest rates on the long-term debt are variable and the rates are based on market interest rates (bank’s prime rate) after consideration of default and credit risk (using Level 2 inputs).

Paycheck Protection Program Loan
In April 2020, the Company received proceeds from the Small Business Administration Paycheck Protection Program (‘‘PPP’’) in the amount of $2,075, with SVB as lender for the loan (the ‘‘PPP Loan’’), under the Federal Coronavirus Aid, Relief, and Economic Security Act (the ‘‘CARES Act’’).
Under the terms of the PPP Loan, interest accrued on the outstanding principal at a rate of 1.0% per annum. The term of the PPP Loan was two years, unless payment was required in connection with an event of default under the PPP Loan.
On June 15, 2021, the Company received forgiveness for the PPP Loan for the full amount of $2,075 of principal and $24 in interest. As a result of the PPP Loan being forgiven, the Company recognized a $2,098 gain.
Future Aggregate Maturities
As of June 30, 2021, future aggregate maturities of notes payable were as follows:

Years Ending December 31,
Remainder of 2021	$1,000
2022	6,000
2023	6,000
2024	2,000

Total	$15,000

Line of Credit
As of June 30, 2021, the Company’s line of credit (the “SVB Revolver”) had a borrowing capacity of $17,500 and a maturity date of April 22, 2024. As of June 30, 2021, the SVB Revolver bore interest at an annual rate equal to (i) the greater of the bank’s prime rate plus 0.75% or 5.50% when the streamline period is in effect and (ii) the greater of the bank’s prime rate plus 1.25% or 6.00% at all other times. Each streamline period commences the first day of the month following a written report of the Company’s liquidity and ends the first day after the Company fails to maintain a required cash and cash availability streamline threshold, provided no event of default has occurred and is continuing. If an event of default has occurred and is continuing, SVB may maintain the Company’s streamline status at its discretion. The required cash and cash availability streamline threshold was $8,000 as of June 30, 2021 and $7,000 as of December 31, 2020, and the Company was within a streamline period as of both June 30, 2021 and December 31, 2020. Draws against the line of credit were $16,287 and $9,700 as of June 30, 2021 and December 31, 2020, respectively. The Company was not in compliance with its financial covenant as of December 31, 2020. On March 10, 2021, the Company amended the A&R LSA to waive the existing default and waive any rights and remedies against the Company with respect to the existing default for the 12 months ended December 31, 2020. The amendment also set forth three new financial covenants, including a requirement to maintain cash and cash availability of at least $6,000 as of the last day of each month beginning on March 31, 2021, a requirement to complete a qualifying liquidity event with aggregate new net proceeds of at least $50,000 in cash on or before May 31, 2021 (“Liquidity Event”), and a requirement to agree to terms with SVB on a 2021 EBITDA covenant no later than July 15, 2021. On May 14, 2021 the Company further amended the A&R LSA to, among other things, reduce the minimum cash and cash availability threshold to $5,000 and change the timing of the required Liquidity Event from May 31, 2021 to July 31, 2021. On May 25, 2021, the Company further amended the A&R LSA to, among other things, increase the SVB Revolver borrowing capacity from $12,500 to $17,500, extend the SVB Revolver maturity date from April 22, 2022 to April 22, 2024, increase the required cash and cash availability streamline threshold from $7,000 to $8,000, and change the deadline of the requirement to agree to terms with SVB on a 2021 EBITDA covenant from July 15, 2021 to August 15, 2021. On August 12, 2021, the Company further amended the A&R LSA to change the deadline of the requirement to agree to terms with SVB on a 2021 EBITDA covenant from August 15, 2021 to September 30, 2021. As of June 30, 2021, the Company was in compliance with all applicable debt covenants. Additionally, the Company completed a Liquidity Event on July 15, 2021 upon the consummation of the Business Combination.

5.	Related Party Transactions
Convertible Promissory Notes
As of June 30, 2021 and December 31, 2020 the Company had $6,500 in related party convertible promissory notes outstanding, which were issued during the year ended December 31, 2019. The convertible promissory notes bore interest at 5.00% per annum and all outstanding principal and accrued interest was due on the earlier of the two-year
anniversary of the initial closing date (August 9, 2021) or upon the closing of a change of control, as defined in the convertible note agreements. As of June 30, 2021 and December 31, 2020, the accrued interest on the convertible promissory notes was $608 and $447, respectively, and the unamortized debt issuance costs were $4 and $13, respectively.
Per the convertible note agreements, the convertible promissory notes could not be prepaid without the consent of the majority holders and would automatically convert to shares of our convertible preferred stock at 80% of the convertible preferred stock price per share upon a qualified preferred stock equity financing round of at least $15,000, excluding the conversion value of the notes. The convertible promissory notes were amended in February 2021 to allow the notes to either: (i) automatically convert into shares of our convertible preferred stock immediately prior to the consummation of the Business Combination at a conversion price equal to the price per share applicable to the Company’s most recent equity financing at the conversion date (which was $3.1546 as of the issuance date of these financial statements) and, in turn, convert into shares of the Company’s common stock as part of the Business Combination or (ii) at a holder’s election, trigger the repayment in cash of the outstanding principal and accrued interest at the consummation of the Business Combination. On July 15, 2021, the Company completed the Business Combination. As such, all but one of the convertible notes were converted into shares of the Company’s common stock. The unconverted note had a balance of $2 and was paid in full.
The convertible promissory notes were subordinated to the SVB Revolver and the Term Note (See Notes 8 and 9 in the annual consolidated financial statements).

6.	Commitments and Contingencies
Underwriting Agreements
Certain of the underwriters of the Business Combination, as described in Note 1, were entitled to deferred fees of $7,150 as of June 30, 2021. Subject to the terms of the underwriting agreements, the deferred fees were contingent upon the Company completing the Business Combination, which closed on July 15, 2021. As such, the deferred underwriting commissions of $7,150 were paid to the underwriters upon the closing of the Business Combination.
Purchase Obligation
The Company entered into a services and license agreement for cloud platform services in June 2021. The Company has a purchase obligation of $5,000 to be paid over a
36-month
period beginning in June 2021.
The Company entered into a purchase agreement in August 2021 for components to be used in the manufacturing of a future product. The Company has a purchase obligation of $1,600 to be paid over a
12-month
period beginning in August 2021.
Litigation
The Company is involved in legal proceedings from time to time arising in the normal course of business. Management, after consultation with legal counsel, believes that the outcome of these proceedings will not have a material impact on the Company’s financial position, results of operations, or liquidity.

Operating Leases
The Company leases office space and certain equipment under
non-cancelable
operating leases. As of June 30, 2021, future minimum lease payments under non-cancelable
operating leases with terms of one year or more are as follows:

Years Ending December 31:	Amount
Remainder of 2021	$723
2022	1,541
2023	1,587
2024	953

Total	$4,804

Rental expense under operating leases was approximately $368 and $740 for the three and six months ended June 30, 2021, respectively, and $219 and $447 for the three and six months ended June 30, 2020, respectively.
Indemnification
In the ordinary course of business, the Company enters into agreements that may include indemnification provisions. Pursuant to such agreements, the Company may indemnify, hold harmless, and defend an indemnified party for losses suffered or incurred by the indemnified party. Some of the provisions will limit losses to those arising from third party actions. In some cases, the indemnification will continue after the termination of the agreement. The maximum potential amount of future payments the Company could be required to make under these provisions is not determinable. The Company has never incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. The Company intends to enter into indemnification agreements with its directors and officers that may require the Company to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by Delaware corporate law. The Company currently has directors’ and officers’ insurance coverage that reduces its exposure and enables the Company to recover a portion of any future amounts paid. The Company believes the estimated fair value of these indemnification agreements in excess of applicable insurance coverage is immaterial.
7.    Redeemable Convertible Preferred Stock
As of June 30, 2021 and December 31, 2020, the Company was authorized to issue 30,537,358 shares and had 30,104,000 issued and outstanding shares of redeemable convertible preferred stock issued in various individual series. Share information, liquidation preference, and conversion rates by each series of convertible preferred stock class as of June 30, 2021 and December 31, 2020 were as follows (in thousands, except share and per share amounts):

	Issue Price	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference
Series A	$0.7615	13,173,360	12,740,004	$9,702
Series A-1	$1.4452	9,856,925	9,856,925	14,245
Series B	$3.1546	6,022,956	6,022,954	19,000
Series B-1	$2.5237	1,484,117	1,484,117	3,745

		30,537,358	30,104,000	$46,692

Upon the consummation of the Business Combination, all of these shares were converted into common stock. See Note 11 for further information.
Liquidation
In the event of any liquidation event, either voluntarily or involuntary, the holders of the convertible preferred stock shall be entitled to receive, out of the assets of the Company, the applicable liquidation preference specified for each series of preferred stock then held by them before any payment shall be made or any assets distributed to the holders of common stock. Liquidation preference is $0.7615 for Series A, $1.4452 for Series
A-1,
$3.1546 for Series B and $2.5237 for Series
B-1,
each adjusted for any stock splits, combinations, and reorganizations, plus all declared and unpaid dividends on each such share.
If upon the liquidation event, the assets distributed among the holders of the convertible preferred stock are insufficient to permit the payment to such holders of the full liquidation preference for their shares, then the holders of shares of the Series Preferred stock shall share ratably in any distribution of the assets available for distribution in proportion to their respective amounts, which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid the full preferential amount.
After the payment to the holders of the convertible preferred stock of the full preferential amount specified above, any remaining assets of the Company would be distributed pro rata among the holders of the Common Stock.
Optional Conversion
Each share of convertible preferred stock was convertible at each stockholder’s option, at any time after the date of issuance of such share, into common stock as determined by dividing the original issue price for each series by the applicable conversion price for such series in effect at the date of conversion. The conversion ratio was subject to appropriate adjustments for anti-dilution provisions, including stock splits, stock dividends, subdivisions, combinations, recapitalization events or similar events.
Automatic Conversion
Each share of preferred stock was convertible into common stock at initial conversion rates as shown in the previous table, subject to adjustments based on certain antidilution provisions, including stock splits, stock dividends, subdivision, combinations, recapitalization or similar events, as provided by the Company’s certificate of incorporation. Further, all shares of preferred stock would automatically convert into common stock upon the vote or written consent of the holders of a majority of the shares of preferred stock (including holders of at least 59% of the shares of Series B and
B-1
preferred stock, voting together as a single class) or upon the closing of a firm-commitment underwritten public offering of the Company’s common stock with gross aggregate proceeds to the Company of at least $30,000 and $4.3356 per share of common stock.
Dividends
The holders of shares of Series A, Series
A-1,
Series B, and Series
B-1
convertible preferred stock were entitled to receive dividends of $0.7615, $1.4452, $3.1546, and $2.5237, respectively, per annum on each share of Series A, Series
A-1,
Series B, and Series
B-1
convertible preferred stock. The dividends were payable in cash, out of the assets at the time legally available thereof, when, as and if declared by the Board of Directors, on an equal basis according to the number of shares of convertible preferred stock held by such holders, prior and in preference to the common stock and were non-cumulative.
Down Round Anti-dilution Protection
The Company’s certificate of incorporation provided that if the Company sold common stock at a price that was lower than any of current conversion prices of the convertible preferred stock, then the conversion price would have been reduced to a price based upon a broad-based weighted average formula in the Company’s certificate of incorporation. This feature is frequently referred to as ‘‘down-round protection.’’ The Company determined that this embedded conversion option was more akin to equity and did not record a liability for the instrument as of June 30, 2021 and December 31, 2020.
Redemption
Under certain circumstances, subsequent to the occurrence of a deemed liquidation event as defined in the Company’s certificate of incorporation, a majority of the holders of the then outstanding convertible preferred stock were able to require the Company to redeem their shares at a price per share equal to the liquidation amount, to the extent that sufficient funds were available.
Voting
The holders of the Company’s convertible preferred stock were entitled to the number of votes equal to the number of shares of common stock into which the convertible preferred stock could be converted. The Series A and Series
A-1
preferred stockholders, voting as a single class (on an
as-converted
basis), could elect one member of the Board of

Directors. The Series B and Series
B-1
preferred stockholders, voting as a single class (on an
as-converted
basis), could elect one member of the Board of Directors. The stockholders of a majority of the common stock, voting separately as a class, could elect two members of the Board of Directors. Any remaining directors, of which there were one and five as of December 31, 2020 and June 30, 2021, respectively, were elected by the holders of the common stock and any other class or series of voting stock, as a single class.
Stockholder Rights
The holders of the Company’s convertible preferred stock had protective provisions that require preferred stockholders representing a majority of the then outstanding convertible preferred stock, voting as a single class (on an as-converted
basis), to consent to specific actions including the following: changes in the corporation’s certificate of incorporation or bylaws that would affect, alter or change the preference or rights of the preferred stock, changes in the authorized number of shares, declaration or payment of dividends, repurchase of shares, changes in the size of the Board of Directors, creation of a new class or series of stock, or taking any action that would cause a liquidation event.
Classification of Convertible Preferred Stock
The redemption provisions of the Series A, Series
A-1,
Series B, and Series
B-1
convertible preferred stock were considered contingent redemption provisions that were not solely within the Company’s control. Also, in the event of a deemed liquidation event, the liquidation preference of the Series A, Series
A-1,
Series B, and Series
B-1
convertible preferred stock was considered contingent redemption provisions that were not solely within the Company’s control. Accordingly, the Company’s convertible preferred stock has been presented outside of permanent equity in the mezzanine section of the unaudited condensed consolidated balance sheets.
8.    Stock Options
Stock Options
The Company’s 2014 equity incentive plan, adopted by the Board of Directors on June 30, 2014 (the “Plan”), provides for the grants of equity awards, including incentive stock options, non-statutory
stock options, and restricted stock unit awards. As of June 30, 2021 there were 859,818 shares available for grant under the Plan.
The following table sets forth the outstanding common stock options and related activity for the six months ended June 30, 2021:

	Number of Options	Weighted Average Exercise Prices	Weighted Average Remaining Contractual Terms (years)	Aggregate Intrinsic Values
Balance as of December 31, 2020	4,981,916	$0.92	7.29	$54,135
Granted	846,209	14.63
Exercised	(209,642)	1.29		3,253
Canceled	(311,339)	1.92
Expired	(3,682)	0.24

Balance as of June 30, 2021	5,303,462	$3.03	7.08	$91,103

Options vested and exercisable as of June 30, 2021	3,420,598	$0.92	6.08	$65,981

Stock-based compensation was as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
General and administrative	$349	$51	$747	$99
Sales and marketing	168	132	362	201
Research and development	268	90	504	154

Total stock-based compensation	$785	$273	$1,613	$454

As of June 30, 2021, the Company had $7,947 of unrecognized stock-based compensation costs related to non-vested
awards that will be recognized over a weighted-average period of 3.13 years.
9.    Income Taxes
In order to determine the quarterly provision for income taxes, the Company uses an estimated annual effective tax rate, which is based on expected annual income and statutory tax rates in the various jurisdictions in which the Company operates. To the extent that application of the estimated annual effective tax rate is not representative of the quarterly portion of actual tax expense expected to be recorded for the year, the Company determines the quarterly provision for income taxes based on actual year-to-date
income. Certain significant or unusual items are separately recognized in the quarter during which they occur and can be a source of variability in the effective tax rates from quarter to quarter.
Income tax expense for the three and six months ended June 30, 2021 was $2 and $7, or approximately 0.04% and 0.05% of pre-tax
income, respectively, and for the three and six months ended June 30, 2020 was $0.
Significant judgment is required in determining the Company’s provision for income taxes, recording valuation allowances against deferred tax assets, and evaluating the Company’s uncertain tax positions. In evaluating the ability to realize its deferred tax assets, in full or in part, the Company considers all available positive and negative evidence, including past operating results, forecasted future earnings, and prudent and feasible tax planning strategies. Due to historical net losses incurred and the uncertainty of realizing the deferred tax assets, for all the periods presented, the Company has maintained a domestic valuation allowance against the deferred tax assets that remain after being offset by domestic deferred tax liabilities.
The Company files U.S. and state income tax returns in jurisdictions with various statutes of limitations. The Company’s federal and state tax returns are not currently under examination.
10.    Net Loss Attributable to Common Stockholders
The following table presents the calculation of basic and diluted net loss per share attributable to common stockholders (in thousands, except share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Numerator:
Net loss attributable to common stockholders	$(5,335)	$(1,094)	$(13,192)	$(3,222)
Denominator:
Weighted-average common shares used in computed net loss per share attributable to common stockholders basic and diluted	10,973,713	10,699,022	10,901,698	10,656,154

Net loss per share attributable to common stockholders basic and diluted	$(0.49)	$(0.10)	$(1.21)	$(0.30)

The following outstanding potentially dilutive common stock equivalents have been excluded from the computation of diluted net loss per share attributable to common stockholders due to their anti-dilutive effect:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Convertible notes	2,816,452	2,687,672	2,816,452	2,687,672
Preferred stock	30,104,000	30,104,000	30,104,000	30,104,000
Common stock warrants	459,100	459,100	459,100	459,100
Preferred stock warrants	433,356	433,356	433,356	433,356

Total	33,812,908	33,684,128	33,812,908	33,684,128

In addition to the above securities, the Company’s outstanding stock options shown in Note 8 of the unaudited condensed consolidated financials were excluded from the computation of diluted net loss per share attributable to common stockholders due to their anti-dilutive effect for the three and six months ended June 30, 2021 and June 30, 2020.
11.    Subsequent Events
For its unaudited condensed consolidated financial statements as of and for the three and six months ended June 30, 2021, the Company evaluated subsequent events through August 16 2021, the date the unaudited condensed consolidated financial statements were available for issuance, and has determined that subsequent events requiring additional disclosure in the unaudited condensed consolidated financial statements are disclosed below and throughout the Notes to the unaudited condensed consolidated financial statements.
Business Combination
On July 15, 2021, the Company consummated the Business Combination (“the Closing”). In connection with the Closing, SBG changed its name from Sandbridge Acquisition Corporation to Owlet, Inc (“Owlet”). Holders of 19,758,773 shares of Sandbridge Class A common stock sold in its initial public offering (the “Initial Shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from SBG’s initial public offering, calculated as of two business days prior to the consummation of the Business Combination, which was $10.00 per share, or $197,588 in the aggregate.
As a result of the Business Combination, each share of the Company’s preferred stock and common stock prior to the Business Combination was converted into the right to receive approximately 2.053 shares of Owlet’s common stock, par value $0.0001 per share (“Common Stock”). Additionally, the shares of SBG’s Class B common stock automatically converted to 5,750,000 shares of Common Stock, of which 2,807,500 shares are subject to vesting under certain conditions.
Pursuant to subscription agreements entered into in connection with the Business Combination Agreement (collectively, the “Subscription Agreements”), certain investors purchased an aggregate of 12,968,000 newly-issued shares of Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $129,680. An aggregate of 496,717 vested options to purchase shares of the Company’s common stock, par value $0.0001 per share, at a value of approximately $20.53 per share for an aggregate value of $9,890, net of exercise price, (“Cash Election Consideration”) were tendered by certain of the Company’s option holders for the Cash Election Consideration in connection with the Closing.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of Owlet Baby Care Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Owlet Baby Care Inc. and its subsidiary (the “
Company
”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, of redeemable convertible preferred stock and stockholders’ deficit and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019
,
and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, since inception, the Company has experienced recurring losses from operations and generated negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Change in Accounting Principle
As discussed in Note 1 to the consolidated financial statements, the Company changed the manner in which it accounts for revenues from contracts with customers in 2019.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 30, 2021
We have served as the Company’s auditor since 2020.

Owlet Baby Care Inc.
Consolidated Balance Sheets
(In thousands, except share
and per share amounts)

Assets	As of December 31, 2020	As of December 31, 2019
Current assets:
Cash and cash equivalents	$17,009	$11,736
Accounts receivable, net of allowance for doubtful accounts of $201 and $93	10,525	7,765
Inventory	7,912	4,861
Prepaid expenses and other current assets	2,168	1,247

Total current assets	37,614	25,609
Property and equipment, net	1,718	1,854
Intangible assets, net	605	624
Other assets	181	113

Total assets	$40,118	$28,200

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$16,379	$8,111
Accrued and other expenses	10,592	7,332
Deferred revenues	1,643	737
Line of credit	9,700	8,647
Current portion of related party convertible notes payable	6,934	0
Current portion of long-term debt	2,024	104

Total current liabilities	47,272	24,931
Deferred rent, net of current portion	322	329
Long-term deferred revenues, net of current portion	159	108
Long-term debt, net	10,180	6,915
Related party convertible notes payable, net of current portion	0	6,590
Preferred stock warrant liability	2,993	1,041
Other long-term liabilities	13	0

Total liabilities	60,939	39,914

Commitments and contingencies (Note 11)
Redeemable convertible Series A and Series A-1 preferred stock, $0.0001 par value, 23,030,285 shares authorized; 22,596,929 shares issued and outstanding (liquidation preference of $9,702 and $14,245 for Series A and Series A-1, respectively)	23,652	23,652
Redeemable convertible Series B and Series B-1 preferred stock, $0.0001 par value, 7,507,073 shares authorized; 7,507,071 shares issued and outstanding (liquidation preference of $19,000 and $3,745 for Series B and Series B-1, respectively)	23,536	23,536
Stockholders’ deficit:
Common stock, $0.0001 par value, 52,000,000 shares authorized; 10,772,774 and 10,569,235 shares issued and outstanding, respectively	1	1
Additional paid-in capital	3,708	2,294
Accumulated deficit	(71,718)	(61,197)

Total stockholders’ deficit	(68,009)	(58,902)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$40,118	$28,200

See accompanying notes to consolidated financial statements

Owlet Baby Care Inc.
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Year Ended December 31, 2020	Year Ended December 31, 2019
Revenues	$75,403	$49,801
Cost of revenues	39,526	26,897

Gross profit	35,877	22,904

Operating expenses:
General and administrative	13,140	14,020
Sales and marketing	19,263	15,323
Research and development	10,465	10,611

Total operating expenses	42,868	39,954

Operating loss	(6,991)	(17,050)

Other income (expense):
Interest expense	(1,420)	(973)
Interest income	38	279
Preferred stock mark to market adjustment	(1,952)	(251)
Other income (expense), net	(176)	144

Total other expense, net	(3,510)	(801)

Loss before income tax provision	(10,501)	(17,851)
Income tax provision	(20)	—

Net loss	$(10,521)	$(17,851)

Net loss per share attributable to common stockholders, basic and diluted	$(0.98)	$(1.76)

Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	10,693,984	10,132,242

See accompanying notes to consolidated financial statements

Owlet Baby Care Inc.
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(In thousands, except for share amounts)

	Preferred Stock Series A		Preferred Stock Series A-1		Preferred Stock Series B		Preferred Stock Series B-1		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2018	12,740,004	$9,569	9,856,925	$14,083	6,022,954	$18,854	1,484,117	$4,682	10,353,848	$1	$544	$(42,574)	$(42,029)
Adoption of Topic 606 (Note 1)	—	—	—	—	—	—	—	—	—	—	—	52	52
Issuance of common stock warrants in connection with debt amendment and new debt issuance	—	—	—	—	—	—	—	—	—	—	75	—	75
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	536,411	—	197	—	197
Issuance of common stock upon exercise of warrants	—	—	—	—	—	—	—	—	312,971	—	59	—	59
Settlement of stockholder notes receivable with common stock returned to the Company	—	—	—	—	—	—	—	—	(633,995)	—	824	(824)	—
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	595	—	595
Net loss	—	—	—	—	—	—	—	—	—	—	—	(17,851)	(17,851)

Balance as of December 31, 2019	12,740,004	$9,569	9,856,925	$14,083	6,022,954	$18,854	1,484,117	$4,682	10,569,235	$1	$2,294	$(61,197)	$(58,902)

Issuance of common stock warrants in connection with debt amendment and new debt issuance	—	—	—	—	—	—	—	—	—	—	226	—	226
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	203,539	—	118	—	118
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	1,070	—	1,070
Net loss	—	—	—	—	—	—	—	—	—	—	—	(10,521)	(10,521)

Balance as of December 31, 2020	12,740,004	$9,569	9,856,925	$14,083	6,022,954	$18,854	1,484,117	$4,682	10,772,774	1	$3,708	$(71,718)	$(68,009)

See accompanying notes to consolidated financial statements

Owlet Baby Care Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31, 2020	Year Ended December 31, 2019
Cash flows from operating activities:
Net loss	$(10,521)	$(17,851)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	873	544
Amortization of debt issuance costs	38	16
Amortization of debt discount	104	10
Loss on disposal of property and equipment	48	176
Stock-based compensation	1,070	595
Write-down of inventory to net realizable value	417	50
Provision for losses on accounts receivable	201	59
Change in fair value of preferred stock warrant liability	1,952	251
Changes in operating assets and liabilities:
Accounts receivable	(2,962)	(1,854)
Prepaid expenses and other assets	(989)	26
Inventory	(3,468)	(168)
Accounts payable	8,559	(168)
Accrued and other expenses	3,260	1,995
Deferred related party convertible notes payable interest	325	121
Deferred revenues	957	(124)
Deferred rent	7	261

Net cash used in operating activities	(129)	(16,061)

Cash flows from investing activities:
Purchase of property and equipment	(967)	(1,562)
Purchase of intangible assets	(89)	(397)

Net cash used in investing activities	(1,056)	(1,959)

Cash flows from financing activities:
Proceeds from line of credit	12,316	7,857
Payments on line of credit	(11,267)	(4,207)
Proceeds from issuance of long-term debt	3,000	2,000
Proceeds from issuance of related party convertible notes payable	—	6,500
Proceeds from financed insurance premium	637	256
Payments on financed insurance premium	(420)	(154)
Payments of debt issuance costs	—	(51)
Payments on long-term debt	(1)	(2)
Proceeds from Paycheck Protection Program loan	2,075	—
Proceeds from exercise of common stock options	118	197
Proceeds from exercise of common stock warrants	—	59

Net cash provided by financing activities	6,458	12,455

Net change in cash and cash equivalents	5,273	(5,565)
Cash and cash equivalents at beginning of year	11,736	17,301

Cash and cash equivalents at end of year	$17,009	$11,736

Supplemental disclosure of cash flow information:
Cash paid for interest	$462	$818
Cash paid for income taxes	$14	$0
Supplemental disclosure of non-cash investing activities:
Unpaid purchases of property and equipment	$21	$314
Supplemental disclosure of non-cash financing activities:
Issuance of common stock warrants in connection with debt amendment and new debt issuance (Note 9)	$226	$75
Settlement of stockholder notes receivable with common stock returned to the Company (Note 14)	—	$824
See accompanying notes to consolidated financial statements

Owlet Baby Care Inc.
Notes to Consolidated Financial Statements
(In thousands, except shares and per share amounts)
December 31, 2020

1.	Description of Organization and Summary of Significant Accounting Policies
Organization
Owlet Baby Care Inc. (the “
Company
”) was incorporated on February 24, 2014 as a Delaware corporation. The Company’s ecosystem of digital parenting solutions, including our connected anchor product, the Owlet Smart Sock, is helping to transform modern parenting by providing parents data to track the sleep patterns, oxygen levels, and heart rates of their children. Its solutions are designed to provide actionable insights aimed at improving children’s sleep and parents’ confidence and comfort.
Basis of Presentation and Principles of Consolidation
The consolidated financial statements of the Company and its subsidiary have been prepared in conformity with accounting principles generally accepted in the United States (“
U.S. GAAP
”). All intercompany transactions and balances have been eliminated in consolidation. All dollar amounts in the notes are presented in thousands except for share and per share data or unless otherwise specified. Certain reclassifications were made to the prior year consolidated financial statements to conform to the current year presentation. These reclassifications were made to combine prior year financial statement line items and amounts within the accrued and other expenses, current portion of long-term debt, other income (expense), net line item in the consolidated statements of operations. These reclassifications have no effect on stockholders’ deficit or net loss as previously reported.
Going Concern
Since inception, the Company has experienced recurring losses from operations and generated negative cash flows from operations, which have been funded primarily through raising debt and issuing common and preferred stock. For the years ended December 31, 2020 and December 31, 2019, the Company generated negative cash flows from operations of ($129) and ($16,061) and net losses of ($10,521) and ($17,851), respectively. As of December 31, 2020 and December 31, 2019, the Company had an accumulated deficit of ($71,718) and ($61,197), respectively. The Company will need to finance future operations through generating additional revenues and raising additional debt or equity. There can be no assurance that the Company will be able to obtain additional debt or equity financing on terms acceptable to the Company, if at all, or that the Company will generate sufficient future revenues.
In accordance with Accounting Standards Update
No. 2014-15,
Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic
 205-40)
, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued. The recurring operating losses and negative cash flows from operations since inception, and the fact that management’s plans to obtain additional capital have not yet been completed, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis and accordingly, do not include any adjustments relating to the recoverability and classification of asset carrying amounts, or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.
Impact of
COVID-19
The World Health Organization declared a global health emergency in January 2020 and in March 2020, it declared the spread of
COVID-19
a global pandemic. The
COVID-19
pandemic developed rapidly in 2020 and there was worldwide impact. The impact of
COVID-19
included changes in consumer and business behavior, pandemic fears, market downturns, and restrictions on business and individual activities, and created significant volatility in the global economy that led to reduced economic activity.
As a result of the spread of the
COVID-19
pandemic, economic uncertainties have arisen which have impacted and may continue to impact certain aspects of the Company’s operations and performance. The

Company is not aware of any specific events or circumstances that would require an update to estimates, judgements, the measurement of assets or liabilities, or the recognition of gains or losses. The full extent to which the
COVID-19
pandemic will directly or indirectly impact the Company’s cash flow, business, financial condition, results of operations and prospects will depend on future developments that are uncertain. Accordingly, actual results could materially differ from those estimates given the uncertainty from
COVID-19.
As a result of the
COVID-19
pandemic, management temporarily limited access to the Company’s headquarters and encouraged its employees and contractors to work remotely, where possible, in accordance with local public health recommendations, each of which represented a significant change in how the Company operated its business. In light of the pandemic, management expects to continue to take actions as may be required or recommended by government authorities or as management determines is in the best interest of the Company’s employees.
The Company experienced relatively minor impacts on its inventory availability and delivery capacity since the outbreak, neither of which materially impacted its ability to service its customers. The Company continues to work with its existing manufacturing, logistics and other supply chain partners to build key processes to ensure that its ability to service its customers is not significantly disrupted. Ongoing actions to bolster key aspects of the supply chain to support the Company’s continued growth include geographically diversifying manufacturing operations to ensure adequate manufacturing capacity and to shorten transit times, implementing alternative order fulfillment options to reduce warehousing costs, developing contingency plans for unexpected third-party manufacturing disruptions, and increasing headcount dedicated to managing and optimizing supply chain processes.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Key management estimates include those related to revenue recognition (including sales incentives, product returns and implied post contract support and service), allowances for doubtful accounts, write-downs for obsolete or slow-moving inventory, useful lives for property and equipment, impairment assessments for long-lived tangible and intangible assets, warranty obligations, valuation allowances for net deferred income tax assets, and valuation of warrants and stock-based compensation.
Concentrations of Risk
The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. As of December 31, 2020, the Company had approximately $16,954 of cash that exceeded federally insured limits. To date, the Company has not experienced a loss or lack of access to its invested cash; however, no assurance can be provided that access to the Company’s invested cash and cash equivalents will not be impacted by adverse conditions in the financial markets.
In the normal course of business, the Company provides credit terms to some of its customers and generally requires no collateral. A major customer is considered to be one that comprises more than 10% of the Company’s accounts receivable or annual revenues. The Company’s major customers are as follows:

	Percentage of Revenue in 2020	Percentage of Accounts Receivable as of December 31, 2020
Company B	24%	26%
Company A	18%	27%
Company C	9%	13%

	Percentage of Revenue in 2019	Percentage of Accounts Receivable as of December 31, 2019
Company A	21%	45%
Company B	16%	0%
Company C	12%	24%

The Company’s top three customers accounted for 51% and 49% of revenues for the years ended December 31, 2020 and December 31, 2019, respectively, and 66% and 69% of accounts receivable as of December 31, 2020 and December 31, 2019, respectively. The Company continuously monitors customer payments and maintains an allowance for doubtful accounts based on its assessment of various factors including historical experience, age of the receivable balances, and other current economic conditions or other factors that may affect customers’ ability to pay.
The Company’s products are manufactured, assembled, and tested by third-party contractors located primarily in Asia. The Company does not have long-term agreements with these contractors. A significant disruption in the operations of one or more of these contractors would impact the production of the Company’s products which could have a material adverse effect on its business, financial condition, and results of operations. The Company also relies on third parties with whom it outsources supply chain activities related to inventory warehousing, order fulfillment, distribution and other direct sales logistics. In the event of a significant disruption to one or more of the third parties’ abilities to perform their obligations, the Company may be unable to find alternative partners or satisfactorily deliver its products to its customers on time.
Certain core products of the Company require hosting services which are provided by U.S. based third-party hosting service providers. We have experienced, and may experience in the future, outages and other performance disruptions in the operations of one or more of these third-party providers. These outages and other performance disruptions have impacted, and in the future may impact, the functionality of the Company’s products and lead to adverse effects on the Company’s business, financial condition, and results of operations.
Cash and Cash Equivalents
Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of three months or less from the date of purchase. Cash equivalents consist of money market funds and commercial paper.
Segment Information
The Company operates as a single operating segment. The Company’s chief operating decision maker, its Chief Executive Officer, manages the Company’s operations on a consolidated basis for purposes of allocating resources, making operating decisions, and evaluating financial performance. Since the Company operates in one operating segment, all required financial segment information can be found in these consolidated financial statements.
Revenue by geographic area is based on the delivery address of the customer and is summarized as follows:

	Year Ended December 31, 2020	Year Ended December 31, 2019
United States	$71,128	$47,194
International	4,275	2,607

Total revenues	$75,403	$49,801

Other than the United States, no individual country exceeded 10% of total revenues for the years ended December 31, 2020 and December 31, 2019.
The Company’s long-lived assets are composed of property and equipment, net, and are summarized by geographic area as follows:

	As of December 31, 2020	As of December 31, 2019
United States	$528	$678
Thailand	1,104	1,060
Other international	86	116

Total property and equipment, net	$1,718	$1,854

Fair Value Measurements
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.
The Company utilizes a valuation hierarchy for disclosure of the inputs to the valuations used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities,

•
Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument,

•
Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

The carrying value of the Company’s accounts receivable, accounts payable, and accrued expenses approximate their fair value due to the short period of time to maturity or repayment. The Company has concluded that the preferred stock warrants issued meet the definition of a liability under ASC 480,
Distinguishing Liabilities from Equity,
and has classified the liability as a Level 3 fair value measurement.

	December 31, 2020
	Level 1	Level 2	Level 3	Balance
Assets:
Money market funds	$16,954	$—	$—	$16,954

Total assets	$16,954	$—	$—	$16,954

Liabilities:
Preferred stock warrant liability	$—	$—	$2,993	$2,993

Total liabilities	$—	$—	$2,993	$2,993

	December 31, 2019
	Level 1	Level 2	Level 3	Balance
Assets:
Money market funds	$11,651	$—	$—	$11,651

Total assets	$11,651	$—	$—	$11,651

Liabilities:
Preferred stock warrant liability	$—	$—	$1,041	$1,041

Total liabilities	$—	$—	$1,041	$1,041

Money market funds are included within Level 1 of the fair value hierarchy because they are valued using quoted market prices.

The Company has
re-measured
the preferred stock warrant liability to estimated fair value as of December 31, 2020 and December 31, 2019, using the Black-Scholes option pricing model with the following assumptions:

	As of December 31, 2020	As of December 31, 2019
Series A preferred stock value	$7.47	$2.89
Exercise price of warrants	$0.76	$0.76
Term in years	5.75	6.75
Risk-free interest rate	2.97%	3.00%
Volatility	67.00%	58.00%
Dividend yield	0.00%	0.00%
The following table presents a reconciliation of the Company’s preferred stock warrant liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2020 and December 31, 2019:

Preferred Stock Warrant Liability
Balance as of January 1, 2019	$790
Change in fair value upon re-measurement	251

Balance as of December 31, 2019	$1,041
Change in fair value upon re-measurement	1,952

Balance as of December 31, 2020	$2,993

The Company presented the fair value measurement as a Level 3 measurement, relying on unobservable inputs reflecting the Company’s own assumptions. Level 3 measurements, which are not based on quoted prices in active markets, introduce a higher degree of subjectivity and may be more sensitive to fluctuations in stock price, volatility rates, and U.S. Treasury Bond rates and could have a material impact on future fair value measurements.
There were no transfers between Level 1 and Level 2 in the period reported. There were no transfers into or out of Level 3 in the periods reported.
Accounts Receivable
The Company records its accounts receivable at sales value and establishes specific reserves for those customer accounts identified with collection problems due to insolvency or other issues. The Company’s accounts receivable are considered past due when payment has not been received by the contractually required due date, which is generally
15-75
days after the invoice date. The amounts of the specific reserves are estimated by management based on various assumptions including the customer’s financial position, age of the customer’s receivables, and changes in payment schedules and histories. Account balances are charged off against the allowance for doubtful accounts receivable when the potential for recovery is remote. Recoveries of receivables previously charged off are recorded when payment is received. The allowance for doubtful accounts receivable as of December 31, 2020 and December 31, 2019 was $201 and $93, respectively.
Inventory
Inventory includes material and third-party assembly costs, not in excess of estimated net realizable value. Inventory is recorded at the lower of cost or net realizable value, with cost being determined using the weighted-average cost method. The Company periodically reviews inventory for excess supply, obsolescence, and valuations above estimated realizable amounts, and provides a reserve to cover these items. Once inventory is written down, a new accounting cost basis is established and, accordingly, any associated reserve is not released until the inventory is sold or scrapped. Management established a reserve for obsolete inventory of $417 and $50 as of December 31, 2020 and December 31, 2019, respectively.

Capitalized Transaction Costs
Capitalized transactions costs consist of direct incremental legal, accounting and consulting, and other fees related to the preparation
S-4 registration
statement. These costs are initially deferred and will be offset against the proceeds of the offering as a reduction of additional paid in capital upon consummation of the merger disclosed in Note 18. For the years ended December 31, 2020 and December 31, 2019, capitalized transaction costs were $522 and $0, respectively.
Property and Equipment
Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated economic useful lives of the assets or over the related lease terms (if shorter) as follows:

Furniture and fixtures	3-7 years
Leasehold improvements	2-5 years
Software	2-3 years
Tooling and manufacturing equipment	3 years
Computer equipment	2 years
Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Routine maintenance, repairs, and renewal costs are expensed as incurred. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation and amortization are removed from the related accounts and any gain or loss is reflected in the consolidated statements of operations.
Intangible Assets
Intangible assets, which consist of patents, trademarks, and Dream Lab film production costs are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may be impaired. Management does not consider any of the Company’s intangible assets to be impaired as of December 31, 2020 and December 31, 2019. Patents and trademarks are amortized over ten years using the straight-line method. Film production costs are amortized over three years using the individual-film-forecast-computation method.
Software Development
The Company’s software development costs for applications to be provided to its customers as part of the integrated hardware and application experience are expensed as incurred until the preliminary project stage has been completed and application development begins. The Company discontinues capitalization upon entering the post-implementation stage and expenses ongoing maintenance and support costs. There were no material qualifying costs incurred during the application development stage in the years presented. As a result, software development costs have been expensed as incurred.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets, consisting primarily of property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may be impaired. If it is determined that the estimated undiscounted future cash flows are not sufficient to recover the carrying value of the asset, an impairment loss is recognized in the consolidated statement of operations for the difference between the carrying value and the fair value of the asset. There were no impairments of the Company’s long-lived assets during the years ended December 31, 2020 and December 31, 2019.
Debt Issuance Costs
Costs incurred in connection with obtaining financing are capitalized and reported as a direct reduction from the carrying amount of the related debt liability. These costs are amortized to interest expense over the term of the debt using the effective interest method.
Preferred Stock Warrant Liability
The Company classifies warrants to purchase shares of its redeemable convertible preferred stock as a liability on its consolidated balance sheets as each warrant is a free-standing instrument that may require the Company to transfer consideration upon exercise. Each warrant is initially recorded at fair value upon issuance, net of issuance costs, using the Black-Scholes option pricing model, and is re-measured
to fair value at each subsequent balance sheet date. Changes in fair value of warrants are recognized as a component of preferred stock mark to market adjustment in the consolidated statements of operations. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants.
Leases
The Company leases its office space and certain equipment under operating leases. For leases that contain rent escalation or rent concession provisions, the Company records the total rent payable during the lease term on a straight-line basis over the term of the lease. The Company records the difference between the rent paid and the straight-line rent as a deferred rent liability in the accompanying consolidated balance sheets.
Revenue Recognition
The Company generates substantially all of its revenues from the sale of its hardware products, primarily the Owlet Smart Sock, Owlet Cam and Owlet Monitor Duo. Substantially all of the Company’s revenues are generated in the United States. There are no other geographical regions that represent 10% or more of revenues. Revenues are recognized when control of goods and services is transferred to customers at the transaction price, an amount that reflects the consideration expected to be received by the Company in exchange for those goods and services. The transaction price is calculated as selling price less the Company’s estimate of variable consideration, including future returns, volume rebates, and sales incentives related to current period sales.
The Company applies the following five step-approach to recognizing revenue:

•	Identify the contract with a customer

•	Identify the performance obligations in the contract

•	Determine the transaction price

•	Allocate the transaction price to performance obligations in the contract

•	Recognize revenue when or as a performance obligation is recognized
Arrangements with Multiple Performance Obligations
The Company enters into contracts that have multiple performance obligations. Product sales include three performance obligations. The first performance obligation is the delivery of hardware and embedded firmware essential to the functionality of the hardware. Embedded firmware allows the hardware to recognize inputs to the hardware and provide appropriate outputs. The second performance obligation is the implied right to connect the downloadable mobile application, provided free of charge, to the hardware, which enables users to view and access real-time data outputs. The third performance obligation is the implied right to receive, on a when-and-if-available
basis, future unspecified application upgrades, added features, and bug fixes relating to the product’s essential firmware.
The Company allocates the transaction price to each performance obligation based on a relative standalone selling price (“
SSP
”). The Company’s process for determining its SSP considers multiple factors, including an adjusted market assessment and consumer behaviors, and varies depending on the facts and circumstances of each performance obligation. Revenues allocated to the delivery of the hardware and embedded firmware essential to the functionality of the hardware represent substantially all of the arrangement consideration and reflect the Company’s best estimate of the selling price if it was sold regularly on a stand-alone basis. SSP for the mobile application and upgrade rights are estimated based on relevant market and consumer data.
Revenues are recognized at the time the related performance obligation is satisfied by transferring control of the promised good or service to a customer. Revenues allocated to the hardware and embedded firmware are recognized at the time of product delivery, provided the other conditions for revenue recognition have been met. This generally occurs upon delivery of the product to a third-party carrier. Revenues allocated to the implied right to access the mobile application and the implied right to receive, on a when-and-if-available
basis, future unspecified application upgrades, added features, and bug fixes, are recognized on a straight-line basis over the estimated usage period of the underlying hardware product. The usage period is estimated based on historical user activity and ranges from 10 to 27 months.

The Company records revenues net of sales tax and variable consideration such as discounts and customer returns. Payment is typically due within 90 days or less of shipment of product. The Company records estimated reductions to revenue in the form of variable consideration for customer sales programs, returns, and incentive offerings including rebates, markdowns, promotions, and volume-based incentives.
Consideration payable to a customer, such as cooperative advertising and pricing promotions to retailers and distributors, is recorded as a reduction to revenue and an accrued liability unless the Company receives a distinct benefit in exchange for credits claimed and can reasonably estimate the fair value of the distinct benefit received. Deferred revenues represent advance payments received from customers prior to performance by the Company. Sales taxes collected from customers which are remitted to governmental authorities are not included in revenue and are reflected as a liability in the accompanying balance sheets.
Costs of Obtaining Customer Revenue Contracts
Costs to obtain revenue contracts consist primarily of sales commissions and related payroll taxes paid to the Company’s sales force upon the inception of a contract. The Company capitalizes incremental contract acquisition costs and subsequently amortizes them over the expected benefit period unless the expected benefit period is less than 12 months. The Company has elected to apply the practical expedient in
Revenue from Contracts with Customers
(
Topic 606
) for contract costs, which are expensed as incurred when the benefit period is less than one year. The Company has not capitalized any incremental contract acquisition costs as these have not been material to date.
Sales Returns, Rebates, Discounts, and Allowances
The Company’s contracts include promises to provide rights of return to customers which range from 15 to 30 days from activation and 15 to 45 days from product purchase as of December 31, 2020 and December 31, 2019, respectively, as well as promises to issue discounts and provide rebates or allowances to certain retail channel customers if specified conditions are met. Revenues are reduced in the accompanying consolidated statements of operations for anticipated sales returns, discounts, and allowances, based on the Company’s analysis of historical sales returns and contractual discounts and allowances. Expected returns, as well as estimated discounts and allowances that have been earned but not yet honored or paid out, are included in accrued and other expenses in the accompanying balance sheets. Actual returns may vary from estimates if the Company experiences a change in actual sales returns or exchange patterns due to unanticipated changes in products or competitive pressures.
Cost of Revenues
Cost of revenues consists of product costs, including contract manufacturing, shipping and handling, depreciation of tooling and manufacturing equipment, warranty replacement, fulfillment costs, warehousing, hosting, and write-downs of excess and obsolete inventory.
Product Warranty
The Company offers a limited warranty for product performance, generally one year from the date of device activation as of December 31, 2020 and one year from the date of original purchase as of December 31, 2019. The warranty obligation allows the Company to either repair or replace a defective product. The Company accrues for future expected warranty claims and records the amount to cost of revenues at the time of sale. The estimate of future warranty claims is based on historical warranty claim experience and known conditions. Estimated warranty liabilities are included in accrued and other expenses in the accompanying consolidated balance sheets.
Shipping and Handling
Shipping and handling activities that are performed prior to the customer obtaining control of the goods are accounted for as fulfillment activities rather than a separate promised good or service. Shipping and handling charges billed to customers are included in product revenues and for the years ended December 31, 2020 and December 31, 2019 were $121 and $187, respectively. Shipping and handling costs associated with the distribution of the Company’s product to customers are recorded in cost of revenues when control of the product is transferred to the customer, which is generally when the product is delivered to a third-party carrier. For the years ended December 31, 2020 and December 31, 2019, shipping and handling charges were $1,507 and $1,192, respectively.
Third Party Logistics
Warehousing costs from utilizing Third Party Logistics Providers (3PLs) are recorded in cost of revenues. For the years ended December 31, 2020 and December 31, 2019, expenses related to 3PLs were $788 and $692, respectively.
Research and Development
Research and development expenses consist primarily of personnel-related expenses, consulting and contractor expenses, prototype materials. Substantially all of the Company’s research and development costs are related to developing new products and services and improving existing products and services. To date, research and development expenses have been expensed as incurred.
Stock-based Compensation
Stock-based compensation related to grants of stock options is measured at fair value on the date of grant. Stock options are measured at fair value based on the Black-Scholes option pricing model. The related expense is recorded in the consolidated statement of operations over the requisite service period, which in no case exceeds the vesting period. The Company accounts for forfeitures as they occur. Determining the grant date fair value of the awards using the Black-Scholes option pricing model requires assumptions and judgments, including but not limited to the following:

•
Expected term — The estimate of the expected term of awards was determined in accordance with the simplified method, which estimates the term based on an averaging of the vesting period and contractual term of the option grant.

•
Expected volatility — Since the Company is a private entity without sufficient historical data on the volatility of its ordinary stock, the expected volatility is based on the volatility of similar entities for a period consistent with the expected term of the award. In evaluating similarity, the Company considered factors such as industry, stage of life cycle, and size.

•
Risk-free interest rate — The risk-free interest rate used to value awards is based on the United States Treasury yield in effect at the time of grant for a period consistent with the expected term of the award.

•	Dividend yield — The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future.

•
Fair value of underlying common stock — As the Company’s common stock is not publicly traded, the fair value was determined by the Board of Directors with input from management and contemporaneous independent third-party valuations.

Marketing and Advertising
Marketing and advertising costs are expensed as incurred and are included in sales and marketing expenses in the consolidated statements of operations. Marketing and advertising expenses were approximately $15,317 and $13,156 for the years ended December 31, 2020 and December 31, 2019.
Income Taxes
Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the book and tax basis of assets and liabilities. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred income tax assets are reviewed periodically for recoverability, and valuation allowances are provided when it is more likely than not that some or all of the deferred income tax assets may not be realized.

The Company believes that it has appropriate support for the income tax positions taken on its tax returns, and that its accruals for tax liabilities are adequate for all open tax years, which include the tax years ended December 31, 2017, 2018, 2019, and 2020 based on an assessment of many factors including experience and interpretations of tax laws applied to the facts of each matter. Uncertain tax positions are recorded when it is more likely than not that a given tax position would not be sustained upon examination by taxing authorities. The Company’s policy for recording interest and penalties related to income taxes, including uncertain tax positions, is to record such items as a component of the provision for income taxes. The Company files income tax returns in the U.S. federal jurisdiction and certain state and local jurisdictions.
Net Loss per Share Attributable to Common Stockholders
Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class
method required for participating securities. Under the
two-class
method, net loss is attributed to common stockholders and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class
method requires income available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company considers all series of its redeemable convertible preferred stock to be participating securities. Under the two-class
method, the net loss attributable to common stockholders is not allocated to the convertible preferred stock as the holders of the Company’s convertible preferred stock do not have a contractual obligation to share in the Company’s losses.
Under the
two-class
method, basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. For a period in which the Company reports a net loss, diluted net loss per common share attributable to common stockholders is the same as basic net loss per common share attributable to common stockholders because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.
Recently Adopted Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (“
FASB
”) issued Accounting Standard Update (“
ASU
”)
No. 2014-09,
Revenue from Contracts with Customers
(
Topic

). Topic 606 supersedes the revenue recognition requirements in Accounting Standards Codification (“
ASC
”) Topic 605,
Revenue Recognition
, and requires the recognition of revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. Topic 606 also includes
Subtopic 340-40,
Other Assets and Deferred Costs— Contracts with Customers
, (“
Topic
 340”
), which requires the deferral of incremental costs of obtaining a revenue contract with a customer. The Company adopted the requirements of Topic 606 and Topic 340 effective January 1, 2019, utilizing the modified retrospective method of transition. Adoption of Topic 606 and Topic 340 resulted in the Company recognizing a $52 cumulative effect adjustment to its opening accumulated deficit balance as of January 1, 2019. See “Revenue Recognition” within this note for a description of how the Company is applying this guidance.
In June 2018, the FASB issued ASU
No. 2018-07,
Compensation-Stock Compensation
(
Topic 718
):
Improvements to Nonemployee Share-Based Payment Accounting (Topic
 718)
. The guidance expands the scope to include share-based payment transactions for acquiring goods and services from non-employees.
The effective date of this Update is for fiscal years beginning after December 15, 2019 and quarters therein with early adoption permitted. The Company elected to adopt the new guidance as of January 1, 2019. Adoption did not have a material impact on the Company’s consolidated financial statements.
In August 2018, the FASB issued
ASU 2018-13,
Fair Value Measurement
(
Topic

), which updated guidance modifying certain fair value measurement disclosures. The guidance contains additional disclosures to enable users of the financial statements to better understand the entity’s assumptions used to develop significant unobservable inputs for Level 3 fair value measurements, but also eliminates the requirement for entities to disclose the amount of and reasons for transfers between Level 1 and Level 2 investments within the fair value hierarchy. This guidance is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. The Company elected to adopt the new guidance as of January 1, 2020. Adoption did not have a material impact on the Company’s consolidated financial statements.

Recent Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued
ASU 2016-02,
Leases
(
Topic

), related to leases to increase transparency and comparability among organizations by requiring the recognition of right-of-use
(“
ROU
”) assets obtained in exchange for lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The effective date of this update is for fiscal years beginning after December 15, 2021 and interim periods therein. The Company is currently assessing the impact of adopting this standard on the Company’s consolidated financial statements and related disclosures.
In June 2016, the FASB issued ASU
No. 2016-13,
Financial Instruments—Credit Losses
(
Topic
 326
):
Measurement of Credit Losses on Financial Instruments
. The standard changes how entities will measure credit losses for most financial assets, including accounts and notes receivables. The standard will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The effective date of this update is for fiscal years beginning after December 15, 2022 and interim periods therein. The Company is currently assessing the impact of adopting this standard on the Company’s consolidated financial statements and related disclosures.
In August 2018, the FASB issued
ASU 2018-15,
Intangibles-Goodwill and
Other-Internal-Use
Software
(
Subtopic
 350-40
).
ASU 2018-15
clarifies the accounting for implementation costs in cloud computing arrangements. The effective date of this update is for fiscal years beginning after December 15, 2020 and interim periods therein. The Company does not expect the adoption of this guidance to have a significant impact on its consolidated financial statements.
In December 2019, the FASB issued
ASU 2019-12,
Income Taxes
(
Topic
 740
), guidance simplifying the accounting for income taxes by removing certain exceptions to general principles in Topic 740 and amending certain existing guidance for clarity. This guidance is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption is permitted. The Company does not expect the adoption of this guidance to have a significant impact on its consolidated financial statements.
In March 2020, the FASB issued
ASU 2020-04,
Reference Rate Reform
, which provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships, and other transactions affected by the discontinuation of the London Interbank Offered Rate (“
LIBOR
”) or by another reference rate expected to be discontinued. The guidance was effective beginning March 12, 2020 and can be applied prospectively through December 31, 2022. In January 2021, the FASB issued
ASU 2021-01,
Reference Rate Reform—Scope
, which clarified the scope and application of the original guidance. The Company will adopt these standards when LIBOR is discontinued and does not expect them to have a significant impact on its consolidated financial statements and related disclosures.
In August 2020, the FASB issued
ASU 2020-06,
Debt-Debt with Conversion and Other Options (Subtopic
 470-20)
and Derivatives and Hedging Contracts in Entity’s Own Equity (Subtopic
 815-40)
, which simplifies the accounting for convertible instruments by removing major separation models required under current guidance.
ASU 2020-06
also removes certain settlement conditions that are required for equity contracts to qualify for derivative scope exception and simplifies the diluted earnings per share calculation in certain areas.
ASU 2020-06
is effective for annual reporting periods beginning after December 15, 2021, including interim periods. Early adoption is permitted. The Company is currently assessing the impact of adoption of this standard on the Company’s consolidated financial statements and related disclosures.

2.	Inventory
Inventory consisted of the following as of December 31:

	2020	2019
Finished goods	$7,331	$4,749
Raw materials	581	112

Total inventory	$7,912	$4,861

3.	Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following as of December 31:

	2020	2019
Capitalized transaction costs	$522	$0
Prepaid insurance	499	182
Point of Purchase (“ POP ”) displays	376	278
Prepaid hosting	369	0
Prepaid expenses	163	322
Right of return	146	70
Other current assets	93	395

Total prepaid expenses and other current assets	$2,168	$1,247

4.	Property and Equipment, net
Property and equipment consisted of the following as of December 31:

	2020	2019
Tooling and manufacturing equipment	$1,731	$680
Furniture and fixtures	569	662
Computer equipment	214	276
Software	213	182
Leasehold improvements	9	9
Construction in progress	0	633

Total property and equipment	2,736	2,442
Less accumulated depreciation and amortization	(1,018)	(588)

Property and equipment, net	$1,718	$1,854

Depreciation and amortization expense on property and equipment for the years ended December 31, 2020 and December 31, 2019 was $765 and $508, respectively. For the years ended December 31, 2020 and December 31, 2019, the Company allocated $462 and $164 of depreciation and amortization expense related to tooling and manufacturing equipment and software to cost of revenues. Loss on disposal of property and equipment for the years ended December 31, 2020 and December 31, 2019 was $48 and $176, respectively.

5.	Intangible Assets
Intangible assets consisted of the following as of December 31:

	2020
	Gross	Accumulated Amortization	Net
Patents and trademarks	$511	$(119)	$392
Film production costs	278	(65)	213

Total intangible assets	$789	$(184)	$605

	2019
	Gross	Accumulated Amortization	Net
Patents and trademarks	$422	$(75)	$347
Film production costs	278	(1)	277

Total intangible assets	$700	$(76)	$624

Amortization expense resulting from intangible assets was $108 and $36 for the years ended December 31, 2020 and December 31, 2019, respectively. For the years ended December 31, 2020 and December 31, 2019, the Company allocated $64 and $1 of amortization expense related to film production costs to cost of revenues.
The future aggregate amounts of amortization expense to be recognized related to finite-lived intangible assets as of December 31, 2020 is as follows:

Years Ending December 31:	Amount
2021	$145
2022	150
2023	45
2024	42
2025	42
Thereafter	94

Total	$518

6.	Accrued and Other Expenses
Accrued and other expenses consisted of the following as of December 31:

	2020	2019
Accrued and other expenses
Accrued sales returns	2,844	$1,730
Sales tax payable	1,886	1,618
Discounts and allowances	1,747	1,254
Payroll liabilities	1,768	731
Accrued warranty	924	378
Credit card liabilities	263	538
Other accrued expenses	1,160	1,083

Total accrued expenses	$10,592	$7,332

Changes in accrued warranty were as follows for the year ended December 31:

	2020	2019
Accrued warranty, beginning of period	$378	$291
Provision for warranties issued during the period	1,840	1,312
Settlements of warranty claims during the period	(1,294)	(1,225)

Accrued warranty, end of period	$924	$378

7.	Deferred Revenues
Deferred revenues relate to performance obligations for which payments are received from customers prior to the satisfaction of the Company’s obligations to the customers. Deferred revenues primarily consist of amounts allocated to the mobile application, unspecified upgrade rights, and content, and are recognized over the service period of the performance obligations, which range from 10 to 27 months.
Changes in the total deferred revenues balance were as follows as of December 31:

	2020	2019
Beginning balance	$845	$968
Deferral of revenues	3,319	1,553
Recognition of deferred revenues	(2,362)	(1,676)

Ending balance	$1,802	$845

8.	Line of Credit
The Company had an amended and restated loan and security agreement (“the
A&R LSA
”) with Silicon Valley Bank (“
SVB
”) as of December 31, 2020, which replaced the loan and security agreement in effect as of December 31, 2019 (the “
Original LSA
”). Both agreements included a line of credit (the “
SVB Revolver
”) that provided the Company with a borrowing capacity of $12,500 and $10,000 as of December 31, 2020 and December 31, 2019, respectively. Draws against the SVB Revolver were $9,700 and $8,647 as of December 31, 2020 and December 31, 2019, respectively. As of December 31, 2020, the SVB Revolver bore interest at an annual rate equal to (i) the greater of the bank’s prime rate plus 0.75%, or 5.5% when a streamline period is in effect and (ii) the greater of the bank’s prime rate plus 1.25%, or 6.0% at all other times. As of December 31, 2019, the SVB Revolver bore interest at an annual rate equal to (i) the greater of the bank’s prime rate plus 0.75%, or 5.75% when a streamline period is in effect and (ii) the greater of the bank’s prime rate plus 1.25%, or 6.25% at all other times. Each streamline period commences the first day of the month following a written report of the Company’s liquidity and ends the first day after the Company fails to maintain a required cash and cash availability streamline threshold, provided no event of default has occurred and is continuing. If an event of default has occurred and is continuing, SVB may maintain the Company’s streamline status at its discretion. The required cash and cash availability streamline threshold was $7,000 and $6,000 as of December 31, 2020 and December 31, 2019, respectively, and the Company was within a streamline period as of both December 31, 2020 and December 31, 2019. The actual interest rate on the SVB Revolver was 5.5% and 5.75% as of December 31, 2020 and December 31, 2019, respectively.
The Original LSA and the A&R LSA both required that the Company meet certain financial covenants. Under the Original LSA, in effect as of December 31, 2019 and up to the April 22, 2020 amendment and restatement at which time the A&R LSA became effective, the financial covenants included the satisfaction of both a maximum cumulative trailing
3-month
loss threshold (based on a calculation of EBITDA, plus stock-based compensation expense) and a minimum cash and cash availability requirement. The Company was in compliance with these financial covenants as of December 31, 2019. Under the A&R LSA, in effect as of December 31, 2020, the financial covenant required the satisfaction of a maximum year-to-date
loss threshold (based on a calculation of EBITDA, plus stock-based compensation expense and loss on extinguishment of debt). The Company was not in compliance with this financial covenant as of December 31, 2020. On March 10, 2021, the Company amended its loan and security agreement (as amended, the “
LSA
”) to, among other things, waive the existing default for the 12 months ended December 31, 2020 and waive any rights and remedies against the Company with respect to the existing default, which includes the financial covenant noncompliance, consent to the merger (see Note 18), and amendments to other provisions of the loan agreement. The amended LSA also set forth new three financial covenants, including a requirement to maintain cash and cash availability of at least $6,000 as of the last day of each month beginning on March 31, 2021, a requirement to complete a qualifying liquidity event with aggregate new net proceeds of at least $50,000 in cash on or before May 31, 2021, and a requirement to agree to terms with SVB on a 2021 EBITDA covenant no later than July 15, 2021.
The LSA defines the SVB Revolver borrowing base as 80% of eligible accounts receivable plus 75% of eligible inventory, with an inventory cap of $10,000. Borrowings are secured by substantially all of the Company’s current and future assets, and the SVB Revolver is cross collateralized with the Term Note (as defined in Note 9). The SVB Revolver also contains a cash collection requirement whereby customer payments are processed through a cash collection account that is controlled by the lender. The SVB Revolver is subject to renewal and is scheduled to mature on April 22, 2024.

9.	Long-Term Debt
Long-term debt consisted of the following as of December 31:

	2020	2019
Term note payable to SVB with an interest rate equal to the greater of the prime rate plus 3.50%, or 6.50% and the greater of the prime rate plus 1.00%, or 6.00% for the years ended December 31, 2020 and December 31, 2019, respectively (6.75% and 6.00% as of December 31, 2020 and December 31, 2019, respectively), and maturing on April 1, 2024	$10,000	$7,000
Note payable to a company for equipment with an interest rate of 20.57% which matured on March 20, 2020	0	1
Financed insurance premium with an interest rate of 4.09% and 5.1% for the years ended December 31, 2020 and December 31, 2019	320	103
Small Business Administration Paycheck Protection Program note payable with an interest rate of 1% and maturing on April 22, 2022	2,075	0

Total debt	12,395	7,104
Less current portion	(2,024)	(104)
Less debt discount	(187)	(65)
Less debt issuance costs	(4)	(20)

Total long-term debt, net	$10,180	$6,915

Term Note
As of December 31, 2019, the Company had a term note payable to SVB (the “
Term Note
”) with an aggregate principal balance of $7,000, and an interest rate equal to the greater of the prime rate plus 1.00%, or 6.00%. As of December 31, 2019, the Term Note required interest-only payments through April 30, 2020, followed by 30 equal monthly payments of principal beginning on May 1, 2020. On April 22, 2020, the Company amended its Term Note, which allowed the Company to borrow an additional $1,000 at closing, extended the interest-only period through April 30, 2021, and modified the interest rate to be the greater of the bank’s prime rate plus 4.50%, or 7.50%. The amendment also included a provision to further extend the interest-only period through October 31, 2021 and allow the Company to borrow an additional $2,000 if it achieved a specified gross profit milestone for the year ended December 31, 2020. On September 22, 2020, the Company further amended the Term Note to change the repayment term from 36 consecutive equal monthly payments of principal to 30 consecutive equal monthly payments of principal beginning on November 1, 2021 and modified the interest rate to the greater of the bank’s prime rate plus 3.50%, or 6.50%. The Company achieved its gross profit milestone and borrowed $2,000 in December 2020. The Term Note had an aggregate principal balance of $10,000 as of December 31, 2020. The Term Note matures on April 1, 2024 and is cross defaulted with the financial covenants on the SVB Revolver (described in Note 8).
Paycheck Protection Program Loan
In April 2020, the Company received proceeds from Small Business Administration Paycheck Protection Program (“
PPP
”) in the amount of $2,075, with SVB as lender for the loan (the “
PPP Loan
”), under the Federal Coronavirus Aid, Relief, and Economic Security Act (the “
CARES Act
”).

Under the terms of the PPP Loan, interest accrues on the outstanding principal at a rate of 1.0% per annum. The term of the PPP Loan is two years, unless payment is sooner required in connection with an event of default under the PPP Loan. To the extent the PPP Loan amount is not forgiven under the PPP, the Company is obligated to make equal monthly payments of principal and interest, for eight months beginning September 22, 2021, until maturity date of April 22, 2022.
The CARES Act and the PPP provide a mechanism for forgiveness of up to the full amount borrowed. Under the PPP, the Company applied for forgiveness for all of the PPP Loan.
Future aggregate maturities of notes payable, net of debt discount and issuance costs, were the following:

Years Ending December 31,
2021	2,024
2022	5,038
2023	4,000
2024	1,333

Total	$12,395

The Company recognized $172 as a loss on the extinguishment of debt for the year ended December 31, 2020, which relates to the April 22, 2020 amendments of the SVB Revolver and the Term Note.
During 2020 and 2019, the Company issued warrants for the purchase of common stock in conjunction with the Term Note. The value of the warrants was determined using the Black-Scholes option pricing model and was recorded as a debt discount, being amortized to interest expense over the remaining term of the Term Note. Warrants issued were as follows:

	2020	2019
Warrant value	$226	$ 75
Number of common stock shares	240,711	86,903
Exercise price	$1.59	$ 1.59* and 1.30**
Expiration date	April 22, 2030	July 30, 2029

*	16,332 shares at $1.59 exercise price
**	70,571 shares at $1.30 exercise price

10.	Related Party Transactions
Convertible Promissory Notes
During 2019, the Company issued $6,500 in convertible promissory notes. The convertible promissory notes bear interest at 5.00% per annum and all outstanding principal and accrued interest is due on the earlier of the two-year
anniversary of the initial closing date (August 9, 2021) or upon the closing of a change of control, as defined in the convertible note agreements. If a change of control occurs prior to the two-year
anniversary date, and the notes have not already converted, the holders of the convertible promissory notes will receive all outstanding principal and interest plus an amount equal to 100% of the original principal amount. The convertible promissory notes cannot be prepaid without the consent of the majority holders and will automatically convert to preferred stock at 80% of the preferred stock price per share upon a qualified preferred stock equity financing round of at least $15,000, excluding the conversion value of the notes. If the Company sells preferred stock in an equity financing round of less than $15,000, the holders of the convertible promissory notes may elect to convert their notes to preferred stock at 80% of the preferred stock price per share. The convertible promissory notes are subordinated to the SVB Revolver and the Term Note (See Notes 8 and 9). The conversion features represent an embedded derivative that is accounted for at fair value at the reporting date. The fair value of the embedded derivative was determined to be immaterial. As of December 31, 2020 and December 31, 2019, the accrued interest on the convertible promissory notes was $447 and $121, respectively, and the unamortized debt issuance costs were $13 and $31, respectively.

Purchases with Related Party Supplier
The Company purchased approximately $300 and $91 of POP displays and other miscellaneous items for the years ended December 31, 2020 and December 31, 2019, respectively, from a related party supplier whose CEO is a shareholder of the Company.

11.	Commitments and Contingencies
Litigation
The Company is involved in legal proceedings from time to time arising in the normal course of business. Management, after consultation with legal counsel, believes that the outcome of these proceedings will not have a material impact on the Company’s financial position, results of operations, or liquidity.
Operating Leases
The Company leases office space and certain equipment under
non-cancelable
operating leases. As of December 31, 2020, future minimum lease payments under non-cancelable
operating leases with terms of one year or more are as follows:

Years Ending December 31:	Amount
2021	1,471
2022	1,541
2023	1,587
2024	954

Total	$5,553

Rental expense under operating leases was approximately $1,221 and $850 for the years ended December 31, 2020 and December 31, 2019, respectively.
Indemnification
In the ordinary course of business, the Company enters into agreements that may include indemnification provisions. Pursuant to such agreements, the Company may indemnify, hold harmless, and defend an indemnified party for losses suffered or incurred by the indemnified party. Some of the provisions will limit losses to those arising from third party actions. In some cases, the indemnification will continue after the termination of the agreement. The maximum potential amount of future payments the Company could be required to make under these provisions is not determinable. The Company has never incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. The Company intends to enter into indemnification agreements with its directors and officers that may require the Company to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by Delaware corporate law. The Company currently has directors’ and officers’ insurance coverage that reduces its exposure and enables the Company to recover a portion of any future amounts paid. The Company believes the estimated fair value of these indemnification agreements in excess of applicable insurance coverage is immaterial.

12.	Redeemable Convertible Preferred Stock
As of December 31, 2020 and December 31, 2019, the Company is authorized to issue 30,537,358 shares of redeemable convertible preferred stock, issued in various individual series. Share information, liquidation preference, and conversion rates by each series of convertible preferred stock class as of December 31, 2020 and December 31, 2019 were as follows (in thousands, except share and per share amounts):

	Issue Price	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference
Series A	$0.7615	13,173,360	12,740,004	$9,702
Series A-1	$1.4452	9,856,925	9,856,925	14,245
Series B	$3.1546	6,022,956	6,022,954	19,000
Series B-1	$2.5237	1,484,117	1,484,117	3,745

		30,537,358	30,104,000	$46,692

Liquidation
In the event of any liquidation event, either voluntarily or involuntary, the holders of the convertible preferred stock shall be entitled to receive, out of the assets of the Company, the applicable liquidation preference specified for each series of preferred stock then held by them before any payment shall be made or any assets distributed to the holders of common stock. Liquidation preference is $ $0.7615 for Series A, $1.4452 for
Series A-1,
$3.1546 for Series B and $2.5237 for
Series B-1,
each adjusted for any stock splits, combinations, and reorganizations, plus all declared and unpaid dividends on each such share.
If upon the liquidation event, the assets distributed among the holders of the convertible preferred stock are insufficient to permit the payment to such holders of the full liquidation preference for their shares, then the holders of shares of the Series Preferred stock shall share ratably in any distribution of the assets available for distribution in proportion to their respective amounts, which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid the full preferential amount.
After the payment to the holders of the convertible preferred stock of the full preferential amount specified above, any remaining assets of the Company shall be distributed pro rata among the holders of the Common Stock.
Optional Conversion
Each share of convertible preferred stock is convertible at each stockholder’s option, at any time after the date of issuance of such share, into common stock as determined by dividing the original issue price for each series by the applicable conversion price for such series in effect at the date of conversion. The conversion ratio shall be subject to appropriate adjustments for anti-dilution provisions, including stock splits, stock dividends, subdivisions, combinations, recapitalization events or similar events.
Automatic Conversion
Each share of preferred stock is convertible into common stock at initial conversion rates as shown in the previous table, subject to adjustments based on certain antidilution provisions, including stock splits, stock dividends, subdivision, combinations, recapitalization or similar events, as provided by the Company’s certificate of incorporation. Further, all shares of preferred stock automatically convert into common stock upon the vote or written consent of the holders of a majority of the shares of preferred stock (including holders of at least 59% of the shares of Series B and
B-1
preferred stock, voting together as a single class) or upon the closing of a firm-commitment underwritten public offering of the Company’s common stock with gross aggregate proceeds to the Company of at least $30,000,000 and $4.3356 per share of common stock.
Dividends
The holders of shares of Series A,
Series A-1,
Series B, and
Series B-1
convertible preferred stock shall be entitled to receive dividends of $0.7615, $1.4452, $3.1546, and $2.5237, respectively, per annum on each share of Series A,
Series A-1,
Series B, and
Series B-1
convertible preferred stock. The dividends are payable in cash, out of the assets at the time legally available thereof, when, as and if declared by the Board of Directors, on an equal basis according to the number of shares of convertible preferred stock held by such holders, prior and in preference to the common stock and shall be non-cumulative.

Down Round Anti-dilution Protection
The Company’s certificate of incorporation provides that if the Company sells common stock at a price that is lower than any of current conversion prices of the convertible preferred stock, then the conversion price will be reduced to a price based upon a broad-based weighted average formula in the Company’s certificate of incorporation. This feature is frequently referred to as “down-round protection.” The Company has determined that this embedded conversion option is more akin to equity and has not recorded a liability for the instrument as of December 31, 2020 and December 31, 2019.
Redemption
Under certain circumstances, subsequent to the occurrence of a deemed liquidation event as defined in the Company’s certificate of incorporation, a majority of the holders of the then outstanding convertible preferred stock can require the Company to redeem their shares at a price per share equal to the liquidation amount, to the extent that sufficient funds are available.
Voting
The holders of the Company’s convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which the convertible preferred stock could be converted. The Series A and
Series A-1
preferred stockholders, voting as a single class (on an
as-converted
basis), may elect one member of the Board of Directors. The Series B and
Series B-1
preferred stockholders, voting as a single class (on an
as-converted
basis), may elect one member of the Board of Directors. The stockholders of a majority of the common stock, voting separately as a class, may elect two members of the Board of Directors. Any remaining directors, of which there was one as of December 31, 2020 and December 31, 2019, are elected by the holders of the common stock and any other class or series of voting stock, as a single class.
Stockholder Rights
The holders of the Company’s convertible preferred stock have protective provisions that require preferred stockholders representing a majority of the outstanding convertible preferred stock, voting as a single class (on an as-converted
basis), to consent to specific actions including the following: changes in the corporation’s certificate of incorporation or bylaws that would affect, alter or change the preference or rights of the preferred stock, changes in the authorized number of shares, declaration or payment of dividends, repurchase of shares, changes in the size of the Board of Directors, creation of a new class or series of stock, or taking any action that would cause a liquidation event.
Classification of Convertible Preferred Stock
The redemption provisions of the Series A,
Series A-1,
Series B, and
Series B-1
convertible preferred stock are considered contingent redemption provisions that are not solely within the Company’s control. Also, in the event of a deemed liquidation event, the liquidation preference of the Series A,
Series A-1,
Series B, and
Series B-1
convertible preferred stock are considered contingent redemption provisions that are not solely within the Company’s control. Accordingly, the Company’s convertible preferred stock has been presented outside of permanent equity in the mezzanine section of the consolidated balance sheets.

13.	Stock Options and Common Stock Warrants
Stock Options
The Company’s 2014 equity incentive plan, adopted by the Board of Directors on June 30, 2014 (the “
Plan
”), provides for the grants of equity awards, including incentive stock options, non-statutory
stock options, and restricted stock unit awards. Under the terms of the Plan, 7,910,651 common shares are authorized for grants to employees, directors and consultants as of December 31, 2020. The Board of Directors determines the terms of each grant. Generally, the stock options have a
10-year
contractual life and a vesting period of 4 years, with 1/4
th
of the options vesting after the first year of service and 1/48 th
vesting monthly thereafter. The exercise price

of an option will be not less than 100% of the fair market value of the shares on the date of grant. The compensation cost is measured using the fair value method. Forfeitures are recognized when they occur, and options are valued as a single award and measured and recorded using the straight-line attribution method over the requisite service period. There were 1,391,006 shares available for grant under the Plan as of December 31, 2020. Shares issued as a result of stock option exercises are issued as new shares outstanding by the Company or as previously reacquired shares. The shares issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise. In the following annual period, no shares are expected to be repurchased as historically the repurchase of shares has been minimal and has not occurred since 2018.
Stock-based compensation for the years ended December 31, 2020 and December 31, 2019 was as follows:

	2020	2019
General and administrative	$206	$172
Sales and marketing	445	111
Research and development	419	312

Total stock-based compensation	$1,070	$595

As of December 31, 2020, the Company had $3,239 of unrecognized stock-based compensation costs related to non-vested
awards that will be recognized over a weighted-average period of 3.13 years.
The following table sets forth the outstanding common stock options and related activity for the year ended December 31, 2020:

	Number of Options	Weighted Average Exercise Prices	Weighted Average Remaining Contractual Terms (years)	Aggregate Intrinsic Values
Balance as of December 31, 2019	4,822,097	$0.78	7.73	$5,183
Granted	1,848,264	1.69		—
Exercised	(203,539)	0.58		740
Canceled	(1,480,219)	1.46		—
Expired	(4,687)	1.30

Balance as of December 31, 2020	4,981,916	$0.92	7.29	$54,135

Options vested and exercisable as of December 31, 2020	3,250,628	$0.61	6.47	$36,326
The aggregate intrinsic value for balances as of December 31, 2020 was calculated based on the positive differences between the estimated fair value of the Company’s common stock on December 31, 2020 of $11.78 per share. The weighted average grant date fair value of stock options granted in 2020 and 2019 was $2.10 per share and $0.98, respectively. The grant date fair value of awards vested in 2020 and 2019 was $842 and $729, respectively. The intrinsic value of options exercised in 2020 and 2019 was $740 and $690, respectively.
The fair value of each stock option award granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for the year ended December 31:

	2020	2019
Risk-free interest rate	0.46% - 0.51%	1.57% - 2.53%
Expected volatility	63.38% - 64.04%	54.29% - 55.03%
Expected dividend yield	0.00%	0.00%
Expected term of options (in years)	6.00	5.00 - 6.25
Expected option terms and volatilities were calculated based on historical share prices of comparable companies in the industry. The risk-free interest rate was calculated using similar rates published by the United States Treasury. The Company has no plans to declare dividends in the foreseeable future.
Upon the exercise of
non-qualified
stock options and disqualifying dispositions of incentive stock options, the Company derives a tax deduction measured by the excess of the market value over the option price at the date of exercise or disqualifying disposition. The portion of the benefit from the deduction which equals the estimated fair value of the options (previously recognized as compensation expense) is recorded as a credit to the deferred tax asset for non-qualified
stock options and is recorded as a credit to current tax expense for any disqualified dispositions of incentive stock options. For disqualifying dispositions, when the amount of the tax deduction is less than the cumulative amount of compensation expense recognized for the award, the amount credited to current tax expense is limited to the tax benefit associated with the tax deduction. All of the tax benefits received upon option exercise for the tax deduction in excess of the estimated fair value of the options are reflected as a component of income tax expense.
In conjunction with a loan agreement and subsequent amendments, the Company issued common stock warrants. As of December 31, 2020 and December 31, 2019, 459,100 and 218,389, respectively, of common stock warrants were outstanding. The common stock warrants are classified as stockholders’ equity and the fair value was recorded to additional paid-in-capital
on the Company’s consolidated balance sheets.
The Company utilized the Black-Scholes options pricing model and the assumptions in the following table to determine the fair value on the date of grant of the warrants issued:

	2020	2019
Expected term (in years)	9.67 - 10.00	9.67 - 10.00
Risk-free interest rate	0.63% - 3.14%	2.06% - 3.14%
Expected volatility	50.00% - 55.00%	50.00% - 55.00%
Expected dividend yield	0.00%	0.00%
Exercise price	$1.30 - $1.59	$1.30 - $1.59
Stock price	$1.30 - $1.59	$1.30 - $1.59

Warrants to Purchase	Year of Expiration	Number of Shares	Exercise Price
Common stock, issued in conjunction with long-term debt in 2017	2027	84,236	$0.59
Common stock, issued in conjunction with long-term debt in 2018	2028	47,250	$1.30
Common stock, issued in conjunction with long-term debt in 2019	2029	70,571	$1.30
Common stock, issued in conjunction with long-term debt in 2019	2029	16,332	$1.59
Common stock, issued in conjunction with long-term debt in 2020	2030	240,711	$1.59

		459,100

14.	Related Party Stock Repurchase Agreement
In 2018, the Company received $2,000 as part of a financing transaction involving sales of its convertible preferred stock. As part of the financing transaction, the related parties agreed to sell back to the Company an equivalent number of shares of common stock to protect other shareholders from further dilution. The related parties received promissory notes totaling $824, all of which was collateralized with the Stock Pledge Agreement for the pledged shares. The related parties also entered into a call option agreement with the Company to grant the Company the right to repurchase the shares at $1.30 per share. In February 2019, the Company’s Board of Directors approved the repurchase of common stock pledged as collateral. In addition to the repurchase of their shares, the related parties paid $13 in interest upon settlement of the promissory note, which is recorded within other income in the consolidated statements of operations.

15.	Income Taxes
The provision (benefit) for income taxes differs from the amount computed at federal statutory rates as follows for the year ended December 31:

	2020	2019
Federal income tax at statutory rates	$(2,214)	$(3,749)
State income tax at statutory rates	(296)	(671)
Change in valuation allowance	1,980	4,236
Warrant expense (1)	410	53
Other	140	131

Total income tax expense	$20	$—

(1)	Represents a permanent item attributed to preferred stock mark to market adjustment.
Significant components of the Company’s deferred income tax assets (liabilities) are as follows as of December 31:

	2020	2019
Allowance for bad debt	$50	$24
Depreciation and amortization	(49)	(135)
Section 163(j) interest expense limitation	353	—
Accrued liabilities	387	234
Charitable contributions	163	114
Stock-based compensation	196	128
Net operating loss carryforwards	14,718	13,474
Valuation allowance	(15,818)	(13,839)

Total deferred income tax assets (liabilities)	$—	$—

As of December 31, 2020, the Company has federal net operating loss (“
NOL
”) carryforwards available to offset future taxable income, if any, of approximately $59,082. NOLs, except those generated in tax years beginning after December 31, 2017, will begin to expire in 2034. The Company has approximately $23,785 in NOLs that will begin to expire in 2034. The remaining NOLs, approximately $35,297, were generated in tax years beginning after December 31, 2017 and will carry forward indefinitely.
Accounting standards require that the tax benefit of net operating losses, temporary differences, and credit carryforwards be recorded as an asset to the extent that management assesses the realization is more likely than not. Realization of the future tax benefits from the net operating losses or credit carryforwards, if any, is dependent on the Company’s ability to generate sufficient taxable income within the applicable carryforward period. The Company has established a full valuation allowance due to historical cumulative losses and the uncertainty of its ability to generate sufficient taxable income to realize the deferred tax assets.
The utilization of the NOL carryforwards could be subject to annual limitations under Section 382 of the Internal Revenue Code. Section 382 imposes limitations on a corporation’s ability to utilize its NOL carryforwards if it experiences an “ownership change.” In general terms, an ownership change results from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50% over a three-year period. Additionally, net operating losses utilized after 2017 would be limited to 80% of taxable income in years in which NOL carryforwards would be utilized.
Uncertain tax positions are recorded when it is more likely than not that a given tax position would not be sustained upon examination by taxing authorities. Based on positions taken in the Company’s tax filings, the Company has concluded that there are no significant uncertain tax positions requiring disclosure, and there are no material amounts of unrecognized tax benefits.

The CARES Act includes provisions relating to refundable payroll tax credits, deferment of employer’s social security payments, NOL carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. This new legislation did not impact the current year provision. The Company will continue to monitor the possible impacts of the CARES Act in the future periods.

16.	Net Loss Attributable to Common Stockholders
The following table presents the calculation of basic and diluted net loss per share attributable to common stockholders (in thousands, except share and per share amounts):

	2020	2019
Numerator:
Net loss attributable to common stockholders	$(10,521)	$(17,851)
Denominator:
Weighted-average common shares used in computing net loss per share attributable to common stockholders basic and diluted	10,693,984	10,132,242

Net loss per share attributable to common stockholders basic and diluted	$(0.98)	$(1.76)

The following outstanding potentially dilutive common stock equivalents have been excluded from the computation of diluted net loss per share attributable to common stockholders for periods presented due to their anti-dilutive effect:

	2020	2019
Convertible notes	2,752,591	2,575,602
Preferred stock	30,104,000	30,104,000
Common stock warrants	459,100	218,389
Preferred stock warrants	433,356	433,356

Total	33,749,047	33,331,347

17.	Defined Contribution Plan
The Company sponsors a 401(k) defined contribution plan. Participation in the plan is available to substantially all employees. Company contributions to the plan are discretionary. Starting in 2019, the Company made matching contributions of 50.0% of the first 6.0% of each participating employee’s eligible compensation, subject to vesting requirements over four years. Total expense recognized from the 401(k) matching contributions for the years ended December 31, 2020 and December 31, 2019 was $225 and $60, respectively.
In January 2021, the Company amended its defined contribution plan. The amended plan retroactively changes the vesting period of the Company’s matching contributions from four years to one year.

18.	Subsequent Events
For its consolidated financial statements as of December 31, 2020 and for the year then ended, the Company evaluated subsequent events through March 30, 2021, the date the consolidated financial statements were originally available for issuance, and has determined that the following subsequent events require disclosure in the consolidated financial statements:
Options Grants
In January 2021, the Company’s Board of Directors approved 846,209 stock options for grant. The exercise price of the stock options is $14.63.

Business Combination Agreement with Sandbridge Acquisition Corporation
On February 15, 2021, the Company entered into the Business Combination Agreement (the “
Business Combination Agreement
”) with Sandbridge Acquisition Corporation (“
Sandbridge
”) and Project Olympus Merger Sub, Inc. (“
Merger Sub
”). If the Business Combination is consummated, Merger Sub will merge with and into the Company (the “
Merger
”), with the Company surviving the Merger as a wholly owned subsidiary of Sandbridge and then being renamed “Owlet, Inc.” (“
New Owlet
”). The Company’s board of directors unanimously approved the Company’s entry into the Business Combination Agreement.
As a consequence of the Merger, at the effective time of the consummation of the Business Combination (the “
Effective Time
”), (i) each share of the Company’s capital stock that is issued and outstanding immediately prior to the Effective Time will become the right to receive the number of shares of New Owlet’s Class A common stock, par value $0.0001 per share (“
New Owlet common stock
”), equal to the Exchange Ratio (as defined in the Business Combination Agreement); (ii) each option to purchase shares of Owlet common stock, whether vested or unvested, that is not a Cash Elected Company Option (as defined in the Business Combination Agreement) and is outstanding and unexercised as of immediately prior to the Effective Time will be assumed by New Owlet and will automatically become an option (vested or unvested, as applicable) to purchase a number of shares of New Owlet common stock equal to the number of shares of Owlet common stock subject to such option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest whole cent, (iii) subject to certain limitations, each Cash Elected Option that is issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the Cash Election Consideration (as defined in the Business Combination Agreement), (iv) each share of Owlet common stock that is subject to a risk of forfeiture or right of repurchase at the original purchase price as of immediately prior to the Effective Time shall be subject to the same risk of forfeiture or right of repurchase (proportionately adjusted to reflect the Exchange Ratio) which risk of forfeiture or right of repurchase shall lapse in accordance with the same vesting schedule as that of the shares of Owlet common stock that, as of immediately prior to the Effective Time, were subject to a risk of forfeiture or right of repurchase at the original purchase price as of immediately prior to the Effective Time.
The Business Combination Agreement provides that the obligations of the Company to consummate the Merger are conditioned on, among other things, that as of the closing of the transactions contemplated by the Business Combination Agreement, the amount of cash available in Sandbridge’s trust account, after deducting the amount required to satisfy Sandbridge’s obligations to its stockholders (if any) that exercise their rights to redeem their public shares in connection with the stockholders’ approval of such transactions, less any deferred underwriting commissions being held in Sandbridge’s trust account less certain transaction expenses of Sandbridge, is at least equal to $140.0 million. This condition is for the sole benefit of the Company.
The Business Combination Agreement is also subject to the satisfaction or waiver of certain other closing conditions, including, among other things, Owlet and Sandbridge’s performance of their covenants and agreements and no legal restraints or prohibitions preventing the consummation of the transactions.
Amendment to Related Party Convertible Notes and Outstanding Warrants
In connection with a potential business combination, in February 2021, the Company amended its outstanding related party convertible notes payable to provide that the notes will automatically convert into shares of the Company’s convertible preferred stock immediately prior to the consummation of the potential business combination or, at the holder’s election, trigger the repayment of the outstanding principal and accrued interest at the consummation of the potential business combination. Additionally, the Company amended its outstanding convertible preferred stock and common stock warrants to provide that the warrants will be cashless exercised into convertible preferred stock and common stock, respectively, immediately prior to the consummation of the potential business combination if the resulting purchase price of the Company’s convertible preferred stock and common stock exceeds the respective exercise price of the warrants.

SANDBRIDGE ACQUISITION CORPORATION
CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current Assets
Cash	$469,437	$1,287,234
Prepaid expenses	233,413	273,852

Total Current Assets	702,850	1,561,086

Cash and marketable securities held in Trust Account	230,096,373	230,053,249

Total Assets	$230,799,223	$231,614,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued expenses	$4,767,869	$298,328
Accrued offering costs	—	17,000

Total Current Liabilities	4,767,869	315,328
Warrant liability	25,340,000	23,530,000
Deferred underwriting fee payable	8,050,000	8,050,000

Total Liabilities	38,157,869	31,895,328

Commitments and contingencies

Class A common stock subject to possible redemption, 18,764,135 and 19,471,900 shares at June 30, 2021 and December 31, 2020 at $10.00 per share, respectively	187,641,351	194,719,000
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 4,235,865 and 3,528,100 issued and outstanding (excluding 18,764,135 and 19,471,900 shares subject to possible redemption) at June 30, 2021 and December 31, 2020, respectively	424	353
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding at June 30, 2021 and December 31, 2020	575	575
Additional paid-in capital	20,323,844	13,246,266
Accumulated deficit	(15,324,840)	(8,247,187)

Total Stockholders’ Equity	5,000,003	5,000,007

Total Liabilities and Stockholders’ Equity	$230,799,223	$231,614,335

The accompanying notes are an integral part of the unaudited condensed financial statements.

SANDBRIDGE ACQUISITION CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2021 AND THE PERIOD FROM JUNE 23, 2020
(INCEPTION) THROUGH JUNE 30, 2020
(Unaudited)

	For the Three Months Ended June 30, 2021	For the Period from June 23, 2020 (Inception) through June 30, 2020	For the Six Months Ended June 30, 2021
General and administrative expenses	$1,724,347	$1,000	$5,312,596

Loss from operations	(1,724,347)	(1,000)	(5,312,596)

Other income (loss):
Interest earned on investments held in Trust Account	5,738	—	43,125
Miscellaneous income	1,818	—	1,818
Change in fair value of warrants	(6,878,000)	—	(1,810,000)

Loss before benefit from (provision for) income taxes	(8,594,791)	(1,000)	(7,077,653)
Benefit from (Provision for) income taxes	—	—	—

Net Loss	$(8,594,791)	$(1,000)	$(7,077,653)

Weighted average shares outstanding of Class A redeemable common stock	23,000,000	—	23,000,000

Basic and diluted income per share, Class A redeemable common stock	$0.00	$0.00	$0.00

Weighted average shares outstanding of Class B non-redeemable common stock	5,750,000	5,000,000	5,750,000

Basic and diluted net income (loss) per share, Class B non-redeemable common stock	$(1.49)	$0.00	$(1.23)

The accompanying notes are an integral part of the unaudited condensed financial statements.

SANDBRIDGE ACQUISITION CORPORATION
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND THE PERIOD FROM JUNE 23, 2020
(INCEPTION) THROUGH JUNE 30, 2020
(Unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	3,528,100	$353	5,750,000	$575	$13,246,266	$(8,247,187)	$5,000,007
Change in value of common stock subject to possible redemption	(151,714)	(15)	—	—	(1,517,125)	—	(1,517,140)
Net Income	—	—	—	—	—	1,517,138	1,517,138

Balance – March 31, 2021 (unaudited)	3,376,386	$338	5,750,000	$575	$11,729,141	$(6,730,049)	$5,000,005
Change in value of common stock subject to possible redemption	859,479	86	—	—	8,594,703	—	8,594,789
Net loss	—	—	—	—	—	(8,594,791)	(8,594,791)

Balance – June 30, 2021 (unaudited)	4,235,865	$424	5,750,000	$575	$20,323,844	$(15,324,840)	$5,000,003

Balance – June 23, 2020 (Inception)	—	—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor (1)	—	—	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	—	—	(1,000)	(1,000)

Balance – June 30, 2020 (unaudited)	—	$—	5,750,000	$575	$24,425	$(1,000)	$24,000

(1)
Includes 750,000 shares of Class B common stock that were subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. The over-allotment option was exercised in full.

The accompanying notes are an integral part of the unaudited condensed financial statements.

SANDBRIDGE ACQUISITION CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND THE PERIOD FROM JUNE 23, 2020
(INCEPTION) THROUGH JUNE 30, 2020
(Unaudited)

	For the Six Months Ended June 30, 2021	For the Period from June 23, 2020 (Inception) through June 30, 2020
Cash Flows from Operating Activities:
Net loss	$(7,077,653)	$(1,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	1,810,000	—
Interest earned on investments held in Trust Account	(43,125)	—
Changes in operating assets and liabilities:
Prepaid expenses	40,439	—
Accrued expenses	4,469,542	1,000

Net cash used in operating activities	(800,797)	—

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Payment of offering costs	(17,000)	—

Net cash provided by (used in) financing activities	(17,000)	25,000

Net Change in Cash	(817,797)	25,000
Cash – Beginning of period	1,287,234	—

Cash – End of period	$469,437	$25,000

Non-Cash financing activities:
Change in value of Class A common stock subject to possible redemption	$(7,077,649)	$—
Deferred offering costs included in accrued offering costs	$—	$85,000
The accompanying notes are an integral part of the unaudited condensed financial statements.

SANDBRIDGE ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
As of June 30, 2021, Sandbridge Acquisition Corporation (the “Company” or “Sandbridge”), our predecessor, was a blank check company incorporated in Delaware on June 23, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
On July 15, 2021 (the “Closing Date”), the Company completed the previously announced Business Combination pursuant to that certain business combination agreement (the “Business Combination Agreement”) with Project Olympus Merger Sub, Inc., a wholly owned subsidiary of Sandbridge (“Merger Sub”), and Owlet Baby Care Inc. (“Old Owlet”). Immediately upon the completion of the Business Combination, the Company was renamed “Owlet, Inc.” and Merger Sub was merged with and into Old Owlet, with Old Owlet surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). The Business Combination is documented in greater detail in Notes 6 and 11.
As of June 30, 2021, the Company had not commenced any operations. All activity for the period from June 23, 2020 (inception) through June 30, 2021 related to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below and, subsequent to the Initial Public Offering, consummation of the Business Combination. The Company generated non-operating
income in the form of interest income on the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on September 14, 2020. On September 17, 2020, the Company completed the Initial Public Offering of 23,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which included the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company completed the sale of 6,600,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Sandbridge Acquisition Holdings LLC (the “Sponsor”), generating gross proceeds of $6,600,000, which is described in Note 4.
Following the closing of the Initial Public Offering on September 17, 2020, an amount of $230,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States. The funds in the Trust Account were invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the completion of the Business Combination.

SANDBRIDGE ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form
10-Q
and Article 8 of Regulation
S-X
of the Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form
10-K/A,
as filed with the SEC on May 26, 2021. The interim results for the six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the period ending December 31, 2021, or for any future annual or interim periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Liquidity and Going Concern
At June 30, 2021, our cash position and history of losses required management to assess our ability to continue operating as a going concern, according to Financial Accounting Standards Board (“FASB”) Accounting Standards Update
No. 2014-15,
“Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Management evaluated the Company’s history of losses and negative working capital and determined that, as of June 30, 2021, these factors raise substantial doubt about our ability to continue as a going concern, unless we take actions to alleviate those conditions. Our primary sources of liquidity have been funds generated from our equity and debt financings.
Use of Estimates
The preparation of condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates made in preparing these condensed financial statements include, among other things, (1) the measurement of derivative warrant liabilities and (2) accrued expenses.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents held outside the Trust Account as of June 30, 2021 or December 31, 2020. The Company had $469,437 and $1,287,234 in cash held outside the Trust Account as of June 30, 2021 and December 31, 2020, respectively.

SANDBRIDGE ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Cash and Investments Held in Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are
Held-to-maturity
treasury securities in accordance with Accounting Standards Codification (“ASC”) Topic 320, “Investments – Debt and Equity Securities,” which are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. The estimated fair values of investments held in the Trust Account are determined using available market information. The Company held $753 in cash and $230,095,620 in U.S. Treasury Money Market Mutual Funds in the Trust Account as of June 30, 2021. At December 31, 2020, assets held in the Trust Account were comprised of $753 in cash and $230,052,496 in U.S. Treasury securities.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2021 and December 31, 2020, 18,764,135 and 19,471,900, respectively, shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.
Offering Costs
Offering costs consist of underwriting, legal, accounting and other costs incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounting to $12,368,806 were charged to stockholders’ equity upon the completion of the Initial Public Offering.
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480 and ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own shares of common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in
capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash
gain or loss on the condensed statements of operations. The fair value of the warrants is estimated using quoted prices in an active market (see Note 9). The Private Placement Warrants are nearly identical to the Public Warrants (as defined below), except that the Private Placement Warrants are subject to certain transfer restrictions and restrictions on liquidity, and the valuation for the Private Placement Warrants were based on the valuation of the trading Public Warrants.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, “Income Taxes” (ASC 740). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since its inception.
Net Income (Loss) per Common Share
Net income (loss) per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 18,100,000 shares of Class A common stock in the calculation of diluted income per share, since the $11.50 exercise of the warrants was above the average market price of the Company’s Class A Common stock for the six months ended June 30, 2021.

SANDBRIDGE ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

The Company’s condensed statements of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class
method of income (loss) per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class B non-redeemable
common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock, net of applicable franchise and income taxes, by the weighted average number of Class B non-redeemable
common stock outstanding for the period. Class B
non-redeemable
common stock includes the Founder Shares (as defined in Note 5) as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.
The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$5,738	$43,125
Less: Income and franchise tax	(5,738)	(43,125)

Redeemable Net Earnings	$—	$—
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	23,000,000	23,000,000

Earnings/Basic and Diluted Redeemable Class A Common Stock	$0.00	$0.00

Non-Redeemable Class B Common Stock
Numerator: Net Income (loss) minus Redeemable Net Earnings
Net Income (Loss)	$(8,594,791)	$(7,077,653)
Redeemable Net Earnings	—	—

Non-Redeemable Net Earnings	$(8,594,791)	$(7,077,653)
Denominator: Weighted Average Non-Redeemable Class B Common Stock
Non-Redeemable Class B Common Stock, Basic and Diluted	5,750,000	5,750,000

Income (Loss)/Basic and Diluted Non-Redeemable Class B Common Stock	$(1.49)	$(1.23)

SANDBRIDGE ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 23,000,000 Units, which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,600,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $6,600,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On July 3, 2020, the Sponsor purchased 5,750,000 shares of the Company’s Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. In August 2020, the Sponsor transferred 40,000 Founder Shares to independent director Mr. De Sole, 25,000 Founder Shares to independent director Mr. Toubassy and 30,000 Founder Shares to advisor Mr. Hilfiger at their original per share purchase price. In October 2020, the Sponsor transferred 40,000 Founder Shares to independent director Mr. Goss. The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would collectively represent approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, 750,000 Founder Shares are no longer subject to forfeiture.
In connection with the Business Combination Agreement, the Sponsor and certain of our initial stockholders, directors and officers entered into a Sponsor Letter Agreement, dated as of February 15, 2021, pursuant to which the Sponsor and each other holder of Founder Shares agreed, among other things, (a) to appear at the special meeting for the Business Combination or otherwise cause its shares to be counted as present for the purpose of establishing quorum; (b) to vote (or execute a written consent), or cause to be voted (or consent to be granted) any Company common stock and Founder Shares owned by it, him or her at such special meeting in person, or by proxy, in favor of the Business Combination and the adoption of the Business Combination Agreement and the transactions contemplated thereby; (c) to vote (or execute a written consent) or cause to be voted (or consent to be granted) any Company common stock or Founder Shares owned by it, him or her at such special meeting in person, or by proxy, against any alternative business combination or any action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Business Combination or any of the related transactions or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement or the Sponsor under the Sponsor Letter Agreement; and (d) not redeem any shares of Founder Shares owned by it, him or her in connection with the stockholder approval. Pursuant to the Sponsor Letter Agreement, a percentage of Class A common stock held by the Sponsor is subject to certain time and performance-based vesting provisions.
The parties to the Sponsor Letter Agreement have also agreed, subject to certain exceptions, not to transfer any Founder Shares or Private Placement Warrants (or any shares of common stock issued or issuable upon exercise thereof) until the earlier of (A) 18 months after the closing of the Business Combination (the “Closing”) or (B)(i) with respect to one-third
(1/3) of the Founder Shares and
one-third
(1/3) of the Private Placement Warrants (or any shares of common stock issued or issuable upon exercise thereof) if the closing price of the New Owlet (as defined below) common stock equals or exceeds $12.50 per share for any 20 trading days within any
30-trading
day period commencing at least 240 days following the Closing and (ii) with respect to an additional one-third
(1/3) of the Founder Shares and
one-third
(1/3) of the Private Placement Warrants (or any shares of common stock issued or issuable upon exercise thereof) if the closing price of the New Owlet common stock equals or exceeds $15.00 per share for any 20 trading days within any
30-trading
day period commencing at least 240 days following the Closing.

SANDBRIDGE ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Administrative Support Agreement
The Company entered into an agreement, commencing on September 14, 2020, to pay an affiliate of the Sponsor up to $10,000 per month for office space, utilities and secretarial and administrative services. Upon completion of the Business Combination, the Company ceased paying these monthly fees. For the three months and six months ended June 30, 2021, the Company incurred and paid $30,000 and $60,000, respectively, in fees for these services.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SANDBRIDGE ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Underwriting Agreement
Certain of the underwriters of the Initial Public Offering are entitled to a deferred fee of $0.35 per Unit, or $8,050,000 in the aggregate. The deferred fee became payable to the underwriters from the amounts held in the Trust Account upon consummation of the Business Combination. The underwriters did not receive any upfront underwriting discount or commissions on the 1,980,000 Units purchased by the PIMCO private funds or their respective affiliates but will receive deferred underwriting commissions with respect to such Units.
Business Combination Agreement
On February 15, 2021, the Company entered into the Business Combination Agreement. In connection with the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”), the Company was renamed “Owlet, Inc.” and is referred to herein as “New Owlet” as of the time following such change of name.
As a consequence of the Business Combination, each share of the Company’s Class B common stock that was issued and outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) was automatically converted into a share of New Owlet Class A common stock (“New Owlet common stock”) on a one-for-one
basis in accordance with the terms of the Company’s amended and restated certificate of incorporation, dated September 14, 2020. The Business Combination had no effect on the Company’s Class A common stock that was issued and outstanding as of immediately prior to the Effective Time, which continues to remain outstanding.
As a consequence of the Merger, at the Effective Time, (i) each share of Old Owlet capital stock that was issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive the number of shares of New Owlet common stock equal to the Exchange Ratio (as defined in the Business Combination Agreement), rounded down to the nearest whole share; (ii) each option to purchase shares of Old Owlet common stock, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time was assumed by New Owlet and automatically become an option (vested or unvested, as applicable) to purchase a number of shares of New Owlet common stock equal to the number of shares of Old Owlet common stock subject to such option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest whole cent, except that, subject to specified limitations, holders of vested options could instead elect to receive a cash payment in lieu of assumption of a portion of their vested options up to an aggregate cap of $10 million; and (iii) each share of Old Owlet common stock that was subject to a risk of forfeiture or right of repurchase at the original purchase price as of immediately prior to the Effective Time is subject to the same risk of forfeiture or right of repurchase (proportionately adjusted to reflect the Exchange Ratio) which risk of forfeiture or right of repurchase shall lapse in accordance with the same vesting schedule as that of the Old Owlet restricted stock.
The Business Combination closed on July 15, 2021, following the receipt of the required approval by the Company’s and Old Owlet’s stockholders and the fulfillment of other customary closing conditions. See Note 11.
NOTE 7. STOCKHOLDERS’ EQUITY
Preferred Stock —
The Company was authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding. Effective with the Business Combination, the Company is authorized to issue 100,000,000 of Preferred Stock with a par value of $0.0001.
Class
 A Common Stock —
The Company was authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At June 30, 2021 and December 31, 2020, there were 4,235,865 and 3,528,100 shares of Class A common stock issued and outstanding, respectively, excluding 18,764,135 and 19,471,900 shares of Class A common stock subject to possible redemption. Effective with the Business Combination, the Company is authorized to issue 1,000,000,000 of Class A Common Stock with a par value of $0.0001.
Class
 B Common Stock —
The Company was authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. At June 30, 2021 and December 31, 2020, there were 5,750,000 shares of Class B common stock issued and outstanding. Holders of Class B common stock are entitled to one vote for each share. Prior to the Business Combination, only holders of shares of Class B common stock have the right to vote on the election of directors. The shares of Class B common stock automatically converted into shares of Class A common stock at the time of the Business Combination on a one-for-one
basis. Following the Business Combination, the Company is not authorized to issue shares of Class B common stock.
As of June 30, 2021, holders of Class A common stock and Class B common stock voted together as a single class on all matters submitted to a vote of stockholders except as required by law.

SANDBRIDGE ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 8. WARRANTS
Warrants —
Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Initial Public Offering and (b) 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective within 60 business days after the closing of the Business Combination and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if shares of the Class A common stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3 (a)(9) of the Securities Act or another exemption.

SANDBRIDGE ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Redemption of warrants when the price per Class
 A common stock equals or exceeds $18.00.
Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per Class
 A common stock equals or exceeds $10.00.
Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock determined based on the redemption date and the “fair market value” of the Class A common stock;

•
if, and only if, the closing price of the Class A common stock equals or exceeds $10.00 per share for any 20 trading days within the
30-trading
day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•
if the closing price of the Class A common stock for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share, the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A common share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsors or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

SANDBRIDGE ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable
so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 9. FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
At June 30, 2021, assets held in the Trust Account were comprised of $753 in cash and $230,095,620 in U.S. Treasury Money Market Mutual Funds. At December 31, 2020, assets held in the Trust Account were comprised of $753 in cash and $230,052,496 in U.S. Treasury Bills. During the six months ended June 30, 2021 and year ended December 31, 2020, the Company did not withdraw any interest income from the Trust Account to pay its franchise taxes.
At June 30, 2021 and December 31, 2020, there were 11,500,000 Public Warrants and 6,600,000 Private Placement Warrants outstanding.
There were no transfers into or out of Level 3 during the six months ended June 30, 2021.
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The fair value of marketable securities and warrant liabilities at June 30, 2021 and December 31, 2020, are as follows:

Description	June 30, 2021	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash and marketable securities held in Trust Account	$230,096,373	$230,096,373	$—	$—

Liabilities:
Warrant Liability – Public Warrants	$16,100,000	$16,100,000	$—	$—

Warrant Liability – Private Placement Warrants	$9,240,000	$—	$9,240,000	$—

Description	December 31, 2020	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash and marketable securities held in Trust Account	$230,053,249	$230,053,249	$—	$—

Liabilities:
Warrant Liability – Public Warrants	$14,950,000	$14,950,000	$—	$—

Warrant Liability – Private Placement Warrants	$8,580,000	$—	$8,580,000	$—

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The gross holding gains and fair value of held-to-maturity
securities at December 31, 2020 are as follows:

Held-To-Maturity	Level	Amortized Cost	Gross Holding Loss	Fair Value
December 31, 2020 U.S. Treasury Securities (Mature on 3/18/2021)	1	$230,052,496	$4,291	$230,056,787

SANDBRIDGE ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 10. INCOME TAX
The Company’s net deferred tax assets are as follows:

	June 30, 2021	December 31, 2020
Deferred tax asset
Net operating loss carryforward	$10,920	$10,861
Change in fair value of warrants	(380,100)	—
Organizational costs/Startup expenses	1,115,645	78,848

Total deferred tax asset	746,465	89,709
Valuation allowance	(746,465)	(89,709)

Deferred tax asset, net of allowance	$—	$—

The income tax provision consists of the following:

	June 30, 2021	December 31, 2020
Federal
Current	$—	$—
Deferred	(746,465)	(89,709)

State
Current	$—	$—
Deferred	—	—
Change in valuation allowance	746,465	89,709

Income tax provision	$—	$—

As of June 30, 2021, the Company had a U.S. federal net operating loss carryover of approximately $52,000 available to offset future taxable income.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For three months and six months ended June 30, 2021, the change in the valuation allowance was $746,465 and $1,082,267, respectively.
A reconciliation of the federal income tax rate to the Company’s effective tax rate at June 30, 2021 is as follows:

Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in fair value of warrant liability	10.7%
Change in valuation allowance	-31.7%

Income tax provision	0.0%

SANDBRIDGE ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 11. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were available to be issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements. For further information regarding the Business Combination and related transactions described below, see the Company’s Current Report on Form
8-K
filed with the SEC on July 21, 2021, as amended.
On July 15, 2021 (the “Closing Date”), the Company completed the Business Combination, was renamed “Owlet, Inc.” and is referred to herein as “New Owlet” following the consummation (the “Closing”) of the transactions described below. As a consequence of the Business Combination, each share of Sandbridge Class B common stock that was issued and outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) was converted, on a one-for-one
basis, into a share of New Owlet Class A common stock (“New Owlet common stock”). The Business Combination had no effect on the Sandbridge Class A common stock that was issued and outstanding as of immediately prior to the Effective Time, which continues to remain outstanding. As a consequence of the Merger, at the Effective Time, and as further described in this proxy statement/prospectus, (i) each share of Old Owlet capital stock (as defined herein) that was issued and outstanding immediately prior to the Effective Time became the right to receive the number of shares of New Owlet common stock equal to the Exchange Ratio (as defined herein); (ii) each option to purchase shares of Old Owlet common stock, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time was assumed by New Owlet and automatically became an option (vested or unvested, as applicable) to purchase a number of shares of New Owlet common stock equal to the number of shares of Old Owlet common stock subject to such option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest whole cent, except that, subject to certain limitations, holders of vested options could instead elect to receive a cash payment in lieu of assumption of a portion of their vested options; and (iii) each share of Old Owlet common stock that was subject to a risk of forfeiture or right of repurchase at the original purchase price as of immediately prior to the Effective Time is subject to the same risk of forfeiture or right of repurchase (proportionately adjusted to reflect the Exchange Ratio) which risk of forfeiture or right of repurchase shall lapse in accordance with the same vesting schedule as that of the Old Owlet Restricted Stock.
Concurrently with the execution of the Business Combination Agreement, Sandbridge entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors purchased, immediately prior to the Closing, an aggregate of 12,968,000 shares of Sandbridge Class A common stock at a purchase price of $10.00 per share (the “PIPE Financing”). Sandbridge’s units, Class A common stock and public warrants were publicly traded on the New York Stock Exchange (“NYSE”) under the symbols “SBG.U,” “SBG” and “SBG WS,” respectively. Upon the Closing, the New Owlet common stock and public warrants were listed on the NYSE under the symbols “OWLT” and “OWLT WS,” respectively. New Owlet does not have units traded following the Closing. A total of 19,758,773 shares of Class A common stock were presented for redemption in connection with the Business Combination (the “Redemptions”). As a result, there was approximately $32.4 million remaining in the Trust Account following redemptions. Combined with the $129.7 million in gross proceeds from a concurrent private placement, there was approximately $135.4 million of cash available to the combined company from the transaction, after deducting transaction fees and expenses.
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Sandbridge will be treated as the “acquired” company for accounting purposes and the financial statements of the post-combination company will represent a continuation of the financial statements of Old Owlet with the acquisition being treated as the equivalent of Old Owlet issuing stock for the net assets of Sandbridge, accompanied by a recapitalization. The net assets of Sandbridge will be stated at historical cost, with no goodwill or other intangible assets recorded.
The preponderance of evidence as described below is indicative that Old Owlet is the accounting acquirer in the Business Combination based on evaluation of the following facts and circumstances under both the no and maximum redemption scenarios:

•	Old Owlet stockholders will have the largest voting interest in the post-combination company;

•	the board of directors of the post-combination company will have up to nine members, and Old Owlet will have the ability to nominate the majority of the members of the board of directors;

•	Old Owlet management will continue to hold executive management roles for the post-combination company and be responsible for the day-to-day operations;

•	the post-combination company will assume the Old Owlet name;

•	the post-combination company will maintain the current Old Owlet headquarters; and

•	the intended strategy of the post-combination entity will continue Old Owlet’s current strategy of product development and market penetration.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of
Sandbridge Acquisition Corporation
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Sandbridge Acquisition Corporation (the “
Company
”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from June 23, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 23, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Financial Statements
As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled
Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)
(the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“
PCAOB
”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
May 26, 2021

SANDBRIDGE ACQUISITION CORPORATION
BALANCE SHEET
DECEMBER 31, 2020
(As Restated)

ASSETS
Current assets
Cash	$1,287,234
Prepaid expenses	273,852

Total Current Assets	1,561,086

Cash and investments held in Trust Account	230,053,249

Total Assets	$231,614,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$298,328
Accrued offering costs	17,000

Total Current Liabilities	315,328

Warrant liability, at fair value	23,530,000
Deferred underwriting fee payable	8,050,000

Total Liabilities	31,895,328

Commitments and contingencies

Class A common stock subject to possible redemption, 19,471,900 shares at $10.00 per share redemption value	194,719,000

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 3,528,100 shares issued and outstanding (excluding 19,471,900 shares subject to possible redemption)	353
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding	575
Additional paid-in capital	13,246,266
Accumulated deficit	(8,247,187)

Total Stockholders’ Equity	5,000,007

Total Liabilities and Stockholders’ Equity	$231,614,335

The accompanying notes are an integral part of the financial statements

SANDBRIDGE ACQUISITION CORPORATION
STATEMENT OF OPERATIONS
FOR THE PERIOD JUNE 23, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)

General and administrative expenses	$480,436

Loss from operations	(480,436)

Other income (expense):
Transaction costs allocated to warrant liability	(580,000)
Change in fair value of warrants	(7,240,000)
Interest earned on investments held in Trust Account	53,249

Loss before provision for income taxes	(8,247,187)
Provision for income taxes	—

Net loss	$(8,247,187)

Weighted average shares outstanding of Class A redeemable common stock	23,000,000

Basic and diluted loss per share, Class A redeemable common stock	$—

Weighted average shares outstanding of Class B non-redeemable common stock	5,435,083

Basic and diluted net loss per share, Class B non-redeemable common stock	$(1.51)

The accompanying notes are an integral part of the financial statements

SANDBRIDGE ACQUISITION CORPORATION
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD JUNE 23, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – June 23, 2020 (Inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B common stock to Sponsor	—	—	5,750,000	575	24,425	—	25,000

Sale of 23,000,000 Units, net of fair value allocated to public warrants	23,000,000	2,300	—	—	195,510,323	—	195,512,623

Transaction costs net of allocation to warrant liabilities	—	—	—	—	(12,368,806)	—	(12,368,806)

Proceeds in excess of fair value from sale of private Placement Warrants	—	—	—	—	660,000	—	660,000

Common stock subject to possible redemption	(19,471,900)	(1,947)	—	—	(194,717,288)	—	(194,719,235)

Net loss	—	—	—	—	—	(8,247,187)	(8,247,187)

Balance – December 31, 2020 (as restated)	3,528,100	$353	5,750,000	$575	$13,246,266	$(8,247,187)	$5,000,007

The accompanying notes are an integral part of the financial statements

SANDBRIDGE ACQUISITION CORPORATION
STATEMENT OF CASH FLOWS
FOR THE PERIOD JUNE 23, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)

Cash Flows from Operating Activities:
Net loss	$(8,247,187)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	7,240,000
Transaction costs allocated to warrant liability	580,000
Interest earned on investments held in Trust Account	(53,249)
Changes in operating assets and liabilities:
Prepaid expenses	(273,852)
Accrued expenses	298,328

Net cash used in operating activities	(455,960)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(230,000,000)

Net cash used in investing activities	(230,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	225,796,000
Proceeds from sale of Private Placement Warrants	6,600,000
Proceeds from promissory note – related party	250,000
Repayment of promissory note – related party	(250,000)
Payment of offering costs	(677,806)

Net cash provided by financing activities	231,743,194

Net Change in Cash	1,287,234
Cash – Beginning of period	—

Cash – End of period	$1,287,234

Non-Cash Financing Activities:
Initial classification of Class A common stock subject to possible redemption	$202,384,370

Change in value of Class A common stock subject to possible redemption	$(7,665,370)

Deferred underwriting fee payable	$8,050,000

Offering costs included in accrued offering costs	$17,000

The accompanying notes are an integral part of the financial statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Sandbridge Acquisition Corporation (the “
Company
”) was incorporated in Delaware on June 23, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “
Business Combination
”).
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from June 23, 2020 (inception) through December 31, 2020 related to the Company’s formation, the initial public offering (“
Initial Public Offering
”), which is described below and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on September 14, 2020. On September 17, 2020 the Company completed the Initial Public Offering of 23,000,000 units (the “
Units
” and, with respect to the shares of Class A common stock included in the Units sold, the “
Public Shares
”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000, which is described in Note 4.
Simultaneously with the closing of the Initial Public Offering, the Company completed the sale of 6,600,000 warrants (the “
Private Placement Warrants
”) at a price of $1.00 per Private Placement Warrant in a private placement to Sandbridge Acquisition Holdings LLC (the “
Sponsor
”), generating gross proceeds of $6,600,000, which is described in Note 5.
Transaction costs amounted to $12,948,806, consisting of $4,204,000 in cash underwriting fees, $8,050,000 of deferred underwriting fees and $694,806 of other offering costs.
Following the closing of the Initial Public Offering on September 17, 2020, an amount of $230,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “
Trust Account
”) located in the United States. The funds in the Trust Account are invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “
Investment Company Act
”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.
Substantially all of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants are intended to be applied generally toward consummating a Business Combination, and the Company’s management has broad discretion to identify targets for such a potential Business Combination and over the specific application of the funds held in the Trust Account if and when such funds are properly released from the Trust Account. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target business or assets sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide its holders of the outstanding Public Shares (the “
public stockholders
”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange rules and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “
Amended and Restated Certificate of Incorporation
”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“
SEC
”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange rules, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6), and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial
business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until September 17, 2022, or such later date as a result of a stockholder vote to amend the Amended and Restated Certificate of Incorporation, to complete a Business Combination (the “
Combination Period
”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable. This liability will not apply with respect to claims by a third party who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “
Securities Act
”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
In April 2021, the Company concluded that, because of a misapplication of the accounting guidance related to the Public Warrants (as defined in Note 4) and Private Placement Warrants that the Company issued in September 2020, the Company’s previously issued financial statements for the Affected Period should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Period included in this Annual Report.
In May 2021, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic
815-40,
Contracts in Entity’s Own Equity. ASC
Section 815-40-15
addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC
Section 815-40-15,
a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. An instrument would be considered indexed to an entity’s own stock if its settlement amount were equal to the difference between the fair value of a fixed number of the entity’s equity shares and a fixed monetary amount or an instrument that includes variables that would be inputs to the fair value of a fixed-for-fixed
forward or option on equity shares. Based on its evaluation, management concluded that the Company’s warrants are not indexed to the Company’s common stock in the manner contemplated by ASC
Section 815-40-15
because the holder of the instrument is not an input into the pricing of a fixed-for-fixed
option on equity shares.
The Company previously accounted for its outstanding warrants as components of equity instead of as derivative liabilities. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant.
As a result of the above, the Company is reclassifying the warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported cash and cash equivalents, total assets, or cash flows.
The following summarizes the effect of the Restatement on each financial statement line item for each period presented herein and as of the date of the Company’s consummation of its IPO.

	As Previously Reported	Adjustments	As Restated
Balance sheet as of September 17, 2020 (audited)
Warrant Liability	$—	$16,290,000	$16,290,000
Total Liabilities	8,579,943	16,290,000	24,869,943
Class A Common Stock Subject to Possible Redemption	218,646,370	(16,290,000)	202,384,370
Class A common stock	113	163	276
Additional Paid-in Capital	5,001,136	579,837	5,580,973
Accumulated Deficit	(1,818)	(580,000)	(581,818)
Total Stockholders’ Equity	5,000,006	—	5,000,006

Balance sheet as of September 30, 2020 (unaudited)
Warrant Liability	$—	$16,109,000	$16,109,000
Total Liabilities	8,101,692	16,109,000	24,210,692
Class A Common Stock Subject to Possible Redemption	218,646,030	(16,109,000)	202,537,030
Class A common stock	114	161	275
Additional Paid-in Capital	5,029,475	398,839	5,428,314
Accumulated deficit	(30,155)	(399,000)	(429,155)
Total Stockholders’ Equity	5,000,009	—	5,000,009

Balance sheet as of December 31, 2020 (audited)
Warrant Liability	$—	$23,530,000	$23,530,000
Total Liabilities	8,365,328	23,530,000	31,895,328
Class A Common Stock Subject to Possible Redemption	218,249,000	(23,530,000)	194,719,000
Class A Common Stock	118	235	353
Additional Paid-in Capital	5,426,501	7,819,765	13,246,266
Accumulated Deficit	(427,187)	(7,820,000)	(8,247,187)
Total Stockholders’ Equity	5,000,007	—	5,000,007

Statement of operations for the three months ended September 30, 2020 (unaudited)
Change in fair value of warrant liability	—	181,000	181,000
Transaction costs allocated to warrant liability	—	(580,000)	(580,000)
Loss before provision for income taxes	(30,155)	(399,000)	(429,155)
Net loss	(30,155)	(399,000)	(429,155)
Basic and diluted net loss per share:
Class B common stock	(0.01)	(0.06)	(0.07)

Statement of operations for the Period from June 23, 2020 (inception) to September 30, 2020 (unaudited)
Change in fair value of warrant liability	—	181,000	181,000
Transaction costs allocated to warrant liability	—	(580,000)	(580,000)
Loss before provision for income taxes	(30,155)	(399,000)	(429,155)
Net loss	(30,155)	(399,000)	(429,155)
Basic and diluted net loss per share:
Class B common stock	(0.01)	(0.06)	(0.07)

	As Previously Reported	Adjustments	As Restated
Statement of operations for the Period from June 23, 2020 (inception) to December 31, 2020 (audited)
Change in fair value of warrant liability	—	(7,240,000)	(7,240,000)
Transaction costs allocated to warrant liability	—	(580,000)	(580,000)
Net loss	(427,187)	(7,820,000)	(8,247,187)
Basic and diluted net loss per share:
Class B common stock	(0.08)	(1.43)	(1.51)

Cash flow statement for the period from June 23, 2020 (inception) to September 30, 2020 (unaudited)
Net loss	(30,155)	(399,000)	(429,155)
Change in fair value of warrant liability	—	(181,000)	(181,000)
Transaction costs allocated to warrant liability	—	580,000	580,000
Net cash used in operating activities	(24,003)	—	(24,003)

Cash flow statement for the period from June 23, 2020 (inception) to December 31, 2020 (audited)
Net loss	(427,187)	(7,820,000)	(8,247,187)
Change in fair value of warrant liability	—	7,240,000	7,240,000
Transaction costs allocated to warrant liability	—	580,000	580,000
Net cash used in operating activities	(455,960)	—	(455,960)
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“
U.S. GAAP
”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “
SEC
”).
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “
JOBS Act
”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates
The preparation of financial statements in conformity with U.S GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.
Cash and Investments Held in Trust Account
The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity
in accordance with ASC Topic 320 “Investments - Debt and Equity Securities.”
Held-to-maturity
securities are those securities which the Company has the ability and intent to hold until maturity.
Held-to-maturity
treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts.
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own shares of common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in
capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash
gain or loss on the statements of operations.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC” Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, 19,471,900 shares of Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Offering Costs
Offering costs consist of underwriting, legal, accounting and other costs incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounting to $12,368,806 were charged to stockholders’ equity upon the completion of the Initial Public Offering. Offering costs of $580,000 allocated to the issuance of warrants were expensed and included in net loss.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Income (Loss) per Common Share
Net income (loss) per common share is computed by dividing net income by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 18,100,000 shares of Class A common stock in the calculation of diluted income per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class
method of income (loss) per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class B non-redeemable
common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock, net of applicable franchise and income taxes, by the weighted average number of Class B non-redeemable
common stock outstanding for the period. Class B
non-redeemable
common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

For the Period From June 23, 2020 (inception) Through December 31, 2020
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$53,249
Less: Company’s portion available to pay taxes	(53,249)

Net Earnings	$—
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	23,000,000

Earnings/Basic and Diluted Redeemable Class A Common Stock	$—

Non-Redeemable Class B Common Stock
Numerator: Net Income (Loss) minus Redeemable Net Earnings
Net Income (Loss)	$(8,247,187)
Redeemable Net Earnings	—

Non-Redeemable Net Loss	$(8,247,187)
Denominator: Weighted Average Non-Redeemable Class B Common Stock
Non-Redeemable Class B Common Stock, Basic and Diluted	5,435,083

Loss/Basic and Diluted Non-Redeemable Class B Common Stock	$(1.51)

As of December 31, 2020, basic and diluted shares are the same as there are no non-redeemable
securities that are dilutive to the Company’s stockholders.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 4. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 23,000,000 Units, which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half
of one redeemable warrant (“
Public Warrant
”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 9).
NOTE 5. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,600,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $6,600,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 9). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.
NOTE 6. RELATED PARTY TRANSACTIONS
Founder Shares
On July 3, 2020, the Sponsor purchased 5,750,000 shares of the Company’s Class B common stock (the “
Founder Shares
”) for an aggregate purchase price of $25,000. In August 2020, the Sponsor transferred 40,000 Founder Shares to independent director Mr. De Sole, 25,000 Founder Shares to independent director Mr. Toubassy and 30,000 Founder Shares to advisor Mr. Hilfiger at their original per share purchase price. The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would collectively represent approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, 750,000 Founder Shares are no longer subject to forfeiture.
The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.
Administrative Support Agreement
The Company entered into an agreement, commencing on September 14, 2020, to pay an affiliate of the Sponsor up to $10,000 per month for office space, utilities and secretarial and administrative services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the period from June 23, 2020 (inception) through December 31, 2020, the Company incurred and paid $40,000 in fees for these services.
Promissory Note – Related Party
On July 3, 2020, the Sponsor issued an unsecured promissory note to the Company (the “
Promissory Note
”), pursuant to which the Company could borrow up to an aggregate principal amount of $250,000. The Promissory Note was non-interest
bearing and payable on the earlier of March 31, 2021 and the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $250,000 was repaid at the closing of the Initial Public Offering on September 17, 2020.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“
Working Capital Loans
”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to

$1,500,000 of such Working Capital Loans may be converted into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. The warrants would be identical to the Private Placement Warrants. As of December 31, 2020, no Working Capital Loans were outstanding.
NOTE 7. COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration Rights
Pursuant to a registration and stockholder rights agreement entered into on September 14, 2020, holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A common stock). Any holder of at least 20% of the outstanding registrable securities owned by these holders will be entitled to make up to two demands, excluding short form demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration and stockholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act. The Company will bear certain expenses incurred in connection with the filing of any such registration statements.
In addition, pursuant to the registration and stockholder rights agreement, upon consummation of a Business Combination, the Sponsor and the future holders of Founder Shares (or securities into which the Founder Shares convert) held by the Sponsor will be entitled to designate three individuals for nomination for election to the Company’s board of directors for so long as they continue to hold, collectively, at least 50% of the Founder Shares (or the securities into which such Founder Shares convert) held by such persons on the date of this prospectus. Thereafter, such initial stockholders will be entitled to designate (i) two individuals for nomination for election to the Company’s board of directors for so long they continue to hold, collectively, at least 30% of the Founder Shares (or the securities into which such Founder Shares convert) held by such persons on the date of this prospectus and (ii) one individual for nomination for election to the Company’s board of directors for so long they continue to hold, collectively, at least 20% of the Founder Shares (or the securities into which such Founder Shares convert) held by such persons on the date of this prospectus.
Underwriting Agreement
Certain of the underwriters of the Initial Public Offering are entitled to a deferred fee of $0.35 per Unit, or $8,050,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The underwriters did not receive any upfront underwriting discount or commissions on the 1,980,000 Units purchased by the PIMCO private funds or their respective affiliates but will receive deferred underwriting commissions with respect to such Units.
NOTE 8. STOCKHOLDERS’ EQUITY
Preferred Stock
— The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no shares of preferred stock issued or outstanding.
Class
 A Common Stock
— The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020, there were 3,528,100 shares of Class A common stock issued and outstanding, excluding 19,471,900 shares of Class A common stock subject to possible redemption.
Class
 B Common Stock
— The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. At December 31, 2020, there were 5,750,000 shares of Class B common stock issued and outstanding. Holders of Class B common stock are entitled to one vote for each share. Prior to the Business Combination, only holders of shares of Class B common stock have the right to vote on the election of directors.
Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one
basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted
basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).
NOTE 9. WARRANTS
Warrants
— Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Initial Public Offering and (b) 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a
Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective within 60 business days after the closing of the Business Combination and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if shares of the Class A common stock are at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of warrants when the price per Class
 A common stock equals or exceeds $18.00
. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

•
if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per share of Class
 common stock equals or exceeds $10.00
— Commencing ninety days after the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•
at a price of $0.10 per warrant provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares of Class A common stock determined based on the redemption date and the “fair market value” of the Company’s Class A common stock;

•
if, and only if, the closing price of the Class A common stock equals or exceeds $10.00 per share for any 20 trading days within the
30-trading
day period ending three trading days before the Company send the notice of redemption to the warrant holders; and

•
if the closing price of the Class A common stock for any 20 trading days within a
30
-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share, the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A common (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsors or its affiliates, without taking into account any Founder Shares held by the Sponsors or such affiliates, as applicable, prior to such issuance) (the “
Newly Issued Price
”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “
Market Value
”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued

Price, and the $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable
so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 10 — FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity
in accordance with ASC Topic 320 “Investments—Debt and Equity Securities.”
Held-to-maturity
securities are those securities which the Company has the ability and intent to hold until maturity.
Held-to-maturity
treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.
At December 31, 2020, assets held in the Trust Account were comprised of $753 in cash and $230,052,496 in U.S. Treasury securities. During the year ended December 31, 2020, the Company did not withdraw any interest income from the Trust Account.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The gross holding gains and fair value of held-to-maturity
securities at December 31, 2020 are as follows:

Held-To-Maturity	Level	Amortized Cost	Gross Holding Loss	Fair Value
December 31, 2020 U.S. Treasury Securities (Mature on 3/18/2021)	1	$230,052,496	$4,291	$230,056,787

At December 31, 2020, there were 11,500,000 Public Warrants and 6,600,000 Private Placement Warrants outstanding.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs.
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The gross holding gains and fair value of held-to-maturity
securities at December 31, 2020 are as follows:

Description	December 31, 2020	Quoted Prices in Active Markets (Level 1)	SignificantOther Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash and marketable securities held in Trust Account	$230,053,249	$230,053,249	$—	$—

Liabilities:
Warrant Liability – Public Warrants	$14,950,000	$14,950,000	$—	$—

Warrant Liability – Private Placement Warrants	$8,580,000	$—	$8,580,000	$—

Initial Measurement
The Company utilized a binomial lattice model to value the warrants on September 17, 2020, the date of the Company’s Initial Public Offering. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A common stock and one-half
of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of shares of Class B common stock, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A common stock subject to possible redemption, Class A common stock and Class B common stock based on their relative fair values at the initial measurement date. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its shares of common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
The aforementioned warrant liabilities are not subject to qualified hedge accounting.
The following table provides quantitative information regarding Level 3 fair value measurements:

At September 17, 2020 (Initial Measurement)
Unit price	$10.00
Strike price	$11.50
Term (in years)	1.0
Volatility	16.0
Risk-free rate	0.38
Dividend yield	0.0
Fair value of warrants	$0.90
Subsequent Measurement
The Warrants are measured at fair value on a recurring basis. Following the separation of the Warrants, the Public Warrants for each quarterly reporting period and as of December 31, 2020 are classified as Level 1 due to the use of an observable market quote in an active market. The subsequent measurement of the Private Placement Warrants for each quarterly reporting period and as of December 31, 2020 are classified as Level 2 due to the use of a quoted market price for a similar liability. During the period ended December 31, 2020, Public and Private Placement warrants were reclassified from Level 3 (at initial measurement) to Level 1 and Level 2, respectively. Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period.
As of December 31, 2020, the aggregate value of Public Warrants and Private warrants was $23.53 million.
The following table presents the changes in the Level 3 fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of June 23, 2020	$—	$—	$—
Initial measurement on September 17, 2020	5,940,000	10,350,000	16,290,000
Change in valuation inputs or other assumptions	2,640,000	4,600,000	7,240,000
Transfer from Level 3 to Level 2	(8,580,000)	—	(8,580,000)
Transfer from Level 3 to Level 1	—	(14,950,000)	(14,950,000)

Level 3 fair value as of December 31, 2020	$—	$—	$—

NOTE 11. INCOME TAX
The Company’s net deferred tax assets are as follows:

December 31, 2020
Deferred tax asset
Net operating loss carryforward	$10,861
Organizational costs/Startup expenses	78,848

Total deferred tax asset	89,709
Valuation allowance	(89,709)

Deferred tax asset, net of allowance	$—

The income tax provision consists of the following:

December 31, 2020
Federal
Current	$—
Deferred	(89,709)
State
Current	$—
Deferred	$—
Change in valuation allowance	89,709

Income tax provision	$—

As of December 31, 2020, the Company had a U.S. federal net operating loss carryover of approximately $52,000 available to offset future taxable income.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from June 23, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $89,709.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 is as follows:

December 31, 2020
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in fair value of warrant liability	(18.9%)
Change in valuation allowance	(2.1%)

Income tax provision	0.0%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.
NOTE 12. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below and in Note 2, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
Business Combination Agreement
On February 15, 2021, the Company entered into a business combination agreement by and among itself, Project Olympus Merger Sub, Inc., a wholly owned subsidiary (“
Merger Sub
”), and Owlet Baby Care Inc. (“
Owlet
”) (“
Business Combination Agreement
”). Owlet provides a data-driven connectivity platform to the nursey for parents. If approved, Merger Sub will merge with and into Owlet, with Owlet surviving the merger as a wholly owned subsidiary of the Company (the “
Merger
”). In addition, in connection with the consummation of the transactions contemplated by the Business Combination Agreement (the “
Closing
”), the Company will be renamed “Owlet, Inc.” and is referred to below as “New Owlet” as of the time following such change of name.
As a consequence of the Business Combination, each share of the Company’s Class B common stock that is issued and outstanding as of immediately prior to the effective time of the Merger (the “
Effective Time
”) will automatically convert into a share of New Owlet Class A common stock (“
New Owlet common stock
”) on a
one-for-one
basis in accordance with the terms of the Company’s amended and restated certificate of incorporation, dated September 14, 2020. The Business Combination will have no effect on the Company’s Class A common stock that is issued and outstanding as of immediately prior to the Effective Time, which will continue to remain outstanding.
As a consequence of the Merger, at the Effective Time, (i) each share of Owlet capital stock that is issued and outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive the number of shares of New Owlet common stock equal to the Exchange Ratio (as defined in the Business Combination Agreement), rounded down to the nearest whole share; (ii) each option to purchase shares of Owlet common stock, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time will be assumed by New Owlet and will automatically become an option (vested or unvested, as applicable) to purchase a number of shares of New Owlet common stock equal to the number of shares of Owlet common stock subject to such option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest whole cent, except that, subject to specified limitations, holders of vested options may instead elect to receive a cash payment in lieu of assumption of a portion of their vested options up to an aggregate cap of $10 million; and (iii) each share of Owlet common stock that is subject to a risk of forfeiture or right of repurchase at the original purchase price as of immediately prior to the Effective Time shall be subject to the same risk of forfeiture or right of repurchase (proportionately adjusted to reflect the Exchange Ratio) which risk of forfeiture or right of repurchase shall lapse in accordance with the same vesting schedule as that of the Owlet restricted stock.
The Business Combination is expected to close in the third quarter of 2021, following the receipt of the required approval by the Company’s and Owlet’s stockholders and the fulfillment of other customary closing conditions. For additional information please see the Form
8-K
filed and with the SEC on February 16, 2021.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Amount
Securities and Exchange Commission registration fee	$99,540.62
Accounting fees and expenses	$132,500.00
Legal fees and expenses	$75,000.00
Financial printing and miscellaneous expenses	$75,000.00
Total expenses	$382,040.62

Item 14.	Indemnification of Directors and Officers.
Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15.	Recent Sales of Unregistered Securities.
Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.
(a)

Issuance of Capital Stock.
In June 2020, the Sponsor purchased an aggregate of 5,750,000 shares of SBG’s Class B common stock for an aggregate offering price of $25,000. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.
On July 15, 2021, the Registrant issued 12,968,000 shares of Common Stock to new and existing investors for aggregate gross proceeds of $129,680,000. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.
On July 15, 2021, the Registrant issued 53,133,010 shares of Common Stock to former equityholders of Owlet Baby Care Inc. as part of the consideration for the Business Combination. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.
(b)

Warrants.
On September 17, 2020, the Registrant issued 6,600,000 Warrants to purchase shares of SBG’s Class A common stock to Sandbridge Acquisition Holdings LLC for aggregate gross proceeds of $6,600,000. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.
(a)

Exhibits.

		Incorporated by Reference
Exhibit		Form	Exhibit		Filing Date

2.1†	Business Combination Agreement, dated as of February 15, 2021, by and among the Registrant, Project Olympus Merger Sub, Inc. and Owlet Baby Care Inc. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on February 16, 2021).	8-K	2.1		2/16/2021

3.1	Second Amended and Restated Certificate of Incorporation of Owlet, Inc.	S-4	3.3		3/31/2021

3.2	Amended and Restated Bylaws of Owlet, Inc.	S-4	3.4		3/31/2021

4.1	Warrant Agreement, dated as of September 14, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as Warrant agent.	8-K	4.1		9/18/2020

4.2	Specimen Warrant Certificate.	S-1	4.3		9/1/2020

5.1	Opinion of Latham & Watkins LLP.				*

10.1	Form of Indemnification Agreement.	S-4	10.16		5/28/2021

10.2†	Amended and Restated Registration Rights Agreement, by and among Owlet, Inc. and the holders party thereto.	8-K	10.2		7/21/2021

10.3	Form of Subscription Agreement.	8-K	10.1		2/16/2021

10.4	Sponsor Letter Agreement, dated as of February 15, 2021, by and among Sandbridge Acquisition Holdings, LLC, certain initial stockholders of Sandbridge and Owlet, Inc.	8-K	10.2		2/16/2021

10.5+	Owlet, Inc. 2021 Incentive Award Plan.	8-K	10.5		7/21/2021

10.6+	Owlet, Inc. 2021 Employee Stock Purchase Plan.	8-K	10.6		7/21/2021

10.7+	Owlet Baby Care Inc. 2014 Equity Incentive Plan.	S-4	10.7		3/31/2021

10.7(a)+	Form of Owlet Baby Care Inc. Stock Option Grant Notice under the 2014 Equity Incentive Plan.	S-4	10.7	(a)	3/31/2021

10.7(b)+	Form of Restricted Stock Grant Agreement Award Notice under the 2014 Equity Incentive Plan.	S-4	10.7	(b)	3/31/2021

10.7(c)+	Form of Restricted Stock Unit Award Agreement under the 2014 Equity Incentive Plan.	S-4	10.7	(c)	3/31/2021

10.8	Stockholders Agreement, dated as of July 15, 2021, by and among the Company, Eclipse Ventures Fund I, L.P. and Eclipse Continuity Fund I, L.P.	8-K	10.8		7/21/2021

10.9	Amended and Restated Offer of Employment Letter, dated as of March 30, 2021, by and between Owlet, Inc. and Michael Abbott.	S-4	10.8		3/31/2021

10.10	Amended and Restated Offer of Employment Letter, dated as of March 29, 2021, by and between Owlet, Inc. and Kurt Workman.	S-4	10.9		3/31/2021

10.11	Offer of Employment Letter, dated as of March 3, 2021, by and between Owlet, Inc. and Kate Scolnick.	S-4	10.10		3/31/2021

10.12	Manufacturing and Supply Agreement, dated as of June 21, 2018, by and between Owlet Baby Care Inc. and Shenzhen Aoni Electronic Co., Ltd.	S-4	10.11		3/31/2021

10.13	Subscription Agreement, dated as of May 20, 2014, by and between Owlet Baby Care Inc. and Ayla Networks, Inc.	S-4	10.12		3/31/2021

10.13(a)	Amendment to Subscription Agreement, dated as of July 14, 2020, by and between Owlet Baby Care Inc. and Ayla Networks, Inc.	S-4	10.12	(a)	3/31/2021

10.14#	Manufacturing Services Agreement, dated as of October 24, 2017, by and between Owlet Baby Care Inc. and Benchmark Electronics, Inc.	S-4	10.13		3/31/2021

10.14(a)	Amendment No. 1 to Manufacturing Services Agreement, dated as of July 5, 2018, by and between Owlet Baby Care Inc. and Benchmark Electronics, Inc.	S-4	10.13	(a)	3/31/2021

10.14(b)	Amendment No. 2 to Manufacturing Services Agreement, dated as of September 23, 2020, by and between Owlet Baby Care Inc. and Benchmark Electronics, Inc.	S-4	10.13	(b)	3/31/2021

10.15#	Kalay Service and License Agreement, dated as of January 31, 2018, by and between Owlet Baby Care Inc. and ThroughTek Co. Ltd.	S-4	10.14		3/31/2021

10.16#	Second Amended and Restated Loan and Security Agreement, dated as of April 22, 2020, by and between Owlet Baby Care Inc. and Silicon Valley Bank.	S-4	10.15		3/31/2021

10.16(a)	First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of April 23, 2020, by and between Owlet Baby Care Inc. and Silicon Valley Bank.	S-4	10.15	(a)	3/31/2021

10.16(b)	Second Amendment to Second Amended and Restated Loan and Security Agreement, dated as of September 22, 2020, by and between Owlet Baby Care Inc. and Silicon Valley Bank.	S-4	10.15	(b)	3/31/2021

10.16(c)#	Default Waiver, Consent and Third Amendment to Second Amended and Restated Loan and Security Agreement, dated as of March 10, 2021, by and between Owlet Baby Care Inc. and Silicon Valley Bank.	S-4	10.15	(c)	3/31/2021

10.16(d)#	Fourth Amendment to Second Amended and Restated Loan and Security Agreement, dated as of May 14, 2021, by and between Owlet Baby Care Inc. and Silicon Valley Bank.	S-4	10.15	(d)	5/28/2021

10.16(e)#	Fifth Amendment to Second Amended and Restated Loan and Security Agreement, dated as of May 25, 2021, by and between Owlet Baby Care Inc. and Silicon Valley Bank.	S-4	10.15	(e)	5/28/2021

10.16(f)	Sixth Amendment to Second Amended and Restated Loan and Security Agreement, dated as of August 12, 2021, by and between Owlet Baby Care Inc. and Silicon Valley Bank.				**

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm				**

23.2	Consent of WithumSmith+Brown, PC				**

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)				*

24.1	Power of Attorney (included on signature page of the initial filing of this Registration Statement)				*

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because iXBRL tags are embedded within the Inline XBRL document).				**

101.SCH	Inline XBRL Taxonomy Extension Schema Document				**

101.CAL	Inline XBRL Taxonomy Calculation Linkbase Document				**

101.DEF	Inline XBRL Taxonomy Definition Linkbase Document				**

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document				**

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document				**

104	Cover Page Interactive Data File, formatted in Inline XBRL (included within the Exhibit 101 attachments).				**

*	Previously filed.
**	Filed herewith.
†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with
Regulation S-K
Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

+	Indicates a management contract or compensatory plan.
#	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item 601(b)(10).
(b)

Financial Statement Schedules.
Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form
S-1
and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide
offering thereof;
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) that, for the purpose of determining liability under the Securities Act to any purchaser:
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.
Provided
,
however
, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Lehi, Utah, on this 19th day of August, 2021.

OWLET, INC.

By:	/s/ Kurt Workman
Name: Kurt Workman
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Kurt Workman Kurt Workman	Chief Executive Officer and Director (Principal Executive Officer)	August 19, 2021

/s/ Kate Scolnick Kate Scolnick	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 19, 2021

* Michael Abbott	Director	August 19, 2021

* Zane Burke	Director	August 19, 2021

* Laura Durr	Director	August 19, 2021

* John Kim	Director	August 19, 2021

* Amy McCullough	Director	August 19, 2021

* Lior Susan	Director	August 19, 2021

* Ken Suslow	Director	August 19, 2021

*By:	/s/ Kate Scolnick
Kate Scolnick
Attorney-in-Fact